As filed with the Securities and Exchange Commission on September 5, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ICAHN ENTERPRISES L.P.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	3714	13-3398766
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES FINANCE CORP.

(Exact Name of Co-Registrant As Specified in Its Charter)

Delaware	3714	20-1059842
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ICAHN ENTERPRISES HOLDINGS L.P.

(Exact Name of Registrant of Guarantee As Specified in Its Charter)

Delaware	3714	13-3398767
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue — Suite 4700
New York, New York 10153
(212) 702-4300

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Daniel A. Ninivaggi
President and Principal Executive Officer
767 Fifth Avenue — Suite 4700
New York, New York 10153
Telephone: (212) 702-4300

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Julie M. Allen, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Telephone: (212) 969-3000
Facsimile: (212) 969-2900

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
8% Senior Notes due 2018	$300,000,000	100%	$300,000,000	$34,380
Guarantee of 8% Senior Notes due 2018(3)	—	—	—	—

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 457(f)(2) of the Securities Act, the registration fee has been estimated based on the book value of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

The information in this Preliminary Prospectus is not complete and may be changed. We may not exchange these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to exchange these securities and is not soliciting offers to exchange these securities in any State where the exchange is not permitted.

PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 5, 2012

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.
Offer to Exchange $300,000,000 Aggregate Principal Amount of
8% Senior Notes Due 2018 (CUSIP No. 451102 AH0),
Which Have Been Registered Under the Securities Act of 1933, as Amended, for
$300,000,000 Aggregate Principal Amount of
8% Senior Notes Due 2018 (CUSIP Nos. 451102 AT4, U44927 AF5 and 451102 AU1)

MATERIAL TERMS OF THE EXCHANGE OFFER

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, $300,000,000 aggregate principal amount of 8% senior notes due 2018 (CUSIP No. 451102 AH0), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and which we refer to as the “exchange notes,” for $300,000,000 aggregate principal amount of outstanding 8% senior notes due 2018 (CUSIP Nos. 451102 AT4, U44927 AF5 and 451102 AU1), that were issued on July 12, 2012 in offerings not registered under the Securities Act, and which we refer to as the “existing notes.”

The existing notes were issued under an indenture dated January 15, 2010, pursuant to which we have previously issued $1,050,000,000 aggregate principal amount of 7¾% senior notes due 2016, which we refer to as the “Outstanding 2016 Notes” and $2,150,000,000 aggregate principal amount of 8% senior notes due 2018, which we refer to as the “Outstanding 2018 Notes.” The existing notes do, and the exchange notes will, constitute the same series of securities as the Outstanding 2018 Notes for purposes of the indenture governing the notes, and will vote together on all matters with such series.

•	The terms of the exchange notes are substantially identical to the existing notes, except that the transfer restrictions and registration rights relating to the existing notes will not apply to the exchange notes and the exchange notes will not provide for the payment of special interest under circumstances related to the timing and completion of the exchange offer.
•	The exchange offer expires at 5:00 p.m., New York City time, on , 2012, unless extended.
•	Subject to the satisfaction or waiver of specified conditions, we will exchange your validly tendered unregistered existing notes that have not been withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes that have been registered under the Securities Act of 1933, as amended, or the Securities Act.
•	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, and other customary conditions.
•	You may withdraw your tender of notes at any time before the exchange offer expires.
•	The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.
•	We will not receive any proceeds from the exchange offer.
•	Any outstanding existing notes not validly tendered will remain subject to existing transfer restrictions.
•	The exchange notes will not be traded on any national securities exchange and, therefore, we do not anticipate that an active public market in the exchange notes will develop.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. A broker-dealer that is issued exchange notes for its own account in exchange for existing notes that were acquired by such broker-dealer as a result of market-making or other trading activities may use this prospectus, as supplemented or amended, for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Please refer to “Risk Factors” beginning on page 13 of this prospectus for certain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2012

ICAHN ENTERPRISES L.P.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of that person, a copy of any and all of this information. Requests for copies should be directed to Investor Relations Department, Icahn Enterprises L.P., 767 Fifth Avenue, Suite 4700, New York, New York 10153; (212) 702-4300. You should request this information at least five business days in advance of the date on which you expect to make your decision with respect to the exchange offer. In any event, in order to obtain timely delivery, you must request this information prior to            , 2012, which is five business days before the expiration date of the exchange offer. Our website address is www.ielp.com. Our website is not a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. We do not imply that there has been no change in the information contained in this prospectus or in our affairs since that date by delivering this prospectus.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 270 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer, at such broker-dealer’s request, for use in connection with any such resale. See “Plan of Distribution.”

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF THE STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data, if any, included or incorporated by reference herein, from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends.

These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties that may cause actual results to differ materially from trends, plans or expectations set forth in the forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in the sections entitled “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, as well as those risk factors included under “Risk Factors” in this prospectus. Among these risks are: risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the Funds we manage, losses in the Funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC.

Given these risks and uncertainties, we urge you to read this prospectus completely and with the understanding that actual future results may be materially different from what we plan or expect. All of the forward-looking statements made in this prospectus are qualified by these cautionary statements and we cannot assure you that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. In addition, these forward-looking statements present our estimates and assumptions only as of the date of this prospectus. We do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus. However, you should carefully review the risk factors set forth in other reports or documents we file from time to time with the SEC.

SUMMARY

This summary highlights certain information concerning our business and this offering. This summary may not contain all of the information that you should consider before participating in the exchange offer and investing in the exchange notes. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus and should consider, among other things, (i) the matters set forth in “Risk Factors” in this prospectus, (ii) the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, (iii) the sections entitled “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, (iii) the pro forma financial information relating to our acquisition of a controlling interest in CVR Energy, Inc. (“CVR”) contained in our Current Report on Form 8-K/A filed with the SEC on July 9, 2012, and (iv) our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, each of which is incorporated by reference herein, before deciding to participate in the exchange offer and invest in the exchange notes. Except where the context otherwise requires or indicates, in this prospectus, (i) “Icahn Enterprises,” “the Company,” “we,” “us” and “our” refer to Icahn Enterprises L.P. and its subsidiaries and, with respect to acquired businesses, Mr. Icahn and his affiliates prior to our acquisition, (ii) ”Holding Company” refers to the unconsolidated results and financial position of Icahn Enterprises and Icahn Enterprises Holdings and (iii) “fiscal year” refers to the twelve-month period ended December 31 of the applicable year.

Our Company

We are a diversified holding company owning subsidiaries engaged in the following operating businesses: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

Icahn Enterprises is a master limited partnership formed in Delaware on February 17, 1987. We own a 99% limited partner interest in Icahn Enterprises Holdings. Substantially all of our assets and liabilities are owned through Icahn Enterprises Holdings and substantially all of our operations are conducted through Icahn Enterprises Holdings and its subsidiaries. Icahn Enterprises G.P. Inc., or Icahn Enterprises GP, our sole general partner, owns a 1% general partnership interest in both Icahn Enterprises Holdings and us, representing an aggregate 1.99% general partnership interest in Icahn Enterprises Holdings and us. Icahn Enterprises GP is owned and controlled by Mr. Carl C. Icahn. As of August 31, 2012, affiliates of Mr. Icahn owned 97,183,300 of our depositary units which represented approximately 93.2% of our outstanding depositary units.

The following is a summary of our core holdings:

Investment.  Our Investment segment is comprised of various private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP (the “Funds”), through which we invest our proprietary capital. We and certain of Mr. Icahn’s wholly owned affiliates are the sole investors in the Funds. Prior to March 31, 2011, interests in the Funds were offered to certain sophisticated and qualified investors on the basis of exemptions from the registration requirements of the federal securities laws and were not publicly available. The Funds returned all fee-paying capital to third-party investors during fiscal 2011. This business derives revenues from gains and losses from our investments in the Funds.

Automotive.  We conduct our Automotive segment through our 77.6% public equity ownership in Federal-Mogul Corporation (“Federal-Mogul”), which is a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction, alternative energies, environment and safety systems. Federal-Mogul serves the world’s foremost original equipment manufacturers and servicers of automotive, light, medium and heavy-duty commercial vehicles, off-road, agricultural, marine, rail, aerospace, power engineering and industrial equipment, as well as the worldwide aftermarket. Federal-Mogul has established a global presence and conducts its operations through various manufacturing, distribution and technical centers that are wholly owned subsidiaries or partially owned joint ventures, organized into five primary reporting segments: Powertrain Energy, Powertrain Sealing and Bearings, Vehicle Safety and Protection, Global Aftermarket and Corporate. Federal-Mogul is currently in the process of realigning its operating businesses into two separate and independent divisions. Once this realignment is completed, one division focuses primarily on the manufacture and sale of powertrain products to original equipment manufacturers while the other consists of its global aftermarket as well as its brake, chassis and wipers businesses.

Energy.  We conduct our Energy segment through our 82.0% ownership in CVR. We acquired a controlling interest in CVR on May 4, 2012. CVR is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continental United States. CVR operates under two business units: petroleum and nitrogen fertilizer. CVR’s petroleum business includes a 115,000 barrels per day (“bpd”) complex full coking medium-sour crude oil refinery in Coffeyville, Kansas and a 70,000 bpd crude oil refinery in Wynnewood, Oklahoma. In addition, CVR owns the general partner and approximately 70% of the common units of CVR Partners, LP (“CVR LP”), a publicly traded limited partnership that is an independent producer and marketer of upgraded nitrogen fertilizers in the form of ammonia and urea ammonia nitrate (“UAN”).

Gaming.  We conduct our Gaming segment through our 65.1% public equity ownership in Tropicana Entertainment Inc. (“Tropicana”). Tropicana currently owns and operates a diversified, multi-jurisdictional collection of casino gaming properties. The eight casino facilities it operates feature approximately 381,000 square feet of gaming space with 7,128 slot machines, 229 table games and 6,045 hotel rooms with three casino facilities located in Nevada and one in each of Mississippi, Indiana, Louisiana, New Jersey and Aruba.

Railcar.  We conduct our Railcar segment through our 55.6% public equity ownership in American Railcar Industries Inc. (“ARI”). ARI manufactures railcars, which are offered for sale or lease, custom designed railcar parts and other industrial products, primarily aluminum and special alloy steel castings. These products are sold to various types of companies including leasing companies, railroads, industrial companies and other non-rail companies. ARI leases railcars that it manufactures to certain markets. ARI provides railcar repair and maintenance services for railcar fleets. In addition, ARI provides fleet management, maintenance, engineering and field services for railcars owned by certain customers. Such services include maintenance planning, project management, tracking and tracing, regulatory compliance, mileage audit, rolling stock taxes and online service access.

Food Packaging.  We conduct our Food Packaging segment through our 71.4% ownership in Viskase Companies, Inc. (“Viskase”). Viskase is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry. Viskase currently operates eight manufacturing facilities and ten distribution centers throughout North America, Europe, South America and Asia and derives approximately 69% of its total net sales from customers located outside the United States. Viskase believes it is one of the two largest manufacturers of non-edible cellulosic casings for processed meats and one of the three largest manufacturers of non-edible fibrous casings.

Metals.  We conduct our Metals segment through our indirect wholly owned subsidiary, PSC Metals, Inc. (“PSC Metals”). PSC Metals collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. PSC Metals’ ferrous products include busheling, plate and structural, shredded, sheared and bundled scrap metal and other purchased scrap metal such as turnings (steel machining fragments), cast furnace iron and broken furnace iron. PSC Metals also processes non-ferrous metals including aluminum, aluminum ingots, copper, brass, stainless steel and nickel-bearing metals. Non-ferrous products are a significant raw material in the production of aluminum and copper alloys used in manufacturing. PSC Metals also operates a secondary products business that includes the supply of secondary plate and structural grade pipe that is sold into niche markets for counterweights, piling and foundations, construction materials and infrastructure end-markets.

Real Estate.  Our Real Estate segment consists of rental real estate, property development and resort activities. As of June 30, 2012, we owned 30 rental real estate properties. Our property development operations are run primarily through Bayswater Development LLC, a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor

development property in Vero Beach, Florida each include land for future residential development of approximately 324 and 870 units of residential housing, respectively. Both developments operate golf and resort operations as well.

Home Fashion.  We conduct our Home Fashion segment through our indirect wholly owned subsidiary WestPoint Home LLC (“WPH”), a manufacturer and distributor of home fashion consumer products. WPH is engaged in the business of manufacturing, sourcing, designing, marketing, distributing and selling home fashion consumer products. WPH markets a broad range of manufactured and sourced bed, bath, basic bedding products, including, sheets, pillowcases, bedspreads, quilts, comforters and duvet covers, feather beds, bath and beach towels, bath accessories, bed skirts, bed pillows, flocked blankets, woven blankets and throws, and mattress pads. WPH recognizes revenue primarily through the sale of home fashion products to a variety of retail and institutional customers. In addition, WPH receives a small portion of its revenues through the licensing of its trademarks.

Recent Developments

Dismissal of Federal-Mogul’s Accounting Firm.  On August 9, 2012 the Audit Committee of the Board of Directors of Federal-Mogul approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm for Federal-Mogul and the appointment of Grant Thornton LLP (“Grant Thornton”). Federal-Mogul filed a report on Form 8-K under Item 4.01 regarding the dismissal. Because Grant Thornton, the principal auditors for Icahn Enterprises, has expressed reliance in its reports on the audits and reviews of the financial statements of Federal-Mogul performed by Ernst & Young, Icahn Enterprises also filed a report on Form 8-K under Item 4.01 disclosing the approval of the dismissal of Ernst & Young and the appointment of Grant Thornton as the independent registered public accounting firm for Federal-Mogul.

Withdrawal of CVR Offer.  On August 21, 2012, Icahn Enterprises sent a letter to the board of directors of CVR withdrawing its proposal previously submitted on August 6, 2012 to acquire the remaining shares of CVR common stock not owned by Icahn Enterprises in a merger transaction.

Contribution and Exchange Agreement.  As previously announced, on August 24, 2012, Icahn Enterprises entered into a Contribution and Exchange Agreement (the “Contribution and Exchange Agreement”) among Icahn Enterprises, Beckton Corp., a Delaware corporation (“Beckton”), Barberry Corp., a Delaware corporation (“Barberry”), High River Limited Partnership, a Delaware limited partnership (“High River”), and Koala Holding Limited Partnership, a Delaware limited partnership (“Koala,” together with High River, the “Contributing Parties,” each a “Contributing Party”), pursuant to which, on August 24, 2012, the Contributing Parties contributed to Icahn Enterprises the approximately 6.41% membership interest in IEP Energy LLC (“IEP Energy”), an indirect subsidiary of Icahn Enterprises, collectively owned by the Contributing Parties for aggregate consideration consisting of 3,288,371 fully paid and non-assessable depositary units of Icahn Enterprises. IEP Energy holds 71,198,718 shares of common stock of CVR, which shares currently represent approximately 82% of the total issued and outstanding shares of common stock of CVR.

Risk Factors

Investment in our exchange notes involves substantial risks. See “Risk Factors” starting on page 13, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012, each of which is incorporated by reference into this prospectus, and in any subsequent periodic reports, as well as other information included in this prospectus for a discussion of certain risks relating to participating in the exchange offer and investing in the exchange notes.

Our Corporate Information

Our principal executive offices are located at 767 Fifth Avenue, Suite 4700, New York, New York 10153 and our telephone number is (212) 702-4300. Our internet address is www.ielp.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this prospectus.

Summary of the Exchange Offer

The Offering of the Exchange Notes
On July 12, 2012 we issued $300,000,000 in aggregate principal amount of the existing notes in an offering not registered under the Securities Act. The existing notes do, and the exchange notes will, constitute the same series of securities as our Outstanding 2018 Notes for purposes of the indenture governing the notes, and will vote together on all matters with such series. At the time that the offering was consummated on July 12, 2012, we entered into a registration rights agreement in which we agreed to offer to exchange the existing notes for exchange notes that have been registered under the Securities Act. This exchange offer is intended to satisfy those obligations.
The Exchange Offer
We are offering to exchange the exchange notes that have been registered under the Securities Act for the existing notes. As of this date, there is an aggregate of $300,000,000 of our existing notes issued on July 12, 2012 outstanding.
Required Representations
In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including that:
• any exchange notes will be acquired by you in the ordinary course of your business;
• you have not engaged in and do not intend to engage in, and do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes; and
• you are not an “affiliate” of our company or any of our subsidiaries, as that term is defined in Rule 405 of the Securities Act.
Resale of Exchange Notes
We believe that, subject to limited exceptions, the exchange notes may be freely traded by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• you are acquiring exchange notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and
• you are not an “affiliate” of our company or any of our subsidiaries, as that term is defined in Rule 405 of the Securities Act.
If our belief is inaccurate and you transfer any exchange note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the SEC would make the same determination with respect to this exchange offer as it has in other circumstances.
Each broker-dealer that is issued exchange notes for its own account in exchange for existing notes that were acquired by such broker-dealer as a result of market-making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer.
We have agreed in the registration rights agreements that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on , 2012, unless extended, in which case the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.
Conditions to the Exchange Offer
The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of existing notes being tendered.
Procedures for Tendering Existing Notes
If you wish to tender existing notes, you must (a)(1) complete, sign and date the letter of transmittal, or a facsimile of it, according to its instructions and (2) send the letter of transmittal, together with your existing notes to be exchanged and other required documentation, to the Exchange Agent (as defined below) at the address provided in the letter of transmittal; or (b) tender through DTC pursuant to DTC’s Automated Tender Offer Program, or ATOP system. The letter of transmittal or a valid agent’s message through ATOP must be received by the Exchange Agent by 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Procedures for Tendering,” and “— Book-Entry Tender.” By executing the letter of transmittal or delivering an agent’s message, you are representing to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an “affiliate” of ours. See “The Exchange Offer — Procedures for Tendering,” and “— Book-Entry Tender.”
Do not send letters of transmittal and certificates representing existing notes to us. Send these documents only to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” for more information.

Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your existing notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your existing notes, either make appropriate arrangements to register ownership of the existing notes in your name or obtain a properly completed bond power from the registered holder. See “The Exchange Offer — Procedure if the Outstanding Notes Are Not Registered in Your Name,” and “— Beneficial Owner Instructions to Holders of Outstanding Notes.” The transfer of registered ownership may take considerable time and may not be possible to complete before the expiration date.
Guaranteed Delivery Procedures
If you wish to tender existing notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your existing notes according to the guaranteed delivery procedures described under “The Exchange Offer — Guaranteed Delivery Procedures.”
Acceptance of Existing Notes and Delivery of Exchange Notes
Subject to the conditions described under “The Exchange Offer — Conditions,” we will accept for exchange any and all existing notes that are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.
Interest on Existing Notes
Interest will not be paid on existing notes that are tendered and accepted for exchange in the exchange offer.
Withdrawal Rights
You may withdraw your tender of existing notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer — Withdrawal of Tenders.”
U.S. Federal Income Tax Consequences
For a discussion of the material U.S. federal income tax considerations relating to the exchange of existing notes for the exchange notes as well as the ownership of the exchange notes, see “Material U.S. Federal Income Tax Consequences.”
Exchange Agent
Wilmington Trust Company is serving as the exchange agent (the “Exchange Agent”). The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent.”

Consequences of Failure to Exchange the Existing Notes
If you do not exchange existing notes for exchange notes, you will continue to be subject to the restrictions on transfer provided in the existing notes and in the indenture governing the existing notes. In general, the unregistered existing notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
In addition, after the consummation of the exchange offer, it is anticipated that the outstanding principal amount of the existing notes available for trading will be significantly reduced. The reduced float will adversely affect the liquidity and market price of the existing notes. A smaller outstanding principal amount at maturity of existing notes available for trading may also tend to make the price more volatile.
Use of Proceeds
We will not receive any proceeds from the issuance of the exchange notes in exchange for the existing notes.
Fees and Expenses
We will pay all fees and expenses related to this exchange offer.

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms described below are subject to important limitations and exceptions. See the section entitled “Description of Notes” of this prospectus for a more detailed description of the terms of the exchange notes and the indenture governing the exchange notes, the existing notes, our Outstanding 2016 Notes and our Outstanding 2018 Notes (referred to as the Indenture). In this subsection, except as otherwise noted, “we,” “us” and “our” refer only to Icahn Enterprises and Icahn Enterprises Finance Corp., or Icahn Enterprises Finance, as co-issuers of the exchange notes, and not to any of our subsidiaries.

Issuers
Icahn Enterprises L.P., a Delaware master limited partnership, and Icahn Enterprises Finance Corp., a Delaware corporation.
Notes Offered
$300,000,000 aggregate principal amount of 8% Senior Notes due 2018.
The exchange notes will evidence the same debt as the existing notes and will be issued under, and will be entitled to the benefits of, the same indenture. The existing notes do, and the exchange notes will, constitute the same series of securities as the Outstanding 2018 Notes for purposes of the Indenture governing the notes, and will vote together on all matters with such series. The terms of the exchange notes are the same as the terms of the existing notes in all material respects except that the exchange notes:
• have been registered under the Securities Act;
• bear different CUSIP numbers from the existing notes;
• do not include rights to registration under the Securities Act; and
• do not contain transfer restrictions applicable to the existing notes.
Maturity
January 15, 2018
Interest Rate
We will pay interest on the exchange notes at an annual rate of 8%.
Interest Payment Dates
We will make interest payments on the exchange notes semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2013.
Guarantee
The exchange notes and our obligations under the Indenture will be fully and unconditionally guaranteed by Icahn Enterprises Holdings. Other than Icahn Enterprises Holdings, none of our subsidiaries will guarantee payments on the exchange notes.
Ranking
The exchange notes and the guarantee will rank equally with all of our and the guarantor’s existing and future senior unsecured indebtedness, including the Outstanding 2018 Notes, the Outstanding 2016 Notes and our outstanding Variable Rate Senior Convertible Notes due 2013 (the “Variable Rate Notes”), and will rank senior to all of our and the guarantor’s existing and future subordinated indebtedness. The exchange notes and the guarantee will be effectively subordinated to all of our and the guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The exchange notes and the guarantee also will be effectively subordinated to all indebtedness and other liabilities, including trade payables, of all our subsidiaries other than Icahn Enterprises Holdings. As of June 30, 2012, our subsidiaries (not including Icahn Enterprises Holdings) had $4.4 billion of debt and $1.4 billion of accounts payable to which the notes would have been structurally subordinated.
Optional Redemption
On or after January 15, 2014, we may redeem some or all of the exchange notes at the redemption prices set forth under “Description of Notes — Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption. On or prior to January 15, 2013, we may, at our option, redeem up to 35% of the aggregate principal amount of all outstanding 8% Senior Notes due 2018 at the premiums set forth under “Description of Notes — Optional Redemption,” plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings.
Redemption Based on Gaming Laws
The exchange notes are subject to mandatory disposition and redemption requirements following certain determinations by applicable gaming authorities. See “Description of Notes — Mandatory Disposition Pursuant to Gaming Laws.”
Change of Control Offer
If we experience certain change-of-control events, the holders of the exchange notes will have the right to require us to purchase their exchange notes at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase. See “Description of Notes — Repurchase at the Option of Holders — Change of Control.”
Certain Covenants
We will issue the exchange notes under the Indenture governing the existing notes, the Outstanding 2016 Notes and the Outstanding 2018 Notes. The Indenture, among other things, restricts our ability to:
• incur additional debt;
• pay dividends and make distributions;
• repurchase equity securities;
• create liens;
• enter into transactions with affiliates; and
• merge or consolidate.
These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes — Certain Covenants.”
Our subsidiaries other than Icahn Enterprises Holdings are not restricted by the Indenture in their ability to incur debt, create liens or merge or consolidate.
Absence of Established Market for Exchange Notes
The exchange notes will be new securities for which there is currently no market. We cannot assure you that a liquid market for the exchange notes will develop or be maintained.

RISK FACTORS

Participating in the exchange offer and investing in the exchange notes involves a high degree of risk. You should read and consider carefully each of the following factors, and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2102, each of which is incorporated by reference herein, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offer. If any of these risks actually occur, it could have a material adverse effect on our business. These risks are not the only ones faced by us. Additional risks not known or that are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. Each of these risks could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

Risks Relating to the Exchange Offer

Holders who fail to exchange their existing notes will continue to be subject to restrictions on transfer.

If you do not exchange your existing notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your existing notes described in the legend on your existing notes. The restrictions on transfer of your existing notes arise because we issued the existing notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the existing notes if they are registered under the Securities Act and applicable state securities laws, or are offered and sold under an exemption from these requirements. Except as contemplated by this exchange offer, we do not plan to register the existing notes under the Securities Act. The restrictions on transferability may adversely affect the price that third parties would pay for such notes.

Broker-dealers or holders of exchange notes may become subject to the registration and prospectus delivery requirements of the Securities Act.

Any broker-dealer that:

•	exchanges its existing notes in the exchange offer for the purpose of participating in a distribution of the exchange notes or
•	resells exchange notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act. In addition to broker-dealers, any holder that exchanges its existing notes in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that holder.

You may suffer adverse consequences if you do not exchange your existing notes.

The existing notes that are not exchanged for exchange notes have not been registered with the SEC or in any state. Unless the existing notes are registered, they may only be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of existing notes exchanged for exchange notes, the liquidity of the existing notes may be adversely affected, which may have an adverse affect on the price of the existing notes.

Your existing notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

We will issue the exchange notes pursuant to this exchange offer only after a timely receipt of your existing notes, a properly completed and duly executed letter of transmittal or a valid agent’s message through ATOP and all other required documents. Therefore, if you want to tender your existing notes, please allow sufficient time to ensure timely delivery. If we do not receive the required documents by the expiration date of the exchange offer, we will not accept your existing notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of existing notes for exchange. If there are defects or irregularities with respect to your tender of existing notes, we will not accept your existing notes for exchange.

Risks Relating to the Exchange Notes

Our failure to comply with the covenants contained under any of our debt instruments, including the Indenture (including our failure as a result of events beyond our control), could result in an event of default which would materially and adversely affect our financial condition.

Our failure to comply with the covenants under any of our debt instruments may trigger a default or event of default under such instruments. If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. In addition, any event of default or declaration of acceleration under one debt instrument could result in an event of default under one or more of our other debt instruments, including the exchange notes. It is possible that, if the defaulted debt is accelerated, our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments and we cannot assure you that we would be able to refinance or restructure the payments on those debt securities.

To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the exchange notes, the existing notes, the Outstanding 2018 Notes, the Outstanding 2016 Notes and the Variable Rate Notes and to fund operations, will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

Our current businesses and businesses that we acquire may not generate sufficient cash to service our debt, including the exchange notes, the existing notes, the Outstanding 2018 Notes, the Outstanding 2016 Notes and the Variable Rate Notes. In addition, we may not generate sufficient cash flow from operations or investments and future borrowings may not be available to us in an amount sufficient to enable us to service our indebtedness, including the exchange notes, the existing notes, the Outstanding 2018 Notes, the Outstanding 2016 Notes and the Variable Rate Notes or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the exchange notes, the existing notes, the Outstanding 2018 Notes, the Outstanding 2016 Notes and the Variable Rate Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms or at all.

We and Icahn Enterprises Holdings are holding companies and depend on the businesses of our subsidiaries to satisfy our obligations.

We and Icahn Enterprises Holdings are holding companies. In addition to cash and cash equivalents, U.S. government and agency obligations, marketable equity and debt securities and other short-term investments, our assets consist primarily of investments in our subsidiaries. Moreover, if we make significant investments in operating businesses, it is likely that we will reduce our liquid assets and those of Icahn Enterprises Holdings in order to fund those investments and the ongoing operations of our subsidiaries. Consequently, our cash flow and our ability to meet our debt service obligations likely will depend on the cash flow of our subsidiaries and the payment of funds to us by our subsidiaries in the form of dividends, distributions, loans or otherwise.

The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries may be subject or that they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us. For example, credit facilities for Federal-Mogul and Tropicana, our majority owned subsidiaries, and notes outstanding for ARI and Viskase restrict dividends, distributions and other transactions with us. To the degree any distributions and transfers are impaired or prohibited, our ability to make payments on our debt will be limited.

We or our subsidiaries may be able to incur substantially more debt.

We or our subsidiaries may be able to incur substantial additional indebtedness in the future. Under the Indenture, we and Icahn Enterprises Holdings may incur additional indebtedness if we comply with certain financial tests contained in the Indenture. However, our subsidiaries other than Icahn Enterprises Holdings are not subject to any of the covenants contained in the Indenture, including the covenant restricting debt incurrence. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we, and they, now face could intensify. In addition, certain important events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the Indenture.

The exchange notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than Icahn Enterprises Holdings.

The exchange notes will be effectively subordinated to our and Icahn Enterprises Holding’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness. As of June 30, 2012, we did not have any secured indebtedness outstanding and Icahn Enterprises Holdings had $64 million of secured indebtedness outstanding. We and Icahn Enterprises Holdings may be able to incur substantial additional secured indebtedness in the future. The terms of the Indenture permit us and Icahn Enterprises Holdings to do so, subject to the covenants described under “Description of Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “— Limitation on Liens.” The exchange notes will also be effectively subordinated to all the indebtedness and liabilities, including trade payables, of all of our subsidiaries, other than Icahn Enterprises Holdings. In the event of a bankruptcy, liquidation or reorganization of any of our subsidiaries, other than Icahn Enterprises Holdings, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of June 30, 2012, our subsidiaries (not including Icahn Enterprises Holdings) had approximately $4.4 billion of debt and $1.4 billion of accounts payable to which the exchange notes would have been structurally subordinated.

We may not have sufficient funds necessary to finance the change of control offer required by the Indenture.

Upon the occurrence of certain specific kinds of change of control events, as defined in the Indenture, we will be required to offer to repurchase all existing notes, exchange notes, Outstanding 2016 Notes and Outstanding 2018 Notes at 101% of their principal amount plus accrued and unpaid interest and Special Interest (as defined herein), if any, to the date of repurchase. As of August 31, 2012, Mr. Icahn, through affiliates, owned 100% of Icahn Enterprises GP and 97,183,300 of our depositary units which represented approximately 93.2% of our outstanding depositary units. If Mr. Icahn were to sell or otherwise transfer some or all of his interests in us to unrelated parties, a change of control could be deemed to have occurred under the terms of the Indenture. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes.

Since we are a limited partnership, you may not be able to pursue legal claims against us in U.S. federal courts.

We are a limited partnership organized under the laws of the state of Delaware. Under the rules of federal civil procedure, you may not be able to sue us in federal court on claims other than those based solely on federal law, because of lack of complete diversity. Case law applying diversity jurisdiction deems us to have the citizenship of each of our limited partners. Because we are a publicly traded limited partnership, it may not be possible for you to sue us in a federal court because we have citizenship in all 50 U.S. states and operations in many states.

Accordingly, you will be limited to bringing any claims in state court. Furthermore, Icahn Enterprises Finance, our corporate co-issuer for the exchange notes, has only nominal assets and no operations. While you may be able to sue the corporate co-issuer in federal court, you are not likely to be able to realize on any judgment rendered against it.

We are subject to the risk of possibly becoming an investment company.

Because we are a holding company and a significant portion of our assets may, from time to time, consist of investments in companies in which we own less than a 50% interest, we run the risk of inadvertently becoming an investment company that is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner in which we operate our business, nor are registered investment companies permitted to have many of the relationships that we have with our affiliated companies.

In order not to become an investment company required to register under the Investment Company Act, we monitor the value of our investments and structure transactions with an eye toward the Investment Company Act. As a result, we may structure transactions in a less advantageous manner than if we did not have Investment Company Act concerns, or we may avoid otherwise economically desirable transactions due to those concerns. In addition, events beyond our control, including significant appreciation or depreciation in the market value of certain of our publicly traded holdings, or adverse developments with respect to our ownership of certain of our subsidiaries, could result in our inadvertently becoming an investment company.

If it were established that we were an investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

We may become taxable as a corporation.

We believe that we have been and are properly treated as a partnership for federal income tax purposes. This allows us to pass through our income and deductions to our partners. However, the Internal Revenue Service (the “IRS”) could challenge our partnership status and we could fail to qualify as a partnership for past years as well as future years. Qualification as a partnership involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”). For example, a publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is “qualifying” income, which includes interest, dividends, oil and gas revenues, real property rents, gains from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends, and certain other items. We believe that in all prior years of our existence at least 90% of our gross income was qualifying income and we intend to structure our business in a manner such that at least 90% of our gross income will constitute qualifying income this year and in the future. However, there can be no assurance that such structuring will be effective in all events to avoid the receipt of more than 10% of non-qualifying income. If less than 90% of our gross income constitutes qualifying income, we may be subject to corporate tax on our net income, at a federal rate of up to 35% plus possible state taxes. Further, if less than 90% of our gross income constituted qualifying income for past years, we may be subject to corporate level tax plus interest and possibly penalties. In addition, if we register under the Investment Company Act, we would be treated as a corporation for U.S. federal income tax purposes. The cost of paying federal and possibly state income tax, either for past years or going forward, could be a significant liability and would reduce our funds available to make distributions to holders of units, and to make interest and principal payments on our debt securities. To meet the qualifying income test we may structure transactions in a manner which is less advantageous than if this were not a consideration, or we may avoid otherwise economically desirable transactions.

From time to time, legislative proposals have been introduced that, if enacted, could have a material and adverse effect on us. These proposals have included taxing publicly traded partnerships engaged in investment management as corporations and introducing substantive changes to the definition of qualifying income, which could make it more difficult or impossible for us to meet the exception that allows publicly traded partnerships generating qualifying income to be treated as partnerships (rather than corporations) for U.S. federal income tax purposes. It is unclear when or if such legislation would be introduced, whether or not such legislation would be enacted, what specific provisions would be included or what the effective date would be, and as a result the ultimate impact on us of such legislation is uncertain. It is possible that if such legislation were enacted, we would be treated as an association, taxable as a corporation, which would materially increase our taxes. As an alternative, we might be required to restructure our operations, and possibly dispose of certain businesses, in order to avoid or mitigate the impact of any such legislation.

The exchange notes impose significant operating and financial restrictions on us and Icahn Enterprises Holdings.

Subject to a number of important exceptions, the Indenture may limit our and Icahn Enterprises Holdings’ ability to, among other things:

•	incur additional debt;
•	pay dividends and make distributions;
•	repurchase equity securities;
•	create liens;
•	enter into transactions with affiliates; and
•	merge or consolidate.

The restrictions contained in the Indenture may prevent us from taking actions that we believe would be in the best interest of our business. We are also required to maintain compliance with certain financial ratios. A breach of any of these covenants or the inability to comply with the required financial ratios could result in a default under the exchange notes, or the Indenture, as applicable. If any such default occurs, the holders of our notes may elect to declare all of their respective outstanding debt, together with accrued interest and other amounts payable thereunder, to be immediately due and payable.

Our subsidiaries, other than Icahn Enterprises Holdings, are not subject to any of the covenants in the Indenture and only Icahn Enterprises Holdings will guarantee the exchange notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.

Our subsidiaries, other than Icahn Enterprises Holdings, are not subject to the covenants under the Indenture. We may form additional subsidiaries in the future which will not be subject to the covenants under the Indenture. Of our existing and future subsidiaries, only Icahn Enterprises Holdings is required to guarantee the exchange notes. Our existing and future non-guarantor subsidiaries may enter into financing arrangements that limit their ability to make dividends, distributions, loans or other payments to fund payments in respect of the exchange notes. Accordingly, we may not be able to rely on the cash flow or assets of our subsidiaries to pay the exchange notes.

A court could void the exchange notes or the guarantee under fraudulent conveyance laws.

Under the U.S. bankruptcy law and comparable provisions of the state fraudulent transfer laws, the exchange notes and the guarantee could be voided, or claims in respect to the exchange notes and the guarantee could be subordinated to all of our existing debt or our guarantor’s other debts if, among other things, we, at the time of the issuance of the exchange notes, or our guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor; or
•	received less than reasonably equivalent value and/or fair consideration for the issuance of the exchange notes or the incurrence of the guarantee; and
•	was insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantee; or

•	was engaged in a business or transaction for which our or our guarantors’ remaining assets constituted unreasonably small capital; or
•	intended to incur, or believed that we or our guarantor would incur, debts beyond our or our guarantor’s ability to pay such debts as they mature.

Moreover, any payments made by us on the exchange notes or by our guarantor pursuant to its guarantee could be voided and required to be returned to us or our guarantor, or to a fund for the benefit of our creditors or our guarantor’s creditors. To the extent that the exchange notes or the guarantee are voided as a fraudulent conveyance, the claims of holders of the exchange notes would be adversely affected.

In addition, a legal challenge of the exchange notes or the guarantee on fraudulent transfer grounds will focus on, among other things, the benefits, if any, realized by us, or our guarantor as a result of the issuance of the exchange notes. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the governing law. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or
•	if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or
•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that the exchange notes are being issued and the guarantee is being incurred for proper purposes, in good faith, and for fair consideration and reasonably equivalent value, and that we, after giving effect to the issuance of the exchange notes, or the guarantor, after giving effect to its guarantee, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged, and will not have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations, or that a court would agree with our conclusions in this regard.

Active trading markets may not develop for the exchange notes, which may affect your ability to resell your exchange notes.

There is no existing public market for the exchange notes. The exchange notes are not listed on any securities exchange or other market, and we do not intend to apply for listing of the exchange notes offered hereby on any securities exchange or other market. The exchange notes will constitute new issues of securities with no established trading market, and there is a risk that:

•	liquid trading markets for the exchange notes may not develop;
•	holders may not be able to sell their exchange notes; or
•	the price at which the holders would be able to sell their exchange notes may be lower than anticipated and lower than the principal amount or original purchase price.

An active trading market may not exist for the exchange notes, and any trading market that does develop may not be liquid. Even if the registration statement becomes effective, which will generally allow resales of the exchange notes, the exchange notes will constitute new issues of securities with no established trading markets. If a trading market for the exchange notes were to develop, the trading price of the exchange notes will depend on many factors, including prevailing interest rates, the market for similar debt and our financial performance. In addition, the market for non-investment grade debt historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The markets for the exchange notes, if any, may be subject to similar disruptions that could adversely affect their value and liquidity.

Although the initial purchaser of the existing notes advised us that it intends to make a market in the notes, it is not obligated to do so and it may discontinue any market-making at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, any holder who purchases in the offering for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Under the terms of the Indenture, we are permitted to pay dividends, principal or interest on our Variable Rate Notes, and we may purchase, redeem, defease or otherwise acquire for value our Variable Rate Notes.

Nothing in the Indenture prohibits us from paying dividends, principal or interest on our Variable Rate Notes in accordance with the terms of the indenture governing such notes, or from purchasing, redeeming, defeasing or otherwise acquiring for value any of our Variable Rate Notes, which mature in 2013.

As a noteholder, you may be required to comply with licensing, qualification or other requirements under gaming laws and could be required to dispose of the exchange notes.

We have held and anticipate that we will hold the equity of subsidiaries that hold the licenses for certain hotels and casinos. We currently hold a 65.1% equity interest in Tropicana Entertainment, Inc., a hotel and casino company. We continue to explore investment opportunities in many areas and could make additional significant investments in gaming entities in the future.

We could be required to disclose the identities of the holders of the Notes to the New Jersey, Nevada or other gaming authorities upon request. The New Jersey Casino Control Commission, the Nevada Gaming Commission and other applicable gaming authorities impose substantial restrictions on the ownership of certain gaming companies, could require holders of the exchange notes to apply for qualification or suitability to hold the exchange notes and could require you to dispose of your interest in the exchange notes. Application and investigation costs for licensing, qualifications and findings of suitability must generally be paid by the applicant. If any applicable gaming authority determines that a holder or beneficial owners of the exchange notes must be licensed, qualified or found suitable under any applicable gaming law and such holder or beneficial owner either refuses to file such an application or is unable to obtain the requisite license, qualification or finding of suitability, the exchange notes will be subject to mandatory disposition and redemption and certain of your rights under the exchange notes will be eliminated. See “Description of Notes — Mandatory Disposition Pursuant to Gaming Laws.”

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange existing notes in like principal amount. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Issuance of the exchange notes will not result in a change in our amount of outstanding debt.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Six Months Ended June 30,	Year Ended December 31,
2012	2011	2010	2009	2008	2007
2.6	4.8	2.9	4.4	—	3.8

Earnings include income (loss) from continuing operations before income taxes, income (loss) from equity investees and non-controlling interests, plus fixed charges, plus distributed income of equity investees. Fixed charges include (a) interest on indebtedness and preferred units (whether expensed or capitalized), (b) amortization premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense we believe to be representative of interest. For fiscal 2008, fixed charges exceeded earnings by approximately $3.1 billion.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables contain our selected consolidated financial data, which should be read in conjunction with our consolidated financial statements and the related notes thereto, and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contained in our Quarterly Report on Form 10-Q for the six months ended June 30, 2012 and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The selected consolidated financial data as of June 30, 2012 and for the six months ended June 30, 2012 and 2011 have been derived from our unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2012. The selected consolidated financial data as of December 31, 2011 and 2010 and for the fiscal years ended December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K filed with the SEC on March 10, 2012. The selected consolidated financial data as of December 31, 2009, 2008 and 2007 and for the fiscal years ended December 31, 2008 and 2007 have been derived from our audited consolidated financial statements at those dates and for those periods, as adjusted retrospectively for our acquisitions of the controlling interests in ARI and Viskase, which are each considered entities under common control. Additionally, basic and diluted income (loss) per LP unit has been adjusted retrospectively for all applicable periods to reflect the additional depositary units issued as unit distributions on May 31, 2011, March 30, 2012, May 31, 2012 and August 31, 2012.

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In millions, except per unit amounts)
Statement of Operations Data:
Net sales	$6,106	$4,608	$9,128	$7,904	$6,760	$8,399	$2,476
Other revenues from operations	396	376	770	227	139	111	95
Net gain (loss) from investment activities	336	1,207	1,905	814	1,406	(2,920)	439
Income (loss) from continuing operations	551	1,180	1,764	744	1,224	(3,142)	510
Income from discontinued operations	—	—	—	(1)	1	485	84
Net income (loss)	551	1,180	1,764	743	1,225	(2,657)	594
Less: Net (income) loss attributable to non-controlling interests	(262)	(651)	(1,014)	(544)	(972)	2,631	(272)
Net income (loss) attributable to Icahn Enterprises	$289	$529	$750	$199	$253	$(26)	$322
Net income (loss) attributable to Icahn Enterprises allocable to:
Limited partners	$283	$518	$735	$195	$229	$(57)	$103
General partner	6	11	15	4	24	31	219
Net income (loss) attributable to Icahn Enterprises	$289	$529	$750	$199	$253	$(26)	$322
Net income (loss) attributable to Icahn Enterprises from:
Continuing operations	$289	$529	$750	$200	$252	$(511)	$233
Discontinued operations	—	—	—	(1)	1	485	89
Net income (loss) attributable to Icahn Enterprises	$289	$529	$750	$199	$253	$(26)	$322
Basic income (loss) per LP unit:
Income (loss) from continuing operations	$2.83	$5.95	$8.45	$2.28	$2.96	$(7.63)	$0.24
Income from discontinued operations	0.00	0.00	0.00	(0.01)	0.01	6.85	1.30
Basic income (loss) per LP unit	$2.83	$5.95	$8.45	$2.27	$2.97	$(0.78)	$1.54
Basic weighted average LP units outstanding	100	87	87	86	77	73	67
Diluted income (loss) per LP unit:
Income (loss) from continuing operations	$2.80	$5.77	$8.24	$2.27	$2.89	$(7.63)	$0.24
Income from discontinued operations	0.00	0.00	0.00	(0.01)	0.01	6.85	1.30
Diluted income (loss) per LP unit	$2.80	$5.77	$8.24	$2.26	$2.90	$(0.78)	$1.54
Diluted weighted average LP units outstanding	105	92	92	87	81	73	67

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In millions)
Statement of Comprehensive Income Data:
Net Income (loss)	$551	$1,180	$1,764	$743	$1,225	$(2,657)	$594
Other comprehensive income (loss), net of tax:
Post-employment benefits	9	5	(132)	63	33	(371)	—
Hedge instruments	14	(3)	1	(13)	16	(102)	—
Translation adjustments and other	(26)	118	(127)	10	82	(330)	(10)
Other comprehensive income (loss)	(3)	120	(258)	60	131	(803)	(10)
Comprehensive income (loss)	548	1,300	1,506	803	1,356	(3,460)	584
Less: Comprehensive (income) loss attributable to non-controlling interests	(260)	(681)	(947)	(558)	(1,011)	2,821	(275)
Comprehensive income (loss) attributable to Icahn Enterprises	$288	$619	$559	$245	$345	$(639)	$309
Comprehensive income (loss) attributable to Icahn Enterprises allocable to:
Limited partners	$282	$606	$548	$240	$318	$(563)	$79
General partner	6	13	11	5	27	(76)	230
Comprehensive income (loss) attributable to Icahn Enterprises	$288	$619	$559	$245	$345	$(639)	$309

Consolidated financial statements of Icahn Enterprises Holdings L.P. and Subsidiaries (“Icahn Enterprises Holdings”), the guarantor of the notes issued on July 12, 2012 by the registrants, are presented in this prospectus beginning on page F-1. The consolidated financial statements of Icahn Enterprises Holdings for the years ended December 31, 2011, 2010 and 2009 do not reflect the presentation requirements with respect to Financial Accounting Standards Board Accounting Standards Updates 2011-5 and 2011-12, Comprehensive Income (Topic 220), as these updates were not adopted by Icahn Enterprises Holdings until January 1, 2012. The components of comprehensive income (loss) for Icahn Enterprises Holdings, including amounts attributable to Icahn Enterprises Holdings and non-controlling interests, for the years ended December 31, 2011, 2010 and 2009 are substantially the same as those presented above for Icahn Enterprises in the selected consolidated financial data tables and such information is presented within the Consolidated Statement of Changes in Equity and Comprehensive Income for Icahn Enterprises Holdings. Please refer therein.

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In millions, except per unit amounts)
Other Financial Data:
EBITDA(1)	$556	$904	$1,463	$876	$798	$866	$584
Adjusted EBITDA(1)	724	928	1,562	954	922	478	472
Cash distributions declared per LP unit	0.20	0.35	0.55	1.00	1.00	1.00	0.55

	June 30, 2012	December 31,
		2011	2010	2009	2008	2007
	(In millions)
Balance Sheet Data:
Cash and cash equivalents	$3,209	$2,278	$2,963	$2,256	$2,917	$2,424
Investments	5,386	8,938	7,470	5,405	4,531	6,445
Property, plant and equipment, net	6,220	3,505	3,455	2,958	3,179	801
Total assets	24,014	25,136	21,338	18,886	19,730	13,318
Debt	8,205	6,473	6,509	5,186	4,977	2,441
Post-employment benefit liability	1,303	1,340	1,272	1,413	1,356	30
Equity attributable to Icahn Enterprises	4,535	3,755	3,183	2,834	2,564	2,486

(1)	EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of impairment, restructuring costs, purchase accounting inventory adjustments, certain pension plan expenses, FIFO impacts, OPEB curtailment gains, certain share-based compensation, discontinued operations and losses on extinguishment of debt. We present EBITDA and Adjusted EBITDA on a consolidated basis, net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of corporate performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance.

The following table reconciles, on a basis attributable to Icahn Enterprises, net income attributable to Icahn Enterprises to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(In millions)
Attributable to Icahn Enterprises:
Net income (loss)	$289	$529	$750	$199	$253	$(26)	$322
Interest expense	216	186	377	338	268	295	177
Income tax (benefit) expense	(132)	39	27	11	(40)	327	36
Depreciation, depletion and amortization	183	150	309	328	317	270	49
EBITDA attributable to Icahn Enterprises	$556	$904	$1,463	$876	$798	$866	$584
Impairment of assets(a)	$27	$2	$58	$8	$34	$337	$20
Restructuring costs(b)	14	3	9	12	37	117	13
Purchase accounting inventory adjustment(c)	—	—	—	—	—	54	—
Expenses associated with U.S. based funded pension plans(d)	22	17	33	40	50	3	—
FIFO impact (favorable) unfavorable	76	—	—	—	—	—	—
OPEB curtailment gains(e)	—	—	(1)	(22)	—	—	—
Certain share-based compensation expense(f)	14	1	—	—	—	—	—
Discontinued operations(g)	—	—	—	—	(1)	(753)	(145)
Net loss (gain) on extinguishment of debt(h)	1	—	—	40	4	(146)	—
Other	14	1	—	—	—	—	—
Adjusted EBITDA attributable to Icahn Enterprises	$724	$928	$1,562	$954	$922	$478	$472

(a)	Represents asset impairment charges, net of non-controlling interests. The amount for fiscal 2008 relates primarily to our Automotive segment for goodwill and other indefinite-lived intangible assets.
(b)	Restructuring costs represent expenses incurred by our Automotive and Home Fashion segments, relating to efforts to integrate and rationalize businesses and to relocate manufacturing operations to best-cost countries, net of non-controlling interests.
(c)	In connection with the application of purchase accounting upon the acquisition of Federal-Mogul, we adjusted Federal-Mogul’s inventory balance as of March 1, 2008 to fair value. This resulted in an additional non-cash charge to cost of goods sold during fiscal 2008 which is reflected net of non-controlling interests.
(d)	Represents expense associated with Federal-Mogul’s U.S. based funded pension plans, net of non-controlling interests.
(e)	Represents curtailment gains relating to Federal-Mogul’s elimination of certain other postemployment benefits for certain of its employees, net of non-controlling interests.
(f)	Represents certain share-based compensation expense, net of non-controlling interests.
(g)	Discontinued operations primarily include the operating results of and gain on sale of our former gaming segment, American Casino & Entertainment Properties, LLC, which was sold in February 2008.
(h)	During the fourth quarter of fiscal 2008, we purchased outstanding debt of entities in our consolidated financial statements in the principal amount of $352 million and recognized an aggregate gain of $146 million. During the year ended December 31, 2010, we recognized a $40 million loss on the extinguishment of our 2012 Notes and 2013 Notes, net of non-controlling interests.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the existing notes, we entered into a registration rights agreement pursuant to which we agreed to:

•	file a registration statement with the SEC with respect to the exchange of the existing notes for exchange notes, or the exchange offer registration statement, no later than November 9, 2012;
•	use all commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to February 7, 2013; and
•	commence the offer to exchange the exchange notes for the existing notes and use all commercially reasonable efforts to issue on or prior to 30 business days, or longer if required by the federal securities laws, after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all existing notes tendered prior to that date in the exchange offer.

We are making the exchange offer to satisfy certain of our obligation under the registration rights agreement. We filed a copy of the registration rights agreement as an exhibit to the exchange offer registration statement that includes this prospectus.

Resale of Exchange Notes

Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties, we believe that the exchange notes will generally be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below). For additional information on the staff’s position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. However, any purchaser of existing notes who is one of our “affiliates” or who intends to participate in the exchange offer for the purpose of distributing the exchange notes or who is a broker-dealer who purchased existing notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to tender its existing notes in the exchange offer;
•	will not be able to rely on the interpretations of the staff of the SEC; and
•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the existing notes unless such sale or transfer is made pursuant to an exemption from these requirements.

If you wish to exchange existing notes for exchange notes in the exchange offer, you will be required to make representations in a letter of transmittal which accompanies this prospectus, including that:

•	you are not our “affiliate” (as defined in Rule 405 promulgated under the Securities Act);
•	any exchange notes to be received by you will be acquired in the ordinary course of your business;
•	you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;
•	if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and
•	if you are a broker-dealer, you acquired the existing notes for your own account as a result of market-making or other trading activities (and as such, you are a “participating broker-dealer”), you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

Rule 405 promulgated under the Securities Act provides that an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

The SEC has taken the position that participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreements, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of the exchange notes for a period of 270 days from the issuance of the exchange notes.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all existing notes that are properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on             , 2012. After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer. Holders may tender some or all of their existing notes in the exchange offer in denominations of $2,000 and integral multiples of $1,000 thereof.

The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes, except that:

(1)	the offering of the exchange notes has been registered under the Securities Act;
(2)	the exchange notes generally will not be subject to transfer restrictions or have registration rights; and
(3)	certain provisions relating to special interest on the existing notes provided for under certain circumstances will be eliminated.

The exchange notes will evidence the same debt as the existing notes. The exchange notes will be issued under and entitled to the benefits of the Indenture.

In connection with the issuance of the existing notes, we made arrangements for the existing notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary. The exchange notes will also be issuable and transferable in book-entry form through the DTC.

The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered. However, our obligation to accept existing notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under “— Conditions” below.

Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “— Solicitation of Tenders; Fees and Expenses” for more detailed information regarding the expenses of the exchange offer.

By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Procedures for Tendering” below.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on            , 2012, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will:

•	notify the exchange agent of any extension orally (confirmed in writing) or in writing; and

•	notify the registered holders of the existing notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our reasonable discretion:

•	to delay accepting any existing notes;
•	to extend the exchange offer; or
•	if any conditions listed below under “— Conditions” are not satisfied, to terminate the exchange offer by giving oral or written notice of the delay, extension or termination to the exchange agent.

We will follow any delay in acceptance, extension or termination as promptly as practicable by oral (confirmed in writing) or written notice to the exchange agent and the registered holders. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

Interest on the Exchange Notes

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the existing notes surrendered in exchange for exchange notes. Interest on the exchange notes will be payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2013.

Procedures for Tendering

Only you may tender your existing notes in the exchange offer. Except as stated under “— Book-Entry Transfer,” to tender your existing notes in the exchange offer, you must:

•	complete, sign and date the enclosed letter of transmittal, or a copy of it;
•	have the signature on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer; and
•	mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent before the expiration date.

In addition, either:

•	the exchange agent must receive a timely confirmation of a book-entry transfer of your existing notes, if that procedure is available, into the account of the exchange agent at DTC, the “book-entry transfer facility,” under the procedure for book-entry transfer described below before the expiration date;
•	the exchange agent must receive certificates for your existing notes, the letter of transmittal and other required documents before the expiration date; or
•	you must comply with the guaranteed delivery procedures described below.

For your existing notes to be tendered effectively, the exchange agent must receive a valid agent’s message through ATOP or a letter of transmittal and other required documents before the expiration date. Delivery of the existing notes shall be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent before the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding securities that the participant has received and agrees:

•	to participate in ATOP;
•	to be bound by the terms of the letter of transmittal; and
•	that we may enforce the agreement against the participant.

If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in compliance with the terms and conditions in this prospectus and in the letter of transmittal.

THE METHOD OF DELIVERY OF YOUR OUTSTANDING NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. DO NOT SEND A LETTER OF TRANSMITTAL OR OUTSTANDING NOTES DIRECTLY TO US. YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.

Each broker-dealer that receives exchange notes for its own account in exchange for existing notes, where the existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Procedure if the Existing Notes Are Not Registered in Your Name

If you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you want to tender your existing notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your existing notes, either make appropriate arrangements to register ownership of the existing notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder. We urge you to act immediately since the transfer of registered ownership may take considerable time.

Book-Entry Transfer

The Exchange Agent will make requests to establish accounts at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. If you are a financial institution that is a participant in the book-entry transfer facility’s systems, you may make book-entry delivery of your existing notes being tendered by causing the book-entry transfer facility to transfer your existing notes into the exchange agent’s account at the book-entry transfer facility in compliance with the appropriate procedures for transfer. However, although you may deliver your existing notes through book-entry transfer at the book-entry transfer facility, you must transmit, and the exchange agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery procedures outlined below must be complied with.

DTC’s ATOP is the only method of processing the exchange offer through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender your existing notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant’s acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for your existing notes.

Beneficial Owner Instructions to Holders of Outstanding Notes

Only a holder whose name appears on a DTC security position listing as a holder of existing notes, or the legal representative or attorney-in-fact of this holder, may execute and deliver the letter of transmittal.

Holders of existing notes who are not registered holders of, and who seek to tender, existing notes should (1) obtain a properly completed letter of transmittal for such existing notes from the registered holder with signatures guaranteed by an Eligible Institution and obtain and include with such letter of transmittal existing notes properly endorsed for transfer by the registered holder thereof or accompanied by a written instrument or instruments of transfer or exchange from the registered holder with signatures on the endorsement or written instrument or instruments of transfer or exchange guaranteed by an Eligible Institution or (2) effect a record transfer of such existing notes and comply with the requirements applicable to registered holders for tendering existing notes before 5:00 p.m., New York City time, on            , 2012. Any existing notes properly tendered before 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed letter of transmittal will be transferred of record by the registrar either prior to or as of the expiration date at our discretion. We have no obligation to transfer any existing notes from the name of the registered holder of the existing notes if we do not accept these existing notes for exchange.

Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payment of accrued and unpaid interest on the existing notes, certificates evidencing exchange notes and/or certificates evidencing existing notes for amounts not accepted for tender, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the letter of transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated and a substitute Form W-9 for this recipient must be completed. If these instructions are not given, the payments, including accrued and unpaid interest in cash on the existing notes, exchange notes or existing notes not accepted for tender, as the case may be, will be made or returned, as the case may be, to the registered holder of the existing notes tendered.

Issuance of exchange notes in exchange for existing notes will be made only against deposit of the tendered existing notes.

We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered existing notes, and our determination will be final and binding on you. We reserve the absolute right to reject any and all existing notes not properly tendered or reject any existing notes the acceptance of which would be unlawful in the opinion of our counsel. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular existing notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of existing notes as we determine. Although we intend to notify you of defects or irregularities with respect to tenders of your existing notes, we, the exchange agent or any other person will not incur any liability for failure to give any notification. Your tender of existing notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any of your existing notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your existing notes but your existing notes are not immediately available, or time will not permit your existing notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may affect a tender if:

•	the tender is made through an Eligible Institution (as defined in the Letter of Transmittal),
•	prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery,
•	stating the name and address of the holder, the certificate number or numbers of such holder’s existing notes and the principal amount of such existing notes tendered;
•	stating that the tender is being made thereby;
•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the existing notes to be tendered in proper form for transfer, or an agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

•	such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or an agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your existing notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of existing notes at any time prior to the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the existing notes to be withdrawn;
•	identify the existing notes to be withdrawn, including the certificate number or number and principal amount of such existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at DTC to be credited; and
•	be signed in the same manner as the original signature on the letter of transmittal by which such existing notes were tendered, including any required signature guarantee.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties. We will not deem any properly withdrawn existing notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect those existing notes unless you validly retender the withdrawn existing notes. You may retender properly withdrawn existing notes following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any existing notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the existing notes, if:

•	the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;
•	an action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;
•	there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment, would impair materially our ability to consummate the exchange offer; or
•	all governmental approvals that we deem necessary for the completion of the exchange offer have not been obtained.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any existing notes and return all tendered existing notes to you;
•	extend the exchange offer and retain all existing notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the existing notes; or
•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered existing notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the existing notes.

Exchange Agent

We have appointed Wilmington Trust Company, the trustee under the Indenture, as exchange agent for the exchange offer. You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below. In such capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directors. You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By Certified or Registered Mail:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615
Attention: Sam Hamed

By Overnight Courier or Hand Delivery:
Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-1615
Attention: Sam Hamed

By Facsimile (eligible institutions only):
(302) 636-4139, Attention: Exchanges

Telephone Inquiries:
(302) 636-6181

Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

The trustee does not assume any responsibility for and makes no representation as to the validity or adequacy of this prospectus or the notes.

Solicitation of Tenders; Fees And Expenses

We will pay all expenses of soliciting tenders pursuant to the exchange offer. We are making the principal solicitation by mail. Our officers and regular employees may make additional solicitations in person or by telephone or facsimile.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.

We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of existing notes for exchange notes pursuant to the exchange offer. If, however, certificates representing exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the existing notes tendered, or if tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of existing notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

Consequences of Failure to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decision on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those existing notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the Securities Act;
•	in a transaction meeting the requirements of Rule 144 promulgated under the Securities Act;
•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S promulgated under the Securities Act;
•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;
•	to us; or
•	pursuant to an effective registration statement.

In each case, the existing notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

DESCRIPTION OF NOTES

General

You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the term “Icahn Enterprises” refers only to Icahn Enterprises L.P., the term “Icahn Enterprises Finance” refers only to Icahn Enterprises Finance Corp., the term “Icahn Enterprises Holdings” refers only to Icahn Enterprises Holdings L.P., and the term “Icahn Enterprises GP” refers only to Icahn Enterprises G.P. Inc. and not to any of their respective Subsidiaries. For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises for so long as Icahn Enterprises Holdings remains a Guarantor. The term “Issuers” refers to Icahn Enterprises and Icahn Enterprises Finance, collectively.

The Issuers issued the existing notes under the indenture dated as of January 15, 2010 (the “Indenture”), among the Issuers, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust Company, as trustee (the “Trustee”), pursuant to which the Issuers previously issued $1,050,000,000 aggregate principal amount of the Outstanding 2016 Notes and $2,150,000,000 aggregate principal amount of the Outstanding 2018 Notes. The terms of the exchange notes are the same as the terms of the existing notes in all material respects, except that the exchange notes: (i) have been registered under the Securities Act; (ii) bear different CUSIP numbers from the existing notes; (iii) do not include rights to registration under the Securities Act; and (iv) do not contain transfer restrictions applicable to the existing notes. The existing notes do, and the exchange notes will, constitute the same series of securities as the Outstanding 2018 Notes for purposes of the Indenture, and will vote together on all matters with such notes. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and the terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the TIA.

Except if the context otherwise expressly requires, for purposes of the covenants, events of default, redemption and other terms of the Notes described in this section:

•	the term “2016 Notes” refers to the Outstanding 2016 Notes and any additional 7¾% senior notes due 2016 that may be issued under the Indenture;
•	the term “2018 Notes” refers to the exchange notes, the existing notes, the Outstanding 2018 Notes and any additional 8% senior notes due 2018 that may be issued under the Indenture; and
•	the term “Notes” refers to the 2016 Notes and the 2018 Notes.

The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Copies of the Indenture are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

For the avoidance of doubt, the inclusion of exceptions to the provisions (including covenants and definitions) set forth herein will not be interpreted to imply that the matters permitted by the exception would be limited by the terms of such provisions but for such exceptions.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The Notes:

•	are the general unsecured obligation of each of the Issuers;
•	are pari passu in right of payment to all existing and future senior Indebtedness of each of the Issuers;
•	are senior in right of payment to any future subordinated Indebtedness of each of the Issuers; and

•	are effectively subordinated to the secured indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness. As of June 30, 2012, the Issuers did not have any secured Indebtedness.

The Note Guarantee

The Guarantee of the Notes:

•	is the general unsecured obligation of Icahn Enterprises Holdings;
•	is pari passu in right of payment to all existing and future senior Indebtedness of Icahn Enterprises Holdings;
•	is senior in right of payment to any future subordinated Indebtedness of Icahn Enterprises Holdings; and
•	is effectively subordinated to the secured Indebtedness of Icahn Enterprises Holdings to the extent of the value of the collateral securing such Indebtedness. As of June 30, 2012, Icahn Enterprises Holdings had $64 million of secured Indebtedness.

The operations of Icahn Enterprises are conducted through its Subsidiaries (including Icahn Enterprises Holdings) and, therefore, Icahn Enterprises depends on the cash flow of Icahn Enterprises’ Subsidiaries and Icahn Enterprises Holdings to meet its obligations, including its obligations under the Notes. The Notes will not be guaranteed by any of Icahn Enterprises’ Subsidiaries other than Icahn Enterprises Holdings. The Notes and the guarantee will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings). Any right of the Issuers or Icahn Enterprises Holdings to receive assets of any of their Subsidiaries (other than Icahn Enterprises Holdings) upon that Subsidiary’s liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary’s creditors, except to the extent that any of the Issuers or Icahn Enterprises Holdings is itself recognized as a creditor of that Subsidiary, in which case the claims of the Issuers and Icahn Enterprises Holdings would still be subordinate in right of payment to any security in the assets of the Subsidiary and any Indebtedness of the Subsidiary senior to that held by the Issuers or Icahn Enterprises Holdings. As of June 30, 2012, Icahn Enterprises’ Subsidiaries (other than Icahn Enterprises Holdings) had approximately $4.4 billion of Indebtedness and $1.4 billion of accounts payable outstanding. The covenants of the Notes do not restrict the ability of Icahn Enterprises’ Subsidiaries, other than Icahn Enterprises Holdings, from incurring additional Indebtedness or creating liens, nor do the covenants of the Notes restrict the ability of Icahn Enterprises Holdings, Icahn Enterprises or its Subsidiaries from making investments or entering into sale and leaseback transactions. See “Risk Factors — Risks Related to the Exchange Notes — The exchange notes will be effectively subordinated to any secured indebtedness, and all the indebtedness and liabilities of our subsidiaries other than Icahn Enterprises Holdings and “Risk Factors — Risks Related to the Exchange Notes — Our subsidiaries, other than Icahn Enterprises Holdings, will not be subject to any of the covenants in the Indenture and only Icahn Enterprises Holdings will guarantee the Exchange Notes. We may not be able to rely on the cash flow or assets of our subsidiaries to pay our indebtedness.”

Principal, Maturity and Interest

The 2016 Notes and the 2018 Notes are each a separate series of Notes under the Indenture and will not vote together as a single class under the Indenture for any reason. The Issuers may issue additional Notes (“Additional Notes”) of either series from time to time. Any offering of Additional Notes is subject to the covenant described under the heading “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” In the case of each series, the Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. The Issuers will issue exchange notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2016 Notes will mature on January 15, 2016 and the 2018 Notes will mature on January 15, 2018.

The 2016 Notes will pay interest at the rate of 7¾% per annum and the 2018 Notes will pay interest at the rate of 8% per annum, which, in each case will be payable semi-annually in arrears on January 15 and July 15. The Issuers will make each interest payment to the holders of record on the immediately preceding January 1 and July 1.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a noteholder holds at least $2.0 million aggregate principal amount of Notes, such holder may give wire transfer instructions to Icahn Enterprises and the Issuers will instruct the trustee to pay all principal, interest and premium and Special Interest, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar unless the Issuers elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders. In addition, all payments will be subject to the applicable rules and procedures of the settlement systems (including, if applicable, those of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”)), which may change from time to time.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Issuers may change the paying agent or registrar without prior notice to the holders of the Notes, and the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuers will not be required to transfer or exchange any note selected for redemption. Also, the Issuers will not be required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantee

The Notes will be guaranteed by Icahn Enterprises Holdings. Icahn Enterprises may, at its option, add subsidiary Guarantors to the Notes. Each Guarantor’s obligations under its Note Guarantee will be limited as necessary to prevent the Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — A court could void the exchange notes or the guarantee under fraudulent conveyance laws.”

Any Guarantor’s Note Guarantee will be released:

(1)	upon the substitution of a successor to Icahn Enterprises Holdings or other release as described under the heading “Certain Covenants — Merger, Consolidation or Sale of Assets”; and
(2)	upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Covenant Defeasance” and “— Satisfaction and Discharge.”

Optional Redemption

2016 Notes

At any time prior to January 15, 2013, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2016 Notes (including Additional Notes) issued under the Indenture at a redemption price of 107.750% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)	at least 65% of the aggregate principal amount of 2016 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2016 Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and

(2)	the redemption occurs within 60 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the 2016 Notes will not be redeemable at the Issuers’ option prior to January 15, 2013.

On or after January 15, 2013, the Issuers may redeem all or a part of the 2016 Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2013	103.875%
2014	101.938%
2015 and thereafter	100.000%

2018 Notes

At any time prior to January 15, 2013, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of 2018 Notes (including Additional Notes) issued under the Indenture at a redemption price of 108.000% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, however, that:

(1)	at least 65% of the aggregate principal amount of 2018 Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding 2018 Notes held by Icahn Enterprises and its Subsidiaries (including any Guarantor)); and
(2)	the redemption occurs within 60 days of the date of the closing of such Equity Offering.

Except pursuant to the preceding paragraph, the 2018 Notes will not be redeemable at the Issuers’ option prior to January 15, 2014.

On or after January 15, 2014, the Issuers may redeem all or a part of the 2018 Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the 2018 Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Percentage
2014	104.000%
2015	102.000%
2016 and thereafter	100.000%

Mandatory Disposition Pursuant to Gaming Laws

If any Gaming Authority requires that a holder or Beneficial Owner of Notes be licensed, qualified or found suitable under any applicable Gaming Law and such holder or Beneficial Owner:

(1)	fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority; or
(2)	is denied such license or qualification or not found suitable; Icahn Enterprises shall then have the right, at its option:
(a)	to require each such holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of the occurrence of the event described in clause (1) or (2) above, or
(b)	to redeem the Notes of each such holder or Beneficial Owner, in accordance with Rule 14e-1 of the Exchange Act, if applicable, at a redemption price equal to the lowest of:

(i)	the principal amount thereof, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the date 30 days after such holder or Beneficial Owner is required to apply for a license, qualification or finding of suitability (or such shorter period that may be required by any applicable Gaming Authority) if such holder or Beneficial Owner fails to do so (“Application Date”) or of the date of denial of license or qualification or of the finding of unsuitability by such Gaming Authority;
(ii)	the price at which such holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest and Special Interest, if any, to the earlier of the date of redemption, the Application Date or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority; and
(iii)	such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or Beneficial Owner of the Notes will not be licensed, qualified or found suitable and must dispose of the Notes, the holder or Beneficial Owner will, to the extent required by applicable Gaming Laws, have no further right:

(1)	to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by the Notes, the Note Guarantee or the Indenture; or
(2)	to receive any interest, Special Interest, dividends, economic interests or any other distributions or payments with respect to the Notes and the Note Guarantee or any remuneration in any form with respect to the Notes and the Note Guarantee from the Issuers, any Note Guarantor or the trustee, except the redemption price referred to above.

Icahn Enterprises shall notify the trustee in writing of any such redemption as soon as practicable. Any holder or Beneficial Owner that is required to apply for a license, qualification or a finding of suitability will be responsible for all fees and costs of applying for and obtaining the license, qualification or finding of suitability and of any investigation by the applicable Gaming Authorities and the Issuers and any Note Guarantor will not reimburse any holder or Beneficial Owner for such expense.

Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, each holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to a Change of Control offer on the terms set forth in the Indenture. In the Change of Control offer, the Issuers will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

On the Change of Control payment date, the Issuers will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control offer;
(2)	deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Issuers will publicly announce the results of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require the Issuers to make a Change of Control offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuers will not be required to make a Change of Control offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Change of Control offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings of “all or substantially all” of its properties or assets. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuers to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Icahn Enterprises or Icahn Enterprises Holdings to another Person or group may be uncertain. In addition, under certain circumstances the definition of Change of Control excludes certain sales, leases, transfers, conveyances or other dispositions even if they constitute “all or substantially all” of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings.

Certain Covenants

Restricted Payments

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to:

(1)	declare or pay any dividend or make any other distribution on account of Icahn Enterprises’ or any of its Subsidiaries’ (including any Guarantor’s) Equity Interests or to the holders of Icahn Enterprises’ or any of its Subsidiaries’ (including Icahn Enterprises Holdings’) Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Icahn Enterprises or to Icahn Enterprises or a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings));
(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Icahn Enterprises) any Equity Interests of Icahn Enterprises; or
(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including any Guarantor)), except a payment of interest, Other Liquidated Damages or principal at the Stated Maturity on such subordinated Indebtedness (all such payments and other actions set forth in these clauses (1) through (3) (except as excluded therein) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	Icahn Enterprises or any Guarantor would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Icahn Enterprises and its Subsidiaries (including any Guarantor) since the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9) and (10) of the next succeeding paragraph) is less than the sum, without duplication, of:
(a)	50% of the difference of (x) the Consolidated Net Income of Icahn Enterprises for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of Icahn Enterprises’ most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) minus (y) all dividends and distributions paid pursuant to clause (10) of the next succeeding paragraph; provided, however, that to the extent any payments of Tax Amounts were not deducted in the calculation of Consolidated Net Income during the applicable period, for purposes of this clause (a), such payments of Tax Amounts will be deducted from Consolidated Net Income, plus
(b)	100% of the aggregate net cash proceeds received by Icahn Enterprises since the date of the Indenture as a contribution to its equity capital or from the issue or sale of Equity Interests of Icahn Enterprises (excluding Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Icahn Enterprises that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Icahn Enterprises (including Icahn Enterprises Holdings)).

So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except with respect to clauses (4), (6) and (8), which payments will be permitted notwithstanding a Default or an Event of Default), the preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption or payment within 60 days after the date of declaration of the dividend or giving of the redemption notice or becoming irrevocably obligated to make such payment, as the case may be, if at the date of declaration or notice or becoming irrevocably obligated to make such payment, the dividend or payment would have complied with the provisions of the Indenture;
(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Icahn Enterprises (including any Guarantor)) of, Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of equity capital to Icahn Enterprises; provided, however, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;
(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Icahn Enterprises or any Guarantor that is contractually subordinated to the Notes with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4)	the declaration or payment of any dividend or distribution by a Subsidiary of Icahn Enterprises (including any Guarantor) to the holders of its Equity Interests; provided, that if any such dividend or distribution is paid to an Affiliate of the Principal (other than Icahn Enterprises or any of its Subsidiaries (including any Guarantor)), that any such dividend or distribution is paid on a pro rata basis to all holders (including Icahn Enterprises or any of its Subsidiaries (including any Guarantor)) that hold securities whose terms (either contractually or by law) entitle them to the same distribution upon which such dividend or distribution is paid;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Icahn Enterprises held by any member of Icahn Enterprises’ (or any of its Subsidiaries’ (including any Guarantor’s)) management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million (other than with respect to Former Employees);
(6)	for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes for any period, Icahn Enterprises may make cash distributions to its equity holders or partners in an amount not to exceed the Tax Amount for such period; provided that a distribution of the Tax Amount shall be made no earlier than 20 days prior to the due date for such tax (or the date that quarterly estimated taxes are required to be paid) that would be payable by Icahn Enterprises if it were a Delaware corporation;
(7)	the purchase, redemption or retirement for value of Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal or a Related Party, provided that (a) Icahn Enterprises would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period for which financial statements are available, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) after giving effect to such purchase, redemption or retirement, the Partners’ Equity is at least $1.0 billion;
(8)	the payment of dividends on the Preferred Units in the form of additional Preferred Units or other Capital Stock of Icahn Enterprises (that is not Disqualified Stock) or the payment of cash dividends on the Preferred Units in lieu of fractional Preferred Units; provided that the aggregate amount of cash under this clause (8) does not exceed $100,000 in any calendar year;
(9)	the purchase, redemption or retirement for value of the Preferred Units on or after March 31, 2010 through the issuance of Common Units to the holders of Preferred Units plus cash in lieu of fractional interests;
(10)	the payment of dividends on the Common Units and any distributions with respect to the Variable Rate Notes required by the Variable Rate Notes Indenture; provided, however, in each case, the dividends or distributions may not exceed $1.00 per Common Unit (as adjusted for any Common Unit split, subdivision, consolidation or reclassification) in any four-quarter period plus, in the case of the Variable Rate Notes, the amount of the dividend or distribution that is payable in accordance with the formula set forth in the Variable Rate Notes Indenture in respect of such Common Unit dividend or distribution; and
(11)	other Restricted Payments in an aggregate amount not to exceed $50.0 million since the date of the Indenture.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (11) above, or is permitted to be made pursuant to the first paragraph of this covenant, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify, in whole or in part, in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets, property or securities proposed to be transferred or issued by Icahn Enterprises or such Subsidiary (including Icahn Enterprises Holdings), as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

Neither Icahn Enterprises nor any Guarantor will create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including

Acquired Debt), and neither Icahn Enterprises nor any Guarantor will issue any Disqualified Stock; provided, however, that Icahn Enterprises or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if immediately after giving effect to the incurrence of additional Indebtedness (including Acquired Debt) or issuance of Disqualified Stock (including a pro forma application of the net proceeds therefrom), the ratio of the aggregate principal amount of all outstanding Indebtedness (excluding Indebtedness incurred pursuant to clauses (4), (7) and (8) of the following paragraph) of Icahn Enterprises and any Guarantor, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP, (including an amount of Indebtedness equal to the principal amount of any Guarantees by Icahn Enterprises or any Guarantor of any Indebtedness of a Person (that is not Icahn Enterprises or a Subsidiary) to the extent such Guarantees were not included in computing Icahn Enterprises’ or any Guarantor’s outstanding Indebtedness) to the Adjusted Controlled Entity Net Worth, would have been less than 1.15 to 1.

The preceding paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness represented by the Notes to be issued on the date of the Indenture and the exchange Notes to be issued pursuant to the registration rights agreement;
(2)	the incurrence by Icahn Enterprises or any Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (1), (2) or (9) of this paragraph or any Existing Indebtedness;
(3)	the incurrence by Icahn Enterprises or any Guarantor of intercompany Indebtedness between or among Icahn Enterprises and any of its Subsidiaries (including Icahn Enterprises Holdings) or the issuance of Disqualified Stock by any Guarantor to Icahn Enterprises;
(4)	the incurrence by Icahn Enterprises or any Guarantor of Hedging Obligations that are incurred in the normal course of business;
(5)	the incurrence by Icahn Enterprises or any Guarantor of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(6)	the incurrence by Icahn Enterprises or any Guarantor of the Existing Indebtedness;
(7)	Indebtedness arising from any agreement entered into by Icahn Enterprises or Icahn Enterprises Holdings providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an asset sale;
(8)	Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees; and
(9)	the incurrence by Icahn Enterprises or any Guarantor of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9); not to exceed $10.0 million at any one time outstanding.

Neither Icahn Enterprises nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee, as applicable, on substantially identical terms; provided, however, that no Indebtedness of Icahn Enterprises or any Guarantor shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Icahn Enterprises or any Guarantor for purposes of this paragraph solely by virtue of being unsecured or secured to a lesser extent or on a junior Lien basis.

To the extent Icahn Enterprises or any Guarantor incurs any intercompany Indebtedness, (a) if Icahn Enterprises or any Guarantor is the obligor on such Indebtedness, such Indebtedness (other than intercompany

Indebtedness of any Guarantor to or from Icahn Enterprises or another Guarantor) must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (b)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Icahn Enterprises or a Subsidiary of Icahn Enterprises (including any Guarantor) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Icahn Enterprises or any Guarantor, that is not intercompany Indebtedness; provided that in the case of clause (a), that no restriction on the payment of principal, interest or other obligations in connection with such intercompany Indebtedness shall be required by such subordinated terms except during the occurrence and continuation of a Default or Event of Default.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (9) above or is entitled to be incurred pursuant to the first paragraph of this covenant, in each case, as of the date of incurrence thereof, Icahn Enterprises shall, in its sole discretion, classify (or later reclassify in whole or in part, in its sole discretion) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness will be treated as having been incurred pursuant to such clauses or the first paragraph hereof, as the case may be, designated by Icahn Enterprises.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest or Other Liquidated Damages on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Icahn Enterprises or any Guarantor may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(a)	the Fair Market Value of such assets at the date of determination; and
(b)	the amount of the Indebtedness of the other Person.

Limitation on Liens

Neither Icahn Enterprises nor any Guarantor will, (a) issue, assume or guarantee any Indebtedness if such Indebtedness is secured by a Lien upon, or (b) secure any then outstanding Indebtedness by granting a Lien upon, any Principal Property of Icahn Enterprises or any Guarantor, now owned or hereafter acquired by Icahn Enterprises or any Guarantor, without effectively providing that the Notes and the Note Guarantee shall be secured equally and ratably with such Indebtedness, except that the foregoing restrictions shall not apply to:

(1)	Liens on any Principal Property acquired after the Issuance Date to secure or provide for the payment of the purchase price or acquisition cost thereof;
(2)	Liens on Principal Property acquired after the Issuance Date existing at the time such Principal Property is acquired;
(3)	Liens on any Principal Property acquired from a corporation merged with or into Icahn Enterprises or any Guarantor;
(4)	Liens in favor of Icahn Enterprises or any Guarantor;

(5)	Liens in existence on any Principal Property on the Issuance Date;
(6)	Liens on any Principal Property constituting unimproved real property constructed or improved after the Issuance Date to secure or provide for the payment or cost of such construction or improvement;
(7)	Liens in favor of, or required by, governmental authorities;
(8)	pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insure carriers under insurance arrangements;
(9)	Liens for taxes, assessments or governmental charges or statutory liens of landlords, carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business or in the improvement or repair of any Principal Property not yet due or which are being contested in good faith by appropriate proceedings;
(10)	any judgment attachment or judgment Lien not constituting an Event of Default;
(11)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business and in the improvement or repair of any Principal Property and which obligations are not expressly prohibited by the Indenture;
(12)	Liens to secure Indebtedness of Icahn Enterprises or any Guarantor attributable to Bad Boy Guarantees;
(13)	Liens in favor of the trustee and required by the covenant “Maintenance of Interest Coverage”;
(14)	Liens to secure margin Indebtedness; provided that such Liens are secured solely by the applicable margin securities; or
(15)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (1) through (14), inclusive;

provided that in the case of clauses (1), (2) and (3) such Liens shall only extend to the Principal Property so acquired (including through any merger or consolidation) and not to any other Principal Property of Icahn Enterprises or any Guarantor.

Maintenance of Interest Coverage

On each Quarterly Determination Date, the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date; provided that, in the event that the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is less than 1.5 to 1.0 for such four consecutive fiscal quarters, the Issuers shall be deemed to have satisfied this maintenance test if there is deposited, within 2 Business Days of such Quarterly Determination Date, an amount in cash such that the deposited funds, together with any funds previously deposited pursuant to this covenant (and that have not been paid out or otherwise released) are in an amount equal to the Issuers’ obligations to pay interest on the Notes for one year; provided further, that the Issuers shall grant to the trustee, on behalf of the holders of the Notes, a first priority security interest in such deposited funds. At any subsequent Quarterly Determination Date, if the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is at least 1.5 to 1.0 for the four consecutive fiscal quarters most recently completed prior to such Quarterly Determination Date, such deposited funds will be released from the security interest granted to the trustee and paid to or at the direction of Icahn Enterprises.

Maintenance of Total Unencumbered Assets

On each Quarterly Determination Date, the ratio of Total Unencumbered Assets to the then outstanding principal amount of the Unsecured Indebtedness will be greater than 1.5 to 1.0 as of the last day of the fiscal quarter most recently completed.

Compliance with Law

Each of Icahn Enterprises and any Guarantor will comply in all material respects with all applicable laws, rules and regulations.

No Investment Company

Neither Icahn Enterprises nor any Guarantor will register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, except as required in order to comply with law.

Merger, Consolidation or Sale of Assets

Icahn Enterprises will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises in one or more related transactions, to another Person, unless:

(1)	either: (a) Icahn Enterprises is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises under the Notes, the Indenture and the registration rights agreement and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises thereunder and all references to Icahn Enterprises in each thereof shall then become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises has delivered to the trustee an Officers’ Certificate and opinion of counsel, which may be an opinion of in-house counsel of Icahn Enterprises or an Affiliate, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings). For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis; or
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes). In any transaction referred to in this clause (2), and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such Person shall not be liable for and release such Person from, any obligation of Icahn Enterprises’ under the Indenture and the Notes and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

Icahn Enterprises or the Person formed by or surviving any merger or consolidation will not have to comply with clause (4) above in connection with any merger or consolidation if the effect of the merger or consolidation is to cause the Capital Stock of Icahn Enterprises not owned by the Principal, a Related Party or any Affiliate of the Principal to be retired or extinguished for consideration that was provided by the Principal, a Related Party or an Affiliate of the Principal (other than Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings) or the Person formed by or surviving any merger or consolidation) and the Partners’ Equity immediately after giving effect to the merger or consolidation is not less than the Partners’ Equity immediately prior to such merger or consolidation.

In addition, Icahn Enterprises may not lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. In the case of a lease of all or substantially all of the assets of Icahn Enterprises, Icahn Enterprises will not be released from its obligations under the Notes or the Indenture, as applicable.

Icahn Enterprises Holdings will not: (1) consolidate or merge with or into another Person (whether or not Icahn Enterprises Holdings, is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Icahn Enterprises Holdings in one or more related transactions, to another Person; unless:

(1)	either: (a) Icahn Enterprises Holdings is the surviving entity, or (b) the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership entity organized or existing under the laws of the United States, any stare of the United States or the District of Columbia;
(2)	the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises Holdings) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Icahn Enterprises Holdings under the Note Guarantee (and becomes a Guarantor), the Notes, the Indenture and the registration rights agreement, and upon such assumption such Person will become the successor to, and be substituted for, Icahn Enterprises Holdings thereunder, and all references to Icahn Enterprises Holdings in each thereof shall than become references to such Person and such Person shall thereafter be able to exercise every right and power of Icahn Enterprises Holdings thereunder;
(3)	immediately after such transaction no Default or Event of Default exists;
(4)	Icahn Enterprises Holdings or the Person formed by or surviving any such consolidation or merger (if other than Icahn Enterprises), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; and
(5)	Icahn Enterprises Holdings has delivered to the trustee an Officers’ Certificate and opinion of counsel which may be an opinion of in-house counsel of Icahn Enterprises or an Affiliate, each stating that such transaction complies with the terms of the Indenture.

Clauses (1), (2) or (4) above will not apply to or be required to be complied with in connection with any merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets to:

(1)	an Affiliate that has no material assets or liabilities where the primary purpose of such transaction is to change Icahn Enterprises Holdings into a corporation or other form of business entity or to change the jurisdiction of formation of Icahn Enterprises Holdings and such transaction does not cause the realization of any material federal or state tax liability that will be paid by Icahn Enterprises Holdings or any of its Subsidiaries. For purposes of this paragraph, the term material refers to any assets, liabilities or tax liabilities that are greater than 5.0% of the Adjusted Net Worth of Icahn Enterprises and its Subsidiaries (including Icahn Enterprises Holdings) on a consolidated basis;
(2)	any Person; provided that the sum of (x) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (y) Cash Equivalents and marketable securities received by Icahn Enterprises as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes); or
(3)	any Person; provided that (x) the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises not sold, assigned, transferred, conveyed or otherwise disposed of plus (ii) Cash Equivalents and marketable securities received by Icahn Enterprises Holdings as consideration (measured at aggregate Fair Market Value), determined at the time of the execution of such relevant agreement, for such merger or consolidation or the sale, assignment, transfer, conveyance or other disposition of all or substantially all of Icahn Enterprises Holdings’ properties or assets, is at least 1.50 times the aggregate principal amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), and (y) Icahn Enterprises Holdings remains a Subsidiary of Icahn Enterprises.

In any transaction referred to in clause (2) or (3) above, and subject to the terms and conditions thereof, the trustee shall, without the need of any action by the noteholders, (x) confirm that such other Person shall not be liable for and shall be released from any obligation of Icahn Enterprises’ or Icahn Enterprises Holdings’ under the Indenture, the Notes and the Note Guarantees, and (y) release any Guarantor from all obligations under its Note Guarantee if such Guarantor was directly or indirectly sold, assigned, transferred, conveyed or otherwise disposed of to such Person in such transaction.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Icahn Enterprises, Icahn Enterprises Holdings or any one or more Guarantors; or
(2)	any sale, assignment, transfer, conveyance or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents, or any purchase of property and assets, including, without limitation, securities, debt obligations or Capital Stock, with Cash Equivalents.

Transactions with Affiliates

Icahn Enterprises will not, and will not permit any of its Subsidiaries (including any Guarantor) to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, any Affiliate of Icahn Enterprises (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are not materially less favorable to Icahn Enterprises or the relevant Subsidiary (including any Guarantor) than those that would have been obtained in a comparable transaction by Icahn Enterprises or such Subsidiary (including any Guarantor) with an unrelated Person as determined in good faith by the Board of Directors of Icahn Enterprises; and
(2)	Icahn Enterprises delivers to the trustee:
(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.0 million, a resolution of the Board of Directors of Icahn Enterprises set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Icahn Enterprises; and
(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate exchange of consideration in excess of $10.0 million, an opinion as to the fairness to Icahn Enterprises or such Subsidiary (including any Guarantor) of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of recognized standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Icahn Enterprises or any of its Subsidiaries (including any Guarantor) in the ordinary course of business and payments pursuant thereto including payments or reimbursement of payments by Icahn Enterprises GP with respect to any such agreement, plan or arrangement entered into by Icahn Enterprises GP with respect to or for the benefit of officers or directors of Icahn Enterprises GP (other than any such agreements, plans or arrangements entered into by Icahn Enterprises or any of its Subsidiaries (including Icahn Enterprises Holdings) with Carl Icahn (other than employee benefit plans and officer or director indemnification agreements generally applicable to officers and directors of Icahn Enterprises GP, Icahn Enterprises or its Subsidiaries (including Icahn Enterprises Holdings));
(2)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries (except any Subsidiaries of which Carl Icahn or Affiliates of Carl Icahn (other then Icahn Enterprises, Icahn Enterprises Holdings or their Subsidiaries) own more than 10% of the Voting Stock) other than as a result of Mr. Icahn and/or Affiliates of Mr. Icahn having made one or more investments in such Subsidiary at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly knows as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantor or any of their Subsidiaries;
(3)	transactions between or among Icahn Enterprises, any Guarantor and/or their respective Subsidiaries, on the one hand, with any Person that is a Portfolio Company, on the other hand;
(4)	payment (or reimbursement of payments by Icahn Enterprises GP) of directors’ fees to Persons who are not otherwise Affiliates of Icahn Enterprises;
(5)	any issuance of Equity Interests (other than Disqualified Stock) and Preferred Unit Distributions of Icahn Enterprises to Affiliates of Icahn Enterprises;
(6)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “— Restricted Payments”;
(7)	transactions between Icahn Enterprises and/or any of its Subsidiaries (including any Guarantor), on the one hand, and other Affiliates, on the other hand, for the provision of goods or services in the ordinary course of business by such other Affiliates; provided that such other Affiliate is in the business of providing such goods or services in the ordinary course of business to unaffiliated third parties and the terms and pricing for such goods and services overall are not less favorable to Icahn

Enterprises and/or its Subsidiaries (including Icahn Enterprises Holdings) than the terms and pricing upon which such goods and services are provided to unaffiliated third parties;
(8)	the provision or receipt of accounting, financial, management, information technology and other ancillary services to or from Affiliates, provided that Icahn Enterprises or its Subsidiaries (including any Guarantor) in the case of the provision of such services, are paid a fee not less than its out of pocket costs and allocated overhead (including a portion of salaries and benefits) and in the case of the receipt of such services, paid a fee not more than such Person’s out-of-pocket costs and allocated overhead (including a portion of salaries and benefits), in each case, as determined by Icahn Enterprises in its reasonable judgment;
(9)	the license of a portion of office space pursuant to an amended and restated license agreement, dated as of August 8, 2007, between Icahn Enterprises Holdings and Icahn Associates LLC and any renewal thereof;
(10)	the payment to Icahn Enterprises GP and reimbursements of payments made by Icahn Enterprises GP of expenses relating to Icahn Enterprises’, Icahn Enterprises Holdings’ or any Guarantors’ status as a public company;
(11)	payments by Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary to Icahn Enterprises GP in connection with services provided to Icahn Enterprises Holdings, Icahn Enterprises or any Subsidiary in accordance with the Icahn Enterprises Partnership Agreement;
(12)	the Acquisitions; and
(13)	payments pursuant to the Shared Services Agreement dated as of August 8, 2007, among Icahn & Co. LLC, Icahn Enterprises Holdings and Icahn Capital Management.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuers will furnish to the holders of Notes or cause the trustee to furnish to the holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such reports; and
(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuers’ consolidated financial statements by the Issuers’ certified independent accountants. In addition, the Issuers will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and, if the SEC will not accept such a filing, will post the reports on its website within those time periods.

If, at any time, the Issuers are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Issuers will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Issuers’ filings for any reason, the Issuers will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Issuers were required to file those reports with the SEC.

In addition, the Issuers agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

Each of the following is an Event of Default with respect to each series of Notes:

(1)	default in payment when due and payable, upon redemption or otherwise, of principal or premium, if any, on the Notes of that series;
(2)	default for 30 days or more in the payment when due of interest or Special Interest on the Notes of that series;
(3)	failure by the Issuers to call or cause to be called for redemption or to purchase or cause to be called any Notes of that series, in each case when required under the Indenture;
(4)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;
(5)	failure by Icahn Enterprises or any Guarantor for 30 days after written notice from the trustee to comply with the provisions described under the captions “— Maintenance of Interest Coverage” or “— Maintenance of Total Unencumbered Assets”;
(6)	failure by the Issuers or any Guarantor for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes of any particular series then outstanding to comply with any of their other agreements in the Indenture or the Notes or the Note Guarantee;
(7)	default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuers or any Guarantor or default on any Guarantee (excluding any Bad-Boy Guarantee) by the Issuers or Icahn Enterprises Holdings of Indebtedness for money borrowed, whether such Indebtedness or Guarantee now exists or is created after the Issuance Date, which default (a) is caused by a failure to pay when due at final maturity (giving effect to any grace period or waiver related thereto) the principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness as to which Icahn Enterprises or any Guarantor is obligated to pay, together with the principal amount of any other such Indebtedness under which a Payment Default then exists or with respect to which the maturity thereof has been so accelerated or which has not been paid at maturity as to which Icahn Enterprises or any Guarantor is obligated to pay, aggregates $10.0 million or more;
(8)	failure by the Issuers or any Guarantor to pay final judgments aggregating in excess of $10.0 million, which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days after such judgment becomes a final judgment;
(9)	except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or Icahn Enterprises Holdings or any other Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and
(10)	certain events of bankruptcy or insolvency with respect to Icahn Enterprises or any Guarantor that is a Significant Subsidiary.

If any Event of Default (other than by reason of bankruptcy or insolvency) occurs and is continuing, the holders of more than 25% in principal amount of the then outstanding Notes of the applicable series may declare the principal, premium, if any, interest, Special Interest, if any, and any other monetary obligations on all the Notes of that series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Issuers or any Guarantor that is a Significant Subsidiary all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes with respect to a series of Notes may direct the trustee in its exercise of any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law or the Indenture that the trustee determines may be unduly prejudicial to the rights of other holders of Notes of that series or that may involve the trustee in personal liability. The trustee may withhold from holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the interests of the holders of the Notes of the applicable series. In addition, the trustee shall have no obligation to accelerate the Notes with respect to a series of Notes if in the best judgment of the trustee acceleration is not in the best interest of the holders of the Notes of the applicable series.

At any time after a declaration of acceleration with respect to the Notes and subject to certain conditions, the holders of a majority in aggregate principal amount of Notes outstanding with respect to a series of Notes may rescind and cancel such acceleration and its consequences subject to the conditions set forth in the Indenture.

The holders of at least a majority in aggregate principal amount of the Notes then outstanding with respect to a series of Notes by notice to the trustee may on behalf of the holders of all of the Notes of that series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any note.

The Issuers will be required to deliver to the trustee annually a statement regarding compliance with the Indenture, and the Issuers will be required, within ten Business Days, upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

No director, officer, employee, incorporator, manager (or managing member) direct or indirect member, partner or stockholder of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor shall have any liability for any obligations of the Issuers, Icahn Enterprises Holdings, Icahn Enterprises GP or any additional Guarantor under the Notes, the Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of such obligations or its creation. Each holder of the Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Covenant Defeasance

The Issuers may, at their option and at any time, elect to have their obligations and the obligations of any of their Subsidiaries or Icahn Enterprises Holdings released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and, thereafter, any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to any series of Notes or any Note Guarantee. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to such series of Notes.

In order to exercise Covenant Defeasance, in addition to any other requirements specified in the Indenture:

(1)	the Issuers must irrevocably deposit, or cause to be deposited, with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, interest and Special Interest, if any, due on the outstanding Notes of such series on the stated maturity date or on the applicable redemption date, as the case may be, in accordance with the terms of the Indenture;
(2)	no Default or Event of Default shall have occurred and be continuing with respect to certain Events of Default on the date of such deposit;
(3)	such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;
(4)	the Issuers shall have delivered to the trustee an opinion of counsel, which may be an opinion of in-house counsel to Icahn Enterprises or an Affiliate, containing customary assumptions and exceptions, to the effect that upon and immediately following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable law;
(5)	the Issuers shall have delivered to the trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of Notes over other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of Icahn Enterprises or others; and
(6)	the Issuers shall have delivered to the trustee an Officers’ Certificate and an opinion of counsel in the United Stares, which may be an opinion of in-house counsel to Icahn Enterprises or an Affiliate (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged with respect to any series of Notes and will cease to be of further effect as to all Notes of such series issued thereunder, when:

(1)	either:
(a)	all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Icahn Enterprises, have been delivered to the trustee for cancellation; or
(b)	all Notes of such series that have not been delivered to the trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (2) will become due and payable within one year or (3) are to be called for redemption within 12 months under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense of the Issuers, and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the trustee for cancellation for principal and premium, if any, and accrued but unpaid interest to the date of maturity or redemption;
(2)	no Default of Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuers are a party or by which the Issuers are bound;
(3)	the Issuers have paid or caused to be paid all sums payable by it under the Indenture with respect to such series; and
(4)	the Issuers or any Guarantor have delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officers’ Certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Note Guarantee may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding of the affected series (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the

Indenture, the Notes or the Note Guarantee may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes of the affected series (including consents obtained in connection with a tender offer or exchange offer for Notes) in accordance with the requirements of the Indenture.

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting holder of Notes):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any Note or provide that any Note is redeemable at an earlier date or for a price less than provided in the Indenture;
(3)	reduce the rate of or change the time for payment of interest on any Note;
(4)	waive a Default or Event of Default in the payment of principal of, premium or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
(5)	make any Note payable in money other than that stated in the Notes;
(6)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;
(7)	release Icahn Enterprises Holdings or any other Guarantor from any of its obligations under its Note Guarantee or the Indenture, except in accordance with the terms of the Indenture; or
(8)	make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers, the Guarantors and the trustee together may amend or supplement the Indenture, any Note Guarantee or the Notes to cure any ambiguity, defect or inconsistency, to comply with the covenant relating to mergers, consolidations and sales of assets, to provide for uncertificated Notes in addition to or in place of certificated Notes, to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of this Description of Notes to the extent that such provision in this Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect, to provide for the assumption of the Issuers’ or any Guarantor’s obligations to holders of the Notes and any Note Guarantee in the case of a merger, consolidation or asset sale, to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such holder.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the trustee, should it become a creditor (other than in connection with the Indenture) of the Issuers or Icahn Enterprises Holdings, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest under applicable law it must eliminate such conflict within 90 days or resign, or otherwise comply with applicable law.

The holders of a majority in aggregate principal amount of the then outstanding Notes of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture is and the Notes will be, subject to certain exceptions, governed by and construed in accordance with the internal laws of the State of New York, without regard to the choice of law rules thereof. The issuance of the Notes and the Note Guarantee will also be subject to a certain extent to the laws of the jurisdiction of formation of Icahn Enterprises.

Additional Information

Any holder of the Notes or prospective investor may obtain a copy of the Indenture without charge by writing to Chief Financial Officer at Icahn Enterprises L.P., 142 West 57th Street, Fifth Floor, New York, New York 10019.

Book-Entry, Delivery and Form

The exchange notes initially will be represented by one or more exchange notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to any account of a direct or indirect participant in DTC as described below. Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Issuers that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Issuers that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and
(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Rule 144A Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Rule 144A Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Special Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuers and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the trustee nor any agent of the Issuers or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or
(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuers that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

Subject to DTC’s applicable procedures, a Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuers fail to appoint a successor depositary;
(2)	the Issuers, at their option, notify the trustee in writing that it elects to cause the issuance of the Certificated Notes; or
(3)	there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”

Exchanges Between Regulation S Notes and Rule 144A Notes

Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if:

(1)	such exchange occurs in connection with a transfer of the Notes pursuant to Rule 144A; and

(2)	the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that the Notes are being transferred to a Person:
(a)	who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;
(b)	purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and
(c)	in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 of the Securities Act (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes and the Rule 144A Global Notes will be effected by DTC by means of an instruction originated by the trustee through the DTC Deposit/Withdraw at Custodian (DWAC) system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

Same Day Settlement and Payment

The Issuers will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, and Special Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuers that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registration Rights; Special Interest

The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of these Notes. See “— Additional Information.”

The Issuers, Icahn Enterprises Holdings and the initial purchaser will enter into the registration rights agreement on or prior to the closing of this offering. Pursuant to the registration rights agreement, the Issuers and Icahn Enterprises Holdings will agree to file with the SEC the Exchange Offer Registration Statement (as defined in the registration rights agreement) on the appropriate form under the Securities Act with respect to the exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and Icahn Enterprises Holdings will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer (as defined in the registration rights agreement) who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for exchange Notes.

If:

(1)	the Issuers and Icahn Enterprises Holdings are not:
(a)	required to file the Exchange Offer Registration Statement; or
(b)	permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or
(2)	any holder of Transfer Restricted Securities notifies the Issuers prior to the 20th business day following consummation of the Exchange Offer that:
(a)	it is prohibited by law or SEC policy from participating in the Exchange Offer;
(b)	it may not resell the exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or
(c)	it is a broker-dealer and owns Notes acquired directly from the Issuers or an Affiliate of the Issuers.

then the Issuers and Icahn Enterprises Holdings will file with the SEC a Shelf Registration Statement (as defined in the registration rights agreement) to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

For purposes of the preceding, “Transfer Restricted Securities” means each note until the earliest to occur of:

(1)	the date on which such note has been exchanged by a Person other than a broker-dealer for an exchange note in the Exchange Offer;
(2)	following the exchange by a broker-dealer in the Exchange Offer of a note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;
(3)	the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or
(4)	the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

The registration rights agreement will provide that:

(1)	the Issuers and Icahn Enterprises Holdings will file an Exchange Offer Registration Statement with the SEC on or prior to 120 days after the Issuance Date;

(2)	the Issuers and Icahn Enterprises Holdings will use all commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 210 days after the Issuance Date;
(3)	unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Issuers and Icahn Enterprises Holdings will:
(a)	commence the Exchange Offer; and
(b)	use all commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and
(4)	if obligated to file the Shelf Registration Statement, Icahn Enterprises will use all commercially reasonable efforts to file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.

If:

(1)	the Issuers and Icahn Enterprises Holdings fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;
(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);
(3)	the Issuers and Icahn Enterprises Holdings fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or
(4)	the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Issuers and Icahn Enterprises Holdings will pay Special Interest to each holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such holder.

The amount of the Special Interest will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Special Interest for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes.

All accrued Special Interest will be paid by the Issuers and Icahn Enterprises Holdings on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of Special Interest will cease.

Holders of Notes will be required to make certain representations to the Issuers and Icahn Enterprises Holdings (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Special Interest set forth above. By acquiring Transfer Restricted Securities, a holder will be deemed to have agreed to indemnify the Issuers and Icahn Enterprises Holdings against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf

Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from the Issuers.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisitions” means:

(1)	the ARI Acquisition;
(2)	the Viskase Acquisition;
(3)	the transactions contemplated by clauses (1) and (2), above, including but not limited to the registration rights agreement to be entered into between Icahn Enterprises and the other signatories thereto.

“Adjusted Controlled Entity Net Worth” as of any date means, the total shareholders’ equity (or if Icahn Enterprises were not a corporation, the equivalent account) of Icahn Enterprises and its Subsidiaries on a consolidated basis minus equity attributable to non-controlling interests, determined in conformity with GAAP reflected on the consolidated balance sheet of Icahn Enterprises as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by Icahn Enterprises or any of its Subsidiaries after December 31, 2009 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating Adjusted Controlled Entity Net Worth.

“Adjusted Net Worth” of any specified Person as of any date means, the total shareholders’ equity (or if such Person were not a corporation, the equivalent account) of such Person and its Subsidiaries on a consolidated basis determined in conformity with GAAP reflected on the consolidated balance sheet of such Person as of the last day of the fiscal quarter most recently completed before the date of determination for which financial statements are then available, but taking into account any change in total shareholders’ equity (or the equivalent account) as a result of any (x) Restricted Payments made, (y) asset sales or (z) contributions to equity or from the issuance or sale of Equity Interests (excluding Disqualified Stock) or from the exchange or conversion (other than to Disqualified Stock) of Disqualified Stock or debt securities, completed since such fiscal quarter end; provided, however, that all acquisitions by such Person after December 31, 2009 from an Affiliate that would be accounted for as a pooling of interest transaction under GAAP will instead be accounted for using the purchase method for purposes of calculating such Person’s Adjusted Net Worth.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting

Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“ARI Acquisition” means the acquisition by Icahn Enterprises or its Subsidiaries from Modal LLC, Caboose Holding LLC and Barberry Corp., or their assignees, of all of their respective shares of American Railcar Industries, Inc. (“ARI”), representing no less than 11,500,000 shares (as adjusted for any split, subdivision, consolidation or reclassification) of the common stock of ARI for consideration comprised solely of Common Units.

“Bad Boy Guarantees” means the Indebtedness of any specified Person attributable to “bad boy” indemnification or Guarantees, which Indebtedness would be non-recourse to Icahn Enterprises and Icahn Enterprises Holdings other than recourse relating to the specific events specified therein, which such events shall be usual and customary exceptions typically found in non-recourse financings at such time as determined by management in its reasonable judgment.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or the Board of Directors of the managing member; and
(4)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such jurisdictions are authorized or required by law or other governmental action to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;
(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; but excluding from each of (1), (2), (3) and (4) above any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)	certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)	commercial paper having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services and, in each case, maturing within one year after the date of acquisition; and
(6)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Cash Flow of Icahn Enterprises and the Guarantors” means, with respect to any period, the Net Income of Icahn Enterprises and the Guarantors for such period plus, without duplication:

(1)	provision for taxes based on income or profits of Icahn Enterprises and the Guarantors or any payments of Tax Amounts by Icahn Enterprises for such period, to the extent that such provision for taxes or such payments of Tax Amounts were deducted in computing such Net Income of Icahn Enterprises or any Guarantor; plus
(2)	the Fixed Charges of Icahn Enterprises or any Guarantor for such period, to the extent that such Fixed Charges of Icahn Enterprises and such Guarantor were deducted in computing such Net Income of Icahn Enterprises and such Guarantor; plus
(3)	depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Icahn Enterprises and any Guarantor for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Net Income of Icahn Enterprises and any Guarantor; plus
(4)	Cash and Cash Equivalents received by or paid to Icahn Enterprises or any Guarantor from investments or from any of its Subsidiaries (other than from any Guarantor); minus
(5)	non-cash items increasing such Net Income of Icahn Enterprises and any Guarantor for such period, other than the accrual of revenue in the ordinary course of business,

in each case, consolidating such amounts for Icahn Enterprises and any Guarantor but excluding any net income, provision for taxes, fixed charges, depreciation, amortization or other amounts of any of the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1)	the sale, lease, transfer, conveyance or other disposition by Icahn Enterprises or Icahn Enterprises Holdings (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Icahn Enterprises or Icahn Enterprises Holdings to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Principal or a Related Party; provided, however, that (x) if the sum of (i) the Fair Market Value of properties or assets of Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, not sold, transferred, conveyed or otherwise disposed of plus (ii) the Cash Equivalents and marketable securities received by Icahn Enterprises or Icahn Enterprises Holdings, as the case may be, as consideration (measured at aggregate Fair Market Value), determined at the time of execution of each relevant agreement, for such sale, lease, transfer, conveyance or other disposition of properties or assets, is at least 1.50 times the aggregate amount of all outstanding Indebtedness of Icahn Enterprises and any Guarantor (including the Notes), then such transaction shall not be deemed a Change of Control and (y) any sale, assignment, transfer or other disposition of Cash Equivalents, including, without limitation, any investment or capital contribution of Cash Equivalents or purchase of property, assets or Capital Stock with Cash Equivalents, will not constitute a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets for purposes of this clause (1);
(2)	the adoption of a plan relating to the liquidation or dissolution of Icahn Enterprises;
(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than the Principal or the Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of a Controlling Entity of Icahn Enterprises, measured by voting power rather than number of shares;
(4)	the first day on which a majority of the members of the Board of Directors of the Controlling Entity are not Continuing Directors; or
(5)	for so long as Icahn Enterprises is a partnership, at such time that the general partner of Icahn Enterprises is no longer at least one of the following: (w) the Principal, (x) a Related Party, (y) an Affiliate of the Principal or (z) an Affiliate of a Related Party.

“Change of Control Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Common Units” means depositary units of Icahn Enterprises, representing its limited partner interests.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of net income (loss) of such Person, on a consolidated basis with its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or any dividends or distributions paid pursuant to clause (10) of the second paragraph of the covenant described under the caption “Certain Covenants — Restricted Payments”; provided that:

(1)	the Net Income of any Person that is accounted for by the equity method of accounting or that is a Subsidiary will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;
(2)	the Net Income of any of its Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and
(3)	the cumulative effect of a change in accounting principles will be excluded.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Icahn Enterprises who:

(1)	was a member of such Board of Directors on the date of the Indenture; or
(2)	was nominated for election or elected to such Board of Directors with the approval of the Principal or any of the Related Parties or with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of Voting Stock, by agreement or otherwise and “Controlled” has a corresponding meaning.

“Controlling Entity” means (1) for so long as Icahn Enterprises is a partnership, any general partner of Icahn Enterprises, (2) if Icahn Enterprises is a limited liability company, any managing member of Icahn Enterprises or (3) if Icahn Enterprises is a corporation, Icahn Enterprises.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to repurchase such Capital Stock upon the occurrence of a change of control, event of loss, an asset sale or other special redemption event will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments” or where the funds to pay for such repurchase was from the net cash proceeds of such Capital Stock and such net cash proceeds was set aside in a separate account to fund such repurchase. Furthermore, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Icahn Enterprises or any Guarantor to redeem such Capital Stock, including, without limitation, upon maturity will not constitute Disqualified Stock if the terms of such Capital Stock provide that Icahn Enterprises or any Guarantor may redeem such Capital Stock for other Capital Stock that is not Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Icahn Enterprises and its Subsidiaries (including any Guarantor) may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. For the avoidance of doubt, and by way of example, the Preferred Units, as in effect on the date of the Indenture, do not constitute Disqualified Stock.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale of Capital Stock (other than Disqualified Stock) of Icahn Enterprises (other than an offer and sale relating to equity securities issuable under any employee benefit plan of Icahn Enterprises) or a capital contribution in respect of Capital Stock (other than Disqualified Stock) of Icahn Enterprises.

“Exchange Act” means the Exchange Act of 1934, as amended.

“Existing Indebtedness” means up to $1,951 million in aggregate principal amount of Indebtedness of Icahn Enterprises and any Guarantor, in existence on the Issuance Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Icahn Enterprises (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors” means the ratio of the Cash Flow of Icahn Enterprises and the Guarantors for such period to the Fixed Charges of Icahn Enterprises and the Guarantors for such period. In the event that Icahn Enterprises, the Guarantors or any Guarantor incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio of Icahn Enterprises and the

Guarantors is being calculated and on or prior to the Quarterly Determination Date for which the calculation of the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors is being made (the “Calculation Date”), then the Fixed Charge Coverage Ratio of Icahn Enterprises and the Guarantors will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person, including through mergers or consolidations, or any Person acquired by the specified Person, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;
(2)	the Cash Flow of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)	the Fixed Charges of Icahn Enterprises and the Guarantors attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that such Fixed Charges of Icahn Enterprises and the Guarantors are equal to or less than the Cash Flow of Icahn Enterprises and the Guarantors from the related discontinued operation excluded under clause (3) for such period; and
(4)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges of Icahn Enterprises and the Guarantors” means, with respect to any period, the sum, without duplication, of:

(1)	the interest expense of Icahn Enterprises, and any Guarantor for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
(2)	the interest expense of Icahn Enterprises and any Guarantor that was capitalized during such period; plus
(3)	any interest on Indebtedness of another Person that is guaranteed by Icahn Enterprises or any Guarantor (other than Bad Boy Guarantees unless such Bad Boy Guarantee is called upon) or secured by a Lien on assets of Icahn Enterprises or any additional Guarantor, whether or not such Guarantee or Lien is called upon; provided that for purposes of calculating interest with respect to Indebtedness that is Guaranteed or secured by a Lien, the principal amount of Indebtedness will be calculated in accordance with the last two paragraphs of the definition of Indebtedness; plus
(4)	the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of Icahn Enterprises, other than dividends on preferred stock to the extent payable in Equity Interests of Icahn Enterprises (other than Disqualified Stock) or dividends on preferred equity payable to Icahn Enterprises, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of Icahn Enterprises (however, for so long as Icahn Enterprises is a partnership or otherwise a pass-through entity for federal income tax purposes, the combined federal, state and local income tax rate shall be the rate that was utilized to calculate the Tax Amount of Icahn Enterprises to the extent that the Tax Amount was actually distributed with respect to such period (and if less than the Tax Amount is distributed, such rate shall be proportionately reduced) and if no Tax Amount was actually distributed with respect to such period, such combined federal, state and local income tax rate shall be zero), expressed as a decimal; provided that this clause (4) will not include any Preferred Unit Distribution paid in additional Preferred Units, in each case, determined on a consolidated basis between Icahn Enterprises and any Guarantor but on a non-consolidated basis with the Subsidiaries of Icahn Enterprises (other than any Guarantor) and otherwise in accordance with GAAP.

“Former Employees” means a former member of management of Icahn Enterprises (or any of its Subsidiaries (including any Guarantors)), other than the Principal, who voluntarily or upon any other termination is no longer employed by any of Icahn Enterprises or any of its Subsidiaries (including any Guarantors) and who holds Equity Interests that are required to be redeemed or purchased pursuant to any contractual requirements upon such termination of employment.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issuance Date. For the purposes of the Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Subsidiaries.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or other national government, any state, province or any city or other political subdivision, including, without limitation, the State of Nevada or the State of New Jersey, whether now or hereafter existing, or any officer or official thereof and any other agency with authority thereof to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Principal, its Related Parties, the Issuers or any of their respective Subsidiaries or Affiliates.

“Gaming Law” means any gaming law or regulation of any jurisdiction or jurisdictions to which the Issuers or any of their Subsidiaries (including Icahn Enterprises Holdings) is, or may at any time after the issue date be, subject.

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantor” means any Subsidiary of Icahn Enterprises (initially only Icahn Enterprises Holdings) that executes a Note Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Icahn Enterprises” means Icahn Enterprises L.P.

“Icahn Enterprises Finance” means Icahn Enterprises Finance Corp.

“Icahn Enterprises GP” means Icahn Enterprises G.P. Inc.

“Icahn Enterprises Holdings” means Icahn Enterprises Holdings L.P.

“Icahn Enterprises Partnership Agreement” means Icahn Enterprises’ Amended and Restated Agreement of Limited Partnership, dated May 12, 1987 as amended February 22, 1995, August 16, 1996, May 9, 2002, June 29, 2005, September 17, 2007 and December 17, 2007, as the same may be amended from time to time.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;
(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)	in respect of banker’s acceptances;
(4)	representing Capital Lease Obligations;
(5)	representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or
(6)	representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date attributable to a Guarantee shall be the maximum principal amount guaranteed by such specified Person as of such date; provided, however, that Guarantees non-recourse to such specified Person that are limited to Liens on the assets of the specified Person shall be the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) maximum principal amount guaranteed by such specified Person.

The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness with original issue discount, (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness and (c) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such assets at the date of determination and (y) the amount of the Indebtedness of the other Person to the extent so secured. Notwithstanding anything in the Indenture to the contrary, Indebtedness of Icahn Enterprises, Icahn Enterprises Holdings or any Note Guarantor shall not include any Indebtedness that has been either satisfied and discharged or defeased through covenant defeasance or legal defeasance.

“Issuance Date” means the closing date for the sale and original issuance of the Notes.

“Issuers” means Icahn Enterprises and Icahn Enterprises Finance, collectively.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Income” means, with respect to any specified Person for any four consecutive fiscal quarter period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Note Guarantee” means the Guarantee by any Subsidiary of Icahn Enterprises of the Issuers’ obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture which initially will only be by Icahn Enterprises Holdings.

“Notes” means Icahn Enterprises’ 7¾% senior Notes due 2016 and 8% senior Notes due 2018.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of Icahn Enterprises GP or Icahn Enterprises Finance by two Officers (or if a limited liability company, two Officers of the managing member of such limited liability company) of Icahn Enterprises GP or Icahn Enterprises Finance, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Icahn Enterprises GP or Icahn Enterprises Finance that meets the requirements set forth in the Indenture.

“Other Liquidated Damages” means liquidated damages arising from a registration default under a registration rights agreement with respect to the registration of subordinated Indebtedness permitted to be incurred under the Indenture.

“Partners’ Equity” with respect to any Person means as of any date, the partners’ equity as of such date shown on the consolidated balance sheet of such Person and its Subsidiaries or if such Person is not a partnership, the comparable line-item on a balance sheet, each prepared in accordance with GAAP.

“Permitted Refinancing Indebtedness” means any Indebtedness of Icahn Enterprises or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Icahn Enterprises or any Guarantor (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, and Other Liquidated Damages, incurred in connection therewith);
(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, estate, organization described in Section 501(c) of the Internal Revenue Code, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Portfolio Company” means any Person that (x) is not Icahn Enterprises or any Subsidiary of Icahn Enterprises and (y) is an Affiliate of Icahn Enterprises, if the Principal has no direct or indirect (1) Equity Interest in such Person or (2) other investment in such Person, other than, in the case of either (1) or (2), any direct or indirect Equity Interest or other investment due to (A) the direct or indirect interest of the Principal in the Issuers, the Guarantors or Icahn Enterprises GP or (B) as a result of the Principal or his Affiliates having made one or more investments in such Person at or about the same time and at such time on substantially the same terms as investments that were made in such Person by one or more of the investment vehicles (commonly known as “hedge funds” or “controlled” or “managed” accounts, “pooled investment vehicles” or similar investment vehicles), directly or indirectly, advised, operated, controlled or managed by the Issuers, the Guarantors or any of their Subsidiaries.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Preferred Units” means Icahn Enterprises’ 5% Cumulative Pay-in-Kind Redeemable Preferred Units payable on or before March 31, 2010.

“Preferred Unit Distribution” means the scheduled annual Preferred Unit distribution, payable on March 31 of each year in additional Preferred Units at the rate of 5% of the liquidation preference of $10.00 per Preferred Unit.

“Principal” means Carl Icahn.

“Principal Property” of a specified Person means any property, assets or revenue of such Person now owned or hereafter acquired.

“Quarterly Determination Date” means, in connection with Icahn Enterprises’ first, second and third fiscal quarters, the earlier of (i) the date Icahn Enterprises would have been required to file a quarterly report with the SEC on Form 10-Q if Icahn Enterprises were required to file such reports and (ii) the date Icahn Enterprises files its quarterly report with the SEC on Form 10-Q. In connection with Icahn Enterprises’ fourth fiscal quarter, the earlier of (i) the date Icahn Enterprises would have been required to file an annual report with the SEC on Form 10-K if Icahn Enterprises were required to file such a report and (ii) the date Icahn Enterprises files its annual report with the SEC on Form 10-K.

“Related Party” or “Related Parties” means (1) Carl Icahn and his siblings, his and their respective spouses and descendants (including stepchildren and adopted children) and the spouses of such descendants (including stepchildren and adopted children) (collectively, the “Family Group”); (2) any trust, estate, partnership, corporation, company, limited liability company or unincorporated association or organization (each an “Entity” and collectively “Entities”) Controlled by one or more members of the Family Group; (3) any Entity over which one or more members of the Family Group, directly or indirectly, have rights that, either legally or in practical effect, enable them to make or veto significant management decisions with respect to such Entity, whether pursuant to the constituent documents of such Entity, by contract, through representation on a board of directors or other governing body of such Entity, through a management position with such Entity or in any other manner (such rights hereinafter referred to as “Veto Power”); (4) the estate of any member of the Family Group; (5) any trust created (in whole or in part) by any one or more members of the Family Group; (6) any individual or Entity who receives an interest in any estate or trust listed in clauses (4) or (5), to the extent of such interest; (7) any trust or estate, substantially all the beneficiaries of which (other than charitable organizations or foundations) consist of one or more members of the Family

Group; (8) any organization described in Section 501(c) of the Internal Revenue Code of 1986, as amended (the “IRC”), over which any one or more members of the Family Group and the trusts and estates listed in clauses (4), (5) and (7) have direct or indirect Veto Power, or to which they are substantial contributors (as such term is defined in Section 507 of the IRC); (9) any organization described in Section 501(c) of the IRC of which a member of the Family Group is an officer, director or trustee; or (10) any Entity, directly or indirectly (a) owned or Controlled by or (b) a majority of the economic interests in which are owned by, or are for or accrue to the benefit of, in either case, any Person or Persons identified in clauses (1) through (9) above. For the purposes of this definition of Related Party, and for the avoidance of doubt, in addition to any other Person or Persons that may be considered to possess Control, (x) a partnership shall be considered Controlled by a general partner or managing general partner thereof, (y) a limited liability company shall be considered Controlled by a managing member of such limited liability company and (z) a trust or estate shall be considered Controlled by any trustee, executor, personal representative, administrator or any other Person or Persons having authority over the control, management or disposition of the income and assets therefrom.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” of any specified Person means any Indebtedness secured by a Lien upon the property of such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issuance Date.

“Special Interest” means all special interest then owing pursuant to the registration rights agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, accreted value, or principal prior to the date originally scheduled for the payment or accretion thereof.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total Voting Stock is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

For the avoidance of doubt, Icahn Enterprises Holdings will be deemed to be a Subsidiary of Icahn Enterprises so long as Icahn Enterprises Holdings remains a Guarantor.

“Tax Amount” means, for any period beginning on or after January 1, 2010, the combined federal, state and local income taxes, including estimated taxes, that would be payable by Icahn Enterprises if it were a Delaware corporation filing separate tax returns with respect to its Taxable Income for such period and owned 100% of Icahn Enterprises Holdings; provided, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if Icahn Enterprises were a Delaware corporation shall be taken into account, but only to the extent such carryforwards or attributes arise after January 1, 2010; provided, further that (i) if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero and (ii) any Tax Amount other than amounts relating to estimated taxes shall be computed by a nationally recognized accounting firm (but, including in any event, Icahn Enterprises’ auditors).

Notwithstanding anything to the contrary, the Tax Amount shall not include taxes resulting from Icahn Enterprises’ change in the status to a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of Icahn Enterprises for such period for federal income tax purposes.

“Total Unencumbered Assets” means, as of any Quarterly Determination Date, the book value of all of the assets of Icahn Enterprises and any Guarantor (including, without limitation, the Capital Stock of their Subsidiaries, but excluding goodwill and intangibles) that do not secure, by a Lien, any portion of any Indebtedness (other than assets secured by a Lien in favor of the Notes and such assets are not secured by a Lien in favor of any other Indebtedness) as of such date (determined on a consolidated basis between Icahn Enterprises and any Guarantor but not on a consolidated basis with their Subsidiaries and otherwise in accordance with GAAP).

“Unsecured Indebtedness” of Icahn Enterprises, Icahn Enterprises Holdings and any additional Guarantor means any Indebtedness of such Person that is not Secured Indebtedness.

“Variable Rate Notes” means Icahn Enterprises’ variable rate convertible Notes due 2013, issued pursuant to the Variable Rate Notes Indenture.

“Variable Rate Note Indenture” means the Indenture, dated April 5, 2007, by and among Icahn Enterprises, Icahn Enterprises Finance, Icahn Enterprises Holdings and Wilmington Trust Company, as Trustee.

“Viskase Acquisition” means the acquisition by Icahn Enterprises or its Subsidiaries from Barberry Corp., High River Limited Partnership, Koala Holding Limited Partnership and Meadow Walk Limited Partnership, or their assignees, of all of their respective shares of Viskase Companies, Inc. (“Viskase”), representing no less than 25,500,000 shares (as adjusted for any split, subdivision, consolidation or reclassification) of the common stock of Viskase for consideration comprised solely of Common Units.

“Voting Stock” means, with respect to any Person that is (a) a corporation, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency, (b) a limited liability company, membership interests entitled to manage, or to elect or appoint the Persons that will manage the operations or business of the limited liability company, or (c) a partnership, partnership interests entitled to elect or replace the general partner thereof.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal or liquidation preference, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Stock, as the case may be.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following general discussion summarizes the material U.S. federal income tax consequences that apply to beneficial owners of the existing notes who:

(1)	acquired the existing notes at the offering price for cash,
(2)	exchange the existing notes for exchange notes in this exchange offer, and
(3)	hold the existing notes and will hold the exchange notes as “capital assets” (generally, for investment) as defined in the Code.

This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules which may affect the U.S. tax treatment of your investment in the exchange notes. For example, special rules not discussed here may apply to you if you are:

•	A broker-dealer, a dealer in securities or a financial institution that uses the mark-to-market method of accounting for securities;
•	An S corporation;
•	A bank;
•	A thrift;
•	An insurance company;
•	A tax-exempt organization;
•	A partnership or other pass-through entity;
•	A “controlled foreign corporation”
•	A “passive foreign investment company”
•	Subject to the alternative minimum tax provisions of the Code;
•	Holding the existing notes or the exchange notes as part of a hedge, straddle or other risk reduction or constructive sale transaction;
•	A person with a “functional currency” other than the U.S. dollar; or
•	A U.S. expatriate.

If you are a partner in a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, which holds the exchange notes, you should consult your own tax advisor regarding special rules that may apply.

This summary is based on the Code and applicable Treasury Regulations, rulings, administrative pronouncements and decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Each holder is urged to consult his tax advisor regarding the specific federal, state, local, and foreign income and other tax considerations of participating in this exchange offer and holding and disposing of the exchange notes.

Exchange of Existing Notes for Exchange Notes

The exchange of the existing notes for the exchange notes pursuant to this exchange offer should not be a taxable event for U.S. federal income tax purposes. Accordingly, holders participating in this exchange offer should not recognize any income, gain or loss in connection with the exchange for U.S. federal income tax purposes. In addition, immediately after the exchange, any such holder should have the same adjusted tax basis and holding period in the exchange notes as it had in the existing notes immediately before the exchange.

Consequences of Holding the Exchange Notes

U.S. Holders

If you are a “U.S. Holder,” as defined below, this section applies to you. Otherwise, please consult the section titled “Non-U.S. Holders,” below.

Definition of U.S. Holder

You are a “U.S. Holder” if you are the beneficial owner of an exchange note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation or an entity, treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any political subdivision thereof;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust (i) if a court within the United States can exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust, or (ii) if the trust was in existence on August 20, 1996, and treated as a domestic trust on August 19, 1996, and it has elected to continue to be treated as a U.S. person.

Taxation of Interest

Subject to the discussion below under “Pre-Issuance Accrued Interest,” generally, you must include the interest on the exchange notes in your gross income as ordinary income:

•	when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or
•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

Pre-Issuance Accrued Interest

A portion of the purchase price of the existing notes is attributable to interest accrued for the period starting from July 15, 2012, through the date the existing notes were issued, which we refer to as “pre-issuance accrued interest.” We intend to take the position that a portion of the interest received on the first interest payment date equal to the pre-issuance accrued interest will be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the exchange notes. Amounts treated as a return of pre-issuance accrued interest will not be taxable when received but will reduce your adjusted tax basis in the exchange notes by a corresponding amount.

Bond Premium

You will be considered to have purchased the exchange notes at a premium equal to the excess of the purchase price for the existing notes that were exchanged for exchange notes (excluding any amount properly allocable to pre-issuance accrued interest) over the principal amount and may elect to amortize such premium as an offset to interest income, using a constant yield method, over the remaining term of the exchange notes (or if it results in a smaller amortizable premium attributable to the period of earlier call date, with reference to the amount payable on earlier call date). In addition, the election generally will apply to all taxable debt instruments held by you during or after the taxable year for which the election is made and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the exchange notes by the amount of the premium amortized during your holding period. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in an exchange note and will decrease the gain or increase the loss otherwise recognized upon the disposition of the exchange note. Therefore, if you do not elect to amortize premium and hold an exchange note to maturity, you generally will be required to treat the premium as capital loss when the exchange note matures.

Additional Payments

As discussed above in the sections entitled “Description of Notes — Optional Redemption” and “— Repurchase at the Option of Holders — Change of Control,” we may be required to make payments of additional amounts if we call the Notes for redemption or if we repurchase the Notes at the option of the holders upon the occurrence of a change of control. We intend to take the position that the exchange notes should not be treated as contingent payment debt instruments because of such additional payments, and this disclosure assumes that our position will be respected. This position is based in part on assumptions regarding the possibility, as of the date of issuance of the existing notes that were exchanged for exchange notes, that such additional amounts will have to be paid. Assuming such position is respected, any additional amounts paid to you pursuant to any redemption or repurchase would be taxable as described below in “— Sale or Other Taxable Disposition of the Exchange Notes.” If the IRS successfully challenged this position, and the exchange notes were treated as contingent payment debt instruments, you could be required to accrue interest income at a rate higher than the rate that would otherwise apply and to treat as ordinary income, rather than capital gain, any gain recognized on a sale or other taxable disposition of the exchange notes.

Sale or Other Taxable Disposition of the Exchange Notes

You will generally recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note. The amount of your gain or loss will equal the difference between the amount you receive for the exchange note (in cash or other property, valued at fair market value), except to the extent amounts received are attributable to accrued interest on the note, and your adjusted tax basis in the exchange note. Your tax basis in the exchange note generally will equal the price you paid for the existing note that was exchanged for the exchange note decreased by any (i) amortized bond premium, (ii) principal payments previously received by you and (iii) any amounts previously allocated to pre-issuance accrued interest. Your gain or loss generally will be long-term capital gain or loss if your holding period for the exchange note is more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition, and such holding period will generally include your holding period in the existing notes. Otherwise, it will be short-term capital gain or loss. For a non-corporate U.S. Holder, the current maximum U.S. federal income tax rate applicable to long-term capital gains is generally 15%; however, the statute providing for this 15% rate is scheduled to expire on December 31, 2012, after which time, the rate applicable to long-term capital gains will increase to 20% unless legislation providing for the lower 15% rate to be extended or otherwise providing for a lower rate is enacted. There can be no assurance that the existing statute will be extended or other legislation enacted, and as a result long-term capital gain attributable to the sale of the exchange notes recognized after December 31, 2012 may be taxed at a rate greater than 15%. The ability to deduct capital losses is subject to limitations. Payments attributable to accrued interest which you have not yet included in income will be taxed as ordinary interest income.

Medicare Surtax on Unearned Income

Legislation enacted in 2010 requires certain U.S. Holders who are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of exchange notes for taxable years beginning after December 31, 2012. You should consult your own tax advisor regarding the effect, if any, of this legislation on your ownership and disposition of the exchange notes.

Information Reporting and Backup Withholding

We will report to certain holders of the exchange notes and to the IRS the amount of any interest paid on the exchange notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. You may be subject to a backup withholding tax when you receive interest payments on an exchange note or proceeds upon the sale or other disposition of the exchange note. Certain holders (including, among others, corporations, financial institutions and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. In addition, the backup withholding tax will not apply to you if you provide to us or our paying agent your correct social security or other taxpayer identification number, or TIN, on an IRS Form W-9 (or suitable substitute form) in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the TIN you provided is incorrect;

•	you underreport interest and dividend payments that you receive on your tax return and the IRS notifies us or our paying agent that withholding is required; or
•	you fail, under certain circumstances, to certify under penalties of perjury that you are not subject to backup withholding.

The backup withholding tax rate is currently 28%, which rate currently is scheduled to increase to 31% for taxable years beginning on or after January 1, 2013. Any amounts withheld from a payment to you under the backup withholding rules may be credited against your U.S. federal income tax liability, and may entitle you to a refund, provided the required information is properly furnished to the IRS on a timely basis.

You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedures for obtaining such exemption.

Non-U.S. Holders

The following general discussion is limited to the U.S. federal income tax consequences relevant to a “Non-U.S. Holder.” A “Non-U.S. Holder” is any beneficial owner of an exchange note if such owner is, for U.S. federal income tax purposes, a nonresident alien, or a corporation, estate, or trust that is not a U.S. Holder. If you are a U.S Holder, this section does not apply to you.

Interest

Portfolio Interest Exemption.  You generally will not be subject to U.S. federal income tax or withholding tax on interest paid or accrued on the exchange notes if:

•	you do not own, actually or constructively, 10% or more of our capital or profits interests;
•	you are not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code;
•	you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code;
•	such interest is not effectively connected with the conduct by you of a trade or business in the United States; and
•	either (i) you represent that you are not a United States person for U.S. federal income tax purposes and you provide your name and address to us or our paying agent on a properly executed IRS Form W-8BEN (or a suitable substitute form) signed under penalties of perjury, or (ii) a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business holds the exchange note on your behalf, certifies to us or our paying agent under penalties of perjury that it has received an IRS Form W-8BEN (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy of the Form W-8BEN (or a suitable substitute form) to us or our paying agent.

U.S. Federal Income or Withholding Tax If Interest Is Not Portfolio Interest.  If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption described above, you may be subject to a 30% withholding tax on the gross amount of interest payments, unless reduced or eliminated by an applicable income tax treaty.

However, income from payments or accruals of interest that is effectively connected with the conduct by you of a trade or business in the United States will be subject to U.S. federal income tax on a net basis at a rate applicable to United States persons generally (and, if paid to corporate holders, may also be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate). If payments are subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to United States withholding tax so long as you provide us or our paying agent with a properly executed IRS Form W-8ECI (or suitable substitute form).

Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of the branch profits tax, or other rules different from those described above. Generally, in order to claim any treaty benefits you must submit a properly executed IRS Form W-8BEN (or suitable substitute form).

Reporting.  We may report annually to the IRS and to you the amount of interest paid to you, and the tax withheld, if any, with respect to you.

Sale or Other Taxable Disposition of the Exchange Notes

You generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of an exchange note unless (i) such gain is effectively connected with the conduct by you of a trade or business within the United States, or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met. Any gain that is effectively connected with the conduct by you of a trade or business within the United States will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons as described above.

Backup Withholding and Information Reporting

Payments From U.S. Office.  If you receive payment of interest or principal directly from us or through the U.S. office of a custodian, nominee, agent or broker, you may be subject to both backup withholding and information reporting.

With respect to interest payments made on the exchange notes, however, backup withholding and information reporting will not apply if you certify, generally on IRS Form W-8BEN, or IRS Form W-8ECI (or suitable substitute form), that you are not a U.S. person in the manner described above under the heading “Non-U.S. Holders — Interest,” or you otherwise establish an exemption.

Moreover, with respect to proceeds received on the sale, exchange, redemption, retirement or other disposition of an exchange note, backup withholding or information reporting generally will not apply if you properly provide, generally on IRS Form W-8BEN, or IRS Form W-8BEN (or a suitable substitute form), a statement that you are an “exempt foreign person” for purposes of the broker reporting rules, and other required information. If you are not subject to United States federal income or withholding tax on the sale or other disposition of an exchange note, as described above under the heading “Non-U.S. Holders-Interest — Sale or Other Taxable Disposition of the Exchange Notes,” you generally will qualify as an “exempt foreign person” for purposes of the broker reporting rules.

Payments From Foreign Office.  If payments of principal and interest are made to you outside the United States by or through the foreign office of your foreign custodian, nominee or other agent, or if you receive the proceeds of the sale of an exchange note through a foreign office of a “broker,” as defined in the pertinent Treasury Regulations, you generally will not be subject to backup withholding or information reporting. You will however, be subject to backup withholding and information reporting if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that you are a U.S. person. You will also be subject to information reporting, but not backup withholding, if the payment is made by a foreign office of a custodian, nominee, agent or broker that has certain relationships to the United States unless the broker has in its records documentary evidence that you are a Non-U.S. Holder and certain other conditions are met.

Refunds.  Any amounts withheld from a payment to you under the backup withholding rules may be credited against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is properly furnished to the IRS on a timely basis.

The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or other agreement.

The preceding summary is for general information only and is not tax advice. Please consult your own tax advisor to determine the tax consequences of participating in this exchange offer and holding and disposing of the exchange notes under your particular circumstances.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 270 days after the expiration date (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until            , 2012 (90 days after the date of this prospectus) all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 270 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the existing notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the existing notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the notes offered by this prospectus will be passed upon for us by Proskauer Rose LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Icahn Enterprises L.P. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2011 and the financial statement schedule, incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The report of Grant Thornton LLP and the report of the other auditors, Ernst & Young LLP, are incorporated by reference herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

With respect to the unaudited interim financial information of Icahn Enterprises L.P. for the quarters ended June 30, 2012 and March 31, 2012 and their comparative 2011 periods, respectively, which are incorporated by reference in this prospectus and elsewhere in the registration statement, Grant Thornton LLP and the other auditors, Ernst & Young LLP and KPMG LLP, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. The respective reports of Grant Thornton LLP and the other auditors, Ernst & Young LLP and KPMG LLP, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their respective reports on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Grant Thornton LLP and the other auditors, Ernst & Young LLP and KPMG LLP, are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their respective reports on the unaudited interim financial information because those reports are not a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

The consolidated balance sheets of Icahn Enterprises Holdings L.P. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity and comprehensive income and cash flows for each of the three years in the period ended December 31, 2011 and the financial statement schedule, included in this prospectus and elsewhere in this registration statement have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto. The report of Grant Thornton LLP and the report of the other auditors, Ernst & Young LLP, have been so included in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

With respect to the unaudited interim financial information of Icahn Enterprises Holdings L.P. for the three and six month periods ended June 30, 2012 and 2011, which are included in this prospectus and elsewhere in the registration statement, Grant Thornton LLP and the other auditors, Ernst & Young LLP and KPMG LLP, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. The respective reports of Grant Thornton LLP and the other auditors, Ernst & Young LLP and KPMG LLP, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their respective reports on such information should be restricted in light of the limited nature of the review procedures applied. In addition, Grant Thornton LLP and the other auditors, Ernst & Young LLP and KPMG LLP, are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their respective reports on the unaudited interim financial information because those reports are not a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, which you may read and copy at the SEC’s Public Reference Room at 100 F Street, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding us. You may access the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Exchange Act. As a result, we are required to file reports and other information with the SEC. These materials can be copied and inspected at the locations described above. Copies of these materials can be obtained from the Public Reference Section of the SEC at 100 F Street, Washington, D.C. 20549, at prescribed rates. Our depositary units are listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “IEP.”

Incorporation of Certain Documents By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, all filings made pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and any other future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing disclosure furnished under Items 2.02, 7.01 or 8.01 of Form 8-K, unless otherwise indicated therein):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 12, 2012 (SEC File No. 001-09516);
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012, filed with the SEC on May 1, 2012 and August 7, 2012, respectively (SEC File No. 001-09516); and
•	Our Current Reports on Form 8-K or 8-K/A, filed with the SEC on January 17, 2012, February 6, 2012, March 13, 2012, March 22, 2012, April 23, 2012, May 7, 2012, July 9, 2012, July 12, 2012, July 27, 2012, August 23, 2012 and August 28, 2012 (SEC File No. 001-09516).

You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

Icahn Enterprises L.P.
767 Fifth Avenue, Suite 4700
New York, New York 10153
Attn: Chief Financial Officer
Telephone requests may be directed to (212) 702-4300

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Icahn Enterprises Holdings L.P.

We have audited the accompanying consolidated balance sheets of Icahn Enterprises Holdings L.P. and Subsidiaries (the “Partnership”) (a Delaware limited partnership) as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in equity and comprehensive income (loss) and cash flows for each of the three years in the period ended December 31, 2011. Our audits of the basic consolidated financial statements included the financial statement schedule listed in the index appearing under Item 21 (b). These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We did not audit the consolidated financial statements of Federal-Mogul Corporation, a subsidiary, whose statements reflect total assets of $7.0 billion and $7.3 billion as of December 31, 2011 and 2010, and total revenues of $6.9 billion, $6.2 billion and $5.4 billion, for the years ended December 31, 2011, 2010, and 2009, of the related consolidated totals, respectively. Those statements were audited by other auditors, whose report thereon has been furnished to us, and our opinion, insofar as it relates to the amounts included for Federal-Mogul Corporation, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Icahn Enterprises Holdings L.P. and Subsidiaries as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ Grant Thornton LLP

New York, New York
March 14, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Federal-Mogul Corporation

We have audited the consolidated balance sheets of Federal-Mogul Corporation (the Company) as of December 31, 2011 and 2010, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2011 (not presented herein). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Federal-Mogul Corporation at December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Detroit, Michigan
February 28, 2012

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2011	2010
ASSETS
Cash and cash equivalents	$2,278	$2,963
Cash held at consolidated affiliated partnerships and restricted cash	4,979	2,174
Investments	8,938	7,470
Accounts receivable, net	1,424	1,285
Due from brokers	30	50
Inventories, net	1,344	1,163
Property, plant and equipment, net	3,505	3,455
Goodwill	1,127	1,129
Intangible assets, net	899	999
Other assets	623	659
Total Assets	$25,147	$21,347
LIABILITIES AND EQUITY
Accounts payable	$970	$844
Accrued expenses and other liabilities	1,873	2,277
Securities sold, not yet purchased, at fair value	4,476	1,219
Due to brokers	2,171	1,323
Post-employment benefit liability	1,340	1,272
Debt	6,463	6,498
Total liabilities	17,293	13,433
Commitments and contingencies (Note 17)
Equity:
Limited partner	4,087	3,521
General partner	(311)	(318)
Equity attributable to Icahn Enterprises Holdings	3,776	3,203
Equity attributable to non-controlling interests	4,078	4,711
Total equity	7,854	7,914
Total Liabilities and Equity	$25,147	$21,347

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions)

	Year Ended December 31,
	2011	2010	2009
Revenues:
Net sales	$9,128	$7,904	$6,760
Other revenues from operations	770	227	139
Net gain from investment activities	1,905	814	1,406
Interest and dividend income	117	191	239
Other loss, net	(65)	(45)	(1)
	11,855	9,091	8,543
Expenses:
Cost of goods sold	7,872	6,759	5,842
Other expenses from operations	426	144	98
Selling, general and administrative	1,241	1,017	1,012
Restructuring	11	16	51
Impairment	71	12	41
Interest expense	435	387	312
	10,056	8,335	7,356
Income before income tax (expense) benefit	1,799	756	1,187
Income tax (expense) benefit	(34)	(9)	44
Income from continuing operations	1,765	747	1,231
(Loss) income from discontinued operations	—	(1)	1
Net income	1,765	746	1,232
Less: net income attributable to non-controlling interests	(1,014)	(544)	(972)
Net income attributable to Icahn Enterprises Holdings	$751	$202	$260
Net income attributable to Icahn Enterprises Holdings allocable to:
Limited partner	$743	$200	$239
General partner	8	2	21
	$751	$202	$260

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
AND COMPREHENSIVE INCOME
(In millions)

	Equity Attributable to Icahn Enterprises Holdings
	General Partner’s Equity (Deficit)	Limited Partner’s Equity	Total Partners’ Equity	Non-controlling Interests	Total Equity
Balance, December 31, 2008	$(33)	$2,745	$2,712	$4,088	$6,800
Comprehensive income:
Net income	21	239	260	972	1,232
Post-employment benefits, net of tax	(1)	26	25	8	33
Hedge instruments, net of tax	—	12	12	4	16
Translation adjustments and other, net of tax	3	52	55	27	82
Comprehensive income	23	329	352	1,011	1,363
Partnership distributions	(1)	(76)	(77)	—	(77)
Investment segment distributions	—	—	—	(1,107)	(1,107)
Investment segment contributions	—	—	—	287	287
Changes in subsidiary equity and other	(1)	3	2	6	8
Balance, December 31, 2009	(12)	3,001	2,989	4,285	7,274
Comprehensive income:
Net income	2	200	202	544	746
Post-employment benefits, net of tax	—	48	48	15	63
Hedge instruments, net of tax	—	(10)	(10)	(3)	(13)
Translation adjustments and other, net of tax	—	8	8	2	10
Comprehensive income	2	246	248	558	806
Partnership distributions	(1)	(84)	(85)	—	(85)
General partner contributions	3	—	3	—	3
Tropicana acquisition	—	—	—	237	237
ARI and Viskase acquisitions	(310)	313	3	—	3
Investment segment distributions	—	—	—	(803)	(803)
Investment segment contributions	—	—	—	430	430
Changes in subsidiary equity and other	—	45	45	4	49
Balance, December 31, 2010	(318)	3,521	3,203	4,711	7,914
Comprehensive income:
Net income	8	743	751	1,014	1,765
Post-employment benefits, net of tax	(1)	(99)	(100)	(32)	(132)
Hedge instruments, net of tax	—	1	1	—	1
Translation adjustments and other, net of tax	(1)	(91)	(92)	(35)	(127)
Comprehensive income	6	554	560	947	1,507
Partnership distributions	—	(48)	(48)	—	(48)
Investment segment distributions	—	—	—	(1,818)	(1,818)
Investment segment contributions	—	—	—	250	250
Changes in subsidiary equity and other	1	60	61	(12)	49
Balance, December 31, 2011	$(311)	$4,087	$3,776	$4,078	$7,854

Accumulated other comprehensive loss was $855 million and $597 million at December 31, 2011 and 2010, respectively.

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities:
Net income	$1,765	$746	$1,232
Adjustments to reconcile net income to net cash provided by operating activities:
Net gain from investment activities	(1,927)	(814)	(1,406)
Purchases of securities	(4,931)	(4,043)	(2,433)
Proceeds from sales of securities	5,373	2,895	3,335
Purchases to cover securities sold, not yet purchased	(5,529)	(3,018)	(4,843)
Proceeds from securities sold, not yet purchased	8,934	1,810	4,032
Changes in receivables and payables relating to securities transactions	927	918	(611)
Impairment	71	12	41
Depreciation and amortization	446	463	440
Other, net	(28)	(65)	(162)
Changes in operating assets and liabilities:
Changes in cash held at consolidated affiliated partnerships and restricted cash	(2,805)	1,180	595
Accounts receivable, net	(148)	(185)	37
Inventories, net	(190)	(75)	165
Other assets	(46)	(58)	25
Accounts payable	123	140	100
Accrued expenses and other liabilities	(40)	133	(182)
Net cash provided by operating activities	1,995	39	365
Cash flows from investing activities:
Capital expenditures	(481)	(422)	(230)
Purchase of investments in precious metals	(150)	—	—
Acquisitions of businesses, net of cash acquired	(142)	116	—
Proceeds from sale of marketable equity and debt securities	154	4	65
Purchases of marketable equity and debt securities	—	—	(38)
Other, net	5	(9)	(50)
Net cash used in investing activities	(614)	(311)	(253)
Cash flows from financing activities:
Investment segment equity:
Capital subscriptions received in advance	—	—	7
Capital distributions to non-controlling interests	(2,164)	(566)	(1,163)
Capital contributions by non-controlling interests	250	419	287
Partnership contributions	—	6	—
Partnership distributions	(48)	(85)	(77)
Distribution to non-controlling interests in subsidiary	(20)	—	—
Proceeds from issuance of senior unsecured notes	—	2,487	—
Proceeds from other borrowings	607	107	352
Repayments of borrowings	(675)	(1,389)	(192)
Other, net	4	6	(6)
Net cash (used in) provided by financing activities	(2,046)	985	(792)
Effect of exchange rate changes on cash and cash equivalents	(22)	(6)	19
Net (decrease) increase in cash and cash equivalents	(687)	707	(661)
Net change in cash of assets held for sale	2	—	—
Cash and cash equivalents, beginning of period	2,963	2,256	2,917
Cash and cash equivalents, end of period	$2,278	$2,963	$2,256
Supplemental information:
Cash payments for interest, net of amounts capitalized	$393	$293	$289
Net cash payments for income taxes	$59	$35	$—
Net unrealized gains on available-for-sale securities	$5	$—	$3
Investment in precious metals	$150	$—	$—
Redemptions payable to non-controlling interests	$—	$346	$113
Fair value of investment in Tropicana prior to acquisition of controlling interest	$—	$251	$—

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business and Basis of Presentation.

General

Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), is a limited partnership formed in Delaware on February 17, 1987. Our sole limited partner is Icahn Enterprises L.P. (“Icahn Enterprises”), a Delaware master limited partnership which owns a 99% limited partner interest in us. Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), our sole 1% general partner, is a Delaware corporation which is owned and controlled by Mr. Carl C. Icahn. References to “we,” “our,” or “us” herein include Icahn Enterprises Holdings and its subsidiaries, unless the context otherwise requires. References to “Icahn Enterprises Holdings” refer to Icahn Enterprises Holdings only, on an unconsolidated basis.

We are a diversified holding company owning subsidiaries currently engaged in the following continuing operating businesses: Investment, Automotive, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion. We also report the results of Icahn Enterprises Holdings, which includes the unconsolidated results of Icahn Enterprises and Icahn Enterprises Holdings, and investment activity and expenses associated with Icahn Enterprises Holdings. Further information regarding our continuing reportable segments is contained in Note 3, “Operating Units,” and Note 13, “Segment and Geographic Reporting.”

We conduct and plan to continue to conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “ ‘40 Act”). Therefore, no more than 40% of our total assets can be invested in investment securities, as such term is defined in the ‘40 Act. In addition, we do not invest or intend to invest in securities as our primary business. We intend to structure our investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code, as amended (the “Code”).

2. Summary of Significant Accounting Policies.

As discussed in Note 1, “Description of Business and Basis of Presentation,” we operate in several diversified segments. The accounting policies related to the specific segments or industries are differentiated, as required, in the list of significant accounting policies set out below.

Principles of Consolidation

General

Our consolidated financial statements include the accounts of (i) Icahn Enterprises Holdings and (ii) the wholly and majority owned subsidiaries of Icahn Enterprises Holdings, in addition to those entities in which we have a controlling interest as a general partner interest or in which we are the primary beneficiary of a variable interest entity (“VIE”). In evaluating whether we have a controlling financial interest in entities in which we would consolidate, we consider the following: (1) for voting interest entities, we consolidate these entities in which we own a majority of the voting interests; (2) for VIEs of which we are considered the primary beneficiary of such entities (see section below entitled, “Adoption of New Accounting Standards,” and Note 5, “Investments and Related Matters — Investment,” for further discussion regarding the accounting and reporting of our VIEs); and (3) for limited partnership entities that are not considered VIEs, we consolidate these entities if we are the general partner of such entities and for which no substantive kick-out rights (the rights underlying the limited partners’ ability to dissolve the limited partnership or otherwise remove the general partners are collectively referred to as “kick-out” rights) or participating rights exist. All material intercompany accounts and transactions have been eliminated in consolidation.

Except for our Investment segment, for those investments in which we own 50% or less but greater than 20%, we account for such investments using the equity method, while investments in affiliates of 20% or less are accounted for under the cost method.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Investment

As a result of returning fee-paying capital to its investors on March 31, 2011, as discussed elsewhere in this prospectus, each of the Investment Funds, as defined herein, no longer meets the criteria of an investment company as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Paragraph 946-10-15-2, Financial Services — Investment Companies, therefore, the application of FASB ASC Section 946-810-45, Financial Services — Investment Companies, is no longer applicable effective March 31, 2011. This change has no material effect on our consolidated financial statements as the Investment Funds would account for its investments as trading securities pursuant to FASB ASC Topic 320, Investments — Debt and Equity Securities, effective March 31, 2011. For those investments that fall outside the scope of FASB ASC Topic 320 or would otherwise have required the Investment Funds account for under the equity method, the Investment Funds apply the fair value option to such investments. See Note 5, “Investments and Related Matters — Investment,” to the consolidated financial statements for further discussion regarding this reconsideration event and its consolidation impact.

Although the Investment Funds are not investment companies within the meaning of the ‘40 Act, each of the Investment Funds was, prior to the return of fee-paying capital on March 31, 2011, for purposes of U.S. GAAP, an investment company pursuant to FASB ASC Subtopic 946-10, Financial Services —  Investment Companies. The General Partners adopted FASB ASC Section 946-810-45, Financial Services —  Investment Companies — Consolidation — Other Presentation Matters (“FASB ASC Section 946-810-45”), as of January 1, 2007. FASB ASC Section 946-810-45 addresses whether the accounting principles of FASB ASC Section 946-810-45 may be applied to an entity by clarifying the definition of an investment company and whether those accounting principles may be retained by a parent company in consolidation or by an investor in the application of the equity method of accounting. Upon the adoption of FASB ASC Section 946-810-45, (i) the Offshore GP lost its ability to retain specialized accounting pursuant to FASB ASC Section 946-810-45 for either its equity method investment in Master Fund I or for its consolidation of the Offshore Fund, Master Fund II and Master Fund III, and (ii) the Onshore GP lost its ability to retain specialized accounting for its consolidation of the Onshore Fund, in each case, because both the Offshore GP and the Onshore GP do not meet the requirements for retention of specialized accounting under FASB ASC Section 946-810-45, as the Offshore GP and Onshore GP and their affiliates acquire interests for strategic operating purposes in the same companies in which their subsidiary investment companies invest.

However, prior to the return of fee-paying capital on March 31, 2011, upon losing their ability to retain specialized accounting, the General Partners accounted for their investments held by the consolidated Investment Funds in debt securities and in those equity securities with readily determinable fair values pursuant to the Investment — Debt and Equity Securities Topic of the FASB ASC and classified such investments as available-for-sale securities and then elected the fair value option and reclassified such securities as trading securities. For those equity securities that did not have readily determinable fair values, the General Partners elected the fair value option. For those investments in which the General Partners would otherwise account for such investments under the equity method, the General Partners, in accordance with their accounting policy, elected the fair value option. The election of the fair value option was deemed to most accurately reflect the nature of our business relating to investments.

The special profits interest allocations and incentive allocations earned from certain consolidated entities through March 31, 2011 are eliminated in consolidation; however, our allocated share of the net income from the Investment Funds (as defined in Note 3, “Operating Units — Investment”) includes the amount of these eliminated fees and allocations.

Reclassifications

Certain reclassifications from the prior year presentation have been made to conform to the current year presentation.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Use of Estimates in Preparation of Financial Statements

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. The more significant estimates include: (1) the valuation allowances of accounts receivable and inventory; (2) the valuation of goodwill, indefinite-lived intangible assets and long-lived assets; (3) deferred tax assets; (4) environmental liabilities; (5) fair value of derivatives; and (6) post-employment benefit liabilities. Actual results may differ from the estimates and assumptions used in preparing the consolidated financial statements.

Cash and Cash Equivalents

We consider short-term investments, which are highly liquid with original maturities of three months or less at date of purchase, to be cash equivalents.

Cash Held at Consolidated Affiliated Partnerships and Restricted Cash

Cash held at consolidated affiliated partnerships primarily consists of cash and cash equivalents held by the Onshore Fund and Offshore Master Funds (as defined herein) that, although not legally restricted, is not available to fund the general liquidity needs of the Investment segment or Icahn Enterprises. Restricted cash primarily relates to cash pledged and held for margin requirements on derivative transactions as well as cash related to securities sold short, not yet purchased. A portion of the cash at brokers is related to securities sold, not yet purchased; its use is therefore restricted until the securities are purchased. Securities sold, not yet purchased are collateralized by certain of the Investment Funds’ investments in securities.

Our restricted cash balance was approximately $4.8 billion and $1.6 billion as of December 31, 2011 and 2010 respectively.

Investments and Related Transactions — Investment

Investment Transactions and Related Investment Income (Loss).  Investment transactions of the Investment Funds are recorded on a trade date basis. Realized gains or losses on sales of investments are based on the first-in, first-out or the specific identification method. Realized and unrealized gains or losses on investments are recorded in the consolidated statements of operations. Interest income and expenses are recorded on an accrual basis and dividends are recorded on the ex-dividend date. Premiums and discounts on fixed income securities are amortized using the effective yield method.

Valuation of Investments.  Securities of the Investment Funds that are listed on a securities exchange are valued at their last sales price on the primary securities exchange on which such securities are traded on such date. Securities that are not listed on any exchange but are traded over-the-counter are valued at the mean between the last “bid” and “ask” price for such security on such date. Securities and other instruments for which market quotes are not readily available are valued at fair value as determined in good faith by the applicable General Partner.

Foreign Currency Transactions.  The books and records of the Investment Funds are maintained in U.S. dollars. Assets and liabilities denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Transactions during the period denominated in currencies other than U.S. dollars are translated at the rate of exchange applicable on the date of the transaction. Foreign currency translation gains and losses are recorded in the consolidated statements of operations. The Investment Funds do not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in the market prices of securities. Such fluctuations are reflected in “Net gain (loss) from investment activities” in the consolidated statement of operations.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Fair Values of Financial Instruments.  The fair values of the Investment Funds’ assets and liabilities that qualify as financial instruments under applicable U.S. GAAP approximate the carrying amounts presented in the consolidated balance sheets.

Securities Sold, Not Yet Purchased.  The Investment Funds may sell an investment they do not own in anticipation of a decline in the fair value of that investment. When the Investment Funds sell an investment short, they must borrow the investment sold short and deliver it to the broker-dealer through which they made the short sale. A gain, limited to the price at which the Investment Funds sold the investment short, or a loss, unlimited in amount, will be recognized upon the cover of the short sale.

Due From Brokers.  Due from brokers represents cash balances with the Investment Funds’ clearing brokers as well as unrestricted balances with derivative counterparties.

Due To Brokers.  Due to brokers represents margin debit balances collateralized by certain of the Investment Funds’ investments in securities.

Investments — Other Operations

Investments in equity and debt securities are classified as either trading or available-for-sale based upon whether we intend to hold the investment for the foreseeable future. Trading securities are valued at quoted market value at each balance sheet date with the unrealized gains or losses reflected in the consolidated statements of operations. Available-for-sale securities are carried at fair value on our balance sheet. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of partners’ equity and when sold are reclassified out of partners’ equity to the consolidated statements of operations. For purposes of determining gains and losses, the cost of securities is based on specific identification.

A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary results in an impairment that is charged to earnings and the establishment of a new cost basis for the investment. Dividend income is recorded when declared and interest income is recognized when earned.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, cash held at consolidated affiliated partnerships and restricted cash, accounts receivable, due from brokers, accounts payable, accrued expenses and other liabilities and due to brokers are deemed to be reasonable estimates of their fair values because of their short-term nature.

See Note 5, “Investments and Related Matters,” and Note 6, “Fair Value Measurements,” for a detailed discussion of our investments.

The fair value of our long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. The carrying value and estimated fair value of our long-term debt as of December 31, 2011 was each approximately $6.5 billion. The carrying value and estimated fair value of our long-term debt as of December 31, 2010 was approximately $6.5 billion and $6.1 billion, respectively.

Fair Value Option for Financial Assets and Financial Liabilities

The fair value option gives entities the option to measure eligible financial assets, financial liabilities and firm commitments at fair value (i.e., the fair value option), on an instrument-by-instrument basis, that are otherwise not permitted to be accounted for at fair value pursuant to the provisions of the FASB ASC. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability or upon entering into a firm commitment. Subsequent changes in fair value must be recorded in

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

earnings. In estimating the fair value for financial instruments for which the fair value option has been elected, we use the valuation methodologies in accordance to where the financial instruments are classified within the fair value hierarchy as discussed in Note 6, “Fair Value Measurements.” Except for our Automotive, Railcar and Home Fashion segments, we apply the fair value option to our investments that would otherwise be accounted under the equity method.

Derivatives

From time to time, our subsidiaries enter into derivative contracts, including purchased and written option contracts, swap contracts, futures contracts and forward contracts entered into by our Investment and Automotive segments. U.S. GAAP requires recognition of all derivatives as either assets or liabilities in the balance sheet at their fair value. The accounting for changes in fair value depends on the intended use of the derivative and its resulting designation. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. Gains and losses related to a hedge are either recognized in income immediately to offset the gain or loss on the hedged item or are deferred and reported as a component of “Accumulated other comprehensive loss” and subsequently recognized in earnings when the hedged item affects earnings. The change in fair value of the ineffective portion of a financial instrument, determined using the hypothetical derivative method, is recognized in earnings immediately. The gain or loss related to financial instruments that are not designated as hedges are recognized immediately in earnings. Cash flows related to hedging activities are included in the operating section of the consolidated statements of cash flows.

For further information regarding our Investment and Automotive segments’ derivative contracts, see Note 7, “Financial Instruments.”

Accounts Receivable, Net

An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectability based on an evaluation of historic and anticipated trends, the financial condition of our customers, and an evaluation of the impact of economic conditions. Our allowance for doubtful accounts is an estimate based on specifically identified accounts as well as general reserves based on historical experience.

Inventories, Net

Inventories, net consists of the following:

	December 31,
	2011	2010
	(in millions)
Raw materials	$248	$211
Work in process	202	195
Finished goods	731	670
	1,181	1,076
Other:
Ferrous metals	92	43
Non-ferrous metals	33	21
Secondary metals	38	23
	163	87
Total inventories, net	$1,344	$1,163

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Automotive, Railcar, Food Packaging, and Home Fashion Segment Inventories.  Our Automotive, Railcar, Food Packaging and Home Fashion segment inventories are stated at the lower of cost or market. Cost is determined by using the first-in, first-out basis method. The cost of manufactured goods includes the cost of materials, direct labor and manufacturing overhead. Our Automotive, Railcar, Food Packaging and Home Fashion segments reserve for estimated excess, slow-moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value.

Metals Inventories.  Inventories at our Metals segment are stated at the lower of cost or market. Cost is determined using the average cost method. The production and accounting process utilized by the Metals segment to record recycled metals inventory quantities relies on significant estimates. Our Metals segment relies upon perpetual inventory records that utilize estimated recoveries and yields that are based upon historical trends and periodic tests for certain unprocessed metal commodities. Over time, these estimates are reasonably good indicators of what is ultimately produced; however, actual recoveries and yields can vary depending on product quality, moisture content and source of the unprocessed metal. To assist in validating the reasonableness of the estimates, our Metals segment performs periodic physical inventories which involve the use of estimation techniques. Physical inventories may detect significant variations in volume, but because of variations in product density and production processes utilized to manufacture the product, physical inventories will not generally detect smaller variations. To help mitigate this risk, our Metals segment adjusts its physical inventories when the volume of a commodity is low and a physical inventory can more accurately estimate the remaining volume.

Property, Plant and Equipment, Net

Land and construction-in-progress costs are stated at the lower of cost or net realizable value. Interest is capitalized on expenditures for long-term projects until a salable condition is reached. The interest capitalization rate is based on the interest rate on specific borrowings to fund the projects.

Buildings, furniture and equipment are stated at cost less accumulated depreciation unless declines in the values of the fixed assets are considered other than temporary, at which time the property is written down to net realizable value. Depreciation is principally computed using the straight-line method over the estimated useful lives of the particular property or equipment, as follows: buildings and improvements, four to 40 years; furniture, fixtures and equipment, one to 30 years. Leasehold improvements are amortized over the life of the lease or the life of the improvement, whichever is shorter.

Maintenance and repairs are charged to expense as incurred. The cost of additions and improvements is capitalized and depreciated over the remaining useful lives of the assets. The cost and accumulated depreciation of assets sold or retired are removed from our consolidated balance sheet, and any gain or loss is recognized in the year of disposal.

Real estate properties held for use or investment purposes, other than those accounted for under the financing method, are carried at cost less accumulated depreciation. Where declines in the values of the properties are determined to be other than temporary, the cost basis of the property is written down to net realizable value. A property is classified as held for sale at the time management determines that certain criteria have been met. Properties held for sale are carried at the lower of cost or net realizable value. Such properties are no longer depreciated and their results of operations are included in discontinued operations. If management determines that a property classified as held for sale no longer meets certain criteria, the property is reclassified as held for use.

Goodwill and Intangible Assets, Net

Goodwill and indefinite lived intangible assets primarily include trademarks and trade names acquired in acquisitions. For a complete discussion of the impairment of goodwill and indefinite intangible-lived assets related to our various segments, see Note 3, “Operating Units,” and Note 8, “Goodwill and Intangible Assets, Net.”

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Accounting for the Impairment of Goodwill

We evaluate the carrying value of goodwill annually and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. Goodwill impairment testing involves a two-step process. Step 1 compares the fair value of our reporting units to their carrying values. If the fair value of the reporting unit exceeds its carrying value, no further analysis is necessary. The reporting unit fair value is based upon consideration of various valuation methodologies, including guideline transaction multiples, multiples of current earnings, and projected future cash flows discounted at rates commensurate with the risk involved. If the carrying amount of the reporting unit exceeds its fair value, Step 2 must be completed to quantify the amount of impairment. Step 2 calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible assets, excluding goodwill, of the reporting unit, from the fair value of the reporting unit as determined in Step 1. The implied fair value of goodwill determined in this step is compared to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss, equal to the difference, is recognized.

Accounting for the Impairment of Intangible Assets

We evaluate the recoverability of identifiable indefinite lived intangible assets annually or more frequently if impairment indicators exist. The impairment analysis compares the estimated fair value of these assets to the related carrying value, and impairment charge is recorded for any excess of carrying value over estimated fair value. The estimated fair value is based on consideration of various valuation methodologies, including guideline transaction multiples, multiples of earnings, and projected future cash flows discounted at rates commensurate with risk involved.

Accounting for the Impairment of Long-Lived Assets

We evaluate the realizability of our long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Inherent in the reviews of the carrying amounts of the above assets are various estimates, including the expected usage of the asset. Assets must be tested at the lowest level for which identifiable cash flows exist. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record impairment charges in future accounting periods to write the asset down to fair value. Our estimates of cash flows are based on the current regulatory, social and economic climates, recent operating information and budgets of the operating properties.

Accounting for Conditional Asset Retirement Obligations

We record conditional asset retirement obligations (“CARO”) in accordance with applicable U.S. GAAP. As defined in applicable U.S. GAAP, CARO refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event. An entity is required to recognize a liability for the estimated fair value of a CARO when incurred if the fair value can be reasonably estimated. Our Automotive segment’s primary asset retirement activities relate to the removal of hazardous building materials at its facilities. Our Automotive segment records the CARO liability when the amount can be reasonably estimated, typically upon the expectation that a facility may be closed or sold.

Pension and Other Post-Employment Benefit Obligations

Pension and other post-employment benefit costs are dependent upon assumptions used in calculating such costs. These assumptions include discount rates, health care cost trends, expected returns on plan assets and other factors. In accordance with U.S. GAAP, actual results that differ from the assumptions used are accumulated and amortized over future periods and, accordingly, generally affect recognized expense and the recorded obligation in future periods.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Allocation of Net Profits and Losses in Consolidated Affiliated Partnerships — Investment

Net investment income and net realized and unrealized gains and losses on investments of the Investment Funds are allocated to the respective partners of the Investment Funds based on their percentage ownership in such Investment Funds on a monthly basis. Except for our limited partner interest, such allocations made to the limited partners of the Investment Funds are represented as non-controlling interests in our consolidated statements of operations. Generally, prior to March 31, 2011, at the end of each fiscal year (and, in the case of withdrawals made other than at the end of the fiscal year, as of such withdrawal date), the General Partners had re-allocated to their capital accounts, amounts, generally ranging from 1.5% to 2.5% of the capital appreciation (both realized and unrealized) allocated to the Investment Funds’ limited partners (or lesser amounts for certain limited partners). Such reallocation was referred to as the special profits interest allocation. In addition, prior to March 31, 2011, the General Partners also generally had amounts allocated, ranging from 15% to 25% of the net capital appreciation (both realized and unrealized), such amounts being referred to as incentive allocations, provided, however, that an incentive allocation with respect to an Investment Fund was not made in any year to the extent that the special profits interest allocation relating to such Investment Fund equaled or exceeded the net capital appreciation for such Investment Fund for such year. Additionally, prior to March 31, 2011 incentive allocations were subject to a “high watermark” (whereby the General Partners did not earn incentive allocations during a particular year even though the fund had a positive return in such year until losses for each investor in prior periods were recovered).

As a result of the return of fee-paying capital as in Note 3, “Operating Units — Investment,” no further special profits interest allocation or incentive allocations were accrued or allocated to the General Partners in periods subsequent to March 31, 2011.

Partners’ Capital — Investment

Icahn Capital and the General Partners are each organized as a limited partnership formed pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act. Limited partner interests were granted in the General Partners in the past to allow certain employees and individuals to participate in a share of the special profits interest allocations and/or incentive allocations earned by the General Partners

Icahn Capital and the General Partners, individually, intend to be treated as partnerships for federal income tax purposes, and as such shall maintain a capital account for each of their partners. Until March 31, 2011, certain partners of the General Partners were allocated an amount of special profits interest allocation and each partner of the General Partners was allocated an amount of incentive allocations subject to, and as determined by, the provisions of the limited partnership agreements of each Investment Fund. Each of the General Partners’ special profits interest allocations and incentive allocations not allocated to the limited partners per their respective agreements was generally allocated to the general partners. Other partnership profits and losses of Icahn Capital and each of the General Partners are generally allocated among the respective partners in Icahn Capital and each of the General Partners pro rata in accordance with their capital accounts.

Income allocations to all partners in each of the General Partners, except the general partner entity, are accounted for as compensation expense. All amounts allocated to these partners’ capital accounts and their respective capital contributions are included in accounts payable and accrued expenses and other liabilities on the consolidated balance sheets until those amounts are paid out in accordance with the terms of each respective partner’s agreement. Payments made to the respective general partner are treated as equity distributions.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Accounting for the Acquisition and Disposition of Entities under Common Control

Acquisitions of entities under common control are reflected in a manner similar to pooling of interests. The general partner’s capital account is charged or credited for the difference between the consideration we pay for the entity and the related entity’s basis prior to our acquisition. Net gains or losses of an acquired entity prior to its acquisition date are allocated to the general partner’s capital account. In allocating gains and losses upon the sale of a previously acquired common control entity, we allocate a gain or loss for financial reporting purposes by first restoring the general partner’s capital account for the cumulative charges or credits relating to prior periods recorded at the time of our acquisition and then allocating the remaining gain or loss among the general and limited partners in accordance with their respective partnership percentages under the Amended and Restated Agreement of Limited Partnership dated as of May 12, 1987, as amended from time to time (together with the partnership agreement of Icahn Enterprises, the “Partnership Agreement”) (i.e., 99% to the limited partners and 1% to the general partner).

General Partnership Interest of Icahn Enterprises Holdings

The general partner’s capital account generally consists of its cumulative share of our net income less cash distributions plus capital contributions. Additionally, in acquisitions of common control companies accounted for at historical cost similar to a pooling of interests, the general partner’s capital account would be charged (or credited) in a manner similar to a distribution (or contribution) for the excess (or deficit) of the fair value of consideration paid over historical basis in the business acquired.

Capital Accounts, as defined under the Partnership Agreement, are maintained for our general partner and our limited partners. The capital account provisions of our Partnership Agreement incorporate principles established for U.S. federal income tax purposes and are not comparable to the equity accounts reflected under U.S. GAAP in our consolidated financial statements.

Generally, net earnings for U.S. federal income tax purposes are allocated 1% and 99% between the general partner and the limited partners, respectively, in the same proportion as aggregate cash distributions made to the general partner and the limited partners during the period. This is generally consistent with the manner of allocating net income under our Partnership Agreement; however, it is not comparable to the allocation of net income reflected in our consolidated financial statements.

Pursuant to the Partnership Agreement, in the event of our dissolution, after satisfying our liabilities, our remaining assets would be divided among our limited partners and the general partner in accordance with their respective percentage interests under the Partnership Agreement (i.e., 99% to the limited partners and 1% to the general partner). If a deficit balance still remains in the general partner’s capital account after all allocations are made between the partners, the general partner would not be required to make whole any such deficit.

Income Taxes

Except as described below, no provision has been made for federal, state, local or foreign income taxes on the results of operations generated by partnership activities, as such taxes are the responsibility of the partners. Provision has been made for federal, state, local or foreign income taxes on the results of operations generated by our corporate subsidiaries and these are reflected within continuing and discontinued operations. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Deferred tax assets are limited to amounts considered to be realizable in future periods. A valuation allowance is recorded against deferred tax assets if management does not believe that we have met the “more likely than not” standard to allow recognition of such an asset.

U.S. GAAP provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is greater than 50 percent likely to be recognized upon ultimate settlement with the taxing authority is recorded. See Note 14, “Income Taxes,” for additional information.

Compensation Arrangements

U.S. GAAP requires public entities to record non-cash compensation expense related to payment for employee services by an equity award, such as stock options, in their financial statements over the requisite service period and value such equity awards based on fair-value methods. See Note 11, “Compensation Arrangements,” for further discussion regarding compensation arrangements of our Automotive segment.

Revenue and Expense Recognition

Investment

Revenue Recognition:  Effective April 1, 2011, the results of our Investment segment are primarily driven by the performance of the Investment Funds and our interests therein; the General Partners will no longer receive special profits interest allocations or incentive allocations. Prior to March 31, 2011, income from our Investment segment was principally derived from three sources: (1) special profits interest allocations; (2) incentive allocations; and (3) gains and losses from our interests in the Investment Funds.

Prior to March 31, 2011, incentive allocations generally ranged from 15% to 25% of the net profits (both realized and unrealized) generated by the Investment Funds and were generally subject to a “high watermark” (whereby the General Partners did not earn incentive allocations during a particular year even though the fund had a positive return in such year until losses in prior periods were recovered). In general, these allocations had been calculated and distributed to the General Partners annually other than incentive allocations earned as a result of investor redemption events during interim periods. For the period January 1, 2008 through March 31, 2011, the Investment Fund Limited Partnership Agreements provided that the applicable General Partner was eligible to receive a special profits interest allocation at the end of each calendar year from each applicable fee-paying capital account maintained at the Investment Fund. Special profits interest allocations ranged from 1.5% to 2.5% per annum and were allocated to the General Partners to the extent the Investment Funds had sufficient profits to cover such amounts.

Prior to April 1, 2011, the General Partners waived the special profits interest allocations and incentive allocations for our interest in the Investment Funds and Mr. Icahn’s direct and indirect holdings and, in certain cases, for other investors. All of the special profits interest allocations and incentive allocations, if any, from certain consolidated entities are eliminated in consolidation; however, our share of the net income from the Investment Funds includes the amount of these eliminated allocations.

Automotive

Revenue Recognition:  Federal-Mogul records sales when products are shipped and title has transferred to the customer, the sales price is fixed and determinable, and the collectability of revenue is reasonably assured. Accruals for sales returns and other allowances are provided at the time of shipment based upon past experience. Adjustments to such returns and allowances are made as new information becomes available.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Rebates/Sales Incentives:  Federal-Mogul accrues for rebates pursuant to specific arrangements with certain of its customers, primarily in the aftermarket. Rebates generally provide for price reductions based upon the achievement of specified purchase volumes and are recorded as a reduction of sales as earned by such customers.

Shipping and Handling Costs:  Federal-Mogul recognizes shipping and handling costs as incurred as a component of cost of goods sold in the consolidated statements of operations.

Engineering and Tooling Costs:  Pre-production tooling and engineering costs that Federal-Mogul will not own and that will be used in producing products under long-term supply arrangements are expensed as incurred unless the supply arrangement provides Federal-Mogul with the noncancelable right to use the tools, or the reimbursement of such costs is agreed to by the customer. Pre-production tooling costs that are owned by Federal-Mogul are capitalized as part of machinery and equipment, and are depreciated over the shorter of the tools’ expected life or the duration of the related program.

Research and Development:  Federal-Mogul expenses research and development (“R&D”) costs and costs associated with advertising and promotion as incurred. R&D expense, including product engineering and validation costs, was $172 million, $156 million and $140 million for fiscal 2011, fiscal 2010 and fiscal 2009, respectively. As a percentage of original equipment manufacturer and servicers (“OE”) sales, R&D expense was 3.8%, 4.0% and 4.7% for fiscal 2011, fiscal 2010 and fiscal 2009, respectively.

Restructuring:  Federal-Mogul’s restructuring costs are comprised of two types: employee costs (contractual termination benefits) and facility closure costs. Termination benefits are recorded when it is probable that employees will be entitled to benefits and the amounts can be reasonably estimated. Estimates of termination benefits are based on the frequency of past termination benefits, the similarity of benefits under the current plan and prior plans, and the existence of statutory required minimum benefits. Facility closure and other costs are recorded when the liability is incurred.

Gaming

Revenue Recognition and Promotional Allowances:  Casino revenue represents the difference between wins and losses from gaming activities. Room, food and beverage and other operating revenues are recognized at the time the goods or services are provided. Tropicana collects taxes from customers at the point of sale on transactions subject to sales and other taxes. Revenues are recorded net of any taxes collected. The majority of our casino revenue is counted in the form of cash and chips and, therefore, is not subject to any significant or complex estimation. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis is included in gross revenues and then deducted as promotional allowances.

Railcar

Revenue recognition:  Revenues from railcar sales are recognized following completion of manufacturing, inspection, customer acceptance and title transfer, which is when the risk for any damage or loss with respect to the railcars passes to the customer. Revenues from railcar leasing are recognized on a straight-line basis per the terms of the lease. Revenues from railcar and industrial components are recorded at the time of product shipment, in accordance with ARI’s contractual terms. Revenue for railcar maintenance services is recognized upon completion and shipment of railcars from ARI’s plants. ARI does not currently bundle railcar service contracts with new railcar sales. Revenue for fleet management services is recognized as performed.

Revenues related to consulting type contracts are accounted for under the proportional performance method. Profits expected to be realized on these contracts are based on the total contract revenues and costs based on the estimate of the percentage of project completion. Revenues recognized in excess of amounts billed are recorded to unbilled revenues and included in other assets on the consolidated balance sheets. Billings in excess of revenues recognized on in-progress contracts are recorded to unbilled costs and included in accrued expenses and other liabilities on the consolidated balance sheets. These estimates are reviewed and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

revised periodically throughout the term of the contracts and any adjustments are recorded on a cumulative basis in the period the revisions are made.

Food Packaging

Revenue Recognition:  Revenues are recognized at the time products are shipped to the customer, under F.O.B shipping point or F.O.B port terms. Revenues are net of discounts, rebates and allowances. Viskase records all labor, raw materials, in-bound freight, plant receiving and purchasing, warehousing, handling and distribution costs as a component of costs of goods sold.

Metals

Revenue Recognition:  PSC Metals’ primary source of revenue is from the sale of processed ferrous scrap metal, non-ferrous scrap metals, steel pipe and steel plate. PSC Metals also generates revenues from sales of secondary plate and pipe, the brokering of scrap metals and from services performed. All sales are recognized when title passes to the customer. Revenues from services are recognized as the service is performed. Sales adjustments related to price and weight differences are reflected as a reduction of revenues when settled.

Home Fashion

Revenue Recognition:  WPI records revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the price to the customer is fixed and determinable and collectability is reasonably assured. Unless otherwise agreed in writing, title and risk of loss pass from WPI to the customer when WPI delivers the merchandise to the designated point of delivery, to the designated point of destination or to the designated carrier, free on board. Provisions for certain rebates, sales incentives, product returns and discounts to customers are recorded in the same period the related revenue is recorded.

Sales Incentives:  Customer incentives are provided to major WPI customers. These incentives begin to accrue when a commitment has been made to the customer and are recorded as a reduction to sales.

Real Estate

Revenue Recognition:  Revenue from real estate sales and related costs are recognized at the time of closing primarily by specific identification. Substantially all of the property comprising our net lease portfolio is leased to others under long-term net leases and we account for these leases in accordance with applicable U.S. GAAP. We account for our leases as follows: (i) under the financing method, (x) minimum lease payments to be received plus the estimated value of the property at the end of the lease are considered the gross investment in the lease and (y) unearned income, representing the difference between gross investment and actual cost of the leased property, is amortized to income over the lease term so as to produce a constant periodic rate of return on the net investment in the lease; and (ii) under the operating method, revenue is recognized as rentals become due, and expenses (including depreciation) are charged to operations as incurred.

Environmental Liabilities

We recognize environmental liabilities when a loss is probable and reasonably estimable. Such accruals are estimated based on currently available information, existing technology and enacted laws and regulations. Such estimates are based primarily upon the estimated cost of investigation and remediation required and the likelihood that other potentially responsible parties will be able to fulfill their commitments at the sites where we may be jointly and severally liable with such parties. We regularly evaluate and revise estimates for environmental obligations based on expenditures against established reserves and the availability of additional information.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

Foreign Currency Translation

Exchange adjustments related to international currency transactions and translation adjustments for international subsidiaries whose functional currency is the U.S. dollar (principally those located in highly inflationary economies) are reflected in the consolidated statements of operations. Translation adjustments of international subsidiaries for which the local currency is the functional currency are reflected in the consolidated balance sheets as a component of accumulated other comprehensive income. Deferred taxes are not provided on translation adjustments as the earnings of the subsidiaries are considered to be permanently reinvested.

Adoption of New Accounting Standards

In December 2009, the FASB issued amended standards for determining whether to consolidate a VIE. This standard affects all entities currently within the scope of the Consolidation Topic of the FASB ASC, as well as qualifying special-purpose entities that are currently excluded from the scope of the Consolidation Topic of the FASB ASC. This standard amends the evaluation criteria to identify the primary beneficiary of the VIE and requires ongoing reassessment of whether an enterprise is the primary beneficiary of such VIEs. In addition, this amendment deferred the application of this standard for a reporting entity’s interest in an entity if the reporting entity met certain attributes of an investment company. This standard is effective as of the beginning of the first fiscal year beginning after November 15, 2009.

We determined that certain entities within our Investment segment previously met the deferral criteria and, accordingly, we applied the consolidation guidance before the issuance of this standard. Effective March 31, 2011, we applied this guidance for certain entities within our Investment segment in determining whether we are considered the primary beneficiary of such entities. The adoption of this standard did not have an impact on our financial condition, results of operations and cash flows. See Note 3, “Operating Units —  Investment,” for further discussion.

Recently Issued Accounting Standards

In May 2011, the FASB issued Accounting Standard Update (“ASU”) No. 2011-04, which amends ASC Topic 820, Fair Value Measurements and Disclosures. This ASU clarifies among other things, the intent about the application of existing fair value requirements, including those related to highest and best use concepts, and also expands the disclosure requirements for fair value measurements categorized within Level 3 of the fair value hierarchy. This ASU clarifies that a reporting entity should disclose quantitative information about significant unobservable inputs used in a fair value measurement that is categorized within Level 3 of the fair value hierarchy. Additionally, this ASU expands the disclosures for fair value measurements categorized within Level 3 where a reporting entity will be required to include a description of the valuation processes used and the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. Additional disclosure will also be required for any transfers between Level 1 and Level 2 of the fair value hierarchy of fair value measurements on a gross basis as well as additional disclosure of the level in the fair value hierarchy of assets and liabilities that are not recorded at fair value. For many of the requirements, the FASB does not intend for this ASU to result in a change in the application of the requirements in ASC Topic 820. The guidance in this ASU is to be applied prospectively and is effective during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The adoption of this ASU will not have a material impact on our financial condition, results of operations or cash flows.

In June 2011, the FASB issued ASU No. 2011-05, which amends ASC Topic 220, Comprehensive Income. The guidance in this ASU is intended to increase the prominence of items reported in other comprehensive income in the financial statements by presenting the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This ASU eliminates the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies.  – (continued)

option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The guidance in this ASU does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. Upon adoption, this update is to be applied retrospectively and is effective during interim and annual periods beginning after December 15, 2011. Early adoption is permitted. The adoption of this ASU will not have a material impact on our financial condition, results of operations or cash flows.

In September 2011, the FASB issued ASU No. 2011-08, which amends ASC Topic 350, Intangibles —  Goodwill and Other. The guidance in this ASU permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in ASC Topic 350. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of this ASU will not have a material impact on our financial condition, results of operations or cash flows.

In December 2011, the FASB issued ASU No. 2011-11, which requires new disclosure requirements mandating that entities disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. In addition, the standard requires disclosure of collateral received and posted in connection with master netting agreements or similar arrangements. This ASU is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The adoption of this ASU will not have a material impact on our financial condition, results of operations or cash flows.

In December 2011, the FASB issued ASU No. 2011-12, which defers certain provisions contained in ASU No. 2011-05 requiring the requirement to present components of reclassifications of other comprehensive income on the face of the income statement or in the notes to the financial statements. However, this deferral does not impact the other requirements contained in the new standard on comprehensive income as described above. This ASU is effective during interim and annual periods beginning after December 15, 2011. The adoption of this ASU will not have a material impact on our financial condition, results of operations or cash flows.

Filing Status of Subsidiaries

Federal-Mogul Corporation (“Federal-Mogul”), American Railcar Industries, Inc. (“ARI”) and Tropicana Entertainment Inc. (“Tropicana”) are each a reporting entity under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports and proxy and information statements. Each of these reports is publicly available at www.sec.gov.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.

Investment

Icahn Onshore LP (the “Onshore GP”) and Icahn Offshore LP (the “Offshore GP” and, together with the Onshore GP, the “General Partners”) act as general partner of Icahn Partners LP (the “Onshore Fund”) and the Offshore Master Funds (as defined herein), respectively. The General Partners provide investment advisory and certain administrative and back office services to the Investment Funds (as defined below) but do not provide such services to any other entities, individuals or accounts. Interests in the Investment Funds had been previously offered only to certain sophisticated and qualified investors on the basis of exemptions from the registration requirements of the federal securities laws and were not (and still are not) publicly available. The “Offshore Master Funds” consist of (i) Icahn Partners Master Fund LP (“Master Fund I”), (ii) Icahn Partners Master Fund II LP (“Master Fund II”) and (iii) Icahn Partners Master Fund III LP (“Master Fund III”). The Onshore Fund and the Offshore Master Funds are collectively referred to herein as the “Investment Funds.” In addition, as discussed elsewhere in this prospectus, the “Offshore Funds” consist of (i) Icahn Fund Ltd., (ii) Icahn Fund II Ltd. and (iii) Icahn Fund III Ltd.

Prior to March 31, 2011, our Investment segment’s revenues were affected by the combination of fee-paying assets under management (“AUM”) and the investment performance of the Investment Funds. The General Partners were entitled to receive an incentive allocation and special profits interest allocation from the Investment Funds which were accrued on a quarterly basis and were allocated to the General Partners at the end of the Investment Funds’ fiscal year (or sooner on redemptions) assuming there were sufficient net profits to cover such amounts. As a result of the return of fee-paying capital as described below, no further incentive allocations or special profits interest allocations will accrue for periods subsequent to March 31, 2011.

As more fully disclosed in a letter to investors in the Investment Funds filed with the SEC on Form 8-K on March 7, 2011, the Investment Funds returned all fee-paying capital to their investors during fiscal 2011. Payments were funded through cash on hand and borrowings under existing credit lines.

As a result of returning fee-paying capital to its investors on March 31, 2011, each of the Investment Funds no longer meets the criteria of an investment company as set forth in FASB ASC Paragraph 946-10-15-2, Financial Services — Investment Companies, and, therefore, the application of FASB ASC Section 946-810-45, Financial Services — Investment Companies — Consolidation, is no longer applicable effective March 31, 2011. This change has no material effect on our consolidated financial statements as the Investment Funds would account for their investments as trading securities pursuant to FASB ASC Topic 320, Investments — Debt and Equity Securities, effective March 31, 2011. For those investments that fall outside the scope of FASB ASC Topic 320, or for those investments in which the Investment Funds would otherwise have been required to account for under the equity method, the Investment Funds apply the fair value option to such investments. See Note 5, “Investments and Related Matters —  Investment,” for further discussion regarding this reconsideration event and its consolidation impact.

As a result of the return of fee-paying capital as described above, a special profits interest allocation of $9 million was allocated to the General Partners at March 31, 2011. No further special profits interest allocation will accrue in periods subsequent to March 31, 2011. A special profits interest allocation accrual of $45 million and $154 million was made for the years ended December 31, 2010 and 2009, respectively.

As a result of the return of fee-paying capital as described above, an incentive allocation of $7 million was allocated to the General Partners at March 31, 2011. No further incentive allocation will accrue in periods subsequent to March 31, 2011. Incentive allocations for the year ended December 31, 2010 were $5 million. There was no incentive allocation for the year ended December 31, 2009.

The fair value of our interest in the Investment Funds was approximately $3.1 billion and $2.6 billion as of December 31, 2011 and 2010, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

Automotive

We conduct our Automotive segment through our majority ownership in Federal-Mogul. Federal-Mogul is a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction, alternative energies, environment and safety systems. Federal-Mogul serves the world’s foremost original equipment manufacturers (“OEM”) of automotive, light commercial, heavy-duty, industrial, agricultural, aerospace, marine, rail and off-road vehicles, as well as the worldwide aftermarket. As of December 31, 2011, Federal-Mogul is organized into four product groups: Powertrain Energy (“PTE”), Powertrain Sealing and Bearings (“PTSB”), Vehicle Safety and Protection (“VSP”), and Global Aftermarket.

Federal-Mogul believes that its sales are well-balanced between OEM and aftermarket, as well as domestic and international markets. Federal-Mogul’s customers include the world’s largest light and commercial vehicle OEMs and major distributors and retailers in the independent aftermarket. Federal-Mogul has operations in established markets including Canada, France, Germany, Italy, Japan, Spain, Sweden, the United Kingdom and the United States, and emerging markets including Argentina, Brazil, China, Czech Republic, Hungary, India, Korea, Mexico, Poland, Russia, South Africa, Thailand, Turkey and Venezuela. The attendant risks of Federal-Mogul’s international operations are primarily related to currency fluctuations, changes in local economic and political conditions and changes in laws and regulations.

During fiscal 2011, we acquired additional shares of Federal-Mogul common stock. As of December 31, 2011, we owned approximately 77.2% of the total outstanding common stock of Federal-Mogul.

Accounts Receivable, net

Federal-Mogul’s subsidiaries in Brazil, France, Germany, Italy, Japan, Spain and the United States are party to accounts receivable factoring and securitization facilities. Gross accounts receivable transferred under these facilities were $203 million and $211 million as of December 31, 2011 and 2010, respectively. Of those gross amounts, $202 million and $210 million, respectively, qualify as sales as defined in FASB ASC Topic 860, Transfers and Servicing. The remaining transferred receivables were pledged as collateral and accounted for as secured borrowings and recorded in the consolidated balance sheets within accounts receivable, net and debt. Under the terms of these facilities, Federal-Mogul is not obligated to draw cash immediately upon the transfer of accounts receivable. Thus, as of December 31, 2011 and 2010, Federal-Mogul had outstanding transferred receivables for which cash of an immaterial amount and $1 million, respectively, had not yet been drawn. Proceeds from the transfers of accounts receivable qualifying as sales were approximately $1.7 billion and $1.3 billion for the year ended December 31, 2011 and 2010, respectively.

For the years ended December 31, 2011, 2010 and 2009, expenses associated with transfers of receivables of $9 million, $6 million and $4 million, respectively, were recorded in the consolidated statements of operations within other income (loss), net. Where Federal-Mogul receives a fee to service and monitor these transferred receivables, such fees are sufficient to offset the costs and as such, a servicing asset or liability is not incurred as a result of such activities. Certain of the facilities contain terms that require Federal-Mogul to share in the credit risk of the sold receivables. The maximum exposures to Federal-Mogul associated with certain of these facilities’ terms were $23 million and $32 million as of December 31, 2011 and 2010, respectively. Based on Federal-Mogul’s analysis of the creditworthiness of its customers on which such receivables were sold and outstanding as of December 31, 2011 and 2010, Federal-Mogul estimated the loss to be immaterial.

Restructuring

Federal-Mogul’s restructuring activities are undertaken as necessary to execute its strategy and streamline operations, consolidate and take advantage of available capacity and resources, and ultimately achieve net cost reductions. Restructuring activities include efforts to integrate and rationalize Federal-Mogul’s businesses and to relocate manufacturing operations to best cost markets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

Federal-Mogul’s restructuring charges are comprised of two types: employee costs (principally termination benefits) and facility closure costs. Termination benefits are accounted for in accordance with FASB ASC Topic 712, Compensation — Nonretirement Post-employment Benefits, and are recorded when it is probable that employees will be entitled to benefits and the amounts can be reasonably estimated. Estimates of termination benefits are based on the frequency of past termination benefits, the similarity of benefits under the current plan and prior plans, and the existence of statutory required minimum benefits. Facility closure and other costs are accounted for in accordance with FASB ASC Topic 420, Exit or Disposal Cost Obligation, and are recorded when the liability is incurred.

Estimates of restructuring charges are based on information available at the time such charges are recorded. In certain countries where Federal-Mogul operates, statutory requirements include involuntary termination benefits that extend several years into the future. Accordingly, severance payments continue well past the date of termination at many international locations. Thus, these programs appear to be ongoing when, in fact, terminations and other activities under these programs have been substantially completed.

Federal-Mogul expects to finance its restructuring programs through cash generated from its ongoing operations or through cash available under its existing credit facility, subject to the terms of applicable covenants. Federal-Mogul does not expect that the execution of these programs will have an adverse impact on its liquidity position.

An unprecedented downturn in the global automotive industry and global financial markets led Federal-Mogul to announce, in September and December 2008, certain restructuring actions, herein referred to as “Restructuring 2009,” designed to improve operating performance and respond to increasingly challenging conditions in the global automotive market. Federal-Mogul did not record any net restructuring charges related to Restructuring 2009 for the year ended December 31, 2011. Federal-Mogul does not expect to incur additional restructuring charges through the fiscal year ending December 31, 2012 (“fiscal 2012”). Total cumulative restructuring charges related to Restructuring 2009 through December 31, 2011 were $157 million, of which $147 million were employee costs and $10 million were facility closure costs.

As of December 31, 2010, the accrued liability balance relating to all restructuring programs was $24 million. For the years ended December 31, 2011, 2010 and 2009, Federal-Mogul incurred $5 million, $8 million and $32 million of net restructuring charges, respectively. For the year ended December 31, 2011, Federal-Mogul paid $21 million of restructuring charges. As of December 31, 2011, the accrued liability balance was $8 million, and is included in accrued expenses and other liabilities in our consolidated balance sheets.

Due to the inherent uncertainty involved in estimating restructuring expenses, actual amounts paid for such activities may differ from amounts initially estimated. Accordingly, previously recorded liabilities of $4 million, $8 million and $47 million were reversed for the year ended December 31, 2011, 2010 and 2009, respectively. Such reversals result from: changes in estimated amounts to accomplish previously planned activities; changes in expected (based on historical practice) outcome of negotiations with labor unions, which reduced the level of originally committed actions; newly implemented government employment programs, which lowered the expected cost; and changes in approach to accomplish restructuring activities.

Currency Matters

Federal-Mogul has operated an aftermarket distribution center in Venezuela for several years, supplying imported replacement automotive parts to the local independent aftermarket. Since 2005, two exchange rates have existed in Venezuela: the official rate, which had been frozen since 2005 at 2.15 bolivars per U.S. dollar; and the parallel rate, which floats at a rate much higher than the official rate. Given the existence of the two rates in Venezuela, Federal-Mogul deemed the official rate was appropriate for the purpose of conversion into U.S. dollars at December 31, 2009 based on no positive intent to repatriate cash at the parallel rate and demonstrated ability to repatriate cash at the official rate.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

Near the end of 2009, the three-year cumulative inflation rate for Venezuela was above 100%, which requires the Venezuelan operation to report its results as though the U.S. dollar is its functional currency in accordance with FASB ASC Topic 830, Foreign Currency Matters, commencing January 1, 2010 (“inflationary accounting”). The impact of this transition to a U.S. dollar functional currency requires that any change in the U.S. dollar value of bolivar denominated monetary assets and liabilities be recognized directly in earnings.

On January 8, 2010, the Venezuelan government devalued its currency. During the year ended December 31, 2010, Federal-Mogul recorded $25 million in foreign currency exchange expense due to this currency devaluation.

The remaining Venezuelan cash balance of $12 million as of December 31, 2011 is expected to be used to pay intercompany balances for the purchase of product and to pay dividends, subject to local government restrictions.

Impairment

Our Automotive segment recorded $48 million, $2 million and $17 million of impairment charges for the years ended December 31, 2011, 2010 and 2009, respectively.

The $48 million of impairment charge for fiscal 2011 relates to the impairment of certain indefinite-lived intangible assets of $37 million which is further discussed in detail in Note 8, “Goodwill and Intangible Assets, Net,” and $11 million of impairment charges primarily related to the identification of machinery and equipment that were no longer in use by Federal-Mogul and the establishment of asset retirement obligations related to facilities that are closed. The $2 million of impairment charge for fiscal 2010 primarily related to impairment charges of $7 million related to the identification of machinery and equipment that were no longer in use by Federal-Mogul, offset by a net credit of $5 million related to goodwill and intangible asset impairment charge due to the reassessment of fiscal 2008 impairment analysis. See Note 8, “Goodwill and Intangible Assets, Net,” for further discussion. The $17 million of impairment charge for fiscal 2009 primarily related to the identification of machinery and equipment that were no longer in use by Federal-Mogul.

Federal-Mogul determined the fair value of the assets by applying a probability weighted, expected present value technique to the estimated future cash flows using assumptions a market participant would utilize. The discount rate used is consistent with other long-lived asset fair value measurements.

Impairment of goodwill and other indefinite-lived intangible assets are discussed in Note 8, “Goodwill and Intangible Assets, Net.”

Gaming

We conduct our Gaming segment through our majority ownership in Tropicana. Tropicana currently owns and operates a diversified, multi-jurisdictional collection of casino gaming properties. The nine casino facilities it operates feature approximately 414,000 square feet of gaming space with 7,583 slot machines, 231 table games and 6,060 hotel rooms with three casino facilities located in Nevada, two in Mississippi and one in each of Indiana, Louisiana, New Jersey and Aruba.

On March 8, 2010, (the “Effective Date”), Tropicana completed the acquisition of certain assets of its predecessor, Tropicana Entertainment, LLC, and certain subsidiaries and affiliates thereof (together, the “Predecessors”) and Tropicana Resort and Casino-Atlantic City (“Tropicana AC”). Such transactions, referred to as the “Restructuring Transactions,” were effected pursuant to the Joint Plan of Reorganization of Tropicana Entertainment, LLC (“Tropicana LLC”) and Certain of Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, filed with the United States Bankruptcy Court for the District of Delaware on January 8, 2009, as amended (the “Plan”). As a result of the Restructuring Transactions pursuant to the Plan, the Investment Funds received shares of Tropicana common stock.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

On November 15, 2010, the Investment Funds acquired 668,000 additional shares of Tropicana common stock. As a result of this purchase, the Investment Funds held, in the aggregate, 13,538,446 shares of Tropicana common stock, representing approximately 51.5% of the outstanding shares of Tropicana common stock. (See below for purchase price allocation made on November 15, 2010.) The additional purchase of shares of Tropicana common stock gave the Investment Funds a controlling interest and required us to consolidate Tropicana’s financial results effective November 15, 2010, which now comprises our Gaming segment.

On April 29, 2011, the Investment Funds made a distribution-in-kind of 13,538,446 shares of Tropicana common stock with a value of $216 million to us in redemption of $216 million of our limited and general partner interests in the Investment Funds. The distribution transferred the ownership of the Tropicana common stock held by the Investment Funds directly to us. As a result of this transaction, we directly own 51.5% of Tropicana’s outstanding common stock. This distribution increased equity attributable to Icahn Enterprises by $27 million and decreased equity attributable to non-controlling interests by $27 million, representing the basis difference between the redemption value determined as of April 29, 2011 and the application to the controlling interest in Tropicana of purchase accounting pursuant to ASC Topic 805, Business Combinations, on November 15, 2010.

During fiscal 2011, we acquired additional shares of Tropicana common stock. As of December 31, 2011, we owned approximately 65.1% of the total outstanding common stock of Tropicana.

In connection with Tropicana’s completion of the Restructuring Transactions, Tropicana entered into a credit agreement, dated as of December 29, 2009 (the “Exit Facility”). Each of the Investment Funds was a lender under the Exit Facility and, in the aggregate, collectively held over 50% of the loans thereunder. On June 30, 2011, the Investment Funds made a distribution-in-kind of the loans under the Exit Facility with a value of $71 million to us in redemption of $71 million of our general partner interests in the Investment Funds. The distribution transferred the ownership of the loans under the Exit Facility held by the Investment Funds directly to us. As a result of this transaction, we directly own over 50% of the loans under the Exit Facility.

Investment in Tropicana

In accordance with ASC Topic 805, Business Combinations, the application of purchase accounting requires that the total purchase price be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding the fair values recorded as goodwill. If the fair value of the assets acquired and liabilities assumed exceeds the fair value of the consideration given, a bargain purchase has occurred which is recorded as a gain on acquisition. The allocation process requires, among other things, an analysis of acquired fixed assets, contracts, and contingencies to identify and record the fair value of all assets acquired and liabilities assumed. In allocating the purchase price to the fair value of the assets acquired and liabilities assumed, we utilized, in part, a third-party appraiser to assist us in assessing the fair values of certain components of the assets acquired and liabilities assumed.

Estimates of fair value are based on industry data and trends and by reference to relevant market rates and transactions, and discounted cash flow valuation methods, among other factors. The foregoing estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond our reasonable control. The preliminary allocation of the fair value of the assets acquired is subject to additional adjustment to provide us with adequate time to complete the valuation of Tropicana’s assets and liabilities.

The fair value of our equity interest in Tropicana was $251 million immediately prior to obtaining a controlling interest in Tropicana on November 15, 2010. As a result of remeasuring our equity interest to fair value, we recognized a gain of $74 million which is included in net gain from investment activities in our consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

The following table summarizes the fair value of the assets acquired and liabilities assumed, as well as the fair value of the non-controlling interest in Tropicana as of November 15, 2010:

	Fair Value at November 15, 2010
	(in millions)
Cash and cash equivalents	$164
Restricted cash	18
Accounts receivable, net	35
Property, plant and equipment, net	424
Intangible assets, net	79
Other assets	86
Assets Acquired	806
Accounts payable	62
Accrued expenses and other liabilities	97
Debt	134
Liabilities Assumed	293
Fair value of Tropicana net assets acquired	513
Fair value of Tropicana non-controlling interests	237	(1)
Fair value of net assets acquired by our Investment segment	276
Less: acquisition-date fair value of previously held equity interest in Tropicana	251
Less: cost of shares of Tropicana common stock purchased on November 15, 2010	9
Fair value basis upon acquisition of controlling interest in Tropicana	260
Gain on acquisition	$16	(2)

(1)	Fair value of non-controlling interests was based on the fair value of Tropicana’s equity multiplied by 48.55%, the portion owned by the non-controlling interests, less a discount of 5% attributed to the lack of control and marketability due to the fact that non-controlling interests are held by public shareholders who do not have the ability to directly affect the cash flows of Tropicana. The 5% discount was based on the average trading price of all U.S. closed-end funds compared to their net asset values as of November 15, 2010 (date of acquisition).
(2)	Included in other income (loss), net in our consolidated statements of operations.

Impairment

In the fourth quarter of fiscal 2011, Tropicana impaired certain real property and equipment by $5 million. In recording impairment charges related to real and personal property, Tropicana used both the cost and market approach.

Railcar

We conduct our Railcar segment through our majority ownership in ARI. ARI manufactures railcars, which are offered for sale or lease, custom designed railcar parts and other industrial products, primarily aluminum and special alloy steel castings. These products are sold to various types of companies including leasing companies, railroads, industrial companies and other non-rail companies. ARI provides railcar repair and maintenance services for railcar fleets. In addition, ARI provides fleet management and maintenance services for railcars owned by certain customers. Such services include inspecting and supervising the maintenance and repair of such railcars.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

During the third quarter of fiscal 2011, we acquired additional shares of ARI common stock. As of December 31, 2011, we owned approximately 55.5% of the total outstanding common stock of ARI.

Food Packaging

We conduct our Food Packaging segment through our majority ownership in Viskase Companies, Inc. (“Viskase”). Viskase is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry. Viskase currently operates seven manufacturing facilities and ten distribution centers throughout North America, Europe, South America and Asia and derives approximately 71% of its total net sales from customers located outside the United States. Viskase believes it is one of the two largest manufacturers of non-edible cellulosic casings for processed meats and one of the three largest manufacturers of non-edible fibrous casings. Viskase is building a shirring plant in the Philippines to serve the Asian market. The plant is expected to open in the second quarter of the fiscal year ending December 31, 2012 and will be scaled up over several years in accordance with our growth expectations for the Asian market.

Metals

We conduct our Metals segment through our indirect wholly owned subsidiary, PSC Metals, Inc. (“PSC Metals”). PSC Metals collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. PSC Metals’ ferrous products include shredded, sheared and bundled scrap metal and other purchased scrap metal such as turnings (steel machining fragments), cast furnace iron and broken furnace iron. PSC Metals also processes non-ferrous metals including aluminum, copper, brass, stainless steel and nickel-bearing metals. Non-ferrous products are a significant raw material in the production of aluminum and copper alloys used in manufacturing. PSC Metals also operates a secondary products business that includes the supply of secondary plate and structural grade pipe that is sold into niche markets for counterweights, piling and foundations, construction materials and infrastructure end-markets.

PSC Metals has made several acquisitions during fiscal 2011. See Note 8, “Goodwill and Intangible Assets, Net — Metals,” for further details.

Real Estate

Our Real Estate segment consists of rental real estate, property development and resort activities.

As of December 31, 2011 we owned 30 rental real estate properties. Our property development operations are run primarily through Bayswater Development LLC, a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida each include land for future residential development of approximately 324 and 870 units of residential housing, respectively. Both developments operate golf and resort operations as well.

In February 2010, our Real Estate operations acquired from Fontainebleau Las Vegas, LLC (“Fontainebleau”), and certain affiliated entities, certain assets associated with property and improvements (the “Former Fontainebleau Property”) located in Las Vegas, Nevada for an aggregate purchase price of $148 million. The Former Fontainebleau Property includes (i) an unfinished building situated on approximately 25 acres of land and (ii) inventory.

As of December 31, 2011 and 2010, $77 million and $106 million, respectively, of the net investment in financing leases, net real estate leased to others and resort properties, which is included in property, plant and equipment, net, were pledged to collateralize the payment of nonrecourse mortgages payable.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

The following is a summary of the anticipated future receipts of the minimum lease payments receivable under the financing and operating method at December 31, 2011:

Year	Amount
(in millions)
2012	$52
2013	52
2014	48
2015	48
2016	46
Thereafter	178
$424

Home Fashion

We conduct our Home Fashion segment through our indirect wholly owned subsidiary, WestPoint International, LLC (f/k/a WestPoint International, Inc., as described below) (“WPI”), a manufacturer and distributor of home fashion consumer products. WPI is engaged in the business of manufacturing, sourcing, designing, marketing, distributing and selling home fashion consumer products. WPI markets a broad range of manufactured and sourced bed, bath, basic bedding and kitchen textile products, including, sheets, pillowcases, comforters, flocked blankets, woven blankets and throws, heated blankets, quilts, bedspreads, duvet covers, bed skirts, bed pillows, feather beds, mattress pads, drapes, bath and beach towels, bath rugs, kitchen towels and kitchen accessories. WPI recognizes revenue primarily through the sale of home fashion products to a variety of retail and institutional customers. In addition, WPI receives a small portion of its revenues through the licensing of its trademarks.

Effective October 1, 2011, West Point International, Inc. converted to a Delaware limited liability company through a merger with its wholly owned subsidiary formed for such purpose, with such subsidiary surviving the merger being named WestPoint International, LLC.

WPI has transitioned the majority of its manufacturing to low-cost countries and continues to maintain its corporate offices and certain distribution operations in the United States.

A relatively small number of customers have historically accounted for a significant portion of WPI’s net sales. WPI had seven customers who accounted for approximately 63% and six customers who accounted for approximately 64% and 59% of WPI’s net sales for the years ended December 31, 2011, 2010 and 2009, respectively.

Acquisition History

On August 8, 2005, we acquired 13.2 million, or 67.7%, of the 19.5 million outstanding common shares of WPI. Pursuant to the asset purchase agreement between WPI and WPS, rights to subscribe for an additional 10.5 million shares of common stock at a price of $8.772 per share were allocated among former creditors of WPS.

On December 20, 2006, we acquired: (a) 1,000,000 shares of Series A-1 Preferred Stock of WPI for a purchase price of $100 per share, for an aggregate purchase price of $100.0 million and (b) 1,000,000 shares of Series A-2 Preferred Stock of WPI for a purchase price of $100 per share, for an aggregate purchase price of $100.0 million. Each of the Series A-1 and Series A-2 Preferred Stock had a 4.5% annual dividend, which was payable quarterly. For the first two years after issuance, the dividends were to be paid in the form of additional preferred stock. Thereafter, the dividends were to be paid in cash or in additional preferred stock at the option of WPI. Each of the Series A-1 and Series A-2 Preferred Stock was convertible into common

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. Operating Units.  – (continued)

shares of WPI at a rate of $10.50 per share, subject to certain anti-dilution provisions; provided, however, that under certain circumstances, $92.1 million of the Series A-2 Preferred Stock may have been converted at a rate of $8.772 per share.

During fiscal 2011, we acquired all remaining shares of WPI common stock. Effective December 22, 2011, two of our subsidiaries which hold WPI’s common and preferred stock respectively merged with and into WPI with WPI surviving the merger. As a result of the merger, among other things, (i) we became the only owner of WPI, (ii) shares of Series A-1 and Series A-2 Preferred Stock ceased to exist, (iii) any subscription rights to purchase WPI common stock were canceled, and (iv) minority stockholders of WPI became entitled to receive $3.05 per share for their common stock of WPI. As of December 31, 2011, we owned 100% of the total outstanding common shares of WPI.

Restructuring

To improve WPI’s competitive position, WPI’s management intends to continue its restructuring efforts. On January 31, 2011, WPI announced the closure of its Greenville, Alabama manufacturing and distribution facility. The vast majority of the products manufactured or fabricated are sourced from plants located outside of the United States.

WPI incurred restructuring costs of $6 million, $8 million and $19 million in restructuring costs for the years ended December 31, 2011, 2010 and 2009, respectively. Included in restructuring expenses are cash charges associated with the ongoing costs of closed plants, transition expenses and employee severance, benefits and related costs. As of December 31, 2011, the accrued liability balance was less than $1 million, which is included in accrued expenses and other liabilities in our consolidated balance sheet.

Total cumulative restructuring charges from August 8, 2005 (acquisition date) through December 31, 2011 are $91 million.

WPI anticipates incurring approximately $2 million of additional restructuring costs in fiscal 2012, particularly with respect to the carrying costs of closed facilities until such time as these locations are sold. Restructuring costs could be affected by, among other things, WPI’s decision to accelerate or delay its restructuring efforts. As a result, actual costs incurred could vary materially from these anticipated amounts.

Impairment

In fiscal 2011, fiscal 2010 and fiscal 2009, WPI incurred non-cash impairment charges of $18 million, $9 million and $8 million, respectively. For fiscal 2011, the impairment charge was due to the write-down of a plant to its fair value and impairment of trademarks. For fiscal 2010 and fiscal 2009, the impairment charges were related to the write-down of property equipment to its fair value and impairment of trademarks. In recording impairment charges related to its property, plant and equipment, WPI compared estimated net realizable values of property, plant and equipment to their current carrying values. In recording impairment charges related to its trademarks, WPI compared the fair value of the intangible asset with its carrying value. The estimates of fair value of trademarks are determined using a discounted cash flow valuation methodology referred to as the “relief from royalty” methodology. Significant assumptions inherent in the “relief from royalty” methodology employed include estimates of appropriate marketplace royalty rates and discount rates.

4. Related Party Transactions.

Our amended and restated agreement of limited partnership expressly permits us to enter into transactions with our general partner or any of its affiliates, including, without limitation, buying or selling properties from or to our general partner and any of its affiliates and borrowing and lending money from or to our general partner and any of its affiliates, subject to limitations contained in our partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The indentures governing our indebtedness contain certain covenants applicable to transactions with affiliates.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Related Party Transactions.  – (continued)

Investment

Until August 8, 2007, Icahn Management LP (“Icahn Management”) elected to defer most of the management fees from the Offshore Funds and such amounts remain invested in the Offshore Master Funds. At December 31, 2010, the balance of the deferred management fees payable (included in accrued expenses and other liabilities) by Icahn Fund Ltd. to Icahn Management was $143 million. As further discussed in Note 5, “Investments and Related Matters — Investment — Investment in Variable Interest Entities,” because we are no longer considered the primary beneficiary of Icahn Fund Ltd. as of March 31, 2011, we deconsolidated the results and financial position of Icahn Fund Ltd. as of such date. As a result of deconsolidating Icahn Fund Ltd., our consolidated financial statements will no longer contain this deferred management fee payable effective March 31, 2011.

Effective January 1, 2008, Icahn Capital LP (“Icahn Capital”) paid for salaries and benefits of certain employees who may also perform various functions on behalf of certain other entities beneficially owned by Mr. Icahn (collectively, “Icahn Affiliates”), including administrative and investment services. Prior to January 1, 2008, Icahn & Co. LLC paid for such services. Under a separate expense-sharing agreement, Icahn Capital charged Icahn Affiliates $1 million and $2 million for fiscal 2011 and fiscal 2010, respectively, and $4 million for fiscal 2009. As of December 31, 2011 and 2010, accrued expenses and other liabilities in our consolidated balance sheets included zero and $2 million, respectively, to be applied to Icahn Capital’s charges to Icahn Affiliates for services to be provided to them.

In addition, effective January 1, 2008, certain expenses borne by Icahn Capital are reimbursed by Icahn Affiliates, as appropriate, when such expenses are incurred. The expenses include investment-specific expenses for investments acquired by both the Investment Funds and Icahn Affiliates that are allocated based on the amounts invested by each party, as well as investment-related expenses that are allocated based on estimated usage agreed upon by Icahn Capital and Icahn Affiliates. For the years ended December 31, 2011, 2010 and 2009, these reimbursement amounts were $2 million, $3 million and $2 million, respectively.

Mr. Icahn, along with his affiliates, makes investments in the Investment Funds. These investments are not subject to special profits interest allocations or incentive allocations. On April 1, 2011, affiliates of Mr. Icahn made aggregate contributions of $250 million to the Investment Funds. As of December 31, 2011 and 2010, the total fair market value of investments in the Investment Funds made by Mr. Icahn and his affiliates was approximately $3.2 billion and $2.1 billion, respectively. In addition, an affiliate of Mr. Icahn has a deferred management fee arrangement with certain feeder funds with balances of $188 million and $148 million as of December 31, 2011 and 2010, respectively. Such amounts are invested in and receive applicable returns thereon from the Investment Funds.

Effective April 1, 2011, based on a new expense-sharing arrangement, certain expenses borne by Icahn Capital are reimbursed by the Investment Funds, when such expenses are incurred. Such expenses relate to the operation, administration and investment activities of Icahn Capital for the benefit of the Investment Funds (including salaries, benefits and rent) and shall be allocated pro rata in accordance with each investor’s capital accounts in the Investment Funds. For the year ended December 31, 2011, $21 million was allocated to the Investment Funds based on this expense-sharing arrangement.

Railcar

Agreements with American Railcar Leasing LLC

Effective as of January 1, 2008, ARI entered into a fleet services agreement with American Railcar Leasing LLC (“ARL”), a company controlled by Mr. Icahn. Under the agreement, ARI provided ARL fleet management services for a fixed monthly fee and railcar repair and maintenance services for a charge of labor, components and materials. This agreement was replaced by a new agreement (referred to as the “Railcar Services Agreement”), which became effective April 16, 2011 for a term of three years that will automatically renew for additional one-year periods unless either party provides at least 60 days written prior notice of

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4. Related Party Transactions.  – (continued)

termination. As stipulated in the Railcar Services Agreement, ARI will provide railcar repair, engineering, administrative and other services, on an as needed basis, for ARL’s lease fleet at mutually agreed-upon prices. Railcar services revenues, included in other revenues from operations in our consolidated statements of operations, recorded by ARI were $25 million, $15 million and $14 million under these agreements for the years ended December 31, 2011, 2010 and 2009, respectively. The terms and pricing on services to related parties are not less favorable to ARI than the terms and pricing on services provided to unaffiliated third parties.

ARI from time to time manufactures and sells railcars to ARL under long-term agreements as well as on a purchase order basis. For the years ended December 31, 2011, 2010 and 2009, revenues from railcars sold to ARL were $1 million, $82 million and $105 million, respectively. Revenues from railcars sold to ARL are included in net sales in our consolidated statements of operations. The terms and pricing on services to related parties are not less favorable to ARI than the terms and pricing on services provided to unaffiliated third parties. Any related party sales of railcars under an agreement or purchase order, have been and will be subject to the approval or review by ARI’s audit committee.

As of December 31, 2011 and 2010, ARI had accounts receivable of $4 million and $2 million, respectively, due from ARL. These amounts are included in other assets in our consolidated balance sheets.

Subsequent to December 31, 2011, ARI entered into an agreement with ARL, pursuant to which ARL will market ARI’s railcars for sale or lease and act as its manager to lease railcars on ARI’s behalf for a fee effective January 1, 2011. See Note 18, “Subsequent Events,” for further discussion.

Food Packaging

Arnos Corporation, an affiliate of Mr. Icahn, was the lender on Viskase’s Revolving Credit Facility as of December 31, 2009. In connection with our majority acquisition of Viskase on January 15, 2010, we assumed the Viskase Revolving Credit Facility from Arnos Corporation. See Note 10, “Debt,” for further discussion regarding Viskase’s Revolving Credit Facility.

Icahn Enterprises Holdings — Administrative Services

For each of fiscal 2011, fiscal 2010 and fiscal 2009 we paid an affiliate approximately $2 million for the non-exclusive use of office space.

For each of fiscal 2011, fiscal 210 and fiscal 2009 we paid $1 million to XO Holdings, Inc., an affiliate of Icahn Enterprises GP, our general partner, for telecommunications services. XO Holdings, Inc. is controlled by Mr. Icahn.

We provide certain professional services to an Icahn Affiliate for which we charged approximately $3 million for fiscal 2011 and $2 million for each of fiscal 2010 and fiscal 2009. As of December 31, 2011, accrued expenses and other liabilities in our consolidated balance sheets included $1 million to be applied to Icahn Enterprises Holdings’ charges to the affiliate for services to be provided to it.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Investments and Related Matters.

Investment

Investments, and securities sold, not yet purchased consist of equities, bonds, bank debt and other corporate obligations, and derivatives, all of which are reported at fair value in our consolidated balance sheets. The following table summarizes the Investment Funds’ investments, securities sold, not yet purchased and unrealized gains and losses on derivatives:

	December 31, 2011		December 31, 2010
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(in millions)
Assets
Investments:
Equity securities:
Communications	$2,203	$2,593	$2,169	$1,945
Consumer, non-cyclical	1,642	1,804	1,833	2,234
Consumer, cyclical(1)	822	754	595	614
Basic materials	129	128	—	—
Energy	1,194	1,673	757	858
Financial	320	263	100	137
Index	—	—	9	—
Industrial	22	32	94	115
Technology	169	254	313	405
Utilities	171	104	157	143
	6,672	7,605	6,027	6,451
Corporate debt:
Communications	89	84	—	—
Consumer, cyclical	516	439	544	485
Utilities	40	34	—	—
Sovereign debt	10	10	—	—
Financial	94	109	48	5
	749	676	592	490
Mortgage-backed securities:
Financial	176	167	144	206
	7,597	8,448	6,763	7,147
Derivative contracts, at fair value(2)	—	3	15	6
	$7,597	$8,451	$6,778	$7,153
Liabilities
Securities sold, not yet purchased, at fair value:
Equity securities:
Consumer, cyclical	$—	$—	$305	$356
Financial	—	—	51	58
Index	—	—	9	5
Funds	4,610	4,476	638	800
	4,610	4,476	1,003	1,219
Derivative contracts, at fair value(3)	—	42	24	60
	$4,610	$4,518	$1,027	$1,279

(1)	We consolidated the financial results of Tropicana effective November 15, 2010. As a result, we eliminated our investment in Tropicana at December 31, 2010. As of April 29, 2011, our Investment segment no longer held an investment in Tropicana common stock. See Note 3, “Operating Units — Gaming,” for further discussion regarding the history of the Investment Funds’ investment in Tropicana.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Investments and Related Matters.  – (continued)

(2)	Included in other assets in our consolidated balance sheets.
(3)	Included in accrued expenses and other liabilities in our consolidated balance sheets.

The General Partners adopted FASB ASC Section 946-810-45, Financial Services — Investment Companies — Consolidation, as of January 1, 2007. FASB ASC Section 946-810-45 provides guidance on whether investment company accounting should be retained in the financial statements of a parent entity. Upon the adoption of FASB ASC Section 946-810-45, the General Partners lost their ability to retain specialized accounting. Prior to March 31, 2011, for those investments that (i) were deemed to be available-for-sale securities, (ii) fell outside the scope of FASB ASC Topic 320, Investments — Debt and Equity Securities, or (iii) the General Partners would otherwise have accounted for under the equity method, the General Partners applied the fair value option. The application of the fair value option is irrevocable.

As further discussed in Note 3, “Operating Units — Investment,” as a result of returning fee-paying capital to its investors on March 31, 2011, each of the Investment Funds no longer meets the criteria of an investment company as set forth in FASB ASC Paragraph 946-10-15-2, Financial Services — Investment Companies, and, therefore, the application of FASB ASC Section 946-810-45 is no longer applicable effective March 31, 2011. This change has no material effect on our consolidated financial statements.

Our Investment segment assesses the applicability of equity method accounting with respect to their investments based on a combination of qualitative and quantitative factors, including overall stock ownership of the Investment Funds combined with those of our affiliates along with board of directors representation.

Our Investment segment applied the fair value option to certain of its investments that would have otherwise been subject to the equity method of accounting. As of December 31, 2011, the fair value of these investments was $217 million. During the years ended December 31, 2011, 2010 and 2009, our Investment segment recorded gains (losses) of $73 million, $(23) million and $5 million, respectively, associated with these investments. Such amounts are included in net gain from investment activities in our consolidated statements of operations. These gains and losses include the unrealized gains and losses for our Investment segment’s investment in Tropicana for periods prior to November 15, 2010 when Tropicana was accounted for at fair value with changes in fair value reflected in earnings. See Note 3, “Operating Units — Gaming” for further discussion regarding the history of the Investment Funds’ investment in Tropicana. Also included in these investments is the Investment Funds’ investment in Lions Gate Entertainment Corp (“Lions Gate”) and The Hain Celestial Group, Inc. (“Hain”). As of December 31, 2011, the Investment Funds, together with their affiliates held, in the aggregate, 7,130,563 shares of Hain, representing approximately 16% of the outstanding shares of Hain. The General Partners have applied the fair value option to their investments in Lions Gate and Hain.

We believe that these investments to which we applied the fair value option are not material, individually or in the aggregate, to our consolidated financial statements. Lions Gate and Hain are registered SEC reporting companies whose financial statements are available at www.sec.gov.

Investments in Variable Interest Entities

As discussed in Note 2, “Summary of Significant Accounting Policies,” in February 2010, the FASB issued guidance which amends the consolidation requirement of VIEs for certain entities meeting certain criteria. We determined that certain entities within our Investment segment previously met the criteria for the deferral of this new consolidation guidance. Accordingly, our Investment segment applied the overall guidance on the consolidation of VIEs with respect to applicable entities prior to the issuance of the standard as described in Note 2, “Summary of Significant Accounting Policies — Adoption of New Accounting Standards.” Effective March 31, 2011, we applied the consolidation guidance to certain entities within our Investment segment to determine whether such entities are considered VIEs, including the determination of who is deemed the primary beneficiary of such VIEs. The application of this consolidation guidance did not have an impact on our financial condition, results of operations and cash flows.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Investments and Related Matters.  – (continued)

We consolidate certain VIEs when we are determined to be their primary beneficiary, either directly or indirectly through other consolidated subsidiaries. Prior to the 2011 Reconsideration Event (as discussed below), the assets of our consolidated VIEs were primarily classified within cash and cash equivalents and investments in our consolidated balance sheets. The liabilities of our consolidated VIEs were primarily classified within securities sold, not yet purchased, at fair value, and accrued expenses and other liabilities in our consolidated balance sheets.

As discussed in Note 3, “Operating Units — Investment,” on March 7, 2011, the Investment Funds determined to return fee-paying capital to its investors. We evaluated the impact of this reconsideration event (referred to as the “2011 Reconsideration Event”) with respect to the VIE and primary beneficiary status of each of the Investment Funds and the Offshore Funds. We determined that the 2011 Reconsideration Event impacted Master Fund II, Master Fund III and Icahn Fund Ltd. Prior to the 2011 Reconsideration Event, Master Fund II, Master Fund III and Icahn Fund Ltd. were each considered VIEs for which we were determined to be their primary beneficiary and therefore we consolidated them. As a result of the 2011 Reconsideration Event, Master Fund II and Master Fund III are no longer considered VIEs. However, the VIE status change in Master Fund II and Master Fund III did not impact their consolidation status. Because we control Master Fund II and Master Fund III through our general partner interests, we continue to consolidate Master Fund II and Master Fund III. There are no substantive kick-out or participating rights in either Master Fund II or Master Fund III. In addition, previously Icahn Fund Ltd. was considered a VIE and we consolidated it because the Offshore GP was its primary beneficiary. As a result of the 2011 Reconsideration Event, we determined that, although Icahn Fund Ltd. is still considered a VIE, the Offshore GP is no longer the primary beneficiary. We deconsolidated Icahn Fund Ltd. as of March 31, 2011, the result of which decreased consolidated total liabilities by $146 million and increased equity attributable to non-controlling interests by the same amount.

Other Segments

Investments held by our Automotive, Gaming, Railcar, Home Fashion segments and Icahn Enterprises consist of the following:

	December 31, 2011		December 31, 2010
	Amortized Cost	Carrying Value	Amortized Cost	Carrying Value
	(in millions)
Marketable equity and debt securities – available for sale	$17	$20	$24	$19
Investments in precious metals	150	150	—	—
Equity method investments and other	320	320	304	304
	$487	$490	$328	$323

With the exception of certain operating segments, it is our general policy to apply the fair value option to all of our investments that would be subject to the equity method of accounting. We record unrealized gains and losses for the change in fair value of such investments as a component of net gain from investment activities in the consolidated statements of operations. We believe that these investments, individually or in the aggregate, are not material to our consolidated financial statements.

Investments in Non-Consolidated Affiliates

Automotive

Federal-Mogul maintains investments in several non-consolidated affiliates, which are located in China, France, Germany, India, Italy, Korea, Turkey and the United States. Federal-Mogul’s direct ownership in such affiliates ranges from approximately 2% to 50%. The aggregate investments in these affiliates were $228 million and $210 million at December 31, 2011 and 2010, respectively.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. Investments and Related Matters.  – (continued)

Equity earnings from non-consolidated affiliates were $37 million, and $32 million and $16 million for the years ended December 31, 2011, 2010 and 2009, respectively, which are included in other income (loss), net in our consolidated statements of operations, For the years ended December 31, 2011, 2010 and 2009, these entities generated sales of $744 million, $605 million and $437 million, respectively, and net income of $88 million, $72 million and $41 million, respectively. Distributed dividends to Federal-Mogul from non-consolidated affiliates were $16 million, $43 million and $7 million for the years ended December 31, 2011, 2010 and 2009, respectively.

Federal-Mogul does not consolidate any entity for which it has a variable interest based solely on power to direct the activities and significant participation in the entity’s expected results that would not otherwise be consolidated based on control through voting interests. Further, Federal-Mogul’s joint ventures are businesses established and maintained in connection with its operating strategy and are not special purpose entities.

Federal-Mogul holds a 50% non-controlling interest in a joint venture located in Turkey. This joint venture was established in 1995 for the purpose of manufacturing and marketing automotive parts, including pistons, piston rings, piston pins, and cylinder liners to OE and aftermarket customers. Pursuant to the joint venture agreement, Federal-Mogul’s partner holds an option to put its shares to a subsidiary of Federal-Mogul’s at the higher of the current fair value or at a guaranteed minimum amount. The term of the contingent guarantee is indefinite, consistent with the terms of the joint venture agreement. However, the contingent guarantee would not survive termination of the joint venture agreement. The guaranteed minimum amount represents a contingent guarantee of the initial investment of the joint venture partner and can be exercised at the discretion of the partner. The total amount of the contingent guarantee, should all triggering events have occurred, approximated $60 million as of December 31, 2011. Federal-Mogul believes that this contingent guarantee is less than the estimated current fair value of the partners’ interest in the affiliate. As such, the contingent guarantee does not give rise to a contingent liability and, as a result, no amount is recorded for this guarantee. If this put option were exercised, the consideration paid and net assets acquired would be accounted for in accordance with business combination accounting. Any value in excess of the guaranteed minimum amount of the put option would be the subject of negotiation between Federal-Mogul and its joint venture partner.

Federal-Mogul purchases/sells inventory from/to this Turkish joint venture (“Turkey JV”). Purchases from the Turkey JV for the years ended December 31, 2011, 2010 and 2009 were $171 million, $127 million and $94 million, respectively. Sales to the Turkey JV for the years ended December 31, 2011, 2010 and 2009 were $46 million, $36 million and $27 million, respectively. Federal-Mogul had net accounts payable balances with the Turkey JV of $6 million and $7 million as of December 31, 2011 and 2010, respectively.

Railcar

As of December 31, 2011, ARI was party to three joint ventures which are all accounted for using the equity method. ARI determined that, although these joint ventures are considered VIEs, it is not the primary beneficiary of such VIEs, does not have a controlling financial interest and does not have the ability to individually direct the activities of the VIEs that most significantly impact their economic performance. A significant factor in this determination was that ARI does not have the rights to a majority of returns, losses or votes.

The risk of loss to ARI is limited to its investment in these joint ventures, certain loans and related interest and fees due from these joint ventures to ARI. As of December 31, 2011, the carrying amount of these investments was $45 million and the maximum exposure to loss was $46 million. Maximum exposure to loss was determined based on ARI’s carrying amounts in such investments, loans, accrued interest thereon and accrued unused line fee due from applicable joint ventures.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements.

U.S. GAAP requires enhanced disclosures about investments and non-recurring non-financial assets and non-financial liabilities that are measured and reported at fair value and has established a hierarchal disclosure framework that prioritizes and ranks the level of market price observability used in measuring investments or non-financial assets and liabilities at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments and non-financial assets and/or liabilities measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 — Quoted prices are available in active markets for identical investments as of the reporting date. The types of investments included in Level 1 include listed equities and listed derivatives. We do not adjust the quoted price for these investments, even in situations where we hold a large position.

Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments that are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives. The inputs and assumptions of our Level 2 investments are derived from market observable sources including: reported trades, broker/dealer quotes and other pertinent data.

Level 3 — Pricing inputs are unobservable for the investment and non-financial asset and/or liability and include situations where there is little, if any, market activity for the investment or non-financial asset and/or liability. The inputs into the determination of fair value require significant management judgment or estimation. Fair value is determined using comparable market transactions and other valuation methodologies, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. Significant transfers, if any, between the levels within the fair value hierarchy are recognized at the beginning of the reporting period.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements.  – (continued)

Investment

The following table summarizes the valuation of the Investment Funds’ investments by the above fair value hierarchy levels as of December 31, 2011 and 2010:

	December 31, 2011				December 31, 2010
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(in millions)
Assets
Investments:
Equity securities:
Communications	$2,593	$—	$—	$2,593	$1,945	$—	$—	$1,945
Consumer, non-cyclical	1,778	26	—	1,804	2,227	7	—	2,234
Consumer, cyclical(1)	376	378	—	754	295	318	1	614
Basic materials	128	—	—	128	—	—	—	—
Energy	1,644	29	—	1,673	541	317	—	858
Financial	263	—	—	263	137	—	—	137
Industrial	—	32	—	32	114	1	—	115
Technology	254	—	—	254	405	—	—	405
Utilities	83	21	—	104	100	43	—	143
	7,119	486	—	7,605	5,764	686	1	6,451
Corporate debt:
Communications	—	84	—	84	—	—	—	—
Consumer, cyclical	—	150	289	439	—	157	328	485
Utilities	—	34	—	34	—	—	—	—
Sovereign debt	—	10	—	10	—	—	—	—
Financial	—	109	—	109	—	5	—	5
	—	387	289	676	—	162	328	490
Mortgage-backed securities:
Financial	—	167	—	167	—	206	—	206
	7,119	1,040	289	8,448	5,764	1,054	329	7,147
Derivative contracts, at fair value(2):	—	3	—	3	—	6	—	6
	$7,119	$1,043	$289	$8,451	$5,764	$1,060	$329	$7,153
Liabilities
Securities sold, not yet purchased, at fair value:
Equity securities:
Consumer, cyclical	$—	$—	$—	$—	$356	$—	$—	$356
Financial	—	—	—	—	58	—	—	58
Index	—	—	—	—	—	5	—	5
Funds	4,466	10	—	4,476	800	—	—	800
	4,466	10	—	4,476	1,214	5	—	1,219
Derivative contracts, at fair value(3):	—	42	—	42	—	60	—	60
	$4,466	$52	$—	$4,518	$1,214	$65	$—	$1,279

(1)	We consolidated the financial results of Tropicana effective November 15, 2010. As a result, we eliminated our investment in Tropicana at December 31, 2010. As of April 29, 2011, our Investment segment no longer held an investment in Tropicana common stock. See Note 3, “Operating Units — Gaming,” for further discussion regarding the history of the Investment Funds’ investment in Tropicana.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements.  – (continued)

(2)	Included in other assets in our consolidated balance sheets.
(3)	Included in accrued expenses and other liabilities in our consolidated balance sheets.

The changes in investments measured at fair value for which the Investment segment has used Level 3 input to determine fair value are as follows:

	Year Ended December 31,
	2011	2010
	(in millions)
Balance at January 1	$329	$228
Gross realized and unrealized gains	8	18
Gross proceeds	(48)	(138)
Gross purchases	—	221
Balance at December 31	$289	$329

Unrealized gains of $8 million are included in earnings related to Level 3 investments still held at December 31, 2011. Total realized and unrealized gains and losses recorded for Level 3 investments, if any, are reported in net gain (loss) from investment activities in our consolidated statements of operations.

Other Segments

The following table summarizes the valuation of our Automotive and Metals segments and Icahn Enterprises Holdings investments and derivative contracts by the above fair value hierarchy levels as of December 31, 2011 and 2010:

	December 31, 2011			December 31, 2010
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(in millions)
Assets
Marketable equity and debt securities	$20	$—	$20	$19	$—	$19
Investments in precious metals	150	—	150	—	—	—
Derivative contracts, at fair value(1):	—	3	3	—	12	12
	$170	$3	$173	$19	$12	$31
Liabilities
Derivative contracts, at fair value(2):	$—	$57	$57	$—	$94	$94

(1)	Amounts are classified within other assets in our consolidated balance sheets.
(2)	Amounts are classified within accrued expenses and other liabilities in our consolidated balance sheets.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements.  – (continued)

Assets and liabilities measured at fair value on a nonrecurring basis at December 31, 2011 and 2010 are set forth in the table below:

	December 31, 2011		December 31, 2010
Category	Level 3 Asset (Liability)	Recognized Loss	Level 3 Asset (Liability)	Recognized Gain (Loss)
	(in millions)
Trademarks and brand names	$280	$(39)	$29	$(4)
Property, plant and equipment	92	(32)	9	(7)
Asset retirement obligation	(4)	—	—	1

Trademarks and brand names with a carrying value of $319 million were written down to their fair value of $280 million, resulting in an impairment charge of $39 million for the year ended December 31, 2011. Trademarks and brand names with a carrying value of $33 million were written down to their fair value of $29 million, resulting in an impairment charge of $4 million for the year ended December 31, 2010.

Property, plant and equipment with a carrying value of $124 million were written down to their fair value of $92 million, resulting in an impairment charge of $32 million for the year ended December 31, 2011. Property, plant and equipment with a carrying value of $16 million were written down to their fair value of $9 million, resulting in an impairment charge of $7 million for the year ended December 31, 2010. We determined the fair value of these assets by applying probability weighted, expected present value techniques to the estimated future cash flows using assumptions a market participant would utilize.

An asset retirement obligation with a carrying value of $4 million was written down to its fair value of $2 million, resulting in a $2 million credit to impairment expense during the year ended December 31, 2011. An asset retirement obligation with a carrying value of $2 million was established in fiscal 2011 related to a facility that is closed. As the fair value of the facility did not support the capitalization of this asset retirement obligation, it was immediately impaired, resulting in a $2 million debit to impairment expense during the year ended December 31, 2011. An asset retirement obligation with a carrying value of $1 million was written down to its fair value of zero, resulting in a $1 million credit to impairment expense for the year ended December 31, 2010.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements.  – (continued)

The following table presents our Automotive segment’s defined benefit plan assets measured at fair value on a recurring basis as of December 31, 2011 and 2010:

	December 31, 2011			December 31, 2010
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(in millions)
U.S. Plans:
Cash	$669	$—	$669	$—	$—	$—
Investments with registered investment companies:
Equity securities	1	—	1	512	—	512
Fixed income securities	—	—	—	150	—	150
	$670	$—	$670	$662	$—	$662
Non-U.S. Plans:
Insurance contracts	$—	$35	$35	$—	$33	$33
Cash	1	—	1	—	—	—
Investments with registered investment companies:
Fixed income securities	9	—	9	11	—	11
Equity securities	1	—	1	1	—	1
Corporate bonds	—	2	2	—	3	3
Equity securities	—	—	—	—	—	—
Cash	—	—	—	—	—	—
	$11	$37	$48	$12	$36	$48

Federal-Mogul changed investment managers for its U.S. pension plan assets towards the end of fiscal 2011. The transition was implemented on December 31, 2011 and almost all of the plan assets were sold and the proceeds reinvested as funds became available on January 3, 2012. Accordingly, the plans assets were comprised almost entirely of cash at December 31, 2011and then immediately reinvested beginning January 3, 2012 in accordance with Federal-Mogul’s investment strategy, which includes a target asset allocation of 50% equity investments, 25% fixed income investments and 25% in other investment types including hedge funds. Approximately 87% of the U.S. plan assets will be invested in actively managed investment funds.

For fiscal 2010, investments with registered investment companies are valued at the closing price reported on the active market on which the funds are traded. Corporate bonds and equity securities are valued at the closing price reported on the active market on which the individual investments are traded. The insurance contracts guarantee a minimum rate of return. Our Automotive segment has no input into the investment strategy of the assets underlying the contracts, but they are typically heavily invested in active bond markets and are highly regulated by local law.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. Fair Value Measurements.  – (continued)

The following table presents our Food Packaging segment’s defined benefit plan assets measured at fair value on a recurring basis as of December 31, 2011 and 2010:

	December 31, 2011				December 31, 2010
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(in millions)
U.S. and Non-U.S. Plans:
Asset category:
Cash equivalents	$3	$—	$—	$3	$2	$—	$—	$2
Equity securities	14	29	—	43	19	26	—	45
Fixed income securities	2	11	—	13	16	12	—	28
Other	10	—	27	37	—	—	28	28
	$29	$40	$27	$96	$37	$38	$28	$103

In addition to items that are measured at fair value on a recurring basis, there are also assets and liabilities that are measured at fair value on a nonrecurring basis. As these assets and liabilities are not measured at fair value on a recurring basis, they are not included in the tables above. Assets and liabilities that are measured at fair value on a nonrecurring basis include certain long-lived assets (see Note 3, “Operating Units” and Note 8, “Goodwill and Intangible Assets, Net”), investments in non-consolidated affiliates (see Note 5, “Investment and Related Matters”) and asset retirement obligations (“ARO”) (see Note 17, “Commitments and Contingencies”). We determined that the fair value measurements included in each of these assets and liabilities rely primarily on our assumptions as unobservable inputs that are not publicly available. As such, we have determined that each of these fair value measurements reside within Level 3 of the fair value hierarchy.

7. Financial Instruments.

Certain derivative contracts executed by the Investment Funds with a single counterparty or by our Automotive segment with a single counterparty or by our Holding Company with a single counterparty are reported on a net-by-counterparty basis where a legal right of offset exists under an enforceable netting agreement. Values for the derivative financial instruments, principally swaps, forwards, over-the-counter options and other conditional and exchange contracts are reported on a net-by-counterparty basis. As a result, the net exposure to counterparties is reported in either other assets or accrued expenses and other liabilities in our consolidated balance sheets.

Investment Segment and Icahn Enterprises Holdings

The Investment Funds currently maintain cash deposits and cash equivalents with major financial institutions. Certain account balances may not be covered by the Federal Deposit Insurance Corporation, while other accounts may exceed federally insured limits. The Investment Funds have prime broker arrangements in place with multiple prime brokers as well as a custodian bank. These financial institutions are members of major securities exchanges. The Investment Funds also have relationships with several financial institutions with which they trade derivative and other financial instruments.

In the normal course of business, the Investment Funds and Icahn Enterprises Holdings may trade various financial instruments and enter into certain investment activities, which may give rise to off-balance-sheet risk. The Investment Funds and Icahn Enterprises Holdings’ investments may include options, credit default swaps and securities sold, not yet purchased. These financial instruments represent future commitments to purchase or sell other financial instruments or to exchange an amount of cash based on the change in an underlying instrument at specific terms at specified future dates. Risks arise with these financial instruments from potential counterparty non-performance and from changes in the market values of underlying instruments.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

Securities sold, not yet purchased, at fair value represent obligations to deliver the specified security, thereby creating a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk, as the satisfaction of the obligations may exceed the amount recognized in our consolidated balance sheets. Our investments in securities and amounts due from brokers are partially restricted until we satisfy the obligation to deliver the securities sold, not yet purchased.

The Investment Funds and Icahn Enterprises Holdings may enter into derivative contracts, including swap contracts, futures contracts and option contracts with the objective of capital appreciation or as economic hedges against other securities or the market as a whole. The Investment Funds may also enter into foreign currency derivative contracts to economically hedge against foreign currency exchange rate risks on all or a portion of their non-U.S. dollar denominated investments.

The Investment Funds and Icahn Enterprises Holdings have entered into various types of swap contracts with other counterparties. These agreements provide that they are entitled to receive or are obligated to pay in cash an amount equal to the increase or decrease, respectively, in the value of the underlying shares, debt and other instruments that are the subject of the contracts, during the period from inception of the applicable agreement to its expiration. In addition, pursuant to the terms of such agreements, they are entitled to receive other payments, including interest, dividends and other distributions made in respect of the underlying shares, debt and other instruments during the specified time frame. They are also required to pay to the counterparty a floating interest rate equal to the product of the notional amount multiplied by an agreed-upon rate, and they receive interest on any cash collateral that they post to the counterparty at the federal funds or LIBOR rate in effect for such period.

The Investment Funds and Icahn Enterprises Holdings may trade futures contracts. A futures contract is a firm commitment to buy or sell a specified quantity of a standardized amount of a deliverable grade commodity, security, currency or cash at a specified price and specified future date unless the contract is closed before the delivery date. Payments (or variation margin) are made or received by the Investment Funds and Icahn Enterprises Holdings each day, depending on the daily fluctuations in the value of the contract, and the whole value change is recorded as an unrealized gain or loss by the Investment Funds and Icahn Enterprises Holdings. When the contract is closed, the Investment Funds and Icahn Enterprises Holdings record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

The Investment Funds and Icahn Enterprises Holdings may utilize forward contracts to seek to protect their assets denominated in foreign currencies and precious metals holdings from losses due to fluctuations in foreign exchange rates and spot rates. The Investment Funds and Icahn Enterprises Holdings’ exposure to credit risk associated with non-performance of forward contracts is limited to the unrealized gains or losses inherent in such contracts, which are recognized in unrealized gains or losses on derivative, futures and foreign currency contracts, at fair value in our consolidated balance sheets.

The Investment Funds may also purchase and write option contracts. As a writer of option contracts, the Investment Funds receive a premium at the outset and then bear the market risk of unfavorable changes in the price of the underlying financial instrument. As a result of writing option contracts, the Investment Funds are obligated to purchase or sell, at the holder’s option, the underlying financial instrument. Accordingly, these transactions result in off-balance-sheet risk, as the Investment Funds’ satisfaction of the obligations may exceed the amount recognized in our consolidated balance sheets. At December 31, 2011, the maximum payout amounts relating to certain put options written by the Investment Funds were approximately $1.7 billion, of which $1.4 billion related to covered put options on existing short positions on a certain stock index. At December 31 2010, the maximum payout amounts relating to certain put options written by the Investment Funds was $195 million. As of December 31, 2011 and 2010, there were unrealized gains of $24 million and $0.2 million, respectively.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

During the third quarter of fiscal 2010, Icahn Enterprises Holdings purchased and wrote option contracts on a certain stock index futures. During fiscal 2011, the contracts settled and there was no liability derivative as of December 31, 2011. As of December 31, 2010, Icahn Enterprises Holdings had $22 million in liability derivatives related to a certain stock index futures which are not designated as hedging instruments.

Certain terms of the Investment Funds’ contracts with derivative counterparties, which are standard and customary to such contracts, contain certain triggering events that would give the counterparties the right to terminate the derivative instruments. In such events, the counterparties to the derivative instruments could request immediate payment on derivative instruments in net liability positions. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on December 31, 2011 and 2010 was $42 million and $60 million, respectively.

At December 31, 2011 and 2010, the Investment Funds had $257 million and $248 million, respectively, posted as collateral for derivative positions, including those derivative instruments with credit-risk-related contingent features; these amounts are included in cash held at consolidated affiliated partnerships and restricted cash in our consolidated balance sheets.

U.S. GAAP requires the disclosure of information about obligations under certain guarantee arrangements. Such guarantee arrangements requiring disclosure include contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity’s failure to perform under an agreement as well as indirect guarantees of the indebtedness of others.

The Investment Funds have entered into certain derivative contracts, in the form of credit default swaps, which meet the accounting definition of a guarantee, whereby the occurrence of a credit event with respect to the issuer of the underlying financial instrument may obligate the Investment Funds to make a payment to the swap counterparties. As of December 31, 2011 and 2010, the Investment Funds have entered into such credit default swaps with a maximum notional amount of $8 million and $32 million with terms of approximately one year and two years as of December 31, 2011 and 2010, respectively. We estimate that our maximum exposure related to these credit default swaps approximates 48.0% and 39.4% of such notional amounts as of December 31, 2011 and 2010, respectively.

The following table presents the notional amount, fair value, underlying referenced credit obligation type and credit ratings for derivative contracts in which the Investment Funds are assuming risk:

	December 31, 2011		December 31, 2010		Underlying Reference Obligation
Credit Derivative Type Risk Exposure	Notional Amount	Fair Value	Notional Amount	Fair Value
	(in millions)
Single name credit default swaps:
Below investment grade risk exposure	$8	$0.1	$32	$1	Corporate credit

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

The following table presents the fair values of the Investment Funds and Icahn Enterprises Holdings’ derivatives:

	Asset Derivatives(1)		Liability Derivatives(2)
	December 31,		December 31,
Derivatives Not Designated as Hedging Instruments	2011	2010	2011	2010
	(in millions)
Equity contracts	$3	$1	$42	$2
Foreign exchange contracts	3	—	—	2
Credit contracts	—	24	—	77
Futures index spread	—	—	—	22
Sub-total	6	25	42	103
Netting across contract types(3)	—	(19)	—	(19)
Total(4)	$6	$6	$42	$84

(1)	Net asset derivatives are located within other assets in our consolidated balance sheets.
(2)	Net liability derivatives are located within accrued expenses and other liabilities in our consolidated balance sheets.
(3)	Represents the netting of receivables balances with payable balances for the same counterparty across contract types pursuant to netting agreements.
(4)	Excludes netting of cash collateral received and posted. The total collateral posted at December 31, 2011 and 2010 was $257 million and $248 million, respectively, across all counterparties.

The following table presents the effects of the Investment segment and Icahn Enterprises Holdings’ derivative instruments on the statements of operations for fiscal 2011, fiscal 2010 and fiscal 2009:

	Gain (Loss) Recognized in Income(1)
	Year Ended December 31,
Derivatives Not Designated as Hedging Instruments	2011	2010	2009
	(in millions)
Equity contracts	$(39)	$2	$(58)
Interest rate contracts	—	—	57
Foreign exchange contracts	7	(12)	(7)
Credit contracts	18	38	323
Futures index spread	20	3	—
	$6	$31	$315

(1)	Gains (losses) recognized on derivatives are classified in net gain from investment activities in our consolidated statements of operations.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

At December 31, 2011, the volume of the Investment Funds’ Icahn Enterprises Holdings’ derivative activities based on their notional exposure, categorized by primary underlying risk, are as follows:

	Long Notional Exposure	Short Notional Exposure
	(in millions)
Primary underlying risk:
Credit default swaps	$8	$—
Commodity swaps	2	(150)
Equity swaps	7	(2,055)
Foreign currency forwards	—	(474)
Futures index spread	—	—

Each Investment Fund’s assets may be held in one or more accounts maintained for the Investment Fund by its prime broker or at other brokers or custodian banks, which may be located in various jurisdictions. The prime broker and custodian banks are subject to various laws and regulations in the relevant jurisdictions in the event of their insolvency. Accordingly, the practical effect of these laws and their application to the Investment Fund’s assets may be subject to substantial variations, limitations and uncertainties. The insolvency of any of the prime brokers, custodian banks or clearing corporations may result in the loss of all or a substantial portion of the Investment Fund’s assets or in a significant delay in the Investment Fund’s having access to those assets.

Credit concentrations may arise from investment activities and may be impacted by changes in economic, industry or political factors. The Investment Funds and Icahn Enterprises Holdings routinely execute transactions with counterparties in the financial services industry, resulting in credit concentration with respect to this industry. In the ordinary course of business, the Investment Funds and Icahn Enterprises Holdings may also be subject to a concentration of credit risk to a particular counterparty.

The Investment Funds and Icahn Enterprises Holdings seek to mitigate these risks by actively monitoring exposures, collateral requirements and the creditworthiness of our counterparties.

Automotive

During fiscal 2008, Federal-Mogul entered into a series of five-year interest rate swap agreements with a total notional value of $1,190 million to hedge the variability of interest payments associated with its variable-rate term loans. Through these swap agreements, Federal-Mogul has fixed its base interest and premium rate at a combined average interest rate of approximately 5.37% on the hedged principal amount of $1,190 million. As of December 31, 2011 and 2010, unrealized net losses of $44 million and $70 million, respectively, were recorded in accumulated other comprehensive loss as a result of these hedges. As of December 31, 2011, losses of $36 million are expected to be reclassified from accumulated other comprehensive loss to the consolidated statement of operations within the next 12 months.

These interest rate swaps reduce Federal-Mogul’s overall interest rate risk. However, due to the remaining outstanding borrowings on Federal-Mogul’s debt facilities and other borrowing facilities that continue to have variable interest rates, management believes that interest rate risk to Federal-Mogul could be material if there are significant adverse changes in interest rates.

Federal-Mogul’s production processes are dependent upon the supply of certain raw materials that are exposed to price fluctuations on the open market. The primary purpose of Federal-Mogul’s commodity price forward contract activity is to manage the volatility associated with forecasted purchases. Federal-Mogul monitors its commodity price risk exposures regularly to maximize the overall effectiveness of its commodity forward contracts. Principal raw materials hedged include natural gas, copper, nickel, tin, zinc, high-grade

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

aluminum and aluminum alloy. Forward contracts are used to mitigate commodity price risk associated with raw materials, generally related to purchases forecast for up to 15 months in the future.

Federal-Mogul had commodity price hedge contracts outstanding with combined notional values of $117 million and $50 million at December 31, 2011 and 2010 respectively, of which substantially all mature within one year and substantially all were designated as hedging instruments for accounting purposes. Unrealized net losses of $15 million were recorded in accumulated other comprehensive loss as of December 31, 2011. Unrealized net gains of $12 million were recorded in accumulated other comprehensive loss as of December 31, 2010.

Federal-Mogul manufactures and sells its products in North America, South America, Asia, Europe and Africa. As a result, Federal-Mogul’s financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which Federal-Mogul manufactures and sells its products. Federal-Mogul’s operating results are primarily exposed to changes in exchange rates between the U.S. dollar and European currencies.

Federal-Mogul generally tries to use natural hedges within its foreign currency activities, including the matching of revenues and costs, to minimize foreign currency risk. Where natural hedges are not in place, Federal-Mogul considers managing certain aspects of its foreign currency activities and larger transactions through the use of foreign currency options or forward contracts. Principal currencies hedged have historically included the euro, British pound and Polish zloty. Federal-Mogul had notional values of $27 million and $20 million of foreign currency hedge contracts outstanding at December 31, 2011 and 2010, respectively, of which substantially all mature in less than one year and substantially all were designated as hedging instruments for accounting purposes. Unrealized net gains of $3 million were recorded in accumulated other comprehensive loss as of December 31, 2011. Immaterial unrealized net losses were recorded in accumulated other comprehensive loss as of December 31, 2010.

Financial instruments, which potentially subject Federal-Mogul to concentrations of credit risk, consist primarily of accounts receivable and cash investments. Federal-Mogul’s customer base includes virtually every significant global light and commercial vehicle manufacturer and a large number of distributors, installers and retailers of automotive aftermarket parts. Federal-Mogul’s credit evaluation process and the geographical dispersion of sales transactions help to mitigate credit risk concentration. No individual customer accounted for more than 5% of Federal-Mogul’s direct sales during the year ended December 31, 2011. Federal-Mogul requires placement of cash in financial institutions evaluated as highly creditworthy.

The following table presents the fair values of Federal-Mogul’s derivative instruments:

	Asset Derivatives(1)		Liability Derivatives(2)
Derivatives Designated as Cash Flow Hedging Instruments	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
	(in millions)
Interest rate swap contracts	$—	$—	$44	$70
Commodity contracts	—	13	16	1
Foreign currency contracts	3	—	—	—
Sub-total	3	13	60	71
Netting across contract types	(3)	(1)	(3)	(1)
Total	$—	$12	$57	$70

(1)	Located within other assets in our consolidated balance sheets.
(2)	Located within accrued expenses and other liabilities in our consolidated balance sheets.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

The following tables present the effect of Federal-Mogul’s derivative instruments in our consolidated financial statements for the year ended December 31, 2011, 2010 and 2009:

Year Ended December 31, 2011
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Loss Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Location of Loss Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)
	(in millions)	(in millions)	(in millions)
Interest rate swap contracts	$(13)	$(39)	Interest expense	$—
Commodity contracts	(22)	5	Cost of goods sold	(1)	Other income, net
Foreign currency contracts	3	—		—
	$(32)	$(34)		$(1)

Year Ended December 31, 2010
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Loss Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Location of Loss Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)
	(in millions)	(in millions)	(in millions)
Interest rate swap contracts	$(58)	$(38)	Interest expense	$—
Commodity contracts	16	9	Cost of goods sold	—
Foreign currency contracts	1	1	Cost of goods sold	—
	$(41)	$(28)		$—

Year Ended December 31, 2009
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Gain Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Location of Gain Recognized in Income on Derivatives (Ineffective Portion and Amount Excluded from Effectiveness Testing)
	(in millions)	(in millions)	(in millions)
Interest rate swap contracts	$(20)	$(37)	Interest expense	$—
Commodity contracts	20	(18)	Cost of goods sold	3	Other income, net
Foreign currency contracts	—	1	Cost of goods sold	—
	$—	$(54)		$3

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. Financial Instruments.  – (continued)

	Location of Gain (Loss) Recognized in Income on Derivatives	Gain (Loss) Recognized in Income on Derivatives
		Year Ended December 31,
Derivatives Not Designated as Hedging Instruments		2011	2010	2009
		(in millions)
Commodity contracts	Cost of goods sold	$—	$1	$(7)
Commodity contracts	Other income, net	—	—	4
		$—	$1	$(3)

8. Goodwill and Intangible Assets, Net.

Goodwill consists of the following:

	December 31, 2011
	Automotive	Railcar	Food Packaging	Metals	Consolidated
	(in millions)
Gross carrying amount, January 1	$1,343	$7	$3	$2	$1,355
Acquisitions	—	—	—	19	19
Adjustment to step-up value	(19)	—	—	(1)	(20)
Foreign exchange	(1)	—	—	—	(1)
Gross carrying amount, December 31	1,323	7	3	20	1,353
Accumulated impairment, January 1	(226)	—	—	—	(226)
Impairment	—	—	—	—	—
Accumulated impairment, December 31	(226)	—	—	—	(226)
Net carrying value, December 31	$1,097	$7	$3	$20	$1,127

	December 31, 2010
	Automotive	Railcar	Food Packaging	Metals	Consolidated
	(in millions)
Gross carrying amount, January 1	$1,292	$7	$3	$—	$1,302
Acquisitions	16	—	—	2	18
Adjustment to step-up value	35	—	—	—	35
Gross carrying amount, December 31	1,343	7	3	2	1,355
Accumulated impairment, January 1	(219)	—	—	—	(219)
Revised 2008 goodwill impairment	(7)	—	—	—	(7)
Accumulated impairment, December 31	(226)	—	—	—	(226)
Net carrying value, December 31	$1,117	$7	$3	$2	$1,129

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Goodwill and Intangible Assets, Net.  – (continued)

Intangible assets, net consists of the following:

	December 31, 2011				December 31, 2010
	Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
	(in years)	(in millions)
Definite-lived intangible assets:
Automotive	1 – 22	$656	$(222)	$434	$658	$(174)	$484
Gaming	3 – 42	25	(2)	23	25	—	25
Food Packaging	6 – 12	23	(14)	9	23	(11)	12
Metals	5 – 15	15	(7)	8	11	(5)	6
Real Estate	12 – 12.5	121	(34)	87	121	(24)	97
		$840	$(279)	561	$838	$(214)	624
Indefinite-lived intangible assets:
Automotive				277			314
Gaming				54			54
Food Packaging				2			2
Metals				2			—
Home Fashion				3			5
				338			375
Intangible assets, net				$899			$999

We recorded amortization expense for fiscal 2011, fiscal 2010 and fiscal 2009 of $65 million, $62 million and $68 million, respectively, associated with definite-lived intangible assets. We utilize the straight-line method of amortization, recognized over the estimated useful lives of the assets.

The estimated future amortization expense for our definite-lived intangible assets is as follows:

Year	Amount
(in millions)
2012	$64
2013	60
2014	59
2015	59
2016	56
Thereafter	264
$562

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Goodwill and Intangible Assets, Net.  – (continued)

Automotive

We perform our annual goodwill impairment analysis as of October 1 for our Automotive segment, or more frequently if impairment indicators exist, in accordance with the provisions of FASB ASC Topic 350, Intangibles — Goodwill and Other. This impairment analysis compares the fair values of these assets to the related carrying values, and impairment charges are recorded for any excess of carrying values over fair values. These fair values are based upon consideration of various valuation methodologies, including projected future cash flows discounted at rates commensurate with the risks involved, guideline transaction multiples, and multiples of current and future earnings.

All of our Automotive reporting units with goodwill passed “Step 1” of the October 1, 2011 goodwill impairment analysis. PTE, PTSB and VSP, representing our Automotive reporting units, had fair values in excess of carrying values of 82%, 100% and 6%, respectively. As of December 31, 2011, our VSP reporting unit has goodwill of $713 million. Our VSP reporting unit sells its products in both the OE market and aftermarket. Demand for aftermarket products is driven by many factors, including the number of vehicles in operation, the average age of the vehicle fleet, the durability of OE parts, and vehicle usage. Although the number of vehicles on the road and different models available continue to increase, the aftermarket has experienced softness due to increases in average useful lives of automotive parts resulting from continued technological advancements and resulting improvements in durability. More recently, some aftermarket product categories have been impacted by the growth of the midgrade segment due to consumer and trade channel trends. If these trends continue in the future, we may experience further declines in sales related to our VSP reporting unit, potentially resulting in goodwill impairment.

During the fourth quarter of fiscal 2010, in conjunction with the annual impairment test for goodwill and other indefinite-lived intangible assets, our Automotive segment determined that the original stepped-up values assigned to trademarks and brand names had been overstated due to the improper inclusion of non-branded sales in the basis for the trademarks and brand names valuation. As of December 31, 2010, our Automotive segment decreased its trademarks and brand names by $55 million based on a revised valuation, offset by an increase to goodwill of $35 million and a decrease to deferred tax liabilities of $20 million. Our Automotive segment reassessed the impact of this reclassification on the fiscal 2008 impairment analysis which resulted in a $13 million reduction in the trademarks and brand names impairment charge, a $7 million increase in the goodwill impairment charge and a $5 million increase in income tax expense, for a net total expense of $1 million, which was recorded in fiscal 2010 as the impact on the period March 1, 2008 through December 31, 2008 and fiscal 2010 results was not material.

We perform our annual trademarks and brand names impairment analysis for our Automotive segment as of October 1, or more frequently if impairment indicators exist, in accordance with the subsequent measurement provisions of FASB ASC Topic 350, Intangibles — Goodwill and Other. This impairment analysis compares the fair values of these assets to the related carrying values, and impairment charges are recorded for any excess of carrying values over fair values. These fair values are based upon the prospective stream of hypothetical after-tax royalty cost savings discounted at rates that reflect the rates of return appropriate for these intangible assets. Based upon this annual analysis, we recognized a $37 million impairment charge for the year ended December 31, 2011.

All of our Automotive segment’s trademarks and brand names are associated with our Automotive segment’s aftermarket sales and are further broken down by product line. Based upon the results of the annual trademarks and brand names impairment analysis, the net trademarks and brand names carrying value of $277 million as of December 31, 2011 equals it fair value. The primary, and most sensitive, input utilized in determining the fair values of trademarks and brand names is aftermarket sales by product line. As discussed above, if trends in the aftermarket sales continue in the future, we may experience declines in sales, potentially resulting in further impairment to our Automotive segment’s trademarks and brand names.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Goodwill and Intangible Assets, Net.  – (continued)

During the year ended December 31, 2011, Federal-Mogul corrected $19 million of tax adjustments related to our stepped-up value that were improperly recorded to goodwill.

In June 2010, Federal-Mogul acquired 100% ownership of the Daros Group, a privately owned supplier of high technology piston rings for large-bore engines used in industrial energy generation and commercial shipping, with manufacturing operations in China, Germany and Sweden, for $39 million in cash. Federal-Mogul allocated the purchase price in accordance with FASB ASC Topic 805, Business Combinations. Federal-Mogul utilized a third party to assist in the fair value determination of certain components of the purchase price allocation, namely fixed assets and intangible assets. Federal-Mogul recorded $18 million, $16 million and $2 million of definite-lived customer relationships, goodwill, and indefinite-lived trademarks and brand names, respectively, associated with this acquisition. These amounts include foreign currency impacts.

Gaming

Upon the acquisition of the controlling interest in Tropicana on November 15, 2010, we recognized $25 million in definite-lived intangible assets and $54 million in indefinite-lived intangible assets. The definite-lived intangible assets relate primarily to favorable lease arrangements which are being amortized on a straight-line basis over their respective useful lives. Of the indefinite-lived intangible assets, $29 million relates to gaming licenses related to entities that are located in gaming jurisdictions where competition is limited to a specified number of licensed gaming operators. The remainder of the indefinite-lived intangible assets relates to the “Tropicana” trade name.

Intangible assets related to the acquisition of Tropicana were valued using the income and cost based methods as appropriate. The “Tropicana” trade name was valued based on the relief-from-royalty method which is a function of projected revenue, the royalty rate that would hypothetically be charged by a licensor of an asset to an unrelated licensee and a discount rate. Gaming licenses were valued based on the Greenfield method, which is the function of the cost to build a new casino operation, the build out period, projected cash flows attributed to the casino once operational and a discount rate.

Railcar

We perform an annual goodwill impairment test for our Railcar reporting units as of March 1 of each fiscal year utilizing both the market and income approaches. The market approach produces indications of value by applying multiples of enterprise value to revenue as well as enterprise value to earnings before depreciation, amortization, interest and taxes. For the income approach, a discounted net cash flow was used to determine fair value. Significant estimates and assumptions used in the discounted cash flow method include forecasted revenues and profits, appropriate weighted average cost of capital and tax rates.

The March 1, 2011 evaluation equally weighted the values derived from both the market and income approaches to arrive at fair value. Our Railcar reporting units with a goodwill balance passed “Step 1” of the March 1, 2011 goodwill impairment analysis. All “Step 1” results had fair values in excess of carrying values by at least 60%, resulting in no impairment of goodwill.

Food Packaging

As a result of our acquisition of a controlling interest in Viskase on January 15, 2010, certain long-term assets have been adjusted as a result of our required utilization of common control parties’ underlying basis in such assets. As of December 31, 2011, the net balances of such assets included adjustments as follows: $3 million for goodwill and $10 million for intangible assets.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Goodwill and Intangible Assets, Net.  – (continued)

We perform an annual goodwill impairment test for our Food Packaging reporting units as of June 15 of each fiscal year utilizing both the market and income approaches. The market approach produces indications of value by applying multiples of enterprise value to revenue as well as enterprise value to earnings before depreciation, amortization, interest and taxes. For the income approach, a discounted net cash flow was used to determine fair value. Significant estimates and assumptions used in the discounted cash flow method include forecasted revenues and profits, appropriate weighted average cost of capital and tax rates.

The June 15, 2011 evaluation equally weighted the values derived from both the market and income approaches to arrive at fair value. Our Food Packaging reporting units with a goodwill balance passed “Step 1” of the June 15, 2011 goodwill impairment analysis. All “Step 1” results had fair values in excess of carrying values by at least 90%, resulting in no impairment of goodwill.

Metals

Our Metals segment tests indefinite-lived intangible assets for impairment annually as of September 30 or more frequently if it believes indicators of impairment exist. Our Metals segment determines the fair value of its indefinite-lived intangible assets utilizing discounted cash flows. The resultant fair value is compared to its carrying value and an impairment loss is recorded if the carrying value exceeds its fair value.

Our Metals segment’s net sales for the first quarter of fiscal 2009 declined significantly as the demand and prices for scrap fell to extremely low levels due to historically low steel mill capacity utilization rates and declines in other sectors of the economy served by our Metals segment. Given the indication of a potential impairment, our Metals segment completed a valuation utilizing discounted cash flows based on current market conditions. This valuation resulted in an impairment loss for goodwill and other indefinite-lived intangible assets of $13 million which was recorded in the first quarter of fiscal 2009, eliminating all goodwill and indefinite-lived intangibles from our Metals segment’s balance sheet.

In January 2011, PSC Metals acquired substantially all the assets and certain liabilities of Cash’s Scrap Metal and Iron Corp. (“CSMI”) for $32 million in cash. CSMI is a scrap recycler and operates in five different locations in Missouri. In May 2011, PSC Metals acquired substantially all the assets of Wedel Iron and Metal, LLC (“Wedel”) for $4 million in cash. Wedel is a scrap metals recycler operating in Crossville, Tennessee.

In September 2011, PSC Metals acquired substantially all of the assets of Shapiro Brothers, Inc., or Shapiro, for $22 million in cash. Shapiro operates four scrap yards located in Missouri, Arkansas and Illinois. Shapiro buys, sells and processes ferrous and non-ferrous scrap, including industrial and obsolete grades of scrap. This acquisition is complimentary to PSC Metal’s acquisition of CSMI in the first quarter of fiscal 2011 and strengthens PSC Metals’ presence in the mid-west region of the United States.

In October 2011, PSC Metals acquired the assets of Metals Solutions, LLC and Knox Recycling, Inc. in Knoxville, Tennessee for $4 million in cash. Metal Solutions, LLC is a recycled aluminum converter and brokerage firm. Knox Recycling, Inc. will buy ferrous and non-ferrous recyclable metals for processing at other PSC Metals owned locations in the Knoxville, Nashville and Chattanooga regions of Tennessee.

As a result of these acquisitions, PSC Metals recognized $19 million of goodwill, $4 million in definite-lived intangible assets related to non-compete agreements and customer/supplier relationships and $2 million in indefinite-lived intangibles related to trade names. In allocating the purchase price to the fair value of assets acquired and liabilities assumed, PSC Metals utilizes third-party appraisers to assist it in assessing the fair values of certain components of the assets acquired and liabilities assumed. Estimates of fair value are based on industry data and trends and reference to relevant market rates and transactions, and discounted cash flow valuation methods, among other factors. The preliminary allocation of the fair value of assets acquired is subject to additional adjustment to provide us with adequate time to complete the valuation of these

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Goodwill and Intangible Assets, Net.  – (continued)

acquisitions. We do not present a schedule detailing the purchase price allocations or pro forma financial information for these acquisitions because they are not material, individually or in the aggregate, to our consolidated financial statements.

Real Estate

Acquisitions of real estate properties are accounted for utilizing the purchase method. Our Real Estate operations allocate the purchase price of each acquired property between land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, and tenant relationships. The allocation of the purchase price requires judgment and significant estimates. Our Real Estate operations use information contained in independent appraisals as the primary basis for its purchase price allocations. Our Real Estate operations determine whether any rental rates are above or below market based upon comparison to similar financing terms for similar investment properties.

Values of properties are determined on an as-if vacant basis at acquisition date. The estimated fair value of acquired in-place leases are the costs our Real Estate operations would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, operating costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, our Real Estate operations evaluates the time period over which such occupancy levels would be achieved. Such evaluation includes an estimate of the net lost market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would have been incurred during the lease-up period. Our Real Estate operations allocate a portion of the purchase price to tenant relationships considering various factors including tenant profile and the credit risk of the tenant. Acquired in-place leases and tenant relationships as of the date of acquisition are amortized over the remaining terms of the respective leases.

In August 2008, our Real Estate operations acquired two net leased properties for $465 million pursuant to a Code Section 1031 exchange. The results of operations of the properties have been included in the consolidated financial statements since the date of acquisition. The aggregate purchase price of $465 million was allocated to the following assets acquired, based on their fair values: land $90 million, buildings and improvements $254 million and $121 million attributable to definite-lived intangible assets relating to values determined for in-place leases and tenant relationships. The definite-lived intangible assets are being amortized over the 12 – 12.5 year initial term of the respective leases.

Home Fashion

For fiscal 2011, fiscal 2010 and fiscal 2009, WPI recorded an impairment charge of $2 million, $3 million and $5 million, respectively, related to its trademarks. In recording impairment charges related to its trademarks, WPI compared the fair value of the intangible asset with its carrying value. The estimates of fair value of trademarks are determined using a discounted cash flow valuation methodology referred to as the “relief from royalty” methodology. Significant assumptions inherent in the “relief from royalty” methodology employed include estimates of appropriate marketplace royalty rates and discount rates.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9. Property, Plant and Equipment, Net.

Property, plant and equipment, net consists of the following:

		December 31,
	Useful Life	2011	2010
	(in years)	(in millions)
Land		$464	$456
Buildings and improvements	4 – 40	1,040	1,028
Machinery, equipment and furniture	1 – 30	2,565	2,371
Assets leased to others	15 – 39	509	482
Construction in progress		410	346
		4,988	4,683
Less: Accumulated depreciation and amortization		(1,483)	(1,228)
Property, plant and equipment, net		$3,505	$3,455

Depreciation and amortization expense from continuing operations related to property, plant and equipment for fiscal 2011, fiscal 2010 and fiscal 2009 was $345 million, $365 million and $344 million, respectively.

Total rental expense for continuing operations under operating leases for fiscal 2011, fiscal 2010 and fiscal 2009 was $94 million, $77 million and $76 million, respectively.

10. Debt.

Debt consists of the following:

	December 31,
	2011	2010
	(in millions)
8% senior unsecured notes due 2018 – Icahn Enterprises(1)	$1,444	$1,444
7.75% senior unsecured notes due 2016 – Icahn Enterprises(1)	1,046	1,045
Senior unsecured variable rate convertible notes due 2013 – Icahn Enterprises(1)	556	556
Debt facilities – Automotive	2,737	2,737
Debt facilities – Gaming	49	62
Senior unsecured notes – Railcar	275	275
Senior secured notes and revolving credit facility – Food Packaging	214	214
Mortgages payable – Real Estate	75	108
Other	67	57
Total debt	$6,463	$6,498

(1)	Proceeds from the issuance of each of Icahn Enterprises’ notes were transferred to Icahn Enterprises Holdings under identical terms and conditions.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Debt.  – (continued)

Senior Unsecured Notes – Icahn Enterprises

8% Senior Unsecured Notes Due 2018 and 7.75% Senior Unsecured Notes Due 2016

On January 15, 2010, Icahn Enterprises and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance”) (collectively, the “Issuers”), issued $850 million aggregate principal amount of 7.75% Senior Unsecured Notes due 2016 (the “2016 Notes”) and $1,150 million aggregate principal amount of 8% Senior Unsecured Notes due 2018 (the “2018 Notes” and, together with the 2016 Notes, referred to as the “Initial Notes”) pursuant to the purchase agreement, dated January 12, 2010 (the “Purchase Agreement”), by and among the Issuers, Icahn Enterprises Holdings, as guarantor, and Jefferies & Company, Inc., as initial purchaser (the “Initial Purchaser”). The gross proceeds from the sale of the Initial Notes were $1,987 million, a portion of which was used to purchase the approximate $1.28 billion in aggregate principal amount (or approximately 97%) of the 7.125% Senior Unsecured Notes due 2013 and the 8.125% Senior Unsecured Notes due 2012 that were tendered pursuant to cash tender offers and consent solicitations. Interest on the New Notes are payable on January 15 and July 15 of each year, commencing July 15, 2010. The 7.125% Senior Unsecured Notes due 2013 and the 8.125% Senior Unsecured Notes due 2012 were satisfied and discharged pursuant to their respective indentures on January 15, 2010.

On November 12, 2010, the Issuers issued an additional $200 million aggregate principal amount of the 2016 Notes and $300 million aggregate principal amount of the 2018 Notes (such notes are collectively referred to as the “Additional Notes”), pursuant to the purchase agreement, dated November 8, 2010 (the “Additional Notes Purchase Agreement”), by and among the Issuers, Icahn Enterprises Holdings, as guarantor and Jefferies & Company, Inc., as initial purchaser. The Additional Notes constitute the same series of securities as the Initial Notes for purposes of the indenture governing the notes and vote together on all matters with such series. The Additional Notes have substantially identical terms as the Initial Notes. The gross proceeds from the sale of the Additional New Notes were $512 million.

The Initial Notes and Additional Notes (referred to collectively as the notes) were issued under and are governed by an indenture, dated January 15, 2010 (the “Indenture”), among the Issuers, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust Company, as trustee. The Indenture contains customary events of defaults and covenants relating to, among other things, the incurrence of debt, affiliate transactions, liens and restricted payments. On or after January 15, 2013, the Issuers may redeem all of the 2016 Notes at a price equal to 103.875% of the principal amount of the 2016 Notes, plus accrued and unpaid interest, with such optional redemption prices decreasing to 101.938% on and after January 15, 2014 and 100% on and after January 15, 2015. On or after January 15, 2014, the Issuers may redeem all of the 2018 Notes at a price equal to 104.000% of the principal amount of the 2018 Notes, plus accrued and unpaid interest, with such option redemption prices decreasing to 102.000% on and after January 15, 2015 and 100% on and after January 15, 2016. Before January 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of each of the 2016 Notes and 2018 Notes with the net proceeds of certain equity offerings at a price equal to 107.750% and 108.000%, respectively, of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of the 2016 Notes or 2018 Notes, as the case may be, originally issued remains outstanding immediately after such redemption. If the Issuers experience a change of control, the Issuers must offer to purchase for cash all or any part of each holder’s notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Debt.  – (continued)

The notes and the related guarantee are the senior unsecured obligations of the Issuers and rank equally with all of the Issuers’ and Icahn Enterprises Holdings’ existing and future senior unsecured indebtedness and rank senior to all of the Issuers’ and Icahn Enterprises Holdings’ existing and future subordinated indebtedness. The notes and the related guarantee are effectively subordinated to the Issuers’ and Icahn Enterprises Holdings’ existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The notes and the related guarantee are also effectively subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries other than Icahn Enterprises Holdings.

Refer to Note 18, “Subsequent Events,” for information regarding the issuance of additional $700 million aggregate principal amount of the 2018 Notes in January and February 2012.

Senior Unsecured Variable Rate Convertible Notes Due 2013 — Icahn Enterprises

In April 2007, Icahn Enterprises issued an aggregate of $600 million of variable rate senior convertible notes due 2013 (the “variable rate notes”). The variable rate notes were sold in a private placement pursuant to Section 4(2) of the Securities Act, and issued pursuant to an indenture dated as of April 5, 2007, by and among Icahn Enterprises, as issuer, Icahn Enterprises Finance, as co-issuer, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust Company, as trustee. Other than us, no other subsidiaries guarantee payment on the variable rate notes. The variable rate notes bear interest at a rate of three-month LIBOR minus 125 basis points, but the all-in-rate can be no less than 4.0% nor more than 5.5%, and are convertible into Icahn Enterprises’ depositary units at a conversion price of $132.595 per depositary unit per $1,000 principal amount, subject to adjustments in certain circumstances. Pursuant to the indenture governing the variable rate notes, on October 5, 2008, the conversion price was adjusted downward to $105.00 per depositary unit per $1,000 principal amount. As a result of the unit distribution on May 31, 2011, the conversion price was adjusted further downward to $103.95 per Icahn Enterprises depositary unit per $1,000 principal amount. As of December 31, 2011, the interest rate was 4.0%. The interest on the variable rate notes is payable quarterly on each January 15, April 15, July 15 and October 15. The variable rate notes mature on August 15, 2013, assuming they have not been converted to depositary units before their maturity date.

In the event that Icahn Enterprises declares a cash dividend or similar cash distribution in any calendar quarter with respect to its depositary units in an amount in excess of $0.10 per depositary unit (as adjusted for splits, reverse splits and/or stock dividends), the indenture governing the variable rate notes requires that Icahn Enterprises simultaneously make such distribution to holders of the variable rate notes in accordance with a formula set forth in the indenture.

Senior Unsecured Notes Restrictions and Covenants

The indenture governing the variable rate notes, and the indenture governing both the 2016 Notes and the 2018 Notes, restrict the payment of cash distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the senior unsecured notes. The indentures also restrict the incurrence of debt or the issuance of disqualified stock, as defined in the applicable indenture, with certain exceptions. In addition, the indentures require that on each quarterly determination date Icahn Enterprises and Icahn Enterprises Holdings, as guarantor, maintain certain minimum financial ratios, as defined therein. The indentures also restrict the creation of liens, mergers, consolidations and sales of substantially all of our assets, and transactions with affiliates.

As of December 31, 2011 and 2010, we were in compliance with all covenants, including maintaining certain minimum financial ratios, as defined in the applicable indentures. Additionally, as of December 31, 2011, based on covenants in the indenture governing our senior unsecured notes, we are permitted to incur approximately $1.3 billion in additional indebtedness. Refer to Note 18, “Subsequent Events,” for information regarding the issuance of additional $700 million aggregate principal amount of the 2018 Notes in January and February 2012.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Debt.  – (continued)

Debt Facilities — Automotive

On December 27, 2007, Federal-Mogul entered into a Term Loan and Revolving Credit Agreement (the “Debt Facilities”) with Citicorp U.S.A. Inc. as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent and certain lenders. The Debt Facilities include a $540 million revolving credit facility (which is subject to a borrowing base and can be increased under certain circumstances and subject to certain conditions) and a $2,960 million term loan credit facility divided into a $1,960 million tranche B loan and a $1,000 million tranche C loan.

The obligations under the revolving credit facility mature December 27, 2013 and bear interest in accordance with a pricing grid based on availability under the revolving credit facility. Interest rates on the pricing grid range from LIBOR plus 1.50% to LIBOR plus 2.00% and ABR plus 0.50% to ABR plus 1.00%. The tranche B term loans mature December 27, 2014 and the tranche C term loans mature December 27, 2015. The tranche C term loans are subject to a pre-payment premium, should Federal-Mogul choose to prepay the loans prior to December 27, 2011. All Debt Facilities term loans bear interest at LIBOR plus 1.9375% or at ABR plus 0.9375% at Federal-Mogul’s election.

During fiscal 2008, Federal-Mogul entered into a series of five-year interest rate swap agreements with a total notional value of $1,190 million to hedge the variability of interest payments associated with its variable rate term loans under the Debt Facilities. Through use of these swap agreements, Federal-Mogul has fixed its base interest and premium rate at a combined average interest rate of approximately 5.37% on the hedged principal amount of $1,190 million. Since the interest rate swaps hedge the variability of interest payments on variable rate debt with the same terms, they qualify for cash flow hedge accounting treatment.

As of December 31, 2011 and 2010, the borrowing availability under the revolving credit facility was $496 million and $528 million, respectively. Federal-Mogul had $38 million and $43 million of letters of credit outstanding as of December 31, 2011 and 2010, pertaining to the term loan credit facility.

The obligations of Federal-Mogul under the Debt Facilities are guaranteed by substantially all of its domestic subsidiaries and certain foreign subsidiaries, and are secured by substantially all personal property and certain real property of Federal-Mogul and such guarantors, subject to certain limitations. The liens granted to secure these obligations and certain cash management and hedging obligations have first priority.

The Debt Facilities contain certain affirmative and negative covenants and events of default, including, subject to certain exceptions, restrictions on incurring additional indebtedness, mandatory prepayment provisions associated with specified asset sales and dispositions, and limitations on (i) investments; (ii) certain acquisitions, mergers or consolidations; (iii) sale and leaseback transactions; (iv) certain transactions with affiliates and (v) dividends and other payments in respect of capital stock. At December 31, 2011 and 2010, Federal-Mogul was in compliance with all debt covenants under the Debt Facilities.

The weighted average cash interest rates for debt were approximately 3.7% and 3.5% as of December 31, 2011 and 2010, respectively.

Debt Facilities — Gaming

In connection with Tropicana’s completion of the Restructuring Transactions (see Note 3, “Operating Units — Gaming”), Tropicana entered into a credit facility (the “Exit Facility”) which consists of a (i) $130 million senior secured term loan credit facility issued at a discount of 7%, which was funded on March 8, 2010, the Effective Date and (ii) a $20 million senior secured revolving credit facility. Each of the Investment Funds was a lender under the Exit Facility and, in the aggregate, held over 50% of the loans under the Term Loan Facility and was obligated to provide 100% of any amounts borrowed by Tropicana under the Revolving Facility. The Exit Facility matures on March 8, 2013 and is secured by substantially all of Tropicana’s assets. On June 30, 2011, the Investment Funds made a dividend-in-kind distribution of their investment in the loans under the Exit Facility to us and as a result we are now the direct lenders under Exit

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Debt.  – (continued)

Facility. (See Note 3, “Operating Unit — Gaming,” for additional discussion regarding this distribution-in-kind.) All amounts outstanding under the Exit Facility bear interest at a rate per annum of 15% so long as no default or event of default has occurred and is continuing, or at a rate per annum of 17% in the event that a default or event of default has occurred and is continuing. In addition, Tropicana is required to pay an annual administrative fee of $100,000 and an unused line fee equal to 0.75% of the daily average undrawn portion of the Revolving Facility. The Exit Facility is guaranteed by substantially all the existing and future subsidiaries of Tropicana.

The Exit Facility, as amended in February 2011, contains mandatory prepayment provisions from proceeds received by Tropicana as a result of asset sales and the incurrence of indebtedness (subject in each case to certain exceptions). Key covenants binding Tropicana and its subsidiaries include (i) $50 million limitation per annum on capital expenditures, (ii) compliance with certain fixed charge coverage and leverage ratios. Financial covenants will be tested at the end of each fiscal quarter on a last twelve months basis. Key defaults (termination provisions) include (i) failure to repay principal, interest, fees and other amounts owing under the Exit Facility, (ii) cross default to other material indebtedness, (iii) the rendering of a material judgment against Tropicana or any of its subsidiaries, (iv) failure of security documents to create valid liens on property securing the facility and to perfect such liens, (v) revocation of casino, gambling or gaming licenses and (vi) the bankruptcy or insolvency of Tropicana or any of its subsidiaries. Many defaults are also subject to cure periods prior to such default giving rise to the right of the lenders to accelerate the loans and to exercise remedies. Tropicana was in compliance with all financial covenants as of both December 31, 2011 and 2010.

Senior Unsecured Notes — Railcar

In February 2007, ARI issued $275 million senior unsecured fixed rate notes that were subsequently exchanged for registered notes in March 2007 (the “ARI Notes”).

The ARI Notes bear a fixed interest rate of 7.5% and are due in 2014. Interest on the ARI Notes is payable semi-annually in arrears on March 1 and September 1. The indenture governing the ARI Notes (the “ARI Notes Indenture”) contains restrictive covenants that limit ARI’s ability to, among other things, incur additional debt, make certain restricted payments and enter into certain significant transactions with stockholders and affiliates. ARI was in compliance with all of its covenants under the ARI Notes Indenture as of December 31, 2011.

As of March 1, 2012, ARI has been able to redeem the ARI Notes in whole or in part at a redemption price equal to 101.88% of the principal amount of the ARI Notes plus accrued and unpaid interest. The redemption price will decline to 100.0% of the principal amount of the ARI Notes plus accrued and unpaid interest beginning on March 1, 2013. The ARI Notes are due in full plus accrued unpaid interest on March 1, 2014.

Senior Secured Notes and Revolving Credit Facility — Food Packaging

In December 2009, Viskase issued $175 million of 9.875% Senior Secured Notes due 2018 (the “Viskase 9.875% Notes”). The Viskase 9.875% Notes bear interest at a rate of 9.875% per annum, payable semi-annually in cash on January 15 and July 15, commencing on July 15, 2010. The Viskase 9.875% Notes have a maturity date of January 15, 2018.

On May 2010, Viskase issued an additional $40 million aggregate principal amount of Viskase 9.875% Notes under the indenture governing the Viskase 9.875% Notes Indenture (the “Viskase 9.875% Notes Indenture”). The additional notes constitute the same series of securities as the initial Viskase 9.875% Notes. Holders of the initial and additional Viskase 9.875% Notes will vote together on all matters and the initial and additional Viskase 9.875% Notes will be equally and ratably secured by all collateral.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Debt.  – (continued)

The notes and related guarantees by any of Viskase’s future domestic restricted subsidiaries are secured by substantially all of Viskase’s and such domestic restricted subsidiaries’ current and future tangible and intangible assets. The Viskase 9.875% Notes Indenture permits Viskase to incur other senior secured indebtedness and to grant liens on its assets under certain circumstances.

Prior to January 15, 2014, Viskase may redeem, at its option, up to 35% of the aggregate principal amount of the Viskase 9.875% Notes issued under the Viskase 9.875% Notes Indenture with the net proceeds of any equity offering at 109.875% of their principal amount, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of the Viskase 9.875% Notes issued under the Viskase 9.875% Notes Indenture dated December 21, 2009 remains outstanding immediately following the redemption.

In November 2007, Viskase entered into a $25 million secured revolving credit facility (the “Viskase Revolving Credit Facility”) with Arnos Corporation, an affiliate of Mr. Icahn. In connection with our majority acquisition of Viskase on January 15, 2010, we assumed the Viskase Revolving Credit Facility from Arnos Corporation. On April 28, 2011, we entered into an agreement with Viskase, extending the maturity date of the Viskase Revolving Credit Facility from January 31, 2012 to January 31, 2013. Borrowings under the loan and security agreement governing the Viskase Revolving Credit Facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and eligible domestic inventory. Under the Viskase Revolving Credit Facility, the interest rate is LIBOR plus a margin of 2.00% currently (which margin will be subject to performance based increases up to 2.50%); provided that the minimum interest rate shall be at least equal to 3.00%. The Viskase Revolving Credit facility also provides for an unused line fee of 0.375% per annum. There were no borrowings under the Viskase Revolving Credit Facility at each of December 31, 2011 and December 31, 2010.

Indebtedness under the Viskase Revolving Credit Facility is secured by liens on substantially all of Viskase’s domestic and Mexican assets, with liens on certain assets that are contractually senior to the Viskase 9.875% Notes and the related guarantees pursuant to an intercreditor agreement and the Viskase 9.875% Notes.

The Viskase Revolving Credit Facility contains various covenants which restrict Viskase’s ability to, among other things, incur indebtedness, enter into mergers or consolidation transactions, dispose of assets (other than in the ordinary course of business), acquire assets, make certain restricted payments, create liens on our assets, make investments, create guarantee obligations and enter into sale and leaseback transactions and transactions with affiliates, in each case subject to permitted exceptions. The Viskase Revolving Credit Facility also requires that Viskase complies with various financial covenants. Viskase is in compliance with these requirements as of December 31, 2011 and 2010.

In its foreign operations, Viskase has unsecured lines of credit with various banks providing approximately $8 million of availability. There were no borrowings under the lines of credit at December 31, 2011 and 2010.

Letters of credit in the amount of $2 million were outstanding under facilities with a commercial bank, and were cash collateralized at each of December 31, 2011 and 2010.

Mortgages Payable — Real Estate

Mortgages payable, all of which are non-recourse to us, bear interest at rates between 4.97% and 7.99% and have maturities between May 31, 2013 and October 31, 2028.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10. Debt.  – (continued)

Other

Secured Revolving Credit Agreement — Home Fashion

On June 16, 2006, WestPoint Home, Inc. (“WPH”), an indirect wholly owned subsidiary of WPI, entered into a $250 million loan and security agreement with Bank of America, N.A. (“BOA”) as administrative agent. On September 18, 2006, The CIT Group/Commercial Services, Inc., General Electric Capital Corporation and Wells Fargo Foothill, LLC were added as lenders under this credit agreement. This agreement matured on June 15, 2011. On June 15, 2011, WPH executed an amended and restated $50 million loan and security agreement with BOA, as administrative agent and lender, with maximum borrowing availability of $45 million, subject to monthly borrowing base calculations. This one-year agreement matures on June 15, 2012 and includes a $40 million sub-limit that may be used for letters of credit. Borrowings under this agreement bear interest at the election of WPH at either (a) for LIBOR rate advances at LIBOR or (b) for base rate advances, at a base rate, which is the highest of (i) BOA’s announced prime rate or (ii) the federal funds rate plus 0.50% or (iii) adjusted LIBOR for a 30-day interest period plus 1.00%. The applicable LIBOR or base rate is then adjusted by an applicable margin ranging from plus 2.00% to plus 3.50% depending upon the current borrowing capacity of WPH. WPH pays an unused line fee of 0.50% to 0.625%. Obligations under this agreement are secured by WPH’s receivables, inventory and certain machinery and equipment.

The amended and restated loan agreement contains covenants including, among others, restrictions on the incurrence of indebtedness, investments, redemption payments, distributions, acquisition of stock, securities or assets of any other entity and capital expenditures. However, WPH may effectuate any of these transactions only subject to specified limits and exceptions.

As of December 31, 2011, there were no borrowings under the agreement, but there were outstanding letters of credit of $9 million. Based upon the eligibility and reserve calculations within the agreement, WPH had unused borrowing availability of $27 million at December 31, 2011.

On January 1, 2012, WPH sent notice to BOA to reduce the face amount and maximum borrowing availability of this credit facility to $15 million effective January 1, 2012.

Sale of Previously Purchased Subsidiary Debt

During the year ended December 31, 2010, we received proceeds of $65 million from the sale of previously purchased debt of entities included in our consolidated financial statements in the principal amount of $77 million.

During the year ended December 31, 2009, we received proceeds of $166 million from the sale of previously purchased debt of entities included in our consolidated financial statements in the principal amount of $215 million.

Maturities

The following is a summary of the maturities of our debt obligations as of December 31, 2011 and does not include maturities of our aggregate $700 million of 2018 Notes issued in January and February 2012:

Year	Amount
(in millions)
2012	$96
2013	658
2014	2,147
2015	934
2016	1,054
Thereafter	1,690
$6,579

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Compensation Arrangements.

Compensation arrangements of our Automotive segment that are included in our consolidated financial statements are discussed below.

Automotive

On March 23, 2010, Federal-Mogul entered into the Second Amended and Restated Employment Agreement, which extended Mr. Alapont’s employment with Federal-Mogul for three years. Also on March 23, 2010, Federal-Mogul amended and restated the Stock Option Agreement by and between Federal-Mogul and Mr. Alapont dated as of February 15, 2008 (the “Restated Stock Option Agreement”). The Restated Stock Option Agreement removed Mr. Alapont’s put option to sell stock received from a stock option exercise to Federal-Mogul for cash. The Restated Stock Option Agreement provides for payout of any exercise of Mr. Alapont’s stock options in stock or, at the election of Federal-Mogul, in cash. The awards were previously accounted for as liability awards based on the optional cash exercise feature; however, the accounting impact associated with this modification is that the stock options are now considered an equity award as of March 23, 2010.

Federal-Mogul revalued the four million stock options granted to Mr. Alapont at March 23, 2010, resulting in a revised fair value of $27 million. This amount was reclassified from accounts payable, accrued expenses and other liabilities to partners’ equity due to their equity award status. As these stock options were fully vested as of March 23, 2010, no further expense related to these stock options will be recognized. Federal-Mogul recognized $4 million and $22 million in expense associated with these stock options during the years ended December 31, 2010 and 2009, respectively. These options had no intrinsic value as of December 31, 2011 and an intrinsic value of $5 million as of December 31, 2010. These options expire on December 27, 2014. None of these stock options have been exercised or forfeited as of December 31, 2011.

The stock option fair values were estimated using the Black-Scholes valuation model with the following assumptions:

	March 23, 2010 Valuation		December 31, 2009 Valuation
	Plain Vanilla Options	Options Connected to Deferred Compensation	Plain Vanilla Options	Options Connected to Deferred Compensation
Exercise price	$19.50	$19.50	$19.50	$19.50
Options outstanding (in millions)	2	2	2	2
Expected volatility	58%	58%	61%	61%
Expected dividend yield	—%	—%	—%	—%
Risk-free rate over the estimated expected option life	1.18%	1.18%	1.41%	1.47%
Expected option life (in years)	2.4	2.4	2.5	2.6
Fair value of options (in millions)	$13.7	$13.7	$12.0	$12.2
Fair value of vested portion of options (in millions)	$13.7	$13.7	$9.6	$9.8

For all noted valuations, expected volatility is based on the average of five-year historical volatility and implied volatility for a group of comparable auto industry companies as of the measurement date. Risk-free rate is determined based upon U.S. Treasury rates over the estimated expected option lives. Expected dividend yield is zero as Federal-Mogul has not paid dividends to holders of its common stock in the recent past nor does it expect to do so in the future. Expected option lives are primarily equal to one-half of the time between the measurement date and the end of the option term.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11. Compensation Arrangements.  – (continued)

Mr. Alapont’s Deferred Compensation Agreement was also amended and restated on March 23, 2010. The amended and restated agreement did not include any provisions that impacted the accounting for this agreement. Since the amended and restated agreement continues to provide for net cash settlement at the option of Mr. Alapont, it continues to be treated as a liability award as of December 31, 2011 and through its eventual payout. The amount of the payout shall be equal to approximately $10 million (500,000 shares of Federal-Mogul’s common stock multiplied by the March 23, 2010 stock price of $19.46), offset by 75% of the intrinsic value of any exercise by Mr. Alapont of two million of the options noted above (“options connected to deferred compensation”). During the years ended December 31, 2011, 2010 and 2009, Federal-Mogul recognized $1 million, $2 million and $3 million, respectively, in expense associated with Mr. Alapont’s deferred compensation agreement. The deferred compensation agreement had intrinsic values of $10 million and $8 million as of December 31, 2011 and 2010, respectively. The intrinsic value of $8 million at December 31, 2010 was derived under the assumption that the two million options connected to deferred compensation had been exercised as of that date because the market price of Federal-Mogul’s common stock was greater than the exercise price of the options on December 31, 2010.

The Deferred Compensation Agreement fair values were estimated using the Monte Carlo valuation model with the following assumptions:

	Year Ended December 31,
	2011	2010	2009
Exercise price of options connected to deferred compensation	$19.50	$19.50	$19.50
Expected volatility	60%	58%	61%
Expected dividend yield.	—%	—%	—%
Risk-free rate over the estimated expected life	0.17%	0.59%	1.47%
Expected life (in years)	1.5	2.0	2.6
Fair value (in millions)	$8	$7	$5
Fair value of vested portion (in millions)	$8	$7	$—

Expected volatility is based on the average of five-year historical volatility and implied volatility for a group of auto industry comparator companies as of the measurement date. Risk-free rate is determined based upon U.S. Treasury rates over the estimated expected life. Expected dividend yield is zero as Federal-Mogul has not paid dividends to holders of its common stock in the recent past nor does it expect to do so in the future. Expected life is equal to one-half of the time to the end of the term.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.

Federal-Mogul, ARI and Viskase each sponsor several defined benefit pension plans (the “Pension Benefits”) (and, in the case of Viskase, its pension plans include defined contribution plans). Additionally, Federal-Mogul, ARI and Viskase each sponsors health care and life insurance benefits (“Other Post-Employment Benefits” or “OPEB”) for certain employees and retirees around the world. The Pension Benefits are funded based on the funding requirements of federal and international laws and regulations, as applicable, in advance of benefit payments and the Other Benefits as benefits are provided to participating employees. As prescribed by applicable U.S. GAAP, Federal-Mogul, ARI and Viskase each uses, as applicable, appropriate actuarial methods and assumptions in accounting for its defined benefit pension plans, non-pension post-employment benefits, and disability, early retirement and other post-employment benefits. The measurement date for all defined benefit plans is December 31 of each fiscal year.

Components of net periodic benefit cost (credit) for Federal-Mogul, ARI and Viskase for the years ended December 31, 2011, 2010 and 2009 are as follows:

	Pension Benefits			Other Post-Employment Benefits
	Year Ended December 31,			Year Ended December 31,
	2011	2010	2009	2011	2010	2009
	(in millions)
Service cost	$29	$30	$35	$1	$1	$2
Interest cost	83	85	90	18	21	31
Expected return on plan assets	(67)	(60)	(53)	—	—	—
Amortization of actuarial losses (gains)	26	27	32	1	—	(1)
Amortization of prior service credit	—	—	—	(16)	(12)	—
Curtailment gain	—	(1)	(2)	(1)	(29)	—
	$71	$81	$102	$3	$(19)	$32

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.  – (continued)

Automotive

The following provides disclosures for our Automotive segment’s benefit obligations, plan assets, funded status, recognition in the consolidated balance sheets and inputs and valuation assumptions:

	Pension Benefits				Other Post-Employment Benefits
	United States Plans		Non-U.S. Plans
	2011	2010	2011	2010	2011	2010
	(in millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$1,151	$1,071	$352	$352	$366	$506
Service cost	19	21	9	8	1	1
Interest cost	58	61	17	16	18	21
Employee contributions	—	—	—	—	—	1
Benefits paid	(60)	(60)	(22)	(21)	(30)	(40)
Medicare subsidies received	—	—	—	—	3	5
Plan amendments	—	—	—	3	(4)	(164)
Actuarial losses and changes in actuarial assumptions	59	59	21	13	(3)	33
Net transfers (out) in	—	(1)	1	—	—	1
Currency translation	—	—	(16)	(19)	(1)	2
Benefit obligation, end of year	1,227	1,151	362	352	350	366
Change in plan assets:
Fair value of plan assets, beginning of year	662	590	48	45	—	—
Actual return on plan assets	9	80	2	3	—	—
Company contributions	64	57	23	22	27	34
Benefits paid	(60)	(60)	(22)	(21)	(30)	(40)
Expenses	(5)	(5)	—	—	—	—
Medicare subsidies received	—	—	—	—	3	5
Employee contributions	—	—	—	—	—	1
Currency translation	—	—	(3)	(1)	—	—
Fair value of plan assets, end of year	670	662	48	48	—	—
Funded status of the plan	$(557)	$(489)	$(314)	$(304)	$(350)	$(366)
Amounts recognized in the consolidated balance sheets:
Net liability recognized	$(557)	$(489)	$(314)	$(304)	$(350)	$(366)
Amounts recognized in accumulated other comprehensive loss, inclusive of tax impacts:
Net actuarial loss	$415	$328	$36	$20	$41	$45
Prior service cost (credit)	—	1	3	3	(124)	(137)
Total	$415	$329	$39	$23	$(83)	$(92)

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.  – (continued)

In December 2011, Federal-Mogul ceased operations at one of its U.S. manufacturing locations. The resulting reduction in the average remaining future service period to the full eligibility date of the remaining active plan participants in Federal-Mogul’s U.S. Welfare Benefit Plan triggered the recognition of a $1 million curtailment gain which was recognized in the consolidated statements of operations during the fourth quarter of 2011.

On May 6, 2010, Federal-Mogul approved an amendment to its U.S. Welfare Benefit Plan which eliminated OPEB for certain salaried and non-union hourly employees and retirees effective July 1, 2010. Given that this event eliminated the accrual of defined benefits for a significant number of active participants, Federal-Mogul re-measured its OPEB obligation. Since this plan change reduced benefits attributable to employee service already rendered, it was treated as a negative plan amendment, which created a $162 million prior service credit in accumulated other comprehensive income. The corresponding reduction in the average remaining future service period to the full eligibility date of the remaining active plan participants also triggered the recognition of a $4 million curtailment gain which was recognized in the consolidated statements of operations during the second quarter of fiscal 2010. The calculation of the curtailment excluded the newly created prior service credit.

On July 23, 2010, in contract negotiations with a union at one of Federal-Mogul’s U.S. manufacturing locations, the union offered to eliminate its retiree medical benefits, which was accepted by Federal-Mogul with no other change in retiree benefits in return. Since this event reduced benefits attributable to employee service already rendered, it was treated as a negative plan amendment, which created a $2 million prior service credit in accumulated other comprehensive income. The corresponding reduction in the average remaining future service period to the full eligibility date of the remaining active plan participants also triggered the recognition of a $24 million curtailment gain which was recognized in the consolidated statements of operations during the third quarter of fiscal 2010.

On June 25, 2010, the U.S. Government passed a pension funding relief bill in which Federal-Mogul elected to participate. This election reduced Federal-Mogul’s 2010 pension contribution by $25 million.

Weighted-average assumptions used to determine the benefit obligation as of December 31, 2011 and 2010:

	Pension Benefits				Other Post-Employment Benefits
	United States Plans		Non-U.S. Plans
	December 31,				December 31,
	2011	2010	2011	2010	2011	2010
	(in millions)
Discount rate	4.50%	5.15%	4.69%	4.92%	4.45%	5.10%
Rate of compensation increase	3.50%	3.50%	3.16%	3.18%	—%	—%

Weighted-average assumptions used to determine net periodic benefit cost (credit) for the years ended December 31, 2011 and 2010:

	Pension Benefits				Other Post-Employment Benefits
	United States Plans		Non-U.S. Plans
	Year Ended December 31,				Year Ended December 31,
	2011	2010	2011	2010	2011	2010
	(in millions)
Discount rate	5.15%	5.75%	4.92%	5.13%	5.10%	5.65%
Expected return on plan assets	8.50%	8.50%	5.34%	5.64%	—%	—%
Rate of compensation increase	3.50%	3.50%	3.18%	3.14%	—%	—%

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.  – (continued)

Federal-Mogul evaluates its discount rate assumption annually as of December 31 for each of its retirement-related benefit plans based upon the yield of high quality, fixed-income debt instruments, the maturities of which correspond to expected benefit payment dates.

Federal-Mogul’s expected return on assets is established annually through analysis of anticipated future long-term investment performance for the plan based upon the asset allocation strategy. While the study gives appropriate consideration to recent fund performance and historical returns, the assumption is primarily a long-term prospective rate.

The U.S. investment strategy mitigates risk by incorporating diversification across appropriate asset classes to meet the plan’s objectives. It is intended to reduce risk, provide long-term financial stability for the plan and maintain funded levels that meet long-term plan obligations while preserving sufficient liquidity for near-term benefit payments. Risk assumed is considered appropriate for the return anticipated and consistent with the total diversification of plan assets.

The U.S. investment strategy mitigates risk by incorporating diversification across appropriate asset classes to meet the plan’s objectives. It is intended to reduce risk, provide long-term financial stability for the plan and maintain funded levels that meet long-term plan obligations while preserving sufficient liquidity for near-term benefit payments. Risk assumed is considered appropriate for the return anticipated and consistent with the total diversification of plan assets.

Federal-Mogul changed investment managers for its U.S. pension plan assets towards the end of fiscal 2011. The transition was implemented on December 31, 2011 and almost all of the plan assets were sold and the proceeds reinvested as funds became available on January 3, 2012. Accordingly, the plans assets were comprised almost entirely of cash at December 31, 2011and then immediately reinvested beginning January 3, 2012 in accordance with Federal-Mogul’s investment strategy, which includes a target asset allocation of 50% equity investments, 25% fixed income investments and 25% in other investment types including hedge funds. Approximately 87% of the U.S. plan assets will be invested in actively managed investment funds.

The majority of the assets of the non-U.S. plans are invested through insurance contracts. The insurance contracts guarantee a minimum rate of return. Federal-Mogul has no input into the investment strategy of the assets underlying the contracts, but they are typically heavily invested in active bond markets and are highly regulated by local law. The target asset allocation for the non-U.S. pension plans is 70% insurance contracts, 25% debt investments and 5% equity investments.

Refer to Note 6, “Fair Value Measurements,” for discussion of the fair value of each major category of plan assets, including the inputs and valuation techniques used to develop the fair value measurements of the plans’ assets, at December 31, 2011 and 2010.

Information for defined benefit plans with projected benefit obligations in excess of plan assets:

	Pension Benefits				Other Post-Employment Benefits
	United States Plans		Non-U.S. Plans
	December 31,				December 31,
	2011	2010	2011	2010	2011	2010
	(in millions)
Projected benefit obligation	$1,227	$1,151	$359	$348	$350	$366
Fair value of plan assets	670	662	44	41	—	—

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.  – (continued)

Information for pension plans with accumulated benefit obligations in excess of plan assets:

	Pension Benefits
	United States Plans		Non-U.S. Plans
	December 31,
	2011	2010	2011	2010
	(in millions)
Projected benefit obligation	$1,227	$1,151	$359	$338
Accumulated benefit obligation	1,213	1,142	338	320
Fair value of plan assets	670	662	44	35

The accumulated benefit obligation for all pension plans is $1,554 million and $1,471 million as of December 31, 2011 and 2010, respectively.

Amounts in “Accumulated other comprehensive loss” expected to be recognized as components of net periodic benefit cost over fiscal 2012:

	Pension Benefits		Other Post-Employment Benefits
	United States	Non-U.S.
	(in millions)
Amortization of actuarial losses	$34	$1	$1
Amortization of prior service credit	—	—	(16)
	$34	$1	$(15)

The assumed health care and drug cost trend rates used to measure next year’s post-employment healthcare benefits are as follows:

	Other Post-Employment Benefits
	2011	2010
Health care cost trend rate	7.63%	8.00%
Ultimate health care cost trend rate	5.00%	5.00%
Year ultimate health care cost trend rate reached	2018	2018
Drug cost trend rate	8.94%	9.50%
Ultimate drug cost trend rate	5.00%	5.00%
Year ultimate drug cost trend rate reached	2018	2018

The assumed health care cost trend rate has a significant impact on the amounts reported for OPEB plans. The following table illustrates the sensitivity to a change in the assumed health care cost trend rate:

	Total Service and Interest Cost	APBO
	(in millions)
100 basis point (“bp”) increase in health care cost trend rate	$1	$20
100 bp decrease in health care cost trend rate	(1)	(17)

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.  – (continued)

The following table illustrates the sensitivity to a change in certain assumptions for projected benefit obligations (“PBO”), associated expense and other comprehensive loss (“OCL”). The changes in these assumptions have no impact on Federal-Mogul’s fiscal 2011 funding requirements.

	Pension Benefits						Other Post-Employment Benefits
	United States Plans			Non-U.S. Plans
	Change in fiscal 2012 pension expense	Change in PBO	Change in accumulated OCL	Change in fiscal 2012 pension expense	Change in PBO	Change in accumulated OCL	Change in fiscal 2012 expense	Change in PBO
	(in millions)
25 bp decrease in discount rate	$2	$28	$(28)	$—	$10	$(10)	1	$8
25 bp increase in discount rate	(2)	(28)	28	—	(9)	9	(1)	(8)
25 bp decrease in return on assets rate	2	—	—	—	—	—	—	—
25 bp increase in return on assets rate	(2)	—	—	—	—	—	—	—

Federal-Mogul’s projected benefit payments from the plans are estimated as follows:

	Pension Benefits		Other Post-Employment Benefits
Years	United States Plans	Non-U.S. Plans
	(in millions)
2012	$78	$22	$26
2013	82	22	26
2014	83	24	26
2015	86	26	26
2016	84	23	26
2017 – 2021	461	127	120

Federal-Mogul expects to contribute approximately $127 million to its pension plans in fiscal 2012.

Federal-Mogul also maintains certain defined contribution pension plans for eligible employees. The total expenses attributable to Federal-Mogul’s defined contribution savings plan were $25 million, $23 million and $20 million for the fiscal years ended December 31, 2011, 2010 and 2009, respectively. The amounts contributed to defined contribution pension plans include contributions to multi-employer plans of $1 million for fiscal 2011.

Other Benefits

Federal-Mogul accounts for benefits to former or inactive employees paid after employment but before retirement pursuant to FASB ASC Topic 712, Compensation — Nonretirement Post-employment Benefits. The liabilities for such U.S. and European post-employment benefits were $36 million and $42 million at December 31, 2011 and 2010, respectively.

Railcar and Food Packaging

ARI is the sponsor of two defined benefit pension plans that cover certain employees at designated repair facilities. One plan, which covers certain salaried and hourly employees, is frozen and no additional benefits are accruing thereunder. The second plan, which covers only certain of ARI’s union employees, was frozen effective January 1, 2012 and no benefits will accrue thereunder. Viskase and its subsidiaries have defined contribution and defined benefit plans varying by country and subsidiary. Viskase’s operations in the

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12. Pensions, Other Post-employment Benefits and Employee Benefit Plans.  – (continued)

United States and Canada have historically offered defined benefit retirement plans and post-retirement health care and life insurance benefits to their employees. Most of these benefits have been terminated, resulting in various reductions in liabilities and curtailment gains.

The following provides disclosures for ARI’s and Viskase’s benefit obligations, plan assets, funded status, and recognition in the consolidated balance sheets. As pension costs for ARI and Viskase are not material to our consolidated financial position and results of operations, we do not provide information regarding their inputs and valuation assumptions.

	Pension Benefits		Other Post-Employment Benefits
	2011	2010	2011	2010
	(in millions)
Change in benefit obligation:
Benefit obligation, beginning of year	$165	$158	$—	$—
Service cost	1	1	—	—
Interest cost	8	8	—	—
Benefits paid	(9)	(9)	—	—
Actuarial losses	13	7	—	—
Adjustments to benefits	—	—	—	—
Benefit obligation, end of year	178	165	—	—
Change in plan assets:
Fair value of plan assets, beginning of year	116	108	—	—
Actual return on plan assets	(1)	13	—	—
Company contributions	8	4	—	—
Benefits paid	(9)	(9)	—	—
Fair value of plan assets, end of year	114	116	—	—
Funded status of the plan	$(64)	$(49)	$—	$—
Amounts recognized in the consolidated balance sheets:
Net liability recognized	$(64)	$(49)	$—	$—
Amounts recognized in accumulated other comprehensive loss, inclusive of tax impacts:
Net actuarial (loss) gain	$(9)	$(6)	$1	$1
Prior service credit	—	—	2	3
Total	$(9)	$(6)	$3	$4

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.

As of December 31, 2011, our eight reportable segments are: (1) Investment; (2) Automotive; (3) Gaming; (4) Railcar; (5) Food Packaging; (6) Metals; (7) Real Estate and (8) Home Fashion. Our Investment segment provides investment advisory and certain administrative and back office services to the Investment Funds, but does not provide such services to any other entities, individuals or accounts. Our Automotive segment consists of Federal-Mogul. Our Gaming segment consists of Tropicana. Our Railcar segment consists of ARI. Our Food Packaging segment consists of Viskase. Our Metals segment consists of PSC Metals. Our Real Estate segment consists of rental real estate, property development and the operation of resort properties. Our Home Fashion segment consists of WPI. In addition to our eight reportable segments, we present the results of Icahn Enterprises Holdings which includes the unconsolidated results of Icahn Enterprises and Icahn Enterprises Holdings, and investment activity and expenses associated with the activities of Icahn Enterprises Holdings. See Note 3, “Operating Units,” for a detailed description of each of our segments.

We assess and measure segment operating results based on net income attributable to Icahn Enterprises Holdings as disclosed below. Certain terms of financings for certain of our segments impose restrictions on the segments’ ability to transfer funds to us, including restrictions on dividends, distributions, loans and other transactions.

As described in Note 3, “Operating Units-Gaming,” our Investment segment acquired a controlling interest in Tropicana on November 15, 2010 and, therefore, we consolidated the results of Tropicana effective November 15, 2010. As further described in Note 3, through a distribution-in-kind transaction from our Investment segment directly to us, we currently directly own the investment in Tropicana’s common stock effective April 29, 2011. Through an additional distribution-in-kind transaction from our Investment segment directly to us, we currently directly own the investment in Tropicana’s Exit Facility effective June 30, 2011. Our management evaluates the aggregate performance of the Investment segment with all of its investments stated on a fair value basis, including its investment in Tropicana. Accordingly, although we are required to consolidate the results of Tropicana effective November 15, 2010 and separately report their results as part of our Gaming segment, the column representing our Investment segment’s results include the investment in Tropicana on a fair value basis covering the period November 15, 2010 through April 29, 2011. For such periods, we eliminate the fair value effects of Tropicana in the column labeled “Eliminations.”

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.  – (continued)

Condensed statements of operations by reportable segment for the years ended December 31, 2011, 2010 and 2009 are presented below:

	Year Ended December 31, 2011
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Eliminations	Consolidated
(in millions)
Revenues:
Net sales	$—	$6,910	$—	$454	$339	$1,095	$8	$322	$—	$—	$9,128
Other revenues from operations	—	—	624	65	—	—	81	—	—	—	770
Net gain from investment activities	1,887	—	—	—	—	—	—	—	27	(9)	1,905
Interest and dividend income	110	6	1	3	—	—	—	—	2	(5)	117
Other (loss) income, net	(88)	21	(1)	(8)	(1)	1	1	3	7	—	(65)
	1,909	6,937	624	514	338	1,096	90	325	36	(14)	11,855
Expenses:
Cost of goods sold	—	5,822	—	411	263	1,068	3	305	—	—	7,872
Other expenses from operations	—	—	329	50	—	—	47	—	—	—	426
Selling, general and administrative	50	736	254	25	43	25	16	61	31	—	1,241
Restructuring	—	5	—	—	—	—	—	6	—	—	11
Impairment	—	48	5	—	—	—	—	18	—	—	71
Interest expense	15	141	9	20	21	—	6	1	222	—	435
	65	6,752	597	506	327	1,093	72	391	253	—	10,056
Income (loss) before income tax expense	1,844	185	27	8	11	3	18	(66)	(217)	(14)	1,799
Income tax (expense) benefit	—	(17)	(3)	(4)	(5)	3	—	—	(8)	—	(34)
Net income (loss)	1,844	168	24	4	6	6	18	(66)	(225)	(14)	1,765
Less: net (income) loss attributable to non-controlling interests	(971)	(47)	(11)	(2)	(2)	—	—	10	—	9	(1,014)
Net income (loss) attributable to Icahn Enterprises Holdings	$873	$121	$13	$2	$4	$6	$18	$(56)	$(225)	$(5)	$751

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.  – (continued)

	Year Ended December 31, 2010
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Eliminations	Consolidated
(in millions)
Revenues:
Net sales	$—	$6,219	$—	$206	$316	$725	$9	$429	$—	$—	$7,904
Other revenues from operations	—	—	78	68	—	—	81	—	—	—	227
Net gain from investment activities	756	—	—	—	—	—	—	—	79	(21)	814
Interest and dividend income	178	5	—	4	—	—	—	—	5	(1)	191
Other income (loss), net	(29)	15	—	(8)	1	—	—	2	(26)	—	(45)
	905	6,239	78	270	317	725	90	431	58	(22)	9,091
Expenses:
Cost of goods sold	—	5,212	—	210	234	697	6	400	—	—	6,759
Other expenses from operations	—	—	41	55	—	—	48	—	—	—	144
Selling, general and administrative	59	704	37	26	46	23	19	75	28	—	1,017
Restructuring	—	8	—	—	—	—	—	8	—	—	16
Impairment	—	2	—	—	—	—	1	9	—	—	12
Interest expense	4	141	1	21	21	—	8	1	190	—	387
	63	6,067	79	312	301	720	82	493	218	—	8,335
Income (loss) before income tax (expense) benefit	842	172	(1)	(42)	16	5	8	(62)	(160)	(22)	756
Income tax (expense) benefit	(2)	(12)	—	15	(2)	(1)	—	—	(7)	—	(9)
Net income (loss) from continuing operations	840	160	(1)	(27)	14	4	8	(62)	(167)	(22)	747
Less: net (income) loss attributable to non-controlling interests from continuing operations	(492)	(44)	2	12	(4)	—	—	20	(52)	14	(544)
Net income (loss) attributable to Icahn Enterprises Holdings from continuing operations	$348	$116	$1	$(15)	$10	$4	$8	$(42)	$(219)	$(8)	$203

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.  – (continued)

	Year Ended December 31, 2009
	Investment	Automotive	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Consolidated
(in millions)
Revenues:
Net sales	$—	$5,330	$365	$299	$382	$15	$369	$—	$6,760
Other revenues from operations	—	—	58	—	—	81	—	—	139
Net gain from investment activities	1,379	—	24	—	—	—	—	3	1,406
Interest and dividend income	217	8	7	—	—	—	—	7	239
Other income (loss), net	(62)	59	(10)	(3)	2	—	13	—	(1)
	1,534	5,397	444	296	384	96	382	10	8,543
Expenses:
Cost of goods sold	—	4,538	329	220	403	14	338	—	5,842
Other expenses from operations	—	—	47	—	—	51	—	—	98
Selling, general and administrative	80	742	25	42	17	9	75	22	1,012
Restructuring	—	32	—	—	—	—	19	—	51
Impairment	—	17	—	1	13	2	8	—	41
Interest expense	4	135	21	16	—	9	1	126	312
	84	5,464	422	279	433	85	441	148	7,356
Income (loss) before income tax (expense) benefit	1,450	(67)	22	17	(49)	11	(59)	(138)	1,187
Income tax (expense) benefit	(2)	39	(7)	(2)	19	—	—	(3)	44
Net income (loss) from continuing operations	1,448	(28)	15	15	(30)	11	(59)	(141)	1,231
Less: net (income) loss attributable to non-controlling interests from continuing operations	(979)	(1)	(7)	(4)	—	—	19	—	(972)
Net income (loss) attributable to Icahn Enterprises Holdings from continuing operations	$469	$(29)	$8	$11	$(30)	$11	$(40)	$(141)	$259

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.  – (continued)

Condensed balance sheets by reportable segment as of December 31, 2011 and 2010 are presented below:

	December 31, 2011
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Consolidated
(in millions)
ASSETS
Cash and cash equivalents	$7	$953	$150	$307	$66	$7	$216	$55	$517	$2,278
Cash held at consolidated affiliated partnerships and restricted cash	4,941	—	16	—	2	2	2	—	16	4,979
Investments	8,448	228	34	45	—	—	—	13	170	8,938
Accounts receivable, net	—	1,169	19	34	53	98	5	46	—	1,424
Inventories, net	—	956	—	96	53	163	—	76	—	1,344
Property, plant and equipment, net	—	1,855	416	194	131	134	679	93	3	3,505
Goodwill and intangible assets, net	—	1,808	77	7	14	30	87	3	—	2,026
Other assets	81	319	58	21	31	42	15	33	53	653
Total assets	$13,477	$7,288	$770	$704	$350	$476	$1,004	$319	$759	$25,147
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other liabilities	$162	$1,875	$145	$110	$75	$85	$23	$36	$332	$2,843
Securities sold, not yet purchased, at fair value	4,476	—	—	—	—	—	—	—	—	4,476
Due to brokers	2,171	—	—	—	—	—	—	—	—	2,171
Post-employment benefit liability	—	1,272	—	9	56	3	—	—	—	1,340
Debt	—	2,798	49	275	216	4	75	—	3,046	6,463
Total liabilities	6,809	5,945	194	394	347	92	98	36	3,378	17,293
Equity attributable to Icahn Enterprises Holdings	3,282	967	402	172	(1)	384	906	283	(2,619)	3,776
Equity attributable to non-controlling interests	3,386	376	174	138	4	—	—	—	—	4,078
Total equity	6,668	1,343	576	310	3	384	906	283	(2,619)	7,854
Total liabilities and equity	$13,477	$7,288	$770	$704	$350	$476	$1,004	$319	$759	$25,147

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.  – (continued)

	December 31, 2010
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Eliminations	Consolidated
(in millions)
ASSETS
Cash and cash equivalents	$8	$1,105	$154	$319	$88	$17	$86	$32	$1,154	$—	$2,963
Cash held at consolidated affiliated partnerships and restricted cash	2,029	—	18	—	2	4	4	—	117	—	2,174
Investments	7,426	210	33	48	—	3	—	13	16	(279)	7,470
Accounts receivable, net	—	1,053	18	21	48	61	6	78	—	—	1,285
Inventories, net	—	847	—	50	55	87	—	124	—	—	1,163
Property, plant and equipment, net	—	1,802	421	181	109	115	700	124	3	—	3,455
Goodwill and intangible assets, net	—	1,915	79	7	17	8	97	5	—	—	2,128
Other assets	66	364	70	28	30	31	14	32	74	—	709
Total assets	$9,529	$7,296	$793	$654	$349	$326	$907	$408	$1,364	$(279)	$21,347
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other liabilities	$574	$1,887	$154	$64	$72	$58	$27	$58	$227	$—	$3,121
Securities sold, not yet purchased, at fair value	1,219	—	—	—	—	—	—	—	—	—	1,219
Due to brokers	1,323	—	—	—	—	—	—	—	—	—	1,323
Post-employment benefit liability	—	1,219	—	7	44	2	—	—	—	—	1,272
Debt	—	2,787	62	275	216	2	111	—	3,045	—	6,498
Total liabilities	3,116	5,893	216	346	332	62	138	58	3,272	—	13,433
Equity attributable to Icahn Enterprises Holdings	2,576	1,010	122	167	10	264	769	313	(1,928)	(100)	3,203
Equity attributable to non-controlling interests	3,837	393	455	141	7	—	—	37	20	(179)	4,711
Total equity	6,413	1,403	577	308	17	264	769	350	(1,908)	(279)	7,914
Total liabilities and equity	$9,529	$7,296	$793	$654	$349	$326	$907	$408	$1,364	$(279)	$21,347

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. Segment and Geographic Reporting.  – (continued)

Total capital expenditures and depreciation and amortization by reportable segment were as follows for the periods indicated:

	Capital Expenditures			Depreciation and Amortization(1)
	Year Ended December 31,			Year Ended December 31,
	2011	2010(2)	2009	2011	2010(2)	2009
	(in millions)
Automotive	$348	$251	$176	$314	$333	$327
Gaming	34	6	—	34	5	—
Railcar	36	6	15	23	23	22
Food Packaging	37	20	24	17	14	15
Metals	25	21	12	23	18	13
Real Estate	1	1	1	23	23	25
Home Fashion	—	2	2	11	11	10
Icahn Enterprises Holdings	—	115	—	1	—	—
	$481	$422	$230	$446	$427	$412

(1)	Depreciation and amortization includes amortization expense related to debt of $36 million, $35 million and $23 million for the years ended December 31, 2011, 2010 and 2009, respectively, which is included in interest expense in our consolidated statements of operations.
(2)	Gaming results are for the period November 15, 2010 through December 31, 2010.

The following table presents our segments’ geographic net sales from external customers, other revenues from operations and property, plant and equipment, net for the periods indicated:

	Net Sales			Other Revenues From Operations			Property, Plant and Equipment, Net
	Year Ended December 31,			Year Ended December 31,			December 31,
	2011	2010	2009	2011	2010	2009	2011	2010
	(in millions)
United States	$4,453	$3,850	$3,325	$759	$221	$136	$1,997	$1,992
Germany	1,302	1,068	893	—	—	—	388	384
Other	3,373	2,986	2,542	11	6	3	1,120	1,079
	$9,128	$7,904	$6,760	$770	$227	$139	$3,505	$3,455

14. Income Taxes.

The difference between the book basis and the tax basis of our net assets, not directly subject to income taxes, is as follows:

	Year Ended December 31,
	2011	2010
	(in millions)
Book basis of net assets	$3,776	$3,203
Book/tax basis difference	(1,553)	(1,017)
Tax basis of net assets	$2,223	$2,186

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Income Taxes.  – (continued)

Our corporate subsidiaries recorded the following income tax (expense) benefit attributable to continuing operations for our taxable subsidiaries:

	Year Ended December 31,
	2011	2010	2009
	(in millions)
Continuing Operations
Current:
Domestic	$(1)	$17	$(14)
International	(45)	(54)	(30)
Total current	(46)	(37)	(44)
Deferred:
Domestic	4	(15)	49
International	8	43	39
Total deferred	12	28	88
	$(34)	$(9)	$44

The tax effect of significant differences representing deferred tax assets (liabilities) (the difference between financial statement carrying value and the tax basis of assets and liabilities) is as follows:

	Year Ended December 31,
	2011	2010
	(in millions)
Deferred tax assets:
Property, plant and equipment	$180	$191
Net operating loss	873	866
Tax credits	120	118
Post-employment benefits, including pensions	412	366
Reorganization costs	78	115
Other	167	127
Total deferred tax assets	1,830	1,783
Less: Valuation allowance	(1,403)	(1,402)
Net deferred tax assets	$427	$381
Deferred tax liabilities:
Property, plant and equipment	$(115)	$(188)
Intangible assets	(263)	(266)
Investment in partnerships	(103)	—
Investment in U.S. subsidiaries	(366)	(367)
Other	(14)	(18)
Total deferred tax liabilities	(861)	(839)
	$(434)	$(458)

We recorded deferred tax assets and deferred tax liabilities of $122 million and $556 million as of December 31, 2011, respectively, and $143 million and $601 million as of December 31, 2010. Deferred tax assets and deferred tax liabilities are included in other assets and accrued expenses and other liabilities, respectively, in our consolidated balance sheets.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Income Taxes.  – (continued)

We analyze all positive and negative evidence to consider whether it is more likely than not that all of the deferred tax assets will be realized. Projected future income, tax planning strategies and the expected reversal of deferred tax liabilities are considered in making this assessment. As of December 31, 2011 we had a valuation allowance of approximately $1.4 billion primarily related to tax loss and credit carryforwards, post-retirement benefits and other deferred tax assets. The current and future provisions for income taxes may be significantly impacted by changes to valuation allowances. These allowances will be maintained until it is more likely than not that the deferred tax assets will be realized. For fiscal 2011, the valuation allowance on deferred tax assets increased $1 million. The increase is primarily attributable to a $47 million decrease recorded by Federal Mogul, a $5 million decrease in other business segments, and increases in the valuation allowance of $23 million and $30 million recorded by WPI and Viskase, respectively. For fiscal 2010, the valuation allowance on deferred tax assets increased by $277 million. The increase is primarily attributable to a $240 million increase from our acquisition of a controlling interest in Tropicana, a $24 million increase in valuation allowance recorded by WPI and a $13 million increase in valuation allowances recorded by our other business segments.

A reconciliation of the effective tax rate on continuing operations as shown in the consolidated statements of operations to the federal statutory rate is as follows:

	Years Ended December 31,
	2011	2010	2009
Federal statutory rate	35.0%	35.0%	35.0%
Foreign Operations	0.8	3.0	3.1
Valuation allowance	(0.6)	(5.7)	(0.4)
Gain on settlement of liabilities subject to compromise	(1.4)	—	(0.2)
Income not subject to taxation	(31.4)	(30.0)	(38.8)
Other	(0.5)	(1.1)	(2.4)
	1.9%	1.2%	(3.7)%

Automotive

Federal-Mogul did not record taxes on its undistributed earnings from foreign subsidiaries of $677 million at December 31, 2010 since these earnings are considered to be permanently reinvested. If at some future date, these earnings cease to be permanently reinvested, Federal-Mogul may be subject to U.S. income taxes and foreign withholding taxes on such amounts. Determining the unrecognized deferred tax liability on the potential distribution of these earnings is not practicable as such liability, if any, is dependent on circumstances existing when remittance occurs.

As of December 31, 2011, Federal-Mogul had $953 million of cash and cash equivalents, of which $578 million was held by foreign subsidiaries. In accordance with FASB ASC 740-30-25-17 through 19, it asserts that these funds are indefinitely reinvested due to operational and investing needs of the foreign locations. Furthermore, Federal-Mogul will accrue any applicable taxes in the period when it no longer intends to indefinitely reinvest these funds. Federal-Mogul expects that the impact on cash taxes would be immaterial due to: the availability of net operation loss carryforwards and related valuation allowances; earnings considered previously taxed; and applicable tax treaties.

At December 31, 2011, Federal-Mogul had tax loss carryforwards totaling approximately $2 billion, including approximately $1.1 billion in the United States with expiration dates from fiscal 2012 through fiscal 2031; $383 million in the United Kingdom with no expiration date; and $559 million in other jurisdictions with various expiration dates.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Income Taxes.  – (continued)

Home Fashion, Food Packaging and Other

At December 31, 2011, WPI had $645 million of net operating loss carryforwards with expiration dates from years 2023 through 2030. WPI evaluated all positive and negative evidence associated with its deferred tax assets and concluded that a valuation allowance on all its deferred tax assets should be established.

At December 31, 2011, Atlantic Coast had a federal net operating loss carryforward of $9 million, which will begin expiring in the year 2025 and forward.

At December 31, 2011, Viskase had U.S. federal and state net operating loss carryforwards of $95 million which will begin expiring in the year 2025 and forward, and foreign net operating loss carryforwards of $1 million with an unlimited carryforward period. Viskase did not record taxes on its undistributed earnings from foreign subsidiaries of $24 million at December 31, 2011 since these earnings are considered to be permanently reinvested. Viskase may be subject to U.S. income taxes and foreign withholding taxes on such amounts. Determining the unrecognized deferred tax liability on the potential distribution of these earnings is not practicable as such liability, if any, is dependent on circumstances existing when remittance occurs.

Tropicana has federal NOL carryforwards pursuant to the purchase of Adamar of New Jersey, Inc. (“Adamar”). Internal Revenue Code Section 382 (“Code 382”) places certain limitations on the annual amount of NOL carryforwards that can be utilized when a change of ownership occurs. Tropicana believes its purchase of Adamar was a change in ownership pursuant to Code 382. As a result of the annual limitation, the NOL carryforward amount available to be used in future periods is approximately $161 million and will begin to expire in the year 2027 and forward. As of December 31, 2011, Tropicana could not determine that it was more likely than not that it would utilize its NOL carryforwards before expiration and accordingly has established a full valuation allowance.

At December 31, 2011, American Entertainment Properties Corp. had a federal net operating loss carryforward of $72 million, which will begin expiring in the year 2029 and forward.

Accounting for Uncertainty in Income Taxes

A summary of the changes in the gross amounts of unrecognized tax benefits for the fiscal years ended December 31, 2010, 2009 and 2008 are as follows:

	Years Ended December 31,
	2011	2010	2009
	(in millions)
Balance at January 1	$407	$430	$467
Addition based on tax positions related to the current year	7	7	20
Increase for tax positions of prior years	27	7	13
Decrease for tax positions of prior years	(20)	(9)	(45)
Decrease for statute of limitation expiration	(9)	(21)	(26)
Settlements	(21)	—	—
Impact of currency translation and other	(3)	(7)	1
Balance at December 31	$388	$407	$430

At December 31, 2011, 2010 and 2009, we had unrecognized tax benefits of $388 million, $407 million and $430 million, respectively. Of these totals, $71 million, $81 million and $94 million represents the amount of unrecognized tax benefits that if recognized, would affect the annual effective tax rate in the respective periods. The total unrecognized tax benefits differ from the amount which would affect the effective tax rate primarily due to the impact of valuation allowances.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Income Taxes.  – (continued)

During the next 12 months, the company believes that it is reasonably possible that unrecognized tax benefits of Federal- Mogul may decrease by approximately $328 million due to audit settlements or statute expirations, of which approximately $43 million, if recognized, could impact the effective tax rate. We do not anticipate any significant changes to the amount of our unrecognized tax benefits in our other business segments during the next 12 months.

We recognize interest and penalties accrued related to unrecognized tax benefits as a component of income tax expense. We recorded $14 million, $18 million and $15 million as of December 31, 2011, 2010 and 2009, respectively, in liabilities for tax related net interest and penalties in our consolidated balance sheets. Income tax expense related to interest and penalties were $3 million, $3 million and $4 million for fiscal 2011, fiscal 2010 and fiscal 2009, respectively. We or certain of our subsidiaries file income tax returns in the U.S. federal jurisdiction, various state jurisdictions and various non-U.S. jurisdictions. We and our subsidiaries are no longer subject to U.S. federal tax examinations for years before 2008 or state and local examinations for years before 2007, with limited exceptions. We, or our subsidiaries, are currently under various income tax examinations in several states and foreign jurisdictions, but are no longer subject to income tax examinations in major foreign jurisdictions for years prior to 2004.

15. Accumulated Other Comprehensive Loss.

Accumulated other comprehensive loss consists of the following:

	December 31, 2011	December 31, 2010
	(in millions)
Post-employment benefits, net of tax	$(415)	$(283)
Hedge instruments, net of tax	(80)	(81)
Translation adjustments and other, net of tax	(360)	(233)
	$(855)	$(597)

16. Other Income (Loss), Net.

Other income (loss), net consists of the following:

	Year Ended December 31,
	2011	2010	2009
	(in millions)
Gain on acquisition	$—	$16	$—
Loss on extinguishment of debt	—	(39)	(6)
Dividend expense related to securities sold, not yet purchased	(86)	(29)	(62)
Gain on disposition of assets	(4)	1	8
Equity earnings from non-consolidated affiliates	30	25	12
Foreign currency translation (loss) gain	(9)	(26)	3
Other	4	7	44
	$(65)	$(45)	$(1)

Debt Extinguishment

In connection with the debt extinguishment related to our 7.125% Senior Unsecured Notes due 2013 and our 8.125% Senior Unsecured Notes due 2012, we recorded a $39 million loss for the year ended December 31, 2010.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.

Investment

Exit Facility

In connection with Tropicana’s completion of the Restructuring Transactions (see Note 3, “Operating Units-Gaming”), Tropicana entered into the Exit Facility, as amended, which consists of a (i) $130 million Term Loan Facility issued at a discount of 7%, which was funded on March 8, 2010, the Effective Date and (ii) $20 million Revolving Facility. Each of the Investment Funds was a lender under the Exit Facility and, in the aggregate, held over 50% of the loans under the Term Loan Facility and was obligated to provide 100% of any amounts borrowed by Tropicana under the Revolving Facility. As described in Note 3, “Operating Units-Gaming,” on June 30, 2011, the Investment Funds made a distribution-in-kind of their investment in the Exit Facility to us and as a result we are now the lenders under the Exit Facility. As of December 31, 2011 and 2010, Tropicana has not borrowed any amounts under the Revolving Facility.

Litigation

On October 28, 2010, Lions Gate filed a lawsuit in the United States District Court for the Southern District of New York against Carl Icahn, Brett Icahn, Icahn Enterprises L.P., Icahn Enterprises Holdings L.P., Icahn Enterprises G.P, certain of our Investment entities (collectively, the “Icahn Group”) and others alleging violations of the Exchange Act and state tort law in connection with certain disclosures made during tender offers by the Icahn Group to acquire Lions Gate stock relating to the Icahn Group’s acquisition of the debt of Metro-Goldwyn-Meyer, Inc., and alleging that the Icahn Group violated the tender offer Best Price Rule (promulgated under the rules and regulations of the SEC) by providing additional consideration to Mark Cuban in exchange for the tender of his Lions Gate shares that was not provided to other tendering shareholders. The complaint sought injunctive relief compelling the Icahn Group to make corrective disclosures and to offer the same consideration it offered to Mark Cuban to Lions Gate’s other shareholders, and money damages. Lions Gate amended its complaint on December 3, 2010 to add certain supplemental factual allegations. The Icahn Group moved to dismiss the amended complaint on December 17, 2010. On March 23, 2011, the court granted the Icahn Group’s motion in part and denied it in part, dismissing all of Lions Gate’s claims except its Best Price Rule claim. On September 15, 2011, all pending litigation with Lions Gate was dismissed with prejudice.

Dynegy Inc.

On November 4, 2011, Resources Capital Management Corp., Roseton OL, LLC, and Danskammer OL, LLC, filed an action in Supreme Court of New York, New York County, against Dynegy Inc. (“Dynegy”), various affiliates of Dynegy, certain members of the Board of Directors of Dynegy, and various other defendants, including Icahn Capital LP (“Icahn Capital”). The plaintiffs are seeking an unspecified amount of damages for alleged breaches of fiduciary obligation, as well as declaratory and other equitable relief regarding certain notes and related contracts. Icahn Capital is named as a defendant and is being sued for allegedly aiding and abetting Dynegy and its directors in the alleged breaches of fiduciary obligation, tortious interference, and unjust enrichment.

None of the defendants, including Icahn Capital, has filed any response to the Complaint, as the action is subject to the automatic stay pursuant to the bankruptcy of Dynegy Holdings, LLC, one of the defendants. The Court issued a formal stay order on February 29, 2012. In addition, the plaintiffs have informed the Court that the proposed Plan of Reorganization in the pending bankruptcy, if confirmed, will result in dismissal of all of the claims of the Complaint, including the claims against Icahn Capital. If the proposed plan of reorganization is not confirmed or does not result in dismissal of the claims, because of the early stage of the litigation, it is not possible to evaluate the outcome. However, Icahn Capital believes it has meritorious defenses to the claims asserted against it.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Automotive

Environmental Matters

Federal-Mogul is a defendant in lawsuits filed, or the recipient of administrative orders issued or demand letters received, in various jurisdictions pursuant to the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) or other similar national, provincial or state environmental remedial laws. These laws provide that responsible parties may be liable to pay for remediating contamination resulting from hazardous substances that were discharged into the environment by them, by prior owners or occupants of property they currently own or operate, or by others to whom they sent such substances for treatment or other disposition at third party locations. Federal-Mogul has been notified by the United States Environmental Protection Agency, other national environmental agencies, and various provincial and state agencies that it may be a potentially responsible party (“PRP”) under such laws for the cost of remediating hazardous substances pursuant to CERCLA and other national and state or provincial environmental laws. PRP designation often results in the funding of site investigations and subsequent remedial activities.

Many of the sites that are likely to be the costliest to remediate are often current or former commercial waste disposal facilities to which numerous companies sent wastes. Despite the potential joint and several liability which might be imposed on Federal-Mogul under CERCLA and some of the other laws pertaining to these sites, its share of the total waste sent to these sites has generally been small. Federal-Mogul believes its exposure for liability at these sites is limited.

Federal-Mogul has also identified certain other present and former properties at which it may be responsible for cleaning up or addressing environmental contamination, in some cases as a result of contractual commitments and/or federal or state environmental laws. Federal-Mogul is actively seeking to resolve these actual and potential statutory, regulatory and contractual obligations. Although difficult to quantify based on the complexity of the issues, Federal-Mogul has accrued amounts corresponding to its best estimate of the costs associated with such regulatory and contractual obligations on the basis of available information from site investigations and best professional judgment of consultants.

Total environmental liabilities, determined on an undiscounted basis, were $16 million and $19 million at December 31, 2011 and 2010, respectively, and are included in accrued expenses and other liabilities in our consolidated balance sheets.

Federal-Mogul believes that recorded environmental liabilities will be adequate to cover its estimated liability for its exposure in respect to such matters. In the event that such liabilities were to significantly exceed the amounts recorded by Federal-Mogul, our Automotive segment’s results of operations could be materially affected. At December 31, 2011, Federal-Mogul estimates reasonably possible material additional losses, above and beyond its best estimate of required remediation costs as recorded, to approximate $41 million.

Asset Retirement Obligations

Federal-Mogul has identified sites with contractual obligations and several sites that are closed or expected to be closed and sold. In connection with these sites, Federal-Mogul has accrued $22 million and $25 million for December 31, 2011 and 2010, respectively, for ARO, primarily related to anticipated costs of removing hazardous building materials, and has considered impairment issues that may result from capitalization of these ARO amounts.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Federal-Mogul has conditional asset retirement obligations (“CARO”), primarily related to removal costs of hazardous materials in buildings, for which it believes reasonable cost estimates cannot be made at this time because it does not believe it has a reasonable basis to assign probabilities to a range of potential settlement dates for these retirement obligations. Accordingly, Federal-Mogul is currently unable to determine amounts to accrue for CARO at such sites.

Gaming

Trademark Litigation

Certain parties affiliated with the new owners of the Tropicana Las Vegas (“Tropicana LV”) filed a declaratory judgment action in the District Court, Clark County, Nevada (“Nevada State Court”), on July 20, 2009, against Aztar Corporation (“Aztar”) and Tropicana Entertainment, LLC (“TE”) originally seeking a declaratory judgment that Tropicana LV had the right to operate a hotel and casino under the name “Tropicana” without any interference by or payment to Aztar or TE (together, the “Defendants”). The plaintiffs’ complaint sought no damages or injunctive relief. On August 10, 2009, Defendants removed the action to the District of Nevada and filed an answer and counterclaim asserting the plaintiffs’ use of “Tropicana” infringes upon Defendants’ rights in three federally registered trademarks. The plaintiffs filed a motion to remand the action to Nevada State Court, which was granted on January 21, 2010.

During the course of proceedings, the plaintiffs and Defendants each filed a motion for summary judgment claiming ownership of the “Tropicana” trademark. Both motions were denied, although the Nevada State Court preliminarily found that the plaintiffs might have an unexercised reversionary ownership interest in the “Tropicana” trademark as a result of an agreement that is 30 years old. Nonetheless, because any exercise of this purported reversionary interest by Tropicana LV could potentially deprive the Company, as successor to TE, of its asserted ownership of the Tropicana trademark, the Defendants filed a motion in the Chapter 11 Cases for an order rejecting the 1980 trade name agreement. In addition, the Company, together with its subsidiary, New Tropicana Holdings, Inc. (“New Tropicana”), and certain affiliates of Icahn Capital, as secured lenders to the Company, filed a complaint in the Chapter 11 Cases against the plaintiffs (the “Bankruptcy Court action”), seeking a declaration that, consistent with prior, uncontested orders of the Bankruptcy Court, New Tropicana is the owner of the “Tropicana” trademark, the Exit Facility lenders have a perfected security interest in that property, and the Nevada State Court action, to the extent it sought to assert ownership over the trademark or question the validity of the security interest, violated the automatic stay. The complaint also demanded an injunction against any further efforts by the plaintiffs to re-litigate the ownership issue, and sought other remedies on behalf of the Exit Facility lenders.

On August 9, 2011 all parties to the Nevada State Court action and the Bankruptcy Court action entered into a global Settlement Agreement (the “Settlement Agreement”) concluding both actions and governing the respective rights of the parties to the “Tropicana” trademark. Pursuant to the Settlement Agreement, which became effective on September 28, 2011, the plaintiffs, subject to certain advertising exceptions and other terms and conditions set forth in the Settlement Agreement, have perpetual exclusive rights to use the names, trademarks and/or service marks (the “Marks”) TROPICANA LAS VEGAS (or TROP LAS VEGAS) and TROPICANA LV (or TROP LV) (the “TLV Marks,” as defined in the Settlement Agreement) in conjunction with its services (“Services,” as defined in the Settlement Agreement) in the City of Las Vegas, Nevada and within a 50-mile radius of the front entrance of the Tropicana Las Vegas Hotel and Casino located at 3801 Las Vegas Boulevard South, Las Vegas, Nevada (the “TLV Territory”) along with certain rights to use the TLV Marks on the internet without geographical limitation (“Internet Uses,” as defined in the Settlement Agreement) and to register the TLV Marks as domain names. Defendants, subject to certain advertising exceptions and other terms and conditions set forth in the Settlement Agreement, have perpetual exclusive worldwide rights to use the present and future formulated Marks TROPICANA and TROP coupled with either an identifier of its Services or an accurate geographic identifier of the location of a Tropicana

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Entertainment property (other than LAS VEGAS or the name of any city within the TLV Territory) (the “TE Marks”) outside of the TLV Territory along with Internet Uses rights and domain name registration rights for the TE Marks.

Aztar v. Marsh

Aztar filed a broker malpractice and breach of contract action in the Superior Court of New Jersey, Atlantic County, Law Division (the “Court”) on August 12, 2010, against Marsh & McLennan Companies, Marsh, Inc., Marsh USA, Inc. and various fictitious Marsh entities (together, the “Marsh Defendants”). The claim seeks $100 million or more in compensatory damages against the Marsh Defendants, Aztar’s risk management and insurance brokers at the time of a 2002 expansion of Tropicana AC by Aztar, including, but not limited to, lost profits, expenses arising from the interruption of operations, attorneys’ fees, loss of the use of the insurance proceeds at issue, and litigation expenses resulting from the Marsh Defendants’ failure to secure for Aztar business interruption and property damage coverage covering losses sustained by Aztar from the collapse of a parking garage that occurred at Tropicana AC on October 30, 2003.

The Marsh Defendants filed an answer on October 20, 2010 denying the material allegations of the complaint and subsequently filed a Motion to Dismiss for Forum Non Conveniens in December 2010, which motion was denied by the Court on April 12, 2011. On August 18, 2011 the Marsh Defendants filed a Motion for Summary Judgment arguing that the Court should apply the Arizona Statue of Limitations to the action. Aztar filed an objection to the Marsh Defendants’ motion on September 23, 2011 arguing, inter alia, that the New Jersey Statute of Limitations applies to the action. The Marsh Defendants filed its Reply on October 3, 2011 and the motion is currently pending before the Court. Discovery is also proceeding, and trial is not expected to take place until 2012, at the earliest. Any recovery obtained by Aztar in this action will be recoverable by the Company as the current owner of Tropicana AC.

Railcar

Environmental Matters

ARI is subject to comprehensive federal, state, local and international environmental laws and regulations relating to the release or discharge of materials into the environment, the management, use, processing, handling, storage, transport or disposal of hazardous materials and wastes, or otherwise relating to the protection of human health and the environment. These laws and regulations not only expose ARI to liability for the environmental condition of its current or formerly owned or operated facilities, and its own negligent acts, but also may expose ARI to liability for the conduct of others or for ARI’s actions that were in compliance with all applicable laws at the time these actions were taken. In addition, these laws may require significant expenditures to achieve compliance, and are frequently modified or revised to impose new obligations. Civil and criminal fines and penalties and other sanctions may be imposed for non-compliance with these environmental laws and regulations. ARI’s operations that involve hazardous materials also raise potential risks of liability under common law. Management believes that there are no current environmental issues identified that would have a material adverse effect on ARI. Certain real property ARI acquired from ACF in 1994 has been involved in investigation and remediation activities to address contamination. Substantially all of the issues identified relate to the use of this property prior to its transfer to ARI by ACF and for which ACF has retained liability for environmental contamination that may have existed at the time of transfer to ARI. ACF has also agreed to indemnify ARI for any cost that might be incurred with those existing issues. As of December 31, 2011, ARI does not believe it will incur material costs in connection with any investigation or remediation activities relating to these properties, but it cannot assure that this will be the case. If ACF fails to honor its obligations to ARI, ARI could be responsible for the cost of such remediation. ARI believes that its operations and facilities are in substantial compliance with applicable laws and regulations and that any noncompliance is not likely to have a material adverse effect on its operations or financial condition.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Other Matters

On December 16, 2010, a complaint was filed by Steve Garvin, Deloris Garvin, and Garvin Enterprise, Inc. against ARI’s subsidiaries Southwest Steel I, LLC, Southwest Steel II, LLC and Southwest Steel III, LLC, d/b/a Southwest Steel Casting Co., in the District Court of Harris County, Texas, 295th Judicial District. On July 25, 2011, the complaint was amended to include ARI as a party to the litigation. The plaintiffs alleged that ARI improperly used their former employees to source components from Chinese suppliers in contravention of contractual relationships among the parties and in a manner that compromised the plaintiffs’ relationships with the Chinese suppliers. The case was settled and a related charge was included in our financial results as of December 31, 2011.

One of ARI’s joint ventures entered into a credit agreement in December 2007. Effective August 5, 2009, ARI and the other initial joint venture partner acquired this loan from the lenders party thereto, with each party acquiring a 50% interest in the loan. The total commitment under the term loan is $60 million with an additional $10 million commitment under the revolving loan. ARI is responsible to fund 50% of the loan commitments. The balance outstanding on these loans, due to ARI, was $37 million of principal and accrued interest as of December 31, 2011. ARI’s share of the remaining commitment on these loans was $4 million as of December 31, 2011.

Metals

Environmental Matters

PSC Metals has been designated as a PRP under U.S. federal and state superfund laws with respect to certain sites with which PSC Metals may have had a direct or indirect involvement. It is alleged that PSC Metals and its subsidiaries or their predecessors transported waste to the sites, disposed of waste at the sites or operated the sites in question. PSC Metals is in the process of negotiating a settlement with the Environmental Protection Agency (“EPA”) that will resolve PSC Metals and its predecessors’ liability associated with the Port Refinery superfund site in the Village of Rye Brook, NY. PSC Metals believes that it has adequately accrued for this settlement. With respect to all other matters in which PSC Metals has been designated as the PRP under U.S. federal and state superfund laws, PSC Metals has reviewed the nature and extent of the allegations, the number, connection and financial ability of other named and unnamed PRPs and the nature and estimated cost of the likely remedy. Based on reviewing the nature and extent of the allegations, PSC Metals has estimated its liability to remediate these sites to be immaterial at each of December 31, 2011 and 2010. If it is determined that PSC Metals has liability to remediate those sites and that more expensive remediation approaches are required in the future, PSC Metals could incur additional obligations, which could be material.

Certain of PSC Metals’ facilities are environmentally impaired in part as a result of operating practices at the sites prior to their acquisition by PSC Metals and as a result of PSC Metals’ operations. PSC Metals has established procedures to periodically evaluate these sites, giving consideration to the nature and extent of the contamination. PSC Metals has provided for the remediation of these sites based upon management’s judgment and prior experience. PSC Metals has estimated the liability to remediate these sites to be $30 million and $28 million as of December 31, 2011 and 2010, respectively. Management believes, based on past experience, that the vast majority of these environmental liabilities and costs will be assessed and paid over an extended period of time. PSC Metals believes that it will be able to fund such costs in the ordinary course of business.

PSC Metals recently received two notices of violation from the Missouri Department of Natural Resources (“MDNR”) for hazardous waste and water violations related to its Festus, Missouri location. PSC Metals has responded to the notices of violation and is cooperating with MDNR’s ongoing investigation of the site. PSC Metals believes that it has an adequate environmental liability accrual associated with the site, which is reflected in the remediation estimate discussed above.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Estimates of PSC Metals’ liability for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions that are inherently difficult to make, and the ultimate outcome may be materially different from current estimates. Moreover, because PSC Metals has disposed of waste materials at numerous third-party disposal facilities, it is possible that PSC Metals will be identified as a PRP at additional sites. The impact of such future events cannot be estimated at the current time.

The EPA, has alleged that PSC Metals’ scrap processing facility located in Cleveland, Ohio has violated the requirements of Section 608 of the Clean Air Act, 42 USC Section 761, which requires scrap processors to either recover refrigerants from appliances in accordance with the procedures described in the applicable federal regulations or verify through certifications that refrigerants have previously been evacuated. PSC Metals has entered into a consent decree with the EPA that resolves all claims against it. The consent decree includes injunctive relief that will require it to offer refrigerant extraction services at 11 of its scrap processing facilities for the next four years. PSC Metals estimates that the cost associated with the required injunctive relief will range from $0.8 million to $1.7 million, exclusive of a civil penalty of $199,000 assessed in connection with the consent decree which PSC Metals paid in fiscal 2011.

Home Fashion

Litigation

We were defendants in two lawsuits, one in the federal courts in New York and one in the Delaware state courts, challenging, among other matters, the status of our ownership interests in the common and preferred stock of WPI (which was, at that time, a Delaware corporation). We (through Aretex LLC) had acquired ownership of a majority of the WPI common stock through a July 2005 Sale Order entered by the United States Bankruptcy Court for the Southern District of New York. Under that Sale Order, WPI acquired substantially all of the assets of WestPoint Stevens, Inc. The losing bidders at the Bankruptcy Court auction that led to the Sale Order challenged the Sale Order. In November 2005, the United States District Court for the Southern District of New York modified portions of the Sale Order in a manner that could have reduced our ownership of WPI stock below 50%. In its March 26, 2010 decision, the United States Court of Appeals for the Second Circuit held that we are entitled to own a majority of WPI’s common stock, and thus have control of WPI. The Second Circuit ordered the Bankruptcy Court’s Sale Order reinstated, to ensure that our percentage ownership of the common stock will be at least 50.5%. The Second Circuit ordered the District Court to remand the matter back to the Bankruptcy Court for further proceedings consistent with its ruling. On remand, the Bankruptcy Court entered an Order on December 6, 2010 implementing the Second Circuit’s decision. On September 23, 2011, the Bankruptcy Court entered a stipulation dismissing the bankruptcy case, including an adversary proceeding against Aretex LLC and others, and allowing certain funds to be distributed to the first lien lenders.

There was also a proceeding in Delaware Chancery Court, brought by the same “losing bidders” who are parties to the case decided by the Second Circuit. After the ruling by the Second Circuit, the plaintiffs filed a modified third amended complaint in the Delaware case. In that complaint, the plaintiffs pled claims for breach of fiduciary duty (and aiding and abetting such alleged breach) against us, and against Icahn Enterprises Holdings, Carl C. Icahn and others, based on WPI’s not having proceeded with a registration statement. The plaintiffs also asserted a contractual claim against WPI relating to the registration statement alleging that, because WPI did not proceed with the registration statement, the plaintiffs were unable to sell their securities in WPI, and sought to recover the diminution in the value of those securities. The plaintiffs also asserted a claim for unjust enrichment against all defendants, including us, WPI, Icahn Enterprises Holdings, Carl C. Icahn and others, based on claims that defendants were beneficiaries of a stay order allegedly improperly entered by the Bankruptcy Court. On November 3, 2010, the Chancery Court dismissed the modified third amended complaint in its entirety. The plaintiffs appealed to the Delaware Supreme Court. On August 3, 2011, the Delaware Supreme Court affirmed the judgment of the Chancery Court dismissing the modified third amended complaint, and thus dismissing the case, in its entirety.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Environmental Matters

WPI is subject to various federal, state and local environmental laws and regulations governing, among other things, the discharge, storage, handling and disposal of a variety of hazardous and nonhazardous substances and wastes used in or resulting from its operations and potential remediation obligations. WPI’s operations are also governed by U.S. federal, state, local and foreign laws, rules and regulations relating to employee safety and health which, among other things, establish exposure limitation for cotton dust, formaldehyde, asbestos and noise, and which regulate chemical, physical and ergonomic hazards in the workplace. WPI estimated its environmental accruals to be $1 million at both December 31, 2011 and 2010.

Other Matters

Mr. Icahn, through certain affiliates, owns 100% of Icahn Enterprises GP and approximately 92.6% of Icahn Enterprises’ outstanding depositary units as of each of December 31, 2011 and 2010. Applicable pension and tax laws make each member of a “controlled group” of entities, generally defined as entities in which there is at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation (“PBGC”) against the assets of each member of the controlled group.

As a result of the more than 80% ownership interest in us by Mr. Icahn’s affiliates, we and our subsidiaries are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF, is the sponsor of several pension plans. All the minimum funding requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended by the Pension Protection Act of 2006, for these plans have been met as of December 31, 2011 and 2010. If the plans were voluntarily terminated, they would be underfunded by approximately $112 million and $103 million as of December 31, 2011 and 2010, respectively. These results are based on the most recent information provided by the plans’ actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in benefits, investment returns, and the assumptions used to calculate the liability. As members of the controlled group, we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group in which we are included may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon termination of such plans.

The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain “reportable events,” such as if we cease to be a member of the ACF controlled group, or if we make certain extraordinary dividends or stock redemptions. The obligation to report could cause us to seek to delay or reconsider the occurrence of such reportable events.

Starfire Holding Corporation (“Starfire”) which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of certain pension funding or termination liabilities that may be imposed on us and our subsidiaries or our assets as a result of being a member of the Icahn controlled group. The Starfire indemnity (which does not extend to pension liabilities of our subsidiaries that would be imposed on us as a result of our interest in these subsidiaries and not as a result of Mr. Icahn and his affiliates holding more than an 80% ownership interest in us) provides, among other things, that so long as such contingent liabilities exist and could be imposed on us, Starfire will not make any distributions to its stockholders that would reduce its net worth to below $250 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17. Commitments and Contingencies.  – (continued)

Leases

Future minimum lease payments under operating leases with initial terms of one or more years consist of the following at December 31, 2011:

Year	Amount
(in millions)
2012	$56
2013	50
2014	40
2015	30
2016	26
Thereafter	103
$305

Total capital leases obligations are $2 million as of December 31, 2011.

18. Subsequent Events.

Debt Offerings

On January 17, 2012 and February 6, 2012, the Issuers issued an additional aggregate $700 million principal amount of the 2018 Notes, pursuant to their respective purchase agreements, by and among the Issuers, Icahn Enterprises Holdings, as guarantor, and Jefferies & Company, Inc., as initial purchaser. These notes constitute the same series of securities as the Initial Notes for purposes of the indenture governing the notes and vote together on all matters with such series. These notes have substantially identical terms as the Initial Notes. The gross proceeds from the sale of these notes were $716 million and will be used for general corporate purposes. Proceeds from the issuance of these notes were transferred to Icahn Enterprises Holdings under identical terms and conditions as those of the Issuers. Refer to Note 10, “Debt,” for additional information regarding our 8% Senior Unsecured Notes Due 2018.

Tender Offer

On February 23, 2012, IEP Energy LLC, a wholly owned subsidiary of Icahn Enterprises Holdings, commenced an offer to purchase all of the issued and outstanding shares of common stock of CVR Energy, Inc. (“CVR”) at a price of $30.00 per share, without interest and less any required withholding taxes, if any, plus one non-transferable contingent cash payment right for each share, which represents the contractual right to receive an additional cash payment per share if a definitive agreement for the sale of CVR is executed within nine months following the expiration date of the offer and such transaction closes. In addition, on February 16, 2012, affiliates of Mr. Icahn announced their intent to nominate a slate for all 9 directorships on CVR’s board of directors at the upcoming 2012 annual meeting of CVR’s stockholders.

ARI/ARL Management Agreement

On February 29, 2012, ARI entered into a Railcar Management Agreement (the Railcar Management Agreement) with ARL, pursuant to which ARI engaged ARL to market ARI’s railcars for sale or lease, subject to the terms and conditions of the Railcar Management Agreement. The Railcar Management Agreement was effective as of January 1, 2011, will continue through December 31, 2015 and may be renewed upon written agreement by both parties.

The Railcar Management Agreement also provides that ARL will manage the ARI’s leased railcars including arranging for services, such as repairs or maintenance, as deemed necessary. Subject to the terms and conditions of the agreement, ARL will receive, in respect of leased railcars, a fee consisting of a lease origination fee and a management fee based on the lease revenues, and, in respect of railcars sold by ARL,

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18. Subsequent Events.  – (continued)

sales commissions. The Railcar Management Agreement was unanimously approved by ARI’s and Icahn Enterprises’ independent directors of audit committees on the basis that the terms of the Railcar Management Agreement were not materially less favorable than those that would have been obtained in a comparable transaction with an unaffiliated third party.

Thailand Manufacturing Facility Flood

In October 2011, a flood occurred at one of Federal-Mogul’s manufacturing facility in Ayutthaya, Thailand. This facility was partially submerged in the flood waters for a period of approximately six weeks, resulting in extensive damage to the facility and the loss of substantially all of its related equipment and inventory. Operations at the facility are currently suspended.

In addition to other coverage, Federal-Mogul believes its insurance policies provide for replacement of damaged property, sales value of destroyed inventory, reimbursement for losses due to interruption of business operations and reimbursement of expenditures incurred to restore operations. In February 2012, Federal-Mogul received a $25 million cash advance from its insurance carrier.

SCHEDULE I

ICAHN ENTERPRISES HOLDINGS L.P.
(Parent Company)

CONDENSED BALANCE SHEETS

	December 31,
	2011	2010
	(In Millions)
ASSETS
Cash and cash equivalents	$24	$204
Other assets	158	142
Investments in subsidiaries, net	6,805	6,072
Total Assets	$6,987	$6,418
LIABILITIES AND EQUITY
Accrued expenses and other liabilities	$99	$100
Debt	3,112	3,115
	3,211	3,215
Commitments and contingencies (Note 3)
Equity:
Limited partner	4,087	3,521
General partner	(311)	(318)
Total equity	3,776	3,203
Total Liabilities and Equity	$6,987	$6,418

SCHEDULE I

ICAHN ENTERPRISES HOLDINGS L.P.
(Parent Company)

CONDENSED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2011	2010	2009
	(In Millions)
Net gain from investment activities	$7	$2	$3
Interest and dividend income	3	4	32
Loss on extinguishment of debt	—	(39)	—
Equity in earnings of subsidiaries	976	445	371
Other income, net	14	11	8
	1,000	423	414
Interest expense	227	195	131
Selling, general and administrative	22	26	24
	249	221	155
Income from continuing operations	751	202	259
Income from discontinued operations	—	—	1
Net income	$751	$202	$260
Net income allocable to:
Limited partner	$748	$200	$239
General partner	3	2	21
	$751	$202	$260

SCHEDULE I

ICAHN ENTERPRISES HOLDINGS L.P.
(Parent Company)

CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2011	2010	2009
	(In Millions)
Cash flows from operating activities:
Net income	$751	$202	$260
Adjustments to reconcile net income to net cash used in operating activities:
Equity in income of subsidiary	(976)	(445)	(371)
Investment gains	(7)	(2)	(3)
Depreciation and amortization	2	5	5
Loss on extinguishment of debt	—	39	—
Other, net	—	26	9
Change in operating assets and liabilities	(10)	29	11
Net cash used in operating activities	(240)	(146)	(89)
Cash flows from investing activities:
Net investment in subsidiaries	109	(855)	(207)
Capital expenditures	—	—	(1)
Purchase of marketable equity and debt securities	—	—	—
Proceeds from marketable equity and debt securities	—	65	172
Other, net	2	2	1
Net cash provided by (used in) investing activities	111	(788)	(35)
Cash flows from financing activities:
Partnership distributions	(48)	(85)	(77)
Partner contribution	—	3	—
Proceeds from borrowings	—	2,487	—
Repayments of borrowings	(3)	(1,349)	(8)
Net cash provided by (used in) financing activities	(51)	1,056	(85)
Net change in cash and cash equivalents	(180)	122	(209)
Cash and cash equivalents, beginning of period	204	82	291
Cash and cash equivalents, end of period	$24	$204	$82

ICAHN ENTERPRISES HOLDINGS L.P. (Parent Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1.  Description of Business and Basis of Presentation

Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”) is a master partnership formed in Delaware on February 17, 1987. Our sole limited partner is Icahn Enterprises L.P. (“Icahn Enterprises”), a master limited partnership which owns a 99% interest in us. Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP''), our sole 1% general partner, is a Delaware corporation which is owned and controlled by Carl C. Icahn. As of December 31, 2011, Icahn Enterprises Holdings is engaged in the following continuing operating businesses: Investment, Automotive, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion.

The condensed financial statements of Icahn Enterprises Holdings should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this registration statement on Form S-4.

2.  Debt

See Note 10, “Debt,” to the consolidated financial statements located elsewhere in this registration statement on Form S-4. Parent company debt is reported gross in the condensed financial statements whereas it appears in our consolidated financial statements for fiscal 2011 net of $44 million as of December 31, 2011 and 2010, of principal amount purchased in fiscal 2008 that is held by an Icahn Enterprises Holdings subsidiary.

Debt consists of the following (in millions):

	December 31,
	2011	2010
Senior unsecured 8% notes due 2018	$1,444	$1,444
Senior unsecured 7.75% notes due 2016	1,046	1,045
Senior unsecured variable rate convertible notes due 2013	556	556
Mortgages payable	66	70
Total debt	$3,112	$3,115

3.  Commitments and Contingencies

See Note 17, “Commitments and Contingencies,” to the consolidated financial statements located elsewhere in this registration statement on Form S-4.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In millions)

	June 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$3,209	$2,278
Cash held at consolidated affiliated partnerships and restricted cash	1,372	4,979
Investments	5,386	8,938
Accounts receivable, net	1,865	1,424
Due from brokers	128	30
Inventories, net	1,862	1,344
Property, plant and equipment, net	6,220	3,505
Goodwill	2,023	1,127
Intangible assets, net	1,208	899
Other assets	753	623
Total Assets	$24,026	$25,147
LIABILITIES AND EQUITY
Accounts payable	$1,379	$970
Accrued expenses and other liabilities	1,554	1,317
Deferred tax liability	1,319	556
Securities sold, not yet purchased, at fair value	548	4,476
Due to brokers	4	2,171
Post-employment benefit liability	1,303	1,340
Debt	8,196	6,463
Total liabilities	14,303	17,293
Commitments and contingencies (Note 18)
Equity:
Limited partner	4,859	4,087
General partner	(303)	(311)
Equity attributable to Icahn Enterprises Holdings	4,556	3,776
Equity attributable to non-controlling interests	5,167	4,078
Total equity	9,723	7,854
Total Liabilities and Equity	$24,026	$25,147

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Net sales	$3,707	$2,357	$6,106	$4,608
Other revenues from operations	204	183	396	376
Net gain from investment activities	278	590	336	1,207
Interest and dividend income	17	27	42	61
Other (loss) income, net	(1)	(15)	9	(32)
	4,205	3,142	6,889	6,220
Expenses:
Cost of goods sold	3,229	2,009	5,301	3,934
Other expenses from operations	108	104	214	212
Selling, general and administrative	337	304	646	623
Restructuring	9	1	16	4
Impairment	32	3	34	3
Interest expense	128	113	245	222
	3,843	2,534	6,456	4,998
Income before income tax benefit (expense)	362	608	433	1,222
Income tax benefit (expense)	88	(24)	118	(42)
Net income	450	584	551	1,180
Less: net income attributable to non-controlling interests	(210)	(295)	(262)	(651)
Net income attributable to Icahn Enterprises Holdings	$240	$289	$289	$529
Net income attributable to Icahn Enterprises Holdings allocable to:
Limited partner	$237	$286	$286	$524
General partner	3	3	3	5
	$240	$289	$289	$529

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$450	$584	$551	$1,180
Other comprehensive (loss) income, net of tax:
Post-employment benefits	—	4	9	5
Hedge instruments	—	(8)	14	(3)
Translation adjustments and other	(110)	31	(26)	118
Other comprehensive (loss) income, net of tax	(110)	27	(3)	120
Comprehensive income	340	611	548	1,300
Less: Comprehensive income attributable to non-controlling interests	(181)	(301)	(260)	(681)
Comprehensive income attributable to Icahn Enterprises Holdings	$159	$310	$288	$619
Comprehensive income attributable to Icahn Enterprises Holdings allocable to:
Limited partner	$157	$307	$285	$613
General partner	2	3	3	6
	$159	$310	$288	$619

Accumulated other comprehensive loss was $858 million and $855 million at June 30, 2012 and December 31, 2011, respectively.

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In millions) (Unaudited)

	Equity Attributable to Icahn Enterprises Holdings
	General Partner's Equity (Deficit)	Limited Partner's Equity	Total Partners' Equity	Non-controlling Interests	Total Equity
Balance, December 31, 2011	$(311)	$4,087	$3,776	$4,078	$7,854
Net income	3	286	289	262	551
Other comprehensive income	—	(1)	(1)	(2)	(3)
Partnership contributions	5	505	510	—	510
Partnership distributions	—	(20)	(20)	—	(20)
Investment segment distributions	—	—	—	(79)	(79)
Acquisition of CVR	—	—	—	910	910
Changes in subsidiary equity and other	—	2	2	(2)	—
Balance, June 30, 2012	$(303)	$4,859	$4,556	$5,167	$9,723

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$551	$1,180
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net gain from securities transactions	(765)	(1,171)
Purchases of securities	(1,325)	(2,606)
Proceeds from sales of securities	5,558	3,639
Purchases to cover securities sold, not yet purchased	(4,872)	(1,150)
Proceeds from securities sold, not yet purchased	781	3,243
Changes in receivables and payables relating to securities transactions	(2,088)	(90)
Depreciation and amortization	253	220
Deferred taxes	(181)	(1)
Other, net	47	(35)
Changes in cash held at consolidated affiliated partnerships and restricted cash	3,608	(1,585)
Changes in other operating assets and liabilities	(160)	(264)
Net cash provided by operating activities	1,407	1,380
Cash flows from investing activities:
Capital expenditures	(429)	(218)
Acquisitions of businesses, net of cash acquired	(1,291)	(35)
Proceeds from sale of investments	170	—
Purchases of investments	(210)	—
Other, net	17	7
Net cash used in investing activities	(1,743)	(246)
Cash flows from financing activities:
Investment segment distributions	(17)	(2,073)
Investment segment contributions	—	250
Partnership contributions	510	—
Partnership distributions	(20)	(31)
Proceeds from issuance of senior unsecured notes	716	—
Proceeds from other borrowings	163	604
Repayments of borrowings	(63)	(253)
Other, net	(22)	(14)
Net cash provided by (used in) financing activities	1,267	(1,517)
Effect of exchange rate changes on cash and cash equivalents	—	25
Net increase (decrease) in cash and cash equivalents	931	(358)
Net change in cash of assets held for sale	—	2
Cash and cash equivalents, beginning of period	2,278	2,963
Cash and cash equivalents, end of period	$3,209	$2,607
Supplemental information:
Cash payments for interest, net of amounts capitalized	$192	$205
Net cash payments for income taxes	$50	$40
Net unrealized (loss) gain on available-for-sale securities	$(2)	$1
Redemptions payable to non-controlling interests	$—	$91
Investment in precious metal	$—	$150

See notes to consolidated financial statements.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

1. Description of Business and Basis of Presentation.

General

Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings” or the “Company”) is a limited partnership formed in Delaware on February 17, 1987. Our sole limited partner is Icahn Enterprises L.P. (“Icahn Enterprises”), a Delaware master limited partnership which owns a 99% limited partner interest in us. Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), our sole general partner, which is owned and controlled by Mr. Carl C. Icahn, owns a 1% general partner interest in both us and Icahn Enterprises. References to “we,” “our” or “us” herein include Icahn Enterprises Holdings and its subsidiaries, unless the context otherwise requires. References to “Icahn Enterprises Holdings” refer to Icahn Enterprises Holdings only, on an unconsolidated basis.

We are a diversified holding company owning subsidiaries currently engaged in the following continuing operating businesses: Investment, Automotive, Energy, Gaming, Railcar, Food Packaging, Metals, Real Estate and Home Fashion. We also report the unconsolidated results of Icahn Enterprises Holdings, and investment activity and expenses associated therewith. Further information regarding our continuing reportable segments is contained in Note 3, “Operating Units,” and Note 14, “Segment Reporting.”

The accompanying consolidated financial statements and related notes should be read in conjunction with our consolidated financial statements and related notes for the fiscal year ended December 31, 2011 (“fiscal 2011”) contained in Registration Statement on Form S-4 (333-179109-1), as amended, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2012. The consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC related to interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. The financial information contained herein is unaudited; however, management believes all adjustments have been made that are necessary to present fairly the results for the interim periods. All such adjustments are of a normal and recurring nature. Certain reclassifications from the prior year presentation have been made to conform to the current year presentation.

Our consolidated financial statements include the accounts of (i) Icahn Enterprises Holdings and (ii) the wholly and majority owned subsidiaries of Icahn Enterprises Holdings, in addition to those entities in which we have a controlling interest as a general partner interest or in which we may be the primary beneficiary of a variable interest entity (“VIE”). In evaluating whether we have a controlling financial interest in entities in which we would consolidate, we consider the following: (1) for voting interest entities, we consolidate these entities in which we own a majority of the voting interests; (2) for VIEs of which we may be considered the primary beneficiary of such entities (see Note 5, “Investments and Related Matters-Investment,” for further discussion regarding the accounting and reporting of our VIEs); and (3) for limited partnership entities that are not considered VIEs, we consolidate these entities if we are the general partner of such entities and for which no substantive kick-out rights (the rights underlying the limited partners' ability to dissolve the limited partnership or otherwise remove the general partners are collectively referred to as “kick-out” rights) or participating rights exist. All material intercompany accounts and transactions have been eliminated in consolidation.

We conduct and plan to continue to conduct our activities in such a manner as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the “'40 Act”). Therefore, no more than 40% of our total assets can be invested in investment securities, as such term is defined in the '40 Act. In addition, we do not invest or intend to invest in securities as our primary business. We intend to structure our investments to continue to be taxed as a partnership rather than as a corporation under the applicable publicly traded partnership rules of the Internal Revenue Code, as amended (the “Code”).

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

1. Description of Business and Basis of Presentation.  – (continued)

Icahn Enterprises' Rights Offering

In connection with a certain rights offering consummated by Icahn Enterprises during the first quarter of the fiscal year ending December 31, 2012 (“fiscal 2012”), Icahn Enterprises distributed an aggregate 13,590,238 of its depositary units to its unitholders that subscribed to the basic subscription rights and the over-subscription rights and we received proceeds of $500 million.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, cash held at consolidated affiliated partnerships and restricted cash, accounts receivable, due from brokers, accounts payable, accrued expenses and other liabilities and due to brokers are deemed to be reasonable estimates of their fair values because of their short-term nature.

See Note 5, “Investments and Related Matters,” and Note 6, “Fair Value Measurements,” for a detailed discussion of our investments.

The fair value of our long-term debt is based on the quoted market prices for the same or similar issues or on the current rates offered to us for debt of the same remaining maturities. The carrying value and estimated fair value of our long-term debt as of June 30, 2012 was approximately $8.2 billion and $8.4 billion, respectively. The carrying value and estimated fair value of our long-term debt as of December 31, 2011 was each approximately $6.5 billion.

Restricted Cash

Our restricted cash balance was approximately $1.0 billion and $4.8 billion as of June 30, 2012 and December 31, 2011, respectively.

Adoption of New Accounting Standards

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2011-04, which amends Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures. This ASU clarifies among other things, the intent about the application of existing fair value requirements, including those related to highest and best use concepts, and also expands the disclosure requirements for fair value measurements categorized within Level 3 of the fair value hierarchy. This ASU clarifies that a reporting entity should disclose quantitative information about significant unobservable inputs used in a fair value measurement that is categorized within Level 3 of the fair value hierarchy. Additionally, this ASU expands the disclosures for fair value measurements categorized within Level 3 where a reporting entity is required to include a description of the valuation processes used and the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, if any. Additional disclosure is also required for any transfers between Level 1 and Level 2 of the fair value hierarchy of fair value measurements on a gross basis as well as additional disclosure of the level in the fair value hierarchy of assets and liabilities that are not recorded at fair value. For many of the requirements, the FASB does not intend for this ASU to result in a change in the application of the requirements in FASB ASC Topic 820. This update is effective during interim and annual periods beginning after December 15, 2011. The adoption of this ASU effective on January 1, 2012 had no impact on our financial position, results of operations or cash flows.

In June 2011, the FASB issued ASU No. 2011-05, which amends FASB ASC Topic 220, Comprehensive Income. This ASU is intended to increase the prominence of items reported in other comprehensive income in the financial statements by presenting the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. This ASU eliminates the option to present the

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

1. Description of Business and Basis of Presentation.  – (continued)

components of other comprehensive income as part of the statement of changes in stockholders’ equity. This ASU does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. This update is effective during interim and annual periods beginning after December 15, 2011. The adoption of this ASU effective January 1, 2012 had no impact on our financial position, results of operations or cash flows. In December 2011, the FASB issued ASU No. 2011-12, which defers certain provisions contained in ASU No. 2011-05, as discussed above, with respect to the requirement to present components of reclassifications of other comprehensive income on the face of the income statement or in the notes to the financial statements. However, this deferral does not impact the other requirements contained in the new standard on comprehensive income as described above. This update is effective during interim and annual periods beginning after December 15, 2011. We complied with this deferral as we adopted ASU No. 2011-05 effective January 1, 2012.

In September 2011, the FASB issued ASU No. 2011-08, which amends FASB ASC Topic 350, Intangibles-Goodwill and Other. This ASU permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in FASB ASC Topic 350. Under the amendments in this ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount. This update is effective during interim and annual periods beginning after December 15, 2011. We adopted this ASU effective January 1, 2012.

In December 2011, the FASB issued ASU No. 2011-11, which amends FASB ASC Topic 210, Balance Sheet. This ASU requires companies to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions subject to an agreement similar to a master netting arrangement. This guidance is effective retrospectively for interim and annual periods beginning on or after January 1, 2013. We anticipate that the adoption of this guidance will have minimal impact to our current disclosures.

New Accounting Policies

As a result of acquiring a controlling interest in CVR Energy, Inc. (“CVR”), we have the following new accounting policies with respect to CVR, comprising our Energy segment.

Inventories — Energy

Our Energy segment inventories consist primarily of domestic and foreign crude oil, blending stock and components, work in progress, fertilizer products, and refined fuels and by-products. Inventories are valued at the lower of the first-in, first-out (“FIFO”) cost, or market for fertilizer products, refined fuels and by-products for all periods presented. Refinery unfinished and finished products inventory values were determined using the ability-to-bear process, whereby raw materials and production costs are allocated to work-in-process and finished goods based on their relative fair values. Other inventories, including other raw materials, spare parts and supplies, are valued at the lower of moving-average cost, which approximates FIFO, or market. The cost of inventories includes inbound freight costs.

Planned Major Maintenance Costs — Energy

The direct-expense method of accounting is used for planned major maintenance activities for our Energy segment. Maintenance costs are recognized as expense when maintenance services are performed. During the year ended December 31, 2011, the Coffeyville refinery completed the first phase of a two-phase major scheduled turnaround; during the first quarter of fiscal 2012, the Coffeyville refinery completed the second phase of the two-phase major scheduled turnaround. During the year ended December 31, 2010, the nitrogen fertilizer plant completed a major scheduled turnaround. Planned major maintenance costs are included in cost of goods sold in our consolidated financial statements when incurred. Planned major maintenance costs of

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

1. Description of Business and Basis of Presentation.  – (continued)

$2 million were incurred for the period May 5, 2012 through June 30, 2012. Planned major maintenance activities for the nitrogen plant generally occur every two years. The required frequency of the maintenance varies by unit, for the refineries, but generally is every four to five years. The nitrogen fertilizer plants' and the Wynnewood refinery's next major maintenance activities are both scheduled for the fourth quarter of fiscal 2012.

Revenue Recognition — Energy

For our Energy segment, revenues for products sold are recorded upon delivery of the products to customers, which is the point at which title is transferred, the customer has the assumed risk of loss, and when payment has been received or collection is reasonably assumed. Deferred revenue represents customer prepayments under contracts to guarantee a price and supply of nitrogen fertilizer in quantities expected to be delivered in the next 12 months in the normal course of business. Excise and other taxes collected from customers and remitted to governmental authorities are not included in reported revenues.

Non-monetary product exchanges and certain buy/sell crude oil transactions which are entered into in the normal course of business are included on a net cost basis in cost of goods sold in the consolidated statement of operations.

CVR also engages in trading activities, whereby it enters into agreements to purchase and sell refined products with third parties. CVR acts as a principal in these transactions, taking title to the products in purchases from counterparties, and accepting the risks and rewards of ownership. CVR records revenue for the gross amount of the sales transactions, and records cost of goods sold in our consolidated financial statements.

Shipping Costs — Energy

For our Energy segment, pass-through finished goods delivery costs reimbursed by customers are reported in net sales, while an offsetting expense is included in cost of goods sold.

Filing Status of Subsidiaries

Federal-Mogul Corporation (“Federal-Mogul”), CVR Energy, Inc., American Railcar Industries, Inc. (“ARI”) and Tropicana Entertainment Inc. (“Tropicana”) are each a reporting entity under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and file annual, quarterly and current reports and proxy and information statements. Each of these reports is publicly available at www.sec.gov.

2. Acquisition.

Acquisition of CVR Energy, Inc.

On April 18, 2012, IEP Energy LLC (“IEP Energy”), a majority owned subsidiary of Icahn Enterprises Holdings, and certain other affiliates of Icahn Enterprises Holdings (collectively, the “IEP Parties”), entered into a Transaction Agreement (the “Transaction Agreement”) with CVR, with respect to IEP Energy's tender offer (the “Offer”) to purchase all of the issued and outstanding shares of CVR's common stock for a price of $30 per share in cash, without interest, less any applicable withholding taxes, plus one non-transferable contingent cash payment right (the “CCP”) for each share of CVR common stock, which represents the contractual right to receive an additional cash payment per share if a definitive agreement for the sale of CVR is executed on or prior to August 18, 2013 and such transaction closes.

The Offer expired on May 4, 2012. On May 7, 2012, we announced the results of the Offer. A total of 48,112,317 shares of CVR common stock were validly tendered for $30 per share plus one CCP. As all of the terms and conditions of the Offer had been satisfied, IEP Energy accepted for payment all of the tendered shares, which represented approximately 55% of the outstanding shares of CVR common stock. Following the purchase of these shares, the IEP Parties owned approximately 70% of the outstanding shares of CVR common stock. Subsequent to the expiration of the Offer on May 4, 2012, IEP Energy extended the Offer

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

2. Acquisition.  – (continued)

through May 18, 2012. As a result of the extension of the Offer and subsequent additional purchases of CVR common stock by IEP Energy, the IEP Parties increased their ownership in CVR. As of June 30, 2012, IEP Energy owned approximately 82.0% of total outstanding common stock of CVR.

Pursuant to the Transaction Agreement, for a period of 60 days CVR solicited proposals or offers from third parties to acquire it. The 60-day period began on May 24, 2012 and ended on July 23, 2012 without any qualifying offers.

Certain affiliates of Carl C. Icahn, excluding Icahn Enterprises, contributed their shares of CVR common stock for their proportionate share of IEP Energy, and as a result own approximately 6.4% of IEP Energy as of June 30, 2012.

CVR is an independent petroleum refiner and marketer of high value transportation fuels in the mid-continental United States. CVR operates under two business units: petroleum and nitrogen fertilizer. See Note 3, “Operating Units-Energy,” for further discussion regarding CVR.

For the six months ended June 30, 2012, we recognized less than $1 million in transaction fees that are included in selling, general and administrative in our consolidated statements of operations. These costs primarily relate to legal, accounting and other professional fees incurred since the first quarter of fiscal 2012 when we announced our intention to acquire a controlling interest in CVR.

Purchase Price Allocation

In accordance with FASB ASC Topic 805, Business Combinations, the application of purchase accounting requires that the total purchase price be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding the fair values recorded as goodwill. If the fair value of the assets acquired and liabilities assumed exceeds the fair value of the consideration given, a bargain purchase has occurred which is recorded as a gain on acquisition. The allocation process requires, among other things, an analysis of acquired fixed assets, contracts and contingencies to identify and record the fair value of all assets acquired and liabilities assumed. We utilized a third-party appraiser to assist us in allocating the purchase price to the fair value of the assets acquired and liabilities assumed.

Estimates of fair value are based on industry data and trends and by reference to relevant market rates and transactions, and discounted cash flow valuation methods, among other factors. The foregoing estimates and assumptions are inherently subject to significant uncertainties and contingencies beyond our reasonable control. The preliminary allocation of the fair value of the assets acquired is subject to additional adjustment to provide us with adequate time to complete the valuation of CVR's assets and liabilities.

The acquisition-date fair value of the equity interest in CVR held by IEP Energy immediately before May 4, 2012, the acquisition date, was $378 million based on a stock price of $30.05 per share of CVR common stock. We recognized a loss of less than $1 million as a result of remeasuring to fair value the equity interest in CVR held by IEP Energy.

In measuring the fair value of the CCP, we analyzed varying scenarios in both a closed-form model as well as a Monte Carlo simulation. As noted above, pursuant to the Transaction Agreement, for a period of 60 days CVR solicited proposals or offers from third parties to acquire it. The 60-day period began on May 24, 2012 and ended on July 23, 2012 without any qualifying offers. Based on this, we concluded that it is highly unlikely that potential acquirers will be identified who will be able to consummate a transaction at a price per share high enough in the requisite time period in order to trigger payment of the CCP. Based on the foregoing considerations, the value of the CCP was deemed to be immaterial.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

2. Acquisition.  – (continued)

Prior to obtaining a controlling interest in CVR on May 4, 2012, we recorded net gains of approximately $102 million for the period January 1, 2012 through May 3, 2012 attributable to our ownership of CVR common stock. Such amounts are included in net gain from investment activities in our consolidated statements of operations.

The goodwill of $894 million arising from the acquisition is largely due to certain CVR factors, including CVR's location attributes, trained and assembled workforce, and a deferred tax liability offset adjustment, which arises from the nature of the stock transaction. Specifically related to locational attributes, CVR is an inland refiner that buys the majority of its crude oil at prices linked to the West Texas Intermediate benchmark and then sells gasoline at prices based on global benchmarks like the North Sea Brent crude. This is beneficial to CVR because oil production in the North American heartland is rising faster than the inland crude can be piped to available refiners; this oversupply has benefited the gross margins of Midwestern refiners such as CVR. Based on the results of our preliminary purchase price allocation of CVR, goodwill of $652 million and $242 million was allocated to our Energy segment's petroleum and fertilizer reporting units, respectively. The allocation of goodwill to our Energy segment's reporting units will be subject to additional adjustments as we finalize our purchase price allocation. None of the goodwill recognized is deductible for income tax purposes.

The fair value of the non-controlling interest in CVR Partners LP (“CVR LP”) was estimated by applying a form of the income approach. Key assumptions include growth rates and discount rates that ultimately result in a terminal value of approximately 6.5 times terminal earnings before interest, taxes, depreciation and amortization, which is consistent with the financial multiples observed for entities deemed similar to CVR LP. We determined that adjustments to pro-rata value related to lack of control or lack of marketability attributes that market participants may consider when estimating the fair value of the non-controlling interest in CVR LP are immaterial. This is due to the fact that CVR LP is a publicly traded entity that is operated in an efficient manner by an experienced management team and we do not believe that there is a material difference between controlling and non-controlling cash flows in the instant case.

The following table summarizes the consideration paid for CVR and amounts of the estimated fair values of identifiable assets acquired and liabilities assumed, as well as the fair value of the non-controlling interest in CVR as of May 4, 2012:

May 4, 2012
(in millions)
Cash paid for acquisition of CVR	$1,754
IEP Parties equity interest in CVR prior to acquisition of controlling interest(1)	378
Total purchase price	$2,132
Preliminary purchase price allocation:
Property, plant and equipment	$2,587
Intangible assets	358
Debt	(912)
Deferred tax liabilities	(827)
Other assets and liabilities, net	805
Fair value of identifiable net assets acquired	2,011
Fair value of non-controlling interests	(773)
Goodwill	894
$2,132

(1)	Based on the Offer price of $30 per share of CVR common stock.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

2. Acquisition.  – (continued)

Unaudited Pro Forma Financial Information

The summary unaudited pro forma financial information presented below for the six months ended June 30, 2012 and 2011 give effect to the CVR acquisition as if it had occurred on January 1, 2011. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. On December 15, 2011, CVR completed the acquisition of all the issued and outstanding shares of the Gary-Williams Energy Corporation (“GWEC”), including its two wholly owned subsidiaries (the “Wynnewood Acquisition”). The Wynnewood Acquisition was accounted for under the purchase method of accounting and, as such, CVR's results of operations include GWEC's results from operations from the periods commencing December 16, 2011. The unaudited pro forma condensed financial information presented below include the historical results of operations of CVR for the six months ended June 30, 2011 as adjusted for the pro forma effects of the acquisition of GWEC by CVR as if CVR had acquired GWEC on January 1, 2011. The unaudited pro forma financial information do not necessarily represent what would have occurred if the transaction had taken place in the respective periods and should not be taken as representative of our future consolidated results of operations.

	Six months ended June 30,
	2012	2011
	(in millions)
Revenues	$9,547	$10,061
Net income	490	1,385
Net income attributable to Icahn Enterprises Holdings	262	682

3. Operating Units.

Investment

Icahn Onshore LP (the “Onshore GP”) and Icahn Offshore LP (the “Offshore GP” and, together with the Onshore GP, the “General Partners”) act as general partner of Icahn Partners LP (the “Onshore Fund”) and the Offshore Master Funds (as defined herein), respectively. The General Partners provide investment advisory and certain administrative and back office services to the Investment Funds (as defined below) but do not provide such services to any other entities, individuals or accounts. Interests in the Investment Funds had been previously offered only to certain sophisticated and qualified investors on the basis of exemptions from the registration requirements of the federal securities laws and were not (and still are not) publicly available. The “Offshore Master Funds” consist of (i) Icahn Partners Master Fund LP (“Master Fund I”), (ii) Icahn Partners Master Fund II LP (“Master Fund II”) and (iii) Icahn Partners Master Fund III LP (“Master Fund III”). The Onshore Fund and the Offshore Master Funds are collectively referred to herein as the “Investment Funds.” In addition, as discussed elsewhere in this registration statement, the “Offshore Funds” consist of (i) Icahn Fund Ltd., (ii) Icahn Fund II Ltd. and (iii) Icahn Fund III Ltd.

Prior to March 31, 2011, our Investment segment's revenues were affected by the combination of fee-paying assets under management (“AUM”) and the investment performance of the Investment Funds. The General Partners were entitled to receive an incentive allocation and special profits interest allocation from the Investment Funds which were accrued on a quarterly basis and were allocated to the General Partners at the end of the Investment Funds' fiscal year (or sooner on redemptions) assuming there were sufficient net profits to cover such amounts. As a result of the return of fee-paying capital as described below, no further incentive allocations or special profits interest allocations will accrue for periods subsequent to March 31, 2011.

As more fully disclosed in a letter to investors in the Investment Funds filed with the SEC on Form 8-K by Icahn Enterprises on March 7, 2011, the Investment Funds returned all fee-paying capital to their investors during fiscal 2011. Payments were funded through cash on hand and borrowings under existing credit lines.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

As a result of returning fee-paying capital to its investors on March 31, 2011, each of the Investment Funds no longer meets the criteria of an investment company as set forth in FASB ASC Paragraph 946-10-15-2, Financial Services-Investment Companies, and, therefore, the application of FASB ASC Section 946-810-45, Financial Services-Investment Companies-Consolidation, is no longer applicable effective March 31, 2011. This change has no material effect on our consolidated financial statements as the Investment Funds would account for their investments as trading securities pursuant to FASB ASC Topic 320, Investments-Debt and Equity Securities, effective March 31, 2011. For those investments that fall outside the scope of FASB ASC Topic 320, or for those investments in which the Investment Funds would otherwise have been required to account for under the equity method, the Investment Funds apply the fair value option to such investments. See Note 5, “Investments and Related Matters-Investment,” for further discussion regarding this reconsideration event and its consolidation impact.

As a result of the return of fee-paying capital as described above, a special profits interest allocation of $9 million and an incentive allocation of $7 million were allocated to the General Partners at March 31, 2011. No further special profits interest allocation or incentive allocation will accrue in periods subsequent to March 31, 2011.

The fair value of our interest in the Investment Funds was approximately $2.1 billion and $3.1 billion as of June 30, 2012 and December 31, 2011, respectively.

Automotive

We conduct our Automotive segment through our majority ownership in Federal-Mogul. Federal-Mogul is a leading global supplier of technology and innovation in vehicle and industrial products for fuel economy, emissions reduction, alternative energies, environment and safety systems. Federal-Mogul serves the world's foremost original equipment manufacturers and servicers (“OE”) of automotive, light, medium and heavy-duty commercial vehicles, off-road, agricultural, marine, rail, aerospace, power generation and industrial equipment, as well as the worldwide aftermarket. As of June 30, 2012, Federal-Mogul was organized into four product groups: Powertrain Energy (“PTE”), Powertrain Sealing and Bearings (“PTSB”), Vehicle Safety and Protection (“VSP”) and Global Aftermarket.

As of June 30, 2012, we owned approximately 77.2% of the total outstanding common stock of Federal-Mogul.

As previously announced, the board of directors of Federal-Mogul decided to segment Federal-Mogul's operating businesses into two separate and independent divisions. One division will focus primarily on the manufacture and sale of powertrain products to original equipment manufacturers while the other will consist of Federal-Mogul's global aftermarket as well as its brake, chassis and wipers businesses. Federal-Mogul has initiated several actions in connection with the creation of the two operating divisions, including the hiring of a new Chief Executive Officer for the aftermarket division and the identification of facilities that will be managed by each division.

Federal-Mogul's customers include the world's largest light and commercial vehicle OEs and major distributors and retailers in the independent aftermarket. Federal-Mogul has operations in established markets including Canada, France, Germany, Italy, Japan, Spain, Sweden, the United Kingdom and the United States, and developing markets including Argentina, Brazil, China, Czech Republic, Hungary, India, Korea, Mexico, Poland, Russia, South Africa, Thailand, Turkey and Venezuela. The attendant risks of Federal-Mogul's international operations are primarily related to currency fluctuations, changes in local economic and political conditions and changes in laws and regulations.

Accounts Receivable, net

Federal-Mogul's subsidiaries in Brazil, France, Germany, Italy and the United States are party to accounts receivable factoring and securitization facilities. Gross accounts receivable transferred under these

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

facilities were $207 million and $203 million as of June 30, 2012 and December 31, 2011, respectively. Of those gross amounts, $207 million and $202 million, respectively, qualify as sales as defined in FASB ASC Topic 860, Transfers and Servicing. The remaining transferred receivables were pledged as collateral and accounted for as secured borrowings and recorded in the consolidated balance sheets within accounts receivable, net and debt. Under the terms of these facilities, Federal-Mogul is not obligated to draw cash immediately upon the transfer of accounts receivable. As of both June 30, 2012 and December 31, 2011, Federal-Mogul had no outstanding transferred receivables for which cash had not yet been drawn. Proceeds from the transfers of accounts receivable qualifying as sales were $363 million and $510 million for the three months ended June 30, 2012 and 2011, respectively, and $776 million and $923 million for the six months ended June 30, 2012 and 2011, respectively.

For the three months ended June 30, 2012 and 2011, expenses associated with transfers of receivables were $2 million and $3 million, respectively, and were recorded in the consolidated statements of operations within other (loss) income, net. For the six months ended June 30, 2012 and 2011, expenses associated with transfers of receivables were $3 million and $5 million, respectively. Where Federal-Mogul receives a fee to service and monitor these transferred receivables, such fees are sufficient to offset the costs and as such, a servicing asset or liability is not incurred as a result of such activities. Certain of the facilities contain terms that require Federal-Mogul to share in the credit risk of the sold receivables. The maximum exposures to Federal-Mogul associated with certain of these facilities' terms were $23 million for each of June 30, 2012 and December 31, 2011. Based on Federal-Mogul's analysis of the creditworthiness of its customers on which such receivables were sold and outstanding as of June 30, 2012 and December 31, 2011, Federal-Mogul estimated the loss to be immaterial.

Restructuring

During the three months ended June 30, 2012 and 2011, Federal-Mogul recorded $8 million and $0 million in restructuring charges, respectively. During the six months ended June 30, 2012 and 2011, Federal-Mogul recorded $14 million and $1 million in restructuring charges, respectively. As discussed below, the restructuring charges for the three months ended June 30, 2012 consist of employee-related costs related to a restructuring plan (“Restructuring 2012”) announced in June 2012. The restructuring charges for the six months ended June 30, 2012 consist of employee costs related to Restructuring 2012 and headcount reduction actions associated with the aftermarket.

In June 2012, Federal-Mogul announced Restructuring 2012 to reduce or eliminate capacity at several high-cost VSP facilities and transfer production to lower-cost locations. Restructuring 2012 is anticipated to be completed within two years. In connection with the initial phase of Restructuring 2012, Federal-Mogul expects to incur restructuring charges totaling approximately $42 million, of which $31 million relate to employee costs and $11 million relate to facility costs.

Thailand Manufacturing Facility Flood

In October 2011, a flood occurred at one of Federal-Mogul's manufacturing facilities in Ayutthaya, Thailand. This facility was partially submerged in the flood waters for a period of approximately six weeks, resulting in extensive damage to the facility and the loss of substantially all of its related equipment and inventory. A substantial portion of operations at the facility is currently suspended.

In addition to other coverage, Federal-Mogul believes its insurance policies provide for replacement of damaged property, sales value of destroyed inventory, reimbursement for losses due to interruption of business operations and reimbursement of expenditures incurred to restore operations. In February and April 2012, Federal-Mogul received $25 million and $5 million, respectively, in cash advances from its insurance carrier related to the flooding. Federal-Mogul has insurance recoverables of $0 million and $21 million recorded as of June 30, 2012 and December 31, 2011, respectively.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

Pending Acquisition

On July 2, 2012, Federal-Mogul announced a definitive agreement to purchase the BERU spark plug business from BorgWarner Inc. This transaction is currently pending customary closing conditions and consultations, including competition authorities. This pending acquisition will add approximately $80 million in annualized sales to our Automotive segment.

Energy

We conduct our Energy segment through our majority ownership in CVR. We acquired a controlling interest in CVR on May 4, 2012. Refer to Note 2, “Acquisition,” for further details. CVR is an independent petroleum refiner and marketer of high value transportation fuels in the mid-continental United States. CVR operates under two business units: petroleum and nitrogen fertilizer. In addition, CVR owns the general partner and approximately 70% of the common units of CVR LP, a publicly traded limited partnership that is an independent producer and marketer of upgraded nitrogen fertilizers in the form of ammonia and urea ammonia nitrate, or UAN.

As of June 30, 2012, Icahn Enterprises Holdings owns 76.8% of the total outstanding common stock of CVR.

The following CVR entities are referenced elsewhere in this registration statement: Coffeyville Resources, LLC (“CRLLC”); Coffeyville Resources Refining & Marketing, LLC (“CRRM”) and Coffeyville Resources Nitrogen Fertilizers, LLC (“CRNF”).

Petroleum business.  CVR's petroleum business includes a 115,000 bpd complex full coking medium-sour crude oil refinery in Coffeyville, Kansas and a70,000 bpd crude oil unit refinery in Wynnewood, Oklahoma. In addition, CVR's supporting businesses include (1) a crude oil gathering system with a gathering capacity of approximately 40,000 bpd serving Kansas, Oklahoma, western Missouri, southwestern Nebraska and Texas, (2) a rack marketing division supplying product through tanker trucks directly to customers located in close geographic proximity to Coffeyville, Kansas and Wynnewood, Oklahoma and at throughput terminals on Magellan and NuStar Energy, LP's (“NuStar”) refined products distribution systems, (3) a 145,000 bpd pipeline system (supported by approximately 350 miles of CVR's owned and leased pipeline) that transports crude oil to its Coffeyville refinery from its Broome Station tank farm and associated crude oil storage tanks with a capacity of 1.2 million barrels, (4) crude oil storage tanks with a capacity of 0.5 million barrels in Wynnewood, Oklahoma, (5) an additional 3.3 million barrels of leased storage capacity located in Cushing, Oklahoma and other locations and (6) 1.0 million barrels of company owned crude oil storage in Cushing, Oklahoma.

CVR's Coffeyville refinery is situated approximately 100 miles northeast of Cushing, Oklahoma, one of the largest crude oil trading and storage hubs in the United States and its Wynnewood refinery is approximately 130 miles southwest of Cushing. Cushing is supplied by numerous pipelines from U.S. domestic locations including Canada. The early June 2012 reversal of the Seaway Pipeline that now flows from Cushing, OK to the U. S. Gulf Coast has eliminated CVR's ability to source foreign waterborne crude oil from around the world, as well as deepwater U.S. Gulf of Mexico produced sweet and sour crude oil grades. In addition to rack sales (sales which are made at terminals into third party tanker trucks), CVR makes bulk sales (sales through third party pipelines) into the mid-continent markets via Magellan and into Colorado and other destinations utilizing the product pipeline networks owned by Magellan, Enterprise Products Operating, L.P., and NuStar.

Crude oil is supplied to CVR's Coffeyville refinery through its gathering system and by a Plains pipeline from Cushing, Oklahoma. CVR maintains capacity on the Spearhead and Keystone pipelines from Canada to Cushing. CVR also maintains leased storage in Cushing to facilitate optimal crude oil purchasing and blending. CVR's Coffeyville refinery blend consists of a combination of crude oil grades, including onshore

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

and offshore domestic grades, various Canadian medium and heavy sours and sweet synthetics. CVR's Wynnewood refinery is capable of processing a variety of crudes, including West Texas sour, West Texas Intermediate, sweet and sour Canadian and other U.S. domestically produced crude oils. The access to a variety of crude oils coupled with the complexity of CVR's refineries allows CVR to purchase crude oil at a discount to WTI.

Nitrogen fertilizer business.  The nitrogen fertilizer business consists of CVR's interest in CVR LP. CVR owns the general partner of CVR LP and approximately 70% of the common units of CVR LP. The nitrogen fertilizer business consists of a nitrogen fertilizer manufacturing facility that is the only operation in North America that utilizes a petroleum coke, or pet coke, gasification process to produce nitrogen fertilizer. The facility includes a 1,225 ton-per-day ammonia unit, a 2,025 ton-per-day UAN unit and a gasifier complex having a capacity of 84 million standard cubic feet per day of hydrogen. The gasifier is a dual-train facility, with each gasifier able to function independently of the other, thereby providing redundancy and improving reliability. In 2011, the nitrogen fertilizer business produced 411,189 tons of ammonia, of which approximately 72% was upgraded into 714,130 tons of UAN.

CVR LP's growth strategy includes expanding production of UAN and acquiring additional infrastructure and production assets. CVR LP is moving forward with a significant two-year plant expansion designed to increase CVR's UAN production capacity by 400,000 tons, or approximately 50%, per year. CVR LP anticipates completion of its two-year UAN plant expansion by January 1, 2013.

The primary raw material feedstock utilized in the nitrogen fertilizer production process is pet coke, which is produced during the crude oil refining process. In contrast, substantially all of the nitrogen fertilizer business' competitors use natural gas as their primary raw material feedstock. Historically, pet coke has been significantly less expensive than natural gas on a per ton of fertilizer produced basis and pet coke prices have been more stable when compared to natural gas prices. The nitrogen fertilizer business currently purchases most of its pet coke from CRRM pursuant to a long-term agreement having an initial term that ends in 2027, subject to renewal. On average, during the past five years, over 70% of the pet coke utilized by the nitrogen fertilizer plant was produced and supplied by CVR Energy's crude oil refinery in Coffeyville.

Gaming

We conduct our Gaming segment through our majority ownership in Tropicana. Tropicana currently owns and operates a diversified, multi-jurisdictional collection of casino gaming properties. The eight casino facilities it operates feature approximately 381,000 square feet of gaming space with 7,128 slot machines, 229 table games and 6,045 hotel rooms with three casino facilities located in Nevada and one in each of Mississippi, Indiana, Louisiana, New Jersey and Aruba.

On March 8, 2010, (the ''Effective Date''), Tropicana completed the acquisition of certain assets of its predecessor, Tropicana Entertainment, LLC, and certain subsidiaries and affiliates thereof (together, the ''Predecessors'') and Tropicana Resort and Casino-Atlantic City (''Tropicana AC''). Such transactions, referred to as the ''Restructuring Transactions,'' were effected pursuant to the Joint Plan of Reorganization of Tropicana Entertainment, LLC (''Tropicana LLC'') and Certain of Its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code, filed with the United States Bankruptcy Court for the District of Delaware on January 8, 2009, as amended (the ''Plan''). As a result of the Restructuring Transactions pursuant to the Plan, the Investment Funds received shares of Tropicana common stock.

On November 15, 2010, the Investment Funds acquired 668,000 additional shares of Tropicana common stock. As a result of this purchase, the Investment Funds held, in the aggregate, 13,538,446 shares of Tropicana common stock, representing approximately 51.5% of the outstanding shares of Tropicana common stock. The additional purchase of shares of Tropicana common stock gave the Investment Funds a controlling interest and required us to consolidate Tropicana's financial results effective November 15, 2010.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

On April 29, 2011, the Investment Funds made a distribution-in-kind of 13,538,446 shares of Tropicana common stock with a value of $216 million to us in redemption of $216 million of our limited and general partner interests in the Investment Funds. The distribution transferred the ownership of the Tropicana common stock held by the Investment Funds directly to us. As a result of this transaction, we directly owned 51.5% of Tropicana's outstanding common stock. This distribution increased equity attributable to Icahn Enterprises Holdings by $27 million and decreased equity attributable to non-controlling interests by $27 million, representing the basis difference between the redemption value determined as of April 29, 2011.

In connection with Tropicana's completion of the Restructuring Transactions, Tropicana entered into a credit agreement, dated as of December 29, 2009 (the ''Exit Facility''). Each of the Investment Funds was a lender under the Exit Facility and, in the aggregate, collectively held over 50% of the loans thereunder. On June 30, 2011, the Investment Funds made a distribution-in-kind of the loans under the Exit Facility with a value of $71 million to us in redemption of $71 million of our general partner interests in the Investment Funds. The distribution transferred the ownership of the loans under the Exit Facility held by the Investment Funds directly to us. As a result of this transaction, we directly owned over 50% of the loans under the Exit Facility. In March 2012, Tropicana paid in full its Exit Facility and the Revolving Facility was canceled therewith. See Note 11, “Debt,” for further discussion.

During the six months ended June 30, 2012, we acquired additional shares of Tropicana common stock. As of June 30, 2012, we owned approximately 65.1% of the total outstanding common stock of Tropicana.

Railcar

We conduct our Railcar segment through our majority ownership in ARI. ARI manufactures railcars, which are offered for sale or lease, custom designed railcar parts and other industrial products, primarily aluminum and special alloy steel castings. These products are sold to various types of companies including leasing companies, railroads, industrial companies and other non-rail companies. ARI leases railcars that it manufactures to certain markets. ARI provides railcar repair and maintenance services for railcar fleets. In addition, ARI provides fleet management, maintenance, engineering and field services for railcars owned by certain customers. Such services include maintenance planning, project management, tracking and tracing, regulatory compliance, mileage audit, rolling stock taxes and online service access.

As of June 30, 2012, we owned approximately 55.6% of the total outstanding common stock of ARI.

Food Packaging

We conduct our Food Packaging segment through our majority ownership in Viskase Companies, Inc. (“Viskase”). Viskase is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry. Viskase currently operates eight manufacturing facilities and ten distribution centers throughout North America, Europe, South America and Asia and derives approximately 69% of its total net sales from customers located outside the United States. Viskase believes it is one of the two largest manufacturers of non-edible cellulosic casings for processed meats and one of the three largest manufacturers of non-edible fibrous casings. Viskase has completed the construction of a shirring plant in the Philippines to serve the Asian market. The plant is operating on a limited basis and will be scaled up over several years in accordance with our growth expectations for the Asian market. The 2012 capital investment, including machinery, was $5 million for the Philippines project, with a total capital investment to date of $11 million on the project. We anticipate that an additional $5 million of equipment will be added during the remainder of fiscal 2012 through the year ending December 31, 2016.

As of June 30, 2012, we owned approximately 71.4% of the total outstanding common stock of Viskase.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

Metals

We conduct our Metals segment through our indirect wholly owned subsidiary, PSC Metals, Inc. (“PSC Metals”). PSC Metals collects industrial and obsolete scrap metal, processes it into reusable forms and supplies the recycled metals to its customers including electric-arc furnace mills, integrated steel mills, foundries, secondary smelters and metals brokers. PSC Metals' ferrous products include busheling, plate and structural, shredded, sheared and bundled scrap metal and other purchased scrap metal such as turnings (steel machining fragments), cast furnace iron and broken furnace iron. PSC Metals processes the scrap into a size, density and purity required by customers to meet their production needs. PSC Metals also processes non-ferrous metals including aluminum, copper, brass, stainless steel and nickel-bearing metals. Non-ferrous products are a significant raw material in the production of aluminum and copper alloys used in manufacturing. PSC Metals also operates a steel products business that includes the supply of secondary plate and structural grade pipe that is sold into niche markets for counterweights, piling and foundations, construction materials and infrastructure end-markets.

Real Estate

Our Real Estate segment consists of rental real estate, property development and resort activities.

As of June 30, 2012, we owned 30 rental real estate properties. Our property development operations are run primarily through Bayswater Development LLC, a real estate investment, management and development subsidiary that focuses primarily on the construction and sale of single-family and multi-family homes, lots in subdivisions and planned communities and raw land for residential development. Our New Seabury development property in Cape Cod, Massachusetts and our Grand Harbor and Oak Harbor development property in Vero Beach, Florida each include land for future residential development of approximately 324 and 870 units of residential housing, respectively. Both developments operate golf and resort operations as well.

As of June 30, 2012 and December 31, 2011, $75 million and $77 million, respectively, of the net investment in financing leases and net real estate leased to others which is included in property, plant and equipment, net, were pledged to collateralize the payment of nonrecourse mortgages payable.

Home Fashion

We conduct our Home Fashion segment through our indirect wholly owned subsidiary, WestPoint Home LLC (“WPH”), a manufacturer and distributor of home fashion consumer products. WPH is engaged in the business of manufacturing, sourcing, designing, marketing, distributing and selling home fashion consumer products. WPH markets a broad range of manufactured and sourced bed, bath and basic bedding products, including sheets, pillowcases, bedspreads, quilts, comforters and duvet covers, featherbeds, bath and beach towels, bath accessories, bed skirts, bed pillows, flocked blankets, woven blankets and throws, and mattress pads. WPH recognizes revenue primarily through the sale of home fashion products to a variety of retail and institutional customers. In addition, WPH receives a small portion of its revenues through the licensing of its trademarks.

WPH has transitioned the majority of its manufacturing to low-cost countries but continues to maintain its corporate offices and certain distributions operations in the United States.

Effective as of March 1, 2012, pursuant to an internal reorganization WestPoint Home, Inc. (a wholly owned indirect subsidiary of WestPoint International, LLC (“WPI”), a subsidiary through which we had previously conducted our Home Fashion business) merged into our newly created wholly owned indirect subsidiary (which was formed as a Delaware limited liability company solely for the purposes of such merger) and continued its business as a limited liability company under the name WestPoint Home LLC. In

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

3. Operating Units.  – (continued)

referencing WPH, we refer to WestPoint Home Inc. and WestPoint Home LLC interchangeably because the business profile of our Home Fashion segment's business did not change as a result of this reorganization.

A relatively small number of customers have historically accounted for a significant portion of WPH's net sales. WPH had five customers who accounted for approximately 61% and 52% of WPH's net sales for the six months ended June 30, 2012 and 2011, respectively.

4. Related Party Transactions.

Our amended and restated agreement of limited partnership expressly permits us to enter into transactions with our general partner or any of its affiliates, including, without limitation, buying or selling properties from or to our general partner and any of its affiliates and borrowing and lending money from or to our general partner and any of its affiliates, subject to limitations contained in our partnership agreement and the Delaware Revised Uniform Limited Partnership Act. The indentures governing our indebtedness contain certain covenants applicable to transactions with affiliates.

Investment

Until August 8, 2007, Icahn Management LP (“Icahn Management”) elected to defer most of the management fees from the Offshore Funds and such amounts remained invested in the Offshore Master Funds until April 30, 2012. Prior to March 31, 2011, the balance of the deferred management fees payable (included in accrued expenses and other liabilities) by Icahn Fund Ltd. to Icahn Management was included in our consolidated financial statements. As further discussed in Note 5, “Investments and Related Matters-Investment-Investment in Variable Interest Entities,” because we are no longer considered the primary beneficiary of Icahn Fund Ltd. as of March 31, 2011, we deconsolidated the results and financial position of Icahn Fund Ltd. as of such date. As a result of deconsolidating Icahn Fund Ltd., our consolidated financial statements no longer contain this deferred management fee payable effective March 31, 2011.

Effective January 1, 2008, Icahn Capital LP (“Icahn Capital”) paid for salaries and benefits of certain employees who may also perform various functions on behalf of certain other entities beneficially owned by Mr. Icahn (collectively, “Icahn Affiliates”), including administrative and investment services. Prior to January 1, 2008, Icahn & Co. LLC paid for such services. Under a separate expense-sharing agreement, Icahn Capital charged Icahn Affiliates $0.4 million and $0.2 million for the three months ended June 30, 2012 and 2011, respectively and $0.9 million and $0.4 million for the six months ended June 30, 2012 and 2011, respectively. As of June 30, 2012, accrued expenses and other liabilities in our consolidated balance sheets included $0.1 million to be applied to Icahn Capital's charges to Icahn Affiliates for services to be provided to them. There was no balance as of December 31, 2011.

In addition, effective January 1, 2008, certain expenses borne by Icahn Capital are reimbursed by Icahn Affiliates, as appropriate, when such expenses are incurred. The expenses include investment-specific expenses for investments acquired by both the Investment Funds and Icahn Affiliates that are allocated based on the amounts invested by each party, as well as investment-related expenses that are allocated based on estimated usage agreed upon by Icahn Capital and Icahn Affiliates. For each of the three months ended June 30, 2012 and 2011, these reimbursement amounts were $0.3 million and for each of the six months ended June 30, 2012 and 2011, these reimbursement amounts were $1 million.

Mr. Icahn, along with his affiliates, makes investments in the Investment Funds. As of June 30, 2012 and December 31, 2011, the total fair market value of investments in the Investment Funds made by Mr. Icahn and his affiliates was approximately $3.5 billion and $3.2 billion, respectively. In addition, an affiliate of Mr. Icahn had a deferred management fee arrangement with certain feeder funds which was settled in the amount of $192 million during the second quarter of fiscal 2012. At December 31, 2011, the balance of the deferred management fee arrangement was $188 million which was invested in and received applicable returns thereon from the Investment Funds.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

4. Related Party Transactions.  – (continued)

Effective April 1, 2011, based on a new expense-sharing arrangement, certain expenses borne by Icahn Capital are reimbursed by the Investment Funds, when such expenses are incurred. Such expenses relate to the operation, administration and investment activities of Icahn Capital for the benefit of the Investment Funds (including salaries, benefits and rent) and shall be allocated pro rata in accordance with each investor's capital accounts in the Investment Funds. For the three and six months ended June 30, 2012, $7 million and $11 million, respectively, was allocated to the Investment Funds based on this expense-sharing arrangement. For each of the three and six months ended June 30, 2011, $4 million was allocated to the Investment Funds based on this expense-sharing arrangement.

Energy

On May 7, 2012, affiliates of Mr. Icahn contributed 4,566,546 shares of CVR common stock to IEP Energy with an aggregate value of $137 million, resulting in a 6.4% non-controlling interest in IEP Energy.

Railcar

Agreements with American Railcar Leasing LLC

Effective as of January 1, 2008, ARI entered into a fleet services agreement with American Railcar Leasing LLC (“ARL”), a company controlled by Mr. Icahn. Under the agreement, ARI provided ARL fleet management services for a fixed monthly fee and railcar repair and maintenance services for a charge of labor, components and materials. This agreement was replaced by a new agreement (referred to as the “Railcar Services Agreement”), which became effective April 16, 2011 for a term of three years that will automatically renew for additional one-year periods unless either party provides at least 60 days written prior notice of termination. As stipulated in the Railcar Services Agreement, ARI provides railcar repair, engineering, administrative and other services, on an as needed basis, for ARL's lease fleet at mutually agreed-upon prices. Railcar services revenues, included in other revenues from operations in our consolidated statements of operations, recorded by ARI were $6 million and $7 million under these agreements for the three months ended June 30, 2012 and 2011, respectively, and $11 million and $12 million under these agreements for the six months ended June 30, 2012 and 2011, respectively. The terms and pricing on services to related parties are not less favorable to ARI than the terms and pricing on services provided to unaffiliated third parties. The Railcar Services Agreement was unanimously approved by the independent directors of ARI's audit committee on the basis that the terms were no less favorable than those that would have been obtained in a comparable transaction with an unaffiliated third party.

ARI from time to time manufactures and sells railcars to ARL under long-term agreements as well as on a purchase order basis. For the three months ended June 30, 2012 and 2011, revenues from railcars sold to ARL were $11 million and zero, respectively, and for the six months ended June 30, 2012 and 2011, revenues from railcars sold to ARL were $11 million and $1 million, respectively. Revenues from railcars sold to ARL are included in net sales in our consolidated statements of operations. The terms and pricing on services to related parties are not less favorable to ARI than the terms and pricing on services provided to unaffiliated third parties. Any related party sales of railcars under an agreement or purchase order, have been and will be subject to the approval or review by ARI's audit committee.

On February 29, 2012, ARI entered into a Railcar Management Agreement (the Railcar Management Agreement) with ARL, pursuant to which ARI engaged ARL to sell or lease ARI's railcars in certain markets, subject to the terms and conditions of the Railcar Management Agreement. The Railcar Management Agreement was effective as of January 1, 2011, will continue through December 31, 2015 and may be renewed upon written agreement by both parties.

The Railcar Management Agreement also provides that ARL will manage ARI's leased railcars including arranging for services, such as repairs or maintenance, as deemed necessary. Subject to the terms and conditions of the agreement, ARL will receive, in respect of leased railcars, a fee consisting of a lease

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

4. Related Party Transactions.  – (continued)

origination fee and a management fee based on the lease revenues, and, in respect of railcars sold by ARL, sales commissions. The Railcar Management Agreement was unanimously approved by ARI's special committee and Icahn Enterprises' independent director audit committee on the basis that the terms of the Railcar Management Agreement were not materially less favorable than those that would have been obtained in a comparable transaction with an unaffiliated third party. Fees incurred by ARI in connection with the Railcar Management Agreement were immaterial for each of the three and six months ended June 30, 2012 and 2011.

As of June 30, 2012 and December 31, 2011, ARI had accounts receivable of $9 million and $4 million, respectively, due from ARL. These amounts are included in other assets in our consolidated balance sheets.

Food Packaging

Arnos Corporation, an affiliate of Mr. Icahn, was the lender on Viskase's Revolving Credit Facility as of December 31, 2009. In connection with our majority acquisition of Viskase on January 15, 2010, we assumed the Viskase Revolving Credit Facility from Arnos Corporation. On March 14, 2012, we entered into an agreement to further extend the Revolving Credit Facility from January 31, 2013 to January 31, 2014. See Note 11, “Debt,” for further discussion regarding Viskase's Revolving Credit Facility.

Icahn Enterprises Holdings — Administrative Services

For each of the three months ended June 30, 2012 and 2011, we paid an affiliate $1 million for the non-exclusive use of office space. For each of the six months ended June 30, 2012 and 2011, we paid an affiliate $1 million for the non-exclusive use of office space.

For the three months ended June 30, 2012 and 2011, we paid $0.2 million and $0.1 million, respectively, to XO Holdings, Inc., an affiliate of Icahn Enterprises GP, our general partner, for telecommunications services. For the six months ended June 30, 2012 and 2011, we paid $0.4 million and $0.3 million, respectively, to XO Holdings, Inc. for such services.

Icahn Enterprises Holdings provided certain professional services to an Icahn Affiliate for which it charged $0.4 million and $0.6 million for the three months ended June 30, 2012 and 2011, respectively, and $0.8 million and $1.2 million for the six months ended June 30, 2012 and 2011, respectively. As of June 30, 2012 and December 31, 2011, accrued expenses and other liabilities in our consolidated balance sheets included $0.1 million and $1 million, respectively, for charges to the affiliate for services provided to it.

Icahn Sourcing

Icahn Sourcing, LLC (“Icahn Sourcing”) is an entity formed and controlled by Carl C. Icahn in order to maximize the potential buying power of a group of entities with which Mr. Icahn has a relationship in negotiating with a wide range of suppliers of goods, services and tangible and intangible property. We are a member of the buying group and, as such, are afforded the opportunity to purchase goods, services and property from vendors with whom Icahn Sourcing has negotiated rates and terms. Icahn Sourcing does not guarantee that we will purchase any goods, services or property from any such vendors, and we are under no obligation to do so. We do not pay Icahn Sourcing any fees or other amounts with respect to the buying group arrangement. We have purchased a variety of goods and services as members of the buying group at prices and on terms that we believe are more favorable than those which would be achieved on a stand-alone basis.

5. Investments and Related Matters.

Investment

Investments, and securities sold, not yet purchased consist of equities, bonds, bank debt and other corporate obligations, and derivatives, all of which are reported at fair value in our consolidated balance sheets. See Note 6, “Fair Value Measurements-Investment,” for details of the investments for our Investment segment.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

5. Investments and Related Matters.  – (continued)

The General Partners adopted FASB ASC Section 946-810-45, Financial Services-Investment Companies-Consolidation, as of January 1, 2007 which provides guidance on whether investment company accounting should be retained in the financial statements of a parent entity. Upon the adoption of FASB ASC Section 946-810-45, the General Partners lost their ability to retain specialized accounting. Prior to March 31, 2011, for those investments that (i) were deemed to be available-for-sale securities, (ii) fell outside the scope of FASB ASC Topic 320, Investments-Debt and Equity Securities, or (iii) the General Partners would otherwise have accounted for under the equity method, the General Partners applied the fair value option. The application of the fair value option is irrevocable.

As further discussed in Note 3, “Operating Units-Investment,” as a result of returning fee-paying capital to its investors on March 31, 2011, each of the Investment Funds no longer meets the criteria of an investment company as set forth in FASB ASC Paragraph 946-10-15-2, Financial Services-Investment Companies, and, therefore, the application of FASB ASC Section 946-810-45 is no longer applicable effective March 31, 2011. This change has no material effect on our consolidated financial statements.

Our Investment segment assesses the applicability of equity method accounting with respect to their investments based on a combination of qualitative and quantitative factors, including overall stock ownership of the Investment Funds combined with those of our affiliates along with board of directors representation.

Our Investment segment applied the fair value option to certain of its investments that would have otherwise been subject to the equity method of accounting. As of June 30, 2012, the fair value of these investments was $746 million. During the three months ended June 30, 2012 and 2011, our Investment segment recorded gains of $46 million and $14 million, respectively, associated with these investments, and for the six months ended June 30, 2012 and 2011, our Investment segment recorded gains of $167 million and $21 million, respectively. Such amounts are included in net gain from investment activities in our consolidated statements of operations. Included in these investments is the Investment Funds' investment in The Hain Celestial Group, Inc. (“Hain”) and Metro-Golden-Mayer Inc. (“MGM”). As of June 30, 2012, the Investment Funds, together with their affiliates held, in the aggregate, 7,130,563 shares of Hain, representing approximately 16% of the outstanding shares of Hain. As of June 30, 2012, the Investment Funds held, in the aggregate, 17,174,706 shares of MGM, representing approximately 24% of the outstanding shares of MGM. The General Partners have applied the fair value option to their investments in Hain and MGM.

We believe that these investments to which we applied the fair value option are not material, individually or in the aggregate, to our consolidated financial statements. Hain and MGM are registered SEC reporting companies whose financial statements are available at www.sec.gov.

Investments in Variable Interest Entities

In February 2010, the FASB issued guidance which amends the consolidation requirement of VIEs for certain entities meeting certain criteria. We determined that certain entities within our Investment segment previously met the criteria for the deferral of this new consolidation guidance. Accordingly, our Investment segment applied the overall guidance on the consolidation of VIEs with respect to applicable entities prior to the issuance of the standard. Effective March 31, 2011, we applied the consolidation guidance to certain entities within our Investment segment to determine whether such entities are considered VIEs, including the determination of who is deemed the primary beneficiary of such VIEs. The application of this consolidation guidance did not have an impact on our financial condition, results of operations and cash flows.

We consolidate certain VIEs when we are determined to be their primary beneficiary, either directly or indirectly through other consolidated subsidiaries. Prior to the 2011 Reconsideration Event (as discussed below), the assets of our consolidated VIEs were primarily classified within cash and cash equivalents and

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

5. Investments and Related Matters.  – (continued)

investments in our consolidated balance sheets. The liabilities of our consolidated VIEs were primarily classified within securities sold, not yet purchased, at fair value, and accrued expenses and other liabilities in our consolidated balance sheets.

As discussed in Note 3, “Operating Units-Investment,” on March 7, 2011, the Investment Funds determined to return fee-paying capital to its investors. We evaluated the impact of this reconsideration event (referred to as the “2011 Reconsideration Event”) with respect to the VIE and primary beneficiary status of each of the Investment Funds and the Offshore Funds. We determined that the 2011 Reconsideration Event impacted Master Fund II, Master Fund III and Icahn Fund Ltd. Prior to the 2011 Reconsideration Event, Master Fund II, Master Fund III and Icahn Fund Ltd. were each considered VIEs for which we were determined to be their primary beneficiary and therefore we consolidated them. As a result of the 2011 Reconsideration Event, Master Fund II and Master Fund III are no longer considered VIEs. However, the VIE status change in Master Fund II and Master Fund III did not impact their consolidation status. Because we control Master Fund II and Master Fund III through our general partner interests, we continue to consolidate Master Fund II and Master Fund III. There are no substantive kick-out or participating rights in either Master Fund II or Master Fund III. In addition, previously Icahn Fund Ltd. was considered a VIE and we consolidated it because the Offshore GP was its primary beneficiary. As a result of the 2011 Reconsideration Event, we determined that, although Icahn Fund Ltd. is still considered a VIE, the Offshore GP is no longer the primary beneficiary. We deconsolidated Icahn Fund Ltd. as of March 31, 2011, the result of which decreased consolidated total liabilities by $146 million and increased equity attributable to non-controlling interests by the same amount.

Other Segments

The carrying value of investments held by our Automotive, Gaming, Railcar, Home Fashion segments and Icahn Enterprises Holdings consist of the following:

	June 30, 2012	December 31, 2011
	(in millions)
Equity method investments	$308	$286
Other investments	96	204
	$404	$490

With the exception of certain operating segments, it is our general policy to apply the fair value option to all of our investments that would be subject to the equity method of accounting. We record unrealized gains and losses for the change in fair value of such investments as a component of net gain from investment activities in the consolidated statements of operations. We believe that these investments, individually or in the aggregate, are not material to our consolidated financial statements.

Investments in Non-Consolidated Affiliates

Automotive

Federal-Mogul maintains investments in several non-consolidated affiliates, which are located in China, France, Germany, India, Italy, Korea, Turkey and the United States. Federal-Mogul's direct ownership in such affiliates ranges from approximately 2% to 50%. The aggregate investments in these affiliates were $248 million and $228 million at June 30, 2012 and December 31, 2011, respectively.

Equity earnings from non-consolidated affiliates were $12 million and $10 million for the three months ended June 30, 2012 and 2011, respectively, which are included in other (loss) income, net in our consolidated statements of operations. Equity earnings from non-consolidated affiliates were $22 million and $20 million for the six months ended June 30, 2012 and 2011, respectively. For the six months ended June 30, 2012 and

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

5. Investments and Related Matters.  – (continued)

2011, these entities generated sales of $393 million and $375 million, respectively, and net income of $52 million and $49 million, respectively. Distributed dividends to Federal-Mogul from non-consolidated affiliates were $1 million for each of the three and six months ended June 30, 2012. There were no distributed dividends to Federal-Mogul from non-consolidated affiliates for the each of the three and six months ended June 30, 2011.

Federal-Mogul does not consolidate any entity for which it has a variable interest based solely on power to direct the activities and significant participation in the entity's expected results that would not otherwise be consolidated based on control through voting interests. Further, Federal-Mogul's joint ventures are businesses established and maintained in connection with its operating strategy and are not special purpose entities.

Federal-Mogul holds a 50% non-controlling interest in a joint venture located in Turkey. This joint venture was established in 1995 for the purpose of manufacturing and marketing automotive parts, including pistons, piston rings, piston pins, and cylinder liners to OE and aftermarket customers. Pursuant to the joint venture agreement, Federal-Mogul's partner holds an option to put its shares to a subsidiary of Federal-Mogul's at the higher of the current fair value or at a guaranteed minimum amount. The term of the contingent guarantee is indefinite, consistent with the terms of the joint venture agreement. However, the contingent guarantee would not survive termination of the joint venture agreement. The guaranteed minimum amount represents a contingent guarantee of the initial investment of the joint venture partner and can be exercised at the discretion of the partner. The total amount of the contingent guarantee, should all triggering events have occurred, approximated $59 million as of June 30, 2012. Federal-Mogul believes that this contingent guarantee is less than the estimated current fair value of the partners' interest in the affiliate. As such, the contingent guarantee does not give rise to a contingent liability and, as a result, no amount is recorded for this guarantee. If this put option were exercised, the consideration paid and net assets acquired would be accounted for in accordance with business combination accounting. Any value in excess of the guaranteed minimum amount of the put option would be the subject of negotiation between Federal-Mogul and its joint venture partner.

Railcar

As of June 30, 2012, ARI was party to three joint ventures which are all accounted for using the equity method. ARI determined that, although these joint ventures are considered VIEs, it is not the primary beneficiary of such VIEs, does not have a controlling financial interest and does not have the ability to individually direct the activities of the VIEs that most significantly impact their economic performance. A significant factor in this determination was that ARI does not have the rights to a majority of returns, losses or votes.

The risk of loss to ARI is limited to its investment in these joint ventures, certain loans and related interest and fees due from these joint ventures to ARI. As of June 30, 2012, the carrying amount of these investments was $46 million and the maximum exposure to loss was $46 million. Maximum exposure to loss was determined based on ARI's carrying amounts in such investments, loans and accrued interest thereon due from applicable joint ventures.

6. Fair Value Measurements.

U.S. GAAP requires enhanced disclosures about investments and non-recurring non-financial assets and non-financial liabilities that are measured and reported at fair value and has established a hierarchal disclosure framework that prioritizes and ranks the level of market price observability used in measuring investments or non-financial assets and liabilities at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

6. Fair Value Measurements.  – (continued)

available active quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments and non-financial assets and/or liabilities measured and reported at fair value are classified and disclosed in one of the following categories:

Level 1 — Quoted prices are available in active markets for identical investments as of the reporting date. The types of investments included in Level 1 include listed equities and listed derivatives. We do not adjust the quoted price for these investments, even in situations where we hold a large position.

Level 2 — Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Investments that are generally included in this category include corporate bonds and loans, less liquid and restricted equity securities and certain over-the-counter derivatives. The inputs and assumptions of our Level 2 investments are derived from market observable sources including: reported trades, broker/dealer quotes and other pertinent data.

Level 3 — Pricing inputs are unobservable for the investment and non-financial asset and/or liability and include situations where there is little, if any, market activity for the investment or non-financial asset and/or liability. The inputs into the determination of fair value require significant management judgment or estimation. Fair value is determined using comparable market transactions and other valuation methodologies, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment. Significant transfers, if any, between the levels within the fair value hierarchy are recognized at the beginning of the reporting period.

Investment

The following table summarizes the valuation of the Investment Funds' investments by the above fair value hierarchy levels as of June 30, 2012 and December 31, 2011:

	June 30, 2012				December 31, 2011
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(in millions)
Assets
Investments:
Equity securities:
Basic materials	$81	$—	$—	$81	$128	$—	$—	$128
Communications	318	13	—	331	2,593	—	—	2,593
Consumer, non-cyclical	1,523	—	—	1,523	1,778	26	—	1,804
Consumer, cyclical	371	433	—	804	376	378	—	754
Energy	824	57	—	881	1,644	29	—	1,673
Financial	228	—	—	228	263	—	—	263
Funds	—	216	—	216	—	—	—	—
Industrial	—	—	—	—	—	32	—	32
Technology	253	—	—	253	254	—	—	254
Utilities	50	40	—	90	83	21	—	104
	3,648	759	—	4,407	7,119	486	—	7,605

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

6. Fair Value Measurements.  – (continued)

	June 30, 2012				December 31, 2011
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
	(in millions)
Corporate debt:
Communications	—	—	—	—	—	84	—	84
Consumer, cyclical	—	—	287	287	—	150	289	439
Financial	—	94	—	94	—	109	—	109
Sovereign debt	—	3	—	3	—	10	—	10
Utilities	—	27	—	27	—	34	—	34
	—	124	287	411	—	387	289	676
Mortgage-backed securities:
Financial	—	164	—	164	—	167	—	167
	3,648	1,047	287	4,982	7,119	1,040	289	8,448
Derivative contracts, at fair value(1)	—	—	—	—	—	3	—	3
	$3,648	$1,047	$287	$4,982	$7,119	$1,043	$289	$8,451
Liabilities
Securities sold, not yet purchased, at fair value:
Equity securities:
Consumer, cyclical	$294	$—	$—	$294	$—	$—	$—	$—
Energy	46	—	—	46	—	—	—	—
Funds	—	208	—	208	4,466	10	—	4,476
	340	208	—	548	4,466	10	—	4,476
Derivative contracts, at fair value(2)	—	92	—	92	—	42	—	42
	$340	$300	$—	$640	$4,466	$52	$—	$4,518

(1)	Included in other assets in our consolidated balance sheets.
(2)	Included in accrued expenses and other liabilities in our consolidated balance sheets.

The changes in investments measured at fair value for which the Investment segment has used Level 3 input to determine fair value are as follows:

	Six Months Ended June 30,
	2012	2011
	(in millions)
Balance at January 1	$289	$329
Gross realized and unrealized gains	2	2
Gross proceeds	(4)	(42)
Balance at June 30	$287	$289

Unrealized gains of $2 million are included in earnings related to Level 3 investments still held at June 30, 2012. Total realized and unrealized gains and losses recorded for Level 3 investments, if any, are reported in net gain from investment activities in our consolidated statements of operations.

The Investment Funds owned one Level 3 corporate debt investment at June 30, 2012. Fair value was determined through yield analysis of comparable loans to which we applied a risk premium that we determined to be appropriate, which resulted in a lower valuation for our Level 3 investment. Adjusting the risk premium by 1% in either direction would result in a 3% change in the fair value of the loan.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

6. Fair Value Measurements.  – (continued)

Other Segments and Icahn Enterprises Holdings

The following table summarizes the valuation of our Automotive and Energy segments and Icahn Enterprises Holdings' investments and derivative contracts by the above fair value hierarchy levels as of June 30, 2012 and December 31, 2011:

	June 30, 2012			December 31, 2011
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(in millions)
Assets
Marketable equity and debt securities	$1	$—	$1	$20	$—	$20
Trading securities	—	60	60	—	—	—
Investments in precious metals	—	—	—	150	—	150
Derivative contracts, at fair value(1)	—	7	7	—	3	3
	$1	$67	$68	$170	$3	$173
Liabilities
Derivative contracts, at fair value(2)	$—	$45	$45	$—	$57	$57

(1)	Amounts are classified within other assets in our consolidated balance sheets.
(2)	Amounts are classified within accrued expenses and other liabilities in our consolidated balance sheets.

Assets measured at fair value on a nonrecurring basis during the six months ended June 30, 2012 are set forth in the table below:

	June 30, 2012
Category	Level 3 Asset (Liability)	Recognized Loss
	(in millions)
Property, plant and equipment	$29	$19
Intangibles	62	15

Property, plant and equipment with an aggregate carrying value of $48 million were written down to their fair values of $29 million, resulting in an impairment charge of $19 million for the six months ended June 30, 2012. We determined the fair value of these assets by applying probability weighted, expected present value techniques to the estimated future cash flows using assumptions a market participant would utilize and through the use of valuation specialists.

Intangibles with carrying values of $77 million were written down to their fair value of $62 million, resulting in an impairment charge of $15 million, for the six months ended June 30, 2012. The fair values, primarily related to certain trademarks and brand names, are based upon the prospective stream of hypothetical after-tax royalty cost savings discounted at rates that reflect the rates of return appropriate for these intangible assets.

7. Financial Instruments.

Certain derivative contracts executed by the Investment Funds with a single counterparty, by our Automotive segment with a single counterparty or by our Energy segment with a single counterparty or by Icahn Enterprises Holdings with a single counterparty are reported on a net-by-counterparty basis where a legal right of offset exists under an enforceable netting agreement. Values for the derivative financial instruments, principally swaps, forwards, over-the-counter options and other conditional and exchange

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

contracts are reported on a net-by-counterparty basis. As a result, the net exposure to counterparties is reported in either other assets or accrued expenses and other liabilities in our consolidated balance sheets.

Investment Segment and Icahn Enterprises Holdings

The Investment Funds currently maintain cash deposits and cash equivalents with financial institutions. Certain account balances may not be covered by the Federal Deposit Insurance Corporation, while other accounts may exceed federally insured limits. The Investment Funds have prime broker arrangements in place with multiple prime brokers as well as a custodian bank. The Investment Funds also have relationships with several financial institutions with which they trade derivative and other financial instruments.

In the normal course of business, the Investment Funds and Icahn Enterprises Holdings may trade various financial instruments and enter into certain investment activities, which may give rise to off-balance-sheet risk, with the objective of capital appreciation or as economic hedges against other securities or the market as a whole. The Investment Funds and Icahn Enterprises Holdings' investments may include futures, options, swaps and securities sold, not yet purchased. These financial instruments represent future commitments to purchase or sell other financial instruments or to exchange an amount of cash based on the change in an underlying instrument at specific terms at specified future dates. Risks arise with these financial instruments from potential counterparty non-performance and from changes in the market values of underlying instruments.

Securities sold, not yet purchased, at fair value represent obligations to deliver the specified security, thereby creating a liability to repurchase the security in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk, as the satisfaction of the obligations may exceed the amount recognized in our consolidated balance sheets. Our investments in securities and amounts due from brokers are partially restricted until we satisfy the obligation to deliver the securities sold, not yet purchased.

The Investment Funds and Icahn Enterprises Holdings may enter into derivative contracts, including swap contracts, futures contracts and option contracts. The Investment Funds may also enter into foreign currency derivative contracts with the objective of capital appreciation or to economically hedge against foreign currency exchange rate risks on all or a portion of their non-U.S. dollar denominated investments.

The Investment Funds and Icahn Enterprises Holdings have entered into various types of swap contracts with other counterparties. These agreements provide that they are entitled to receive or are obligated to pay in cash an amount equal to the increase or decrease, respectively, in the value of the underlying shares, debt and other instruments that are the subject of the contracts, during the period from inception of the applicable agreement to its expiration. In addition, pursuant to the terms of such agreements, they are entitled to receive other payments, including interest, dividends and other distributions made in respect of the underlying shares, debt and other instruments during the specified time frame. They are also required to pay to the counterparty a floating interest rate equal to the product of the notional amount multiplied by an agreed-upon rate, and they receive interest on any cash collateral that they post to the counterparty at the federal funds or LIBOR rate in effect for such period.

The Investment Funds and Icahn Enterprises Holdings may trade futures contracts. A futures contract is a firm commitment to buy or sell a specified quantity of a standardized amount of a deliverable grade commodity, security, currency or cash at a specified price and specified future date unless the contract is closed before the delivery date. Payments (or variation margin) are made or received by the Investment Funds and Icahn Enterprises Holdings each day, depending on the daily fluctuations in the value of the contract, and the whole value change is recorded as an unrealized gain or loss by the Investment Funds and Icahn Enterprises Holdings. When the contract is closed, the Investment Funds and Icahn Enterprises Holdings record a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

The Investment Funds and Icahn Enterprises Holdings may utilize forward contracts to seek to protect their assets denominated in foreign currencies and precious metals holdings from losses due to fluctuations in foreign exchange rates and spot rates. The Investment Funds' and Icahn Enterprises Holdings' exposure to credit risk associated with non-performance of such forward contracts is limited to the unrealized gains or losses inherent in such contracts, which are recognized in unrealized gains or losses on derivative, futures and foreign currency contracts, at fair value in our consolidated balance sheets.

The Investment Funds may also enter into foreign currency contracts for purposes other than hedging denominated securities. When entering into a foreign currency forward contract, the Investment Funds agree to receive or deliver a fixed quantity of foreign currency for an agreed-upon price on an agreed-upon future date unless the contract is closed before such date. The Investment Funds record unrealized gain or loss on the contracts as measured by the difference between the forward foreign exchange rates at the dates of entry into such contracts and the forward rates at the reporting date.

The Investment Funds may also purchase and write option contracts. As a writer of option contracts, the Investment Funds receive a premium at the outset and then bear the market risk of unfavorable changes in the price of the underlying financial instrument. As a result of writing option contracts, the Investment Funds are obligated to purchase or sell, at the holder's option, the underlying financial instrument. Accordingly, these transactions result in off-balance-sheet risk, as the Investment Funds' satisfaction of the obligations may exceed the amount recognized in our consolidated balance sheets. At June 30, 2012, the maximum payout amounts relating to certain put options written by the Investment Funds were approximately $8.8 billion, of which approximately $8.1 billion related to covered put options on existing short positions on a certain stock index. At December 31, 2011, the maximum payout amounts relating to certain put options written by the Investment Funds approximated $1.7 billion, of which approximately $1.4 billion related to covered put options on existing short positions on a certain stock index. As of June 30, 2012 and December 31, 2011, there were unrealized gains of $112 million and $24 million, respectively.

Certain terms of the Investment Funds' contracts with derivative counterparties, which are standard and customary to such contracts, contain certain triggering events that would give the counterparties the right to terminate the derivative instruments. In such events, the counterparties to the derivative instruments could request immediate payment on derivative instruments in net liability positions. The aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a liability position on June 30, 2012 and December 31, 2011 was $92 million and $42 million, respectively.

At June 30, 2012 and December 31, 2011, the Investment Funds had $530 million and $257 million, respectively, posted as collateral for derivative positions, including those derivative instruments with credit-risk-related contingent features; these amounts are included in cash held at consolidated affiliated partnerships and restricted cash in our consolidated balance sheets.

U.S. GAAP requires the disclosure of information about obligations under certain guarantee arrangements. Such guarantee arrangements requiring disclosure include contracts that contingently require the guarantor to make payments to the guaranteed party based on another entity's failure to perform under an agreement as well as indirect guarantees of the indebtedness of others.

The Investment Funds have entered into certain derivative contracts, in the form of credit default swaps, which meet the accounting definition of a guarantee, whereby the occurrence of a credit event with respect to the issuer of the underlying financial instrument may obligate the Investment Funds to make a payment to the swap counterparties. As of both June 30, 2012 and December 31, 2011, the Investment Funds have entered into such a credit default swap with a maximum notional amount of $8 million, with terms of less than one year and approximately two years, respectively. This credit default swap has a below investment grade risk profile. We estimate that our maximum exposure related to these credit default swaps approximates 37.1% and 48.0% of such notional amounts as of June 30, 2012 and December 31, 2011, respectively.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

Each Investment Fund's assets may be held in one or more accounts maintained for the Investment Fund by its prime broker or at other brokers or custodian banks, which may be located in various jurisdictions. The prime broker and custodian banks are subject to various laws and regulations in the relevant jurisdictions in the event of their insolvency. Accordingly, the practical effect of these laws and their application to the Investment Fund's assets may be subject to substantial variations, limitations and uncertainties. The insolvency of any of the prime brokers, custodian banks or clearing corporations may result in the loss of all or a substantial portion of the Investment Fund's assets or in a significant delay in the Investment Fund's having access to those assets.

Credit concentrations may arise from investment activities and may be impacted by changes in economic, industry or political factors. The Investment Funds and Icahn Enterprises Holdings routinely execute transactions with counterparties in the financial services industry, resulting in credit concentration with respect to this industry. In the ordinary course of business, the Investment Funds and Icahn Enterprises Holdings may also be subject to a concentration of credit risk to a particular counterparty.

The Investment Funds and Icahn Enterprises Holdings seek to mitigate these risks by actively monitoring exposures, collateral requirements and the creditworthiness of our counterparties.

Automotive

During fiscal 2008, Federal-Mogul entered into a series of five-year interest rate swap agreements with a total notional value of $1,190 million to hedge the variability of interest payments associated with its variable-rate term loans. Through these swap agreements, Federal-Mogul has fixed its base interest and premium rate at a combined average interest rate of approximately 5.37% on the hedged principal amount of $1,190 million. As of June 30, 2012 and December 31, 2011, unrealized net losses of $28 million and $44 million, respectively, were recorded in accumulated other comprehensive loss as a result of these hedges. As of June 30, 2012, losses of $27 million are expected to be reclassified from accumulated other comprehensive loss to the consolidated statement of operations within the next 12 months.

These interest rate swaps reduce Federal-Mogul's overall interest rate risk. However, due to the remaining outstanding borrowings on Federal-Mogul's debt facilities and other borrowing facilities that continue to have variable interest rates, management believes that interest rate risk to Federal-Mogul could be material if there are significant adverse changes in interest rates. To the extent that interest rates change by 25 basis points, Federal-Mogul's annual interest expense would show a corresponding change of approximately $6 million, $7 million and $2 million for the years ending December 31, 2013, 2014 and 2015, respectively, representing the term of Federal-Mogul's variable-rate term loans.

Federal-Mogul's production processes are dependent upon the supply of certain raw materials that are exposed to price fluctuations on the open market. The primary purpose of Federal-Mogul's commodity price forward contract activity is to manage the volatility associated with forecasted purchases. Federal-Mogul monitors its commodity price risk exposures regularly to maximize the overall effectiveness of its commodity forward contracts. Principal raw materials hedged include natural gas, copper, nickel, tin, zinc, high-grade aluminum and aluminum alloy. Forward contracts are used to mitigate commodity price risk associated with raw materials, generally related to purchases forecast for up to 15 months in the future.

Federal-Mogul had commodity price hedge contracts outstanding with combined notional values of $78 million and $117 million at June 30, 2012 and December 31, 2011, respectively, all of which substantially mature within one year in each of the respective periods and $73 million and $117 million, respectively, were designated as hedging instruments for accounting purposes. Unrealized net losses of $7 million and $15 million were recorded in accumulated other comprehensive loss as of June 30, 2012 and December 31, 2011, respectively.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

Federal-Mogul manufactures and sells its products in North America, South America, Asia, Europe and Africa. As a result, Federal-Mogul's financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which Federal-Mogul manufactures and sells its products. Federal-Mogul's operating results are primarily exposed to changes in exchange rates between the U.S. dollar and European currencies.

Federal-Mogul generally tries to use natural hedges within its foreign currency activities, including the matching of revenues and costs, to minimize foreign currency risk. Where natural hedges are not in place, Federal-Mogul considers managing certain aspects of its foreign currency activities and larger transactions through the use of foreign currency options or forward contracts. Principal currencies hedged have historically included the euro, British pound and Polish zloty. Federal-Mogul had notional values of $78 million and $27 million of foreign currency hedge contracts outstanding at June 30, 2012 and December 31, 2011, respectively, of which $14 million and $27 million, respectively, were designated as cash flow hedging instruments for accounting purposes and substantially all mature in less than one year in each of the respective periods. Unrealized net gains of $1 million and $3 million were recorded in accumulated other comprehensive loss as of June 30, 2012 and December 31, 2011, respectively, for the contracts designated as hedging instruments. During the three months ended June 30, 2012, Federal-Mogul entered into foreign currency contracts, with combined notional value of approximately $64 million, in order to offset fluctuations in consolidated earnings caused by changes in currency rates used to translate earnings at foreign subsidiaries into U.S. dollars. These contracts are not designated as hedging instruments for accounting purposes and are marked to market through the income statement. Immaterial gains related to these contracts were recorded in other income, net for the three and six months ended June 30, 2012.

Financial instruments, which potentially subject Federal-Mogul to concentrations of credit risk, consist primarily of accounts receivable and cash investments. Federal-Mogul's customer base includes virtually every significant global light and commercial vehicle manufacturer and a large number of distributors, installers and retailers of automotive aftermarket parts. Federal-Mogul's credit evaluation process and the geographical dispersion of sales transactions help to mitigate credit risk concentration. No individual customer accounted for more than 6% of Federal-Mogul's direct sales during the six months ended June 30, 2012. Federal-Mogul requires placement of cash in financial institutions evaluated as highly creditworthy.

Energy

CVR is subject to price fluctuations caused by supply conditions, weather, economic conditions, interest rate fluctuations and other factors. To manage price risk on crude oil and other inventories and to fix margins on certain future production, the Company from time to time enters into various commodity derivative transactions.

CVR has adopted accounting standards which impose extensive record-keeping requirements in order to designate a derivative financial instrument as a hedge. CVR holds derivative instruments, such as exchange-traded crude oil futures and certain over-the-counter forward swap agreements, which it believes provide an economic hedge on future transactions, but such instruments are not designated as hedges for GAAP purposes. Gains or losses related to the change in fair value and periodic settlements of these derivative instruments are included in other (loss) income, net in the consolidated statement of operations.

CVR maintains a margin account to facilitate other commodity derivative activities. A portion of this account may include funds available for withdrawal. These funds are included in cash and cash equivalents within the consolidated balance sheets. The maintenance margin balance is included within other assets within consolidated balance sheets. Depending upon the position of the open commodity derivatives as of the reporting date, the amounts are classified either as an asset or liability within the consolidated balance sheets. From time to time, CVR may be required to deposit additional funds into this margin account. The fair value of the open commodity positions as of June 30, 2012 was a net loss of $1 million which is included in

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

accrued expenses and other liabilities. For the period May 5, 2012 through June 30, 2012, CVR recognized a net realized and unrealized gain of $3 million and is included in other (loss) income, net in the consolidated statement of operations.

In September 2011, CVR entered into several commodity swap contracts with effective periods beginning in January 2012. The physical volumes are not exchanged and these contracts are net settled with cash. The contract fair value of the commodity swaps is reflected on the the consolidated balance sheets with changes in fair value currently recognized in the consolidated statement of operations. Quoted prices for similar assets or liabilities in active markets (Level 2) are considered to determine the fair values for the purpose of marking to market the hedging instruments at each period end. As of June 30, 2012 , CVR had open commodity hedging instruments consisting of 13.5 million barrels of crack spreads primarily to fix the margin on a portion of its future gasoline and distillate production. The fair value of the outstanding contracts at June 30, 2012 was a net asset of $1 million. For the period May 5, 2012 through June 30, 2012, CVR recognized a net realized and unrealized loss of $6 million which is recorded in other (loss) income, net in the consolidated statements of operations.

On June 30 and July 1, 2011, CRNF entered into two floating-to-fixed interest rate swap agreements for the purpose of hedging the interest rate risk associated with a portion of its $125 million floating rate term debt which matures in April 2016. The aggregate notional amount covered under these agreements totals $63 million (split evenly between the two agreement dates) and commenced on August 12, 2011 and expires on February 12, 2016. Under the terms of the interest rate swap agreement entered into on June 30, 2011, CRNF will receive a floating rate based on three month LIBOR and pay a fixed rate of 1.94%. Under the terms of the interest rate swap agreement entered into on July 1, 2011, CRNF will receive a floating rate based on three month LIBOR and pay a fixed rate of 1.975%. Both swap agreements are settled every 90 days. The effect of these swap agreements is to lock in a fixed rate of interest of approximately 1.96% plus the applicable margin paid to lenders over three-month LIBOR as governed by the CRNF credit agreement. At June 30, 2012, the effective rate was approximately 4.60%. The agreements were designated as cash flow hedges at inception and accordingly, the effective portion of the gain or loss on the swap is reported as a component of accumulated other comprehensive income (loss) and will be reclassified into interest expense when the interest rate swap transaction affects earnings. The ineffective portion of the gain or loss will be recognized immediately in current interest expense in the consolidated statement of operations. The realized loss on the interest rate swap reclassified from accumulated other comprehensive income (“AOCI”) into interest expense was $0.1 million for the period May 5, 2012 through June 30, 2012.

Consolidated Derivative Information

The following table presents the consolidated fair values of our derivatives that are not designated as hedging instruments:

	Asset Derivatives(1)		Liability Derivatives(2)
Derivatives Not Designated as Hedging Instruments	June 30, 2012	December 31, 2011	June 30, 2012	December 31, 2011
	(in millions)
Equity contracts	$—	$3	$82	$42
Foreign exchange contracts	—	3	10	—
Commodity contracts	7	—	8	—
Sub-total	7	6	100	42
Netting across contract types(3)	—	—	—	—
Total(3)	$7	$6	$100	$42

(1)	Net asset derivatives are located within other assets in our consolidated balance sheets.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

(2)	Net liability derivatives are located within accrued expenses and other liabilities in our consolidated balance sheets.
(3)	Excludes netting of cash collateral received and posted. The total collateral posted at June 30, 2012 and December 31, 2011 was $530 million and $257 million, respectively, across all counterparties.

The following table presents the effects of our derivative instruments not designated as hedging instruments on the statements of operations for the three and six months ended June 30, 2012 and 2011:

	Gain (Loss) Recognized in Income(1)
	Three Months Ended June 30,		Six Months Ended June 30,
Derivatives Not Designated as Hedging Instruments	2012	2011	2012	2011
	(in millions)
Equity contracts	$(59)	$1	$(461)	$10
Foreign exchange contracts	66	(2)	25	(13)
Credit contracts	—	(6)	—	19
Futures index spread	—	14	—	23
Commodity contracts	(2)	—	(2)	—
	$5	$7	$(438)	$39

(1)	Gains (losses) recognized on derivatives are classified in net gain from investment activities in our consolidated statements of operations.

At June 30, 2012, the volume of our derivative activities based on their notional exposure, categorized by primary underlying risk, are as follows:

	Long Notional Exposure	Short Notional Exposure
	(in millions)
Primary underlying risk:
Credit default swaps	$8	$—
Equity swaps	4	9,340
Foreign currency forwards	77	1,428
Interest rate swap contracts	1,253	—
Commodity contracts	81	7

The following table presents the fair values of our derivative instruments that are designated as cash flow hedging instruments:

	Asset Derivatives(1)		Liability Derivatives(2)
Derivatives Designated as Cash Flow Hedging Instruments	June 30, 2012	December 31, 2011	June 30, 2012	December 31, 2011
	(in millions)
Interest rate swap contracts	$—	$—	$31	$44
Commodity contracts	—	—	7	16
Foreign currency contracts	1	3	—	—
Sub-total	1	3	38	60
Netting across contract types	(1)	(3)	(1)	(3)
Total	$—	$—	$37	$57

(1)	Located within other assets in our consolidated balance sheets.
(2)	Located within accrued expenses and other liabilities in our consolidated balance sheets.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

The following tables present the effect of our derivative instruments that are designated as cash flow hedging instruments on our consolidated financial statements for the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30, 2012
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Loss Recognized in Income on Derivatives (Ineffective Portion)	Location of Loss Recognized in Income on Derivatives (Ineffective Portion)
	(in millions)	(in millions)
Interest rate swap contracts	$—	$(9)	Interest expense	$—
Commodity contracts	(6)	(4)	Cost of goods sold	—
Foreign currency contracts	1	1	Cost of goods sold	—
	$(5)	$(12)		$—

	Three Months Ended June 30, 2011
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Loss Recognized in Income on Derivatives (Ineffective Portion)	Location of Loss Recognized in Income on Derivatives (Ineffective Portion)
	(in millions)	(in millions)
Interest rate swap contracts	$(9)	$(9)	Interest expense	$—
Commodity contracts	(6)	2	Cost of goods sold	(1)	Other income, net
Foreign currency contracts	(1)	(1)	Cost of goods sold	—
	$(16)	$(8)		$(1)

	Six Months Ended June 30, 2012
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Loss Recognized in Income on Derivatives (Ineffective Portion)	Location of Loss Recognized in Income on Derivatives (Ineffective Portion)
	(in millions)	(in millions)
Interest rate swap contracts	$(3)	$(19)	Interest expense	$—
Commodity contracts	2	(6)	Cost of goods sold	—
Foreign currency contracts	(1)	1	Cost of goods sold	—
	$(2)	$(24)		$—

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

7. Financial Instruments.  – (continued)

	Six Months Ended June 30, 2011
Derivatives Designated as Hedging Instruments	Amount of (Loss) Gain Recognized in OCI on Derivatives (Effective Portion)	Amount of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Location of (Loss) Gain Reclassified from AOCI into Income (Effective Portion)	Amount of Loss Recognized in Income on Derivatives (Ineffective Portion)	Location of Loss Recognized in Income on Derivatives (Ineffective Portion)
	(in millions)	(in millions)
Interest rate swap contracts	$(10)	$(19)	Interest expense	$—
Commodity contracts	(5)	6	Cost of goods sold	(1)	Other income, net
Foreign currency contracts	(2)	(1)	Cost of goods sold	—
	$(17)	$(14)		$(1)

8. Inventories, Net.

Inventories, net consists of the following:

	June 30, 2012	December 31, 2011
	(in millions)
Raw materials	$528	$248
Work in process	237	202
Finished goods	1,097	894
	$1,862	$1,344

9. Goodwill and Intangible Assets, Net.

Goodwill consists of the following:

	June 30, 2012			December 31, 2011
	Gross Carrying Amount	Accumulated Impairment	Net Carrying Value	Gross Carrying Amount	Accumulated Impairment	Net Carrying Value
	(in millions)
Automotive	$1,331	$(226)	$1,105	$1,323	$(226)	$1,097
Energy	894	—	894	—	—	—
Railcar	7	—	7	7	—	7
Food Packaging	3	—	3	3	—	3
Metals	14	—	14	20	—	20
	$2,249	$(226)	$2,023	$1,353	$(226)	$1,127

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

9. Goodwill and Intangible Assets, Net.  – (continued)

Intangible assets, net consists of the following:

		June 30, 2012			December 31, 2011
	Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
	(in years)	(in millions)
Definite-lived intangible assets:
Automotive	1 – 22	$656	$(246)	$410	$656	$(222)	$434
Energy	20 – 25	358	(3)	355	—	—	—
Gaming	3 – 42	17	(2)	15	25	(2)	23
Food Packaging	6 – 12	23	(15)	8	23	(14)	9
Metals	5 – 15	20	(8)	12	15	(7)	8
Real Estate	12 – 12.5	121	(38)	83	121	(34)	87
		$1,195	$(312)	883	$840	$(279)	561
Indefinite-lived intangible assets:
Automotive				264			277
Gaming				54			54
Food Packaging				2			2
Metals				2			2
Home Fashion				3			3
				325			338
Intangible assets, net				$1,208			$899

We recorded amortization expense for the three months ended June 30, 2012 and 2011 of $18 million and $16 million, respectively, associated with definite-lived intangible assets, and for the six months ended June 30, 2012 and 2011 we recorded amortization expense of $33 million and $31 million, respectively. We utilize the straight-line method of amortization, recognized over the estimated useful lives of the assets.

Automotive

During the six months ended June 30, 2012, our Automotive segment increased goodwill and decreased property, plant and equipment by $8 million to correct for property, plant and equipment that were improperly valued in our initial purchase accounting.

During the second quarter of 2012, Federal-Mogul's board of directors approved a restructuring plan to reduce or eliminate capacity at several high cost VSP facilities and transfer production to lower cost locations. As a result, we determined that this restructuring plan indicated that an impairment may exist in one of our Automotive reporting units, VSP, which had a balance of $720 million of goodwill allocated to it. In assessing whether we had an impairment in our VSP reporting unit, we considered certain trends of businesses comprising our VSP reporting unit, along with other quantitative and qualitative factors, and concluded that this restructuring event did not result in a goodwill impairment charge during the second quarter of 2012 for our VSP reporting unit.

As previously announced, board of directors of Federal-Mogul decided to segment Federal-Mogul's operating businesses into two separate and independent divisions. One division will focus primarily on the manufacture and sale of powertrain products to original equipment manufacturers while the other will consist of Federal-Mogul's global aftermarket as well as its brake, chassis and wipers businesses. Federal-Mogul has initiated several actions in connection with the creation of the two operating divisions, including the hiring of a Chief Executive Officer for the aftermarket division and the identification of facilities that will be managed by each division. As this new segmentation of our Automotive reporting segment will result in reconsideration of its reporting units during the second half of 2012, our Automotive segment's existing goodwill will be

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

9. Goodwill and Intangible Assets, Net.  – (continued)

required to be reassigned utilizing a relative fair value allocation approach in accordance with FASB ASC Topic 350, Intangibles-Goodwill and Other. It is possible that this goodwill reassignment could result in a goodwill impairment during the second half of fiscal 2012.

Based upon certain impairment indicators related to our Automotive segment's friction business, including lower than expected profits and cash flows due to continued lower aftermarket volumes, further product mix shifts and pressure on margins, our Automotive segment performed a trademarks and brand names impairment analysis in accordance with the subsequent measurement provisions of FASB ASC Topic 350, Intangibles - Goodwill and Other. This impairment analysis compares the fair values of these assets to the related carrying values, and impairment charges are recorded for any excess of carrying values over fair values. These fair values are based upon the prospective stream of hypothetical after-tax royalty cost savings discounted at rates that reflect the rates of return appropriate for these intangible assets. Based upon this analysis, our Automotive segment recognized a $13 million impairment charge for each of the three and six months ended June 30, 2012.

Energy

As further discussed in Note 2, “Acquisition,” we acquired a controlling interest in CVR on May 4, 2012. As a result, of the acquisition, based on preliminary valuations, we recorded goodwill of $894 million, of which $652 million and $242 million was allocated to our Energy segment's petroleum and fertilizer reporting units, respectively. The allocation of goodwill to our Energy segment's reporting units will be subject to additional adjustments as we finalize our purchase price allocation. The goodwill arising from the acquisition is largely due to certain CVR factors, including CVR's location attributes, trained and assembled workforce, and a deferred tax liability offset adjustment, which arises from the nature of the stock transaction. Specifically related to locational attributes, CVR is an inland refiner that buys the majority of its crude oil at prices linked to the West Texas Intermediate benchmark and then sells gasoline at prices based on global benchmarks like the North Sea Brent crude. This is beneficial to CVR because oil production in the North American heartland is rising faster than the inland crude can be piped to available refiners; this oversupply has benefited the gross margins of Midwestern refiners such as CVR. None of the goodwill recognized is deductible for income tax purposes.

In addition, we recorded definite-lived intangible assets aggregating $358 million, of which $46 million related to gasification technology license with a useful life of 25 years, $12 million related to permitting assets with a useful life of 25 years and $300 million related to customer relationships with a useful life of 20 years. The gasification technology license and customer relationships definite-lived intangibles were allocated solely to our Energy segment's fertilizer reporting unit and the permitting assets definite-lived intangible assets were allocated solely to our Energy segment's petroleum reporting unit. The allocation of goodwill and intangibles to our Energy segment's reporting units will be subject to additional adjustments as we finalize our purchase price allocation. None of the goodwill recognized is deductible for income tax purposes.

Gaming

During the three months ended June 30, 2012, our Gaming segment corrected $5 million related to its stepped-up value of certain definite-lived intangibles that were overstated in its initial purchase accounting. In addition, during the three months ended June 30, 2012, our Gaming segment recognized an impairment charge of $2 million related to certain intangible assets (favorable lease arrangements) related to certain original tenant leases being terminated early.

Railcar

We perform the annual goodwill impairment test as of March 1 of each year for our Railcar segment. For purposes of goodwill impairment testing, our Railcar operating segment constitutes our reporting unit (“Railcar reporting unit”). We assess qualitative factors to determine whether it is more likely than not that

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

9. Goodwill and Intangible Assets, Net.  – (continued)

the fair value of our Railcar reporting unit is greater than its carrying amount. If, however, we had determined that it was more likely than not that the fair value of our Railcar reporting unit was less than its carrying amount, then we would perform the first step of the two-step goodwill impairment test. In evaluating whether it is more likely than not that the fair value of our Railcar reporting unit is greater than its carrying amount, we considered various qualitative and quantitative factors, including macroeconomic conditions, railcar industry trends and the fact that our Railcar reporting unit has historical positive operating cash flows that we anticipate will continue. After assessing these factors, we determined that it was more likely than not the fair value of our Railcar reporting unit was greater than its carrying amount, and therefore no further testing was necessary.

Food Packaging

As a result of our acquisition of a controlling interest in Viskase on January 15, 2010, certain long-term assets have been adjusted as a result of our required utilization of common control parties' underlying basis in such assets. As of June 30, 2012, the net balances of such assets included adjustments as follows: $3 million for goodwill and $10 million for intangible assets.

Metals

During the six months ended June 30, 2012, PSC Metals reduced its goodwill by $6 million. This change related to certain acquisitions made during fiscal 2011 and consisted of a $9 million increase in tangible and identifiable intangible assets due to finalization of purchase price allocations, offset by additional purchase price payments of $3 million.

10. Property, Plant and Equipment, Net.

Property, plant and equipment, net consists of the following:

	Useful Life	June 30, 2012	December 31, 2011
	(in years)	(in millions)
Land		$461	$464
Buildings and improvements	4 – 40	1,987	1,040
Machinery, equipment and furniture	1 – 30	4,189	2,565
Assets leased to others	15 – 39	621	509
Construction in progress		607	410
		7,865	4,988
Less: Accumulated depreciation and amortization		(1,645)	(1,483)
Property, plant and equipment, net		$6,220	$3,505

Depreciation and amortization expense related to property, plant and equipment for the three months ended June 30, 2012 and 2011 was $115 million and $86 million, respectively, and for the six months ended June 30, 2012 and 2011 was $200 million and $172 million, respectively.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.

Debt consists of the following:

	June 30, 2012	December 31, 2011
	(in millions)
8% senior unsecured notes due 2018 – Icahn Enterprises Holdings(1)	$2,158	$1,444
7.75% senior unsecured notes due 2016 – Icahn Enterprises Holdings(1)	1,047	1,046
Senior unsecured variable rate convertible notes due 2013 – Icahn Enterprises Holdings(1)	556	556
Debt facilities – Automotive	2,737	2,737
Debt facilities – Energy	727	—
Credit facilities – Energy	125	—
Debt facilities – Gaming	—	49
Credit facilities – Gaming	171	—
Senior unsecured notes – Railcar	275	275
Senior secured notes and revolving credit facility – Food Packaging	214	214
Mortgages payable – Real Estate	73	75
Other	113	67
Total debt	$8,196	$6,463

(1)	Proceeds from the issuance of each of Icahn Enterprises' notes were transferred to Icahn Enterpriser Holdings under identical terms and conditions.

Senior Unsecured Notes — Icahn Enterprises Holdings

8% Senior Unsecured Notes Due 2018 and 7.75% Senior Unsecured Notes Due 2016

On January 15, 2010, Icahn Enterprises and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance”) (collectively, the “Issuers”), issued $850 million aggregate principal amount of 7.75% Senior Unsecured Notes due 2016 (the “2016 Notes”) and $1,150 million aggregate principal amount of 8% Senior Unsecured Notes due 2018 (the “2018 Notes” and, together with the 2016 Notes, referred to as the “Initial Notes”) pursuant to the purchase agreement, dated January 12, 2010, by and among the Issuers, Icahn Enterprises Holdings, as guarantor (the “Guarantor”), and Jefferies & Company, Inc., as initial purchaser. The gross proceeds from the sale of the Initial Notes were $1,987 million, a portion of which was used to retire certain notes during fiscal 2010. Interest on the 2016 Notes and 2018 Notes are payable on January 15 and July 15 of each year, commencing July 15, 2010.

On November 12, 2010, the Issuers issued an additional $200 million aggregate principal amount of the 2016 Notes and $300 million aggregate principal amount of the 2018 Notes (such notes are collectively referred to as the “2010 Additional Notes”), pursuant to the purchase agreement, dated November 8, 2010, by and among the Issuers, Icahn Enterprises Holdings, as guarantor and Jefferies & Company, Inc., as initial purchaser. The 2010 Additional Notes constitute the same series of securities as the Initial Notes for purposes of the indenture governing the notes and vote together on all matters with such series. The 2010 Additional Notes have substantially identical terms as the Initial Notes. The gross proceeds from the sale of the Additional New Notes were $512 million.

On January 17, 2012 and February 6, 2012, the Issuers issued an additional aggregate $700 million principal amount of the 2018 Notes (such notes are collectively referred to as the “2012 Additional Notes”), pursuant to their respective purchase agreements, by and among the Issuers, Icahn Enterprises Holdings, as guarantor and Jefferies & Company, Inc., as initial purchaser. These notes constitute the same series of

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

securities as the Initial Notes for purposes of the indenture governing the notes and vote together on all matters with such series. These notes have substantially identical terms as the Initial Notes. The gross proceeds from the sale of these notes were $716 million and will be used for general corporate purposes.

The Initial Notes, 2010 Additional Notes and 2012 Additional Notes (referred to collectively as the notes) were issued under and are governed by an indenture, dated January 15, 2010 (the “Indenture”), among the Issuers, the Guarantor and Wilmington Trust Company, as trustee. The Indenture contains customary events of defaults and covenants relating to, among other things, the incurrence of debt, affiliate transactions, liens and restricted payments. On or after January 15, 2013, the Issuers may redeem all of the 2016 Notes at a price equal to 103.875% of the principal amount of the 2016 Notes, plus accrued and unpaid interest, with such optional redemption prices decreasing to 101.938% on and after January 15, 2014 and 100% on and after January 15, 2015. On or after January 15, 2014, the Issuers may redeem all of the 2018 Notes at a price equal to 104.000% of the principal amount of the 2018 Notes, plus accrued and unpaid interest, with such option redemption prices decreasing to 102.000% on and after January 15, 2015 and 100% on and after January 15, 2016. Before January 15, 2013, the Issuers may redeem up to 35% of the aggregate principal amount of each of the 2016 Notes and 2018 Notes with the net proceeds of certain equity offerings at a price equal to 107.750% and 108.000%, respectively, of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of the 2016 Notes or 2018 Notes, as the case may be, originally issued remains outstanding immediately after such redemption. If the Issuers experience a change of control, the Issuers must offer to purchase for cash all or any part of each holder's notes at a purchase price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest.

The notes and the related guarantee are the senior unsecured obligations of the Issuers and rank equally with all of the Issuers' and the Guarantor's existing and future senior unsecured indebtedness and rank senior to all of the Issuers' and the Guarantor's existing and future subordinated indebtedness. The notes and the related guarantee are effectively subordinated to the Issuers' and the Guarantor's existing and future secured indebtedness to the extent of the collateral securing such indebtedness. The notes and the related guarantee are also effectively subordinated to all indebtedness and other liabilities of the Issuers' subsidiaries other than the Guarantor.

In connection with the issuance of the 2012 Additional Notes, the Issuers and the Guarantor entered into Registration Rights Agreements, one of which was dated January 17, 2012 and the other dated February 6, 2012, with the Initial Purchaser. On January 20, 2012, we filed an initial registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the 2012 Additional Notes. The SEC declared our exchange offer registration statement on Form S-4 under the Securities Act with respect to the 2012 Additional Notes effective on March 20, 2012. Pursuant to the Registration Rights Agreements, we subsequently commenced the exchange offer to exchange the unregistered 2012 Additional Notes for notes that are registered with the SEC (“Exchange Notes”) and the exchange offer expired on April 18, 2012. The 2012 Additional Notes in the aggregate principal amount of $700 million were properly tendered in the exchange offer and accepted by us in exchange for registered Exchange Notes.

As described in Note 19, “Subsequent Events,” on July 12, 2012, we issued an additional $300 million principal amount of the 2018 Notes (“Additional 2018 Notes”).

Senior Unsecured Variable Rate Convertible Notes Due 2013 — Icahn Enterprises Holdings

In April 2007, Icahn Enterprises issued an aggregate of $600 million of variable rate senior convertible notes due 2013 (the “variable rate notes”). The variable rate notes were sold in a private placement pursuant to Section 4(2) of the Securities Act, and issued pursuant to an indenture dated as of April 5, 2007, by and among Icahn Enterprises, as issuer, Icahn Enterprises Finance, as co-issuer, and Wilmington Trust Company, as trustee. Other than Icahn Enterprises Holdings, no other subsidiaries guarantee payment on the variable rate

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

notes. The variable rate notes bear interest at a rate of three-month LIBOR minus 125 basis points, but the all-in-rate can be no less than 4.0% nor more than 5.5%, and are convertible into Icahn Enterprises' depositary units at a conversion price of $132.595 per Icahn Enterprises' depositary unit per $1,000 principal amount, subject to adjustments in certain circumstances. Pursuant to the indenture governing the variable rate notes, on October 5, 2008, the conversion price was adjusted downward to $105.00 per Icahn Enterprises' depositary unit per $1,000 principal amount. As a result of the unit distributions on May 31, 2011, March 30, 2012 and May 31, 2012, the conversion price was adjusted further downward to $102.75 per Icahn Enterprises' depositary unit per $1,000 principal amount. As of June 30, 2012, the interest rate was 4.0%. The interest on the variable rate notes is payable quarterly on each January 15, April 15, July 15 and October 15. The variable rate notes mature on August 15, 2013, assuming they have not been converted to Icahn Enterprises' depositary units before their maturity date.

In the event that Icahn Enterprises declares a cash dividend or similar cash distribution in any calendar quarter with respect to its depositary units in an amount in excess of $0.10 per depositary unit (as adjusted for splits, reverse splits and/or stock dividends), the indenture governing the variable rate notes requires that Icahn Enterprises simultaneously make such distribution to holders of the variable rate notes in accordance with a formula set forth in the indenture. Icahn Enterprises paid aggregate cash distributions of $1 million for the six months ended June 30, 2011 to holders of the variable rate notes in respect to Icahn Enterprises' distribution payments to its depositary unitholders. There were no distributions during the three and six months ended June 30, 2012. Such amounts have been classified as interest expense in our consolidated statements of operations.

Senior Unsecured Notes Restrictions and Covenants

The indenture governing the variable rate notes, and the indenture governing both the 2016 Notes and the 2018 Notes (including the 2010 Additional Notes and the 2012 Additional Notes), restrict the payment of cash distributions, the purchase of equity interests or the purchase, redemption, defeasance or acquisition of debt subordinated to the senior unsecured notes. The indentures also restrict the incurrence of debt or the issuance of disqualified stock, as defined in the applicable indenture, with certain exceptions. In addition, the indentures require that on each quarterly determination date Icahn Enterprises and Icahn Enterprises Holdings, as guarantor of the notes, maintain certain minimum financial ratios, as defined therein. The indentures also restrict the creation of liens, mergers, consolidations and sales of substantially all of our assets, and transactions with affiliates.

As of June 30, 2012 and December 31, 2011, both we and Icahn Enterprises were in compliance with all covenants, including maintaining certain minimum financial ratios, as defined in the applicable indentures. Additionally, as of June 30, 2012, based on covenants in the applicable indenture governing our senior unsecured notes, both we and Icahn Enterprises are permitted to incur approximately $1.5 billion in additional indebtedness.

Debt Facilities — Automotive

On December 27, 2007, Federal-Mogul entered into a Term Loan and Revolving Credit Agreement (the “Debt Facilities”) with Citicorp U.S.A. Inc. as Administrative Agent, JPMorgan Chase Bank, N.A. as Syndication Agent and certain lenders. The Debt Facilities include a $540 million revolving credit facility (which is subject to a borrowing base and can be increased under certain circumstances and subject to certain conditions) and a $2,960 million term loan credit facility divided into a $1,960 million tranche B loan and a $1,000 million tranche C loan.

The obligations under the revolving credit facility mature December 27, 2013 and bear interest in accordance with a pricing grid based on availability under the revolving credit facility. Interest rates on the pricing grid range from LIBOR plus 1.50% to LIBOR plus 2.00% and ABR plus 0.50% to ABR plus 1.00%.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

The tranche B term loans mature December 27, 2014 and the tranche C term loans mature December 27, 2015. All Debt Facilities term loans bear interest at LIBOR plus 1.9375% or at ABR plus 0.9375% at Federal-Mogul's election.

During fiscal 2008, Federal-Mogul entered into a series of five-year interest rate swap agreements with a total notional value of $1,190 million to hedge the variability of interest payments associated with its variable rate term loans under the Debt Facilities. Through use of these swap agreements, Federal-Mogul has fixed its base interest and premium rate at a combined average interest rate of approximately 5.37% on the hedged principal amount of $1,190 million. Since the interest rate swaps hedge the variability of interest payments on variable rate debt with the same terms, they qualify for cash flow hedge accounting treatment. To the extent that interest rates change by 25 basis points, Federal-Mogul's annual interest expense would show a corresponding change of approximately $6 million, $7 million and $2 million for the years ending December 31, 2013, 2014 and 2015, respectively, representing the term of Federal-Mogul's variable-rate term loans.

As of June 30, 2012 and December 31, 2011, the borrowing availability under the revolving credit facility was $478 million and $496 million, respectively. Federal-Mogul had $40 million and $38 million of letters of credit outstanding as of June 30, 2012 and December 31, 2011, respectively, pertaining to the term loan credit facility. To the extent letters of credit associated with the revolving credit facility are issued, there is a corresponding decrease in borrowings available under this facility.

The obligations of Federal-Mogul under the Debt Facilities are guaranteed by substantially all of its domestic subsidiaries and certain foreign subsidiaries, and are secured by substantially all personal property and certain real property of Federal-Mogul and such guarantors, subject to certain limitations. The liens granted to secure these obligations and certain cash management and hedging obligations have first priority.

The Debt Facilities contain certain affirmative and negative covenants and events of default, including, subject to certain exceptions, restrictions on incurring additional indebtedness, mandatory prepayment provisions associated with specified asset sales and dispositions, and limitations on (i) investments; (ii) certain acquisitions, mergers or consolidations; (iii) sale and leaseback transactions; (iv) certain transactions with affiliates and (v) dividends and other payments in respect of capital stock. At June 30, 2012 and December 31, 2011, Federal-Mogul was in compliance with all debt covenants under the Debt Facilities.

Debt and Credit Facilities — Energy

On April 6, 2010, CRLLC and its wholly owned subsidiary, Coffeyville Finance Inc. (together the “CVR Issuers”), completed a private offering of $275 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the “CVR First Lien Notes”) and $225 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the “CVR Second Lien Notes” and, together with the CVR First Lien Notes, the “CVR Notes”). On December 15, 2011, the CVR Issuers sold an additional $200 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (“New CVR Notes”). The New CVR Notes were issued as “Additional CVR Notes” pursuant to the indenture dated April 6, 2010 (the “CVR Indenture”) and, together with the existing CVR First Lien Notes, are treated as a single class for all purposes under the CVR Indenture including, without limitation, waivers, amendments, redemptions and other offers to purchase. Unless otherwise indicated, the New CVR Notes and the existing first lien notes are collectively referred to herein as the “CVR First Lien Notes”.

The CVR First Lien Notes mature on April 1, 2015, unless earlier redeemed or repurchased by the CVR Issuers. The CVR Second Lien Notes mature on April 1, 2017, unless earlier redeemed or repurchased by the CVR Issuers. Interest is payable on the Notes semi-annually on April 1 and October 1 of each year. The CVR Notes are fully and unconditionally guaranteed by each of CRLLC's subsidiaries other than CVR LP and CRNF.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

As further described in Note 2, “Acquisition,” we acquired a controlling interest in CVR on May 4, 2012. As a result of the acquisition, we revalued the CVR Notes to its acquisition date fair values, resulting in the recognition of premiums aggregating $54 million which will be amortized to interest expense on a straight line basis over the remaining life of the CVR Notes. In addition our acquisition of a controlling interest in CVR constituted a change of control requiring the CVR Issuers to make an offer to repurchase all of its outstanding CVR Notes at 101.0% of the principal amount of notes tendered. On June 4, 2012, the CVR Issuers offered to purchase all or any part of the CVR Notes, at a cash purchase price of 101% of the aggregate principal amount of the CVR Notes, plus accrued and unpaid interest, if any. The offer expired on July 5, 2012 with none of the outstanding CVR Notes tendered.

On February 22, 2011, CRLLC entered into a $250 million asset-backed revolving credit agreement (“ABL credit facility”) with a group of lenders including Deutsche Bank Trust Company Americas as collateral and administrative agent. The ABL credit facility is scheduled to mature in August 2015 and replaced the $150 million first priority credit facility which was terminated. The ABL credit facility will be used to finance ongoing working capital, capital expenditures, letters of credit issuance and general needs of CVR and includes among other things, a letter of credit sublimit equal to 90% of the total facility commitment and a feature which permits an increase in borrowings of up to $250 million (in the aggregate), subject to additional lender commitments. On December 15, 2011, CRLLC entered into an incremental commitment agreement to increase the borrowings under the ABL credit facility to $400 million in the aggregate in connection with the New CVR Notes issuance as discussed above. Terms of the ABL credit facility did not change as a result of the additional availability. As of June 30, 2012, CRLLC had availability under the ABL credit facility of $347 million and had letters of credit outstanding of approximately $53 million. There were no borrowings outstanding under the ABL credit facility as of June 30, 2012.

Borrowings under the facility bear interest based on a pricing grid determined by the previous quarter's excess availability. The pricing for borrowings under the ABL credit facility can range from LIBOR plus a margin of 2.75% to LIBOR plus 3.0% or the prime rate plus 1.75% to prime rate plus 2.0% for Base Rate Loans. Availability under the ABL credit facility is determined by a borrowing base formula supported primarily by cash and cash equivalents, certain accounts receivable and inventory.

The ABL credit facility contains customary covenants for a financing of this type that limit, subject to certain exceptions, the incurrence of additional indebtedness, the incurrence of liens on assets, the ability to dispose of assets, make restricted payments, investments or acquisitions, enter into sales lease back transactions or enter into affiliate transactions. The ABL credit facility also contains a fixed charge coverage ratio financial covenant that is triggered when borrowing base excess availability is less than certain thresholds, as defined under the facility. As of June 30, 2012, CRLLC was in compliance with the covenants contained in the ABL credit facility.

In connection with the closing of CVR LP's initial public offering in April 2011, CVR LP and CRNF were released as guarantors of the ABL credit facility.

In connection with our acquisition of a controlling interest in CVR on May 4, 2012, CRLLC, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, the lenders and the other parties thereto, entered into a First Amendment to Credit Agreement effective as of May 7, 2012 (the “ABL First Amendment”), pursuant to which the parties agreed to exclude our acquisition of CVR's common stock from the definition of change of control as provided in the ABL Credit Agreement, dated as of February 22, 2011, by and among the parties thereto (the “ABL Credit Agreement”). Absent the ABL First Amendment, the change in control of CVR described above would have triggered an event of default pursuant to the ABL Credit Agreement.

On April 13, 2011, CRNF, as borrower, and CVR LP, as guarantor, entered into a new credit facility with a group of lenders including Goldman Sachs Lending Partners LLC, as administrative and collateral agent.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

The credit facility includes a term loan facility of $125 million and a revolving credit facility of $25 million, which was undrawn as of June 30, 2012, with an uncommitted incremental facility of up to $50 million. No amounts were outstanding under the revolving credit facility at June 30, 2012.

Borrowings under the credit facility bear interest based on a pricing grid determined by the trailing four quarter leverage ratio. The initial pricing for Eurodollar rate loans under the credit facility is the Eurodollar rate plus a margin of 3.50% or, for base rate loans, the prime rate plus 2.50%. Under its terms, the lenders under the credit facility were granted a perfected, first priority security interest (subject to certain customary exceptions) in substantially all of the assets of CRNF and CVR LP.

The credit facility requires CVR LP to maintain a minimum interest coverage ratio and a maximum leverage ratio and contains customary covenants for a financing of this type that limit, subject to certain exceptions, the incurrence of additional indebtedness or guarantees, the creation of liens on assets and the ability of CVR LP to dispose of assets, to make restricted payments, investments and acquisitions, or enter into sale-leaseback transactions and affiliate transactions. The credit facility provides that CVR LP can make distributions to holders of its common units provided, among other things, it is in compliance with the leverage ratio and interest coverage ratio on a pro forma basis after giving effect to any distribution and there is no default or event of default under the credit facility. As of June 30, 2012, CRNF was in compliance with the covenants contained in the credit facility.

Credit Facilities — Gaming

New Credit Facilities

In March 2012, Tropicana entered into credit facilities (the “Credit Facilities”), which consist of (i) a senior secured first lien term loan facility in an aggregate principal amount of $175 million, issued at a discount of 2% (the “New Term Loan Facility”) and (ii) a cash collateralized letter of credit facility in a maximum aggregate amount of $15 million (the “Letter of Credit Facility”). Commencing on June 30, 2012, the New Term Loan Facility requires quarterly principal payments of 0.25% of the original principal amount with any remaining outstanding amounts due on the maturity date, March 16, 2018. The New Term Loan Facility is secured by substantially all of Tropicana's assets and is guaranteed by all of its domestic subsidiaries. The obligations under the New Term Loan Facility bear interest, at Tropicana's election, at an annual rate equal to either: (i) the sum of (a) the Adjusted LIBOR Rate (as defined in the New Term Loan Facility) (subject to a 1.50% floor); plus (b) a margin of 6.00%; or (ii) the sum of: (a) the alternate base rate, which is equal to the greatest of: (1) the corporate base rate of UBS AG, Stamford Branch; (2) the Federal Funds Effective Rate (as defined in the New Term Loan Facility) plus 0.50%; or (3) the Adjusted LIBOR Rate (as defined in the New Term Loan Facility) for one month plus 1.00% (all subject to a 2.50% floor); plus (b) a margin of 5.00%; such that, in either case, the applicable interest rate shall not be less than 7.50%. An additional 2% default rate also applies in certain instances described in the New Term Loan Facility. As of June 30, 2012, the interest rate was 7.5%. A portion of the net proceeds from the New Term Loan Facility was used to repay in full the amounts outstanding under the Exit Facility, as discussed below, which totaled $108 million in repaid principal, accrued and unpaid interest and the applicable prepayment penalty, of which $58 million was eliminated in consolidation due to the fact that we had owned a portion of the Exit Facility. In addition, the Revolving Facility was terminated when the Exit Facility was repaid in full. Our Gaming segment recognized a $2 million loss on extinguishment of debt which includes a $1 million prepayment penalty and a $1 million write-off of unamortized debt issuance costs and discounts for the six months ended June 30, 2012. Such amounts have been included in other income, net in our consolidated statements of operations.

At the election of Tropicana and subject to certain conditions, the amount available under the New Term Loan Facility may be increased by up to $75 million, which increased amount may be comprised of additional term loans and up to $20 million of revolving loans. The Letter of Credit Facility provides for the issuance of

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

letters of credit with an aggregate stated amount of up to $15 million, through a termination date of March 16, 2017. The letters of credit issued under the Letter of Credit Facility will be secured by cash collateral in an amount no less than 103% of the face amounts of such letters of credit.

The New Term Loan Facility may be prepaid at the option of Tropicana at any time without penalty (other than customary breakage fees), except that a 1% premium will apply in certain circumstances if prepaid prior to March 16, 2013. The New Term Loan Facility contains mandatory prepayment provisions from proceeds received by Tropicana and its subsidiaries as a result of asset sales, the incurrence of indebtedness and issuance of equity, casualty events and excess cash flow (subject in each case to certain exceptions). Key covenants binding Tropicana and its subsidiaries include (i) limitations on indebtedness, liens, investments, acquisitions, asset sales, dividends and other restricted payments, and affiliate and extraordinary transactions, (ii) compliance with a first lien net leverage ratio, measured quarterly on a trailing twelve-month basis (commencing at 3.50:1.00 for the fiscal quarter ended June 30, 2012, and reducing over time to 2.50:1.00 beginning as of the fiscal quarter ending March 31, 2016), and (iii) compliance with a total net leverage ratio, measured quarterly on a trailing twelve-month basis, of 5.00:1.00. Tropicana was in compliance with the covenants of the New Term Loan Facility at June 30, 2012.

Prior Credit Facilities

In connection with Tropicana's completion of the Restructuring Transactions (see Note 3, “Operating Units-Gaming”), Tropicana entered into a credit facility (the “Exit Facility”) which consisted of a (i) $130 million senior secured term loan credit facility issued at a discount of 7%, which was funded on March 8, 2010, the Effective Date and (ii) a $20 million senior secured revolving credit facility. Each of the Investment Funds was a lender under the Exit Facility and, in the aggregate, held over 50% of the loans under the Term Loan Facility and was obligated to provide 100% of any amounts borrowed by Tropicana under the Revolving Facility. The Exit Facility would have matured on March 8, 2013 and was secured by substantially all of Tropicana's assets. On June 30, 2011, the Investment Funds made a dividend-in-kind distribution of their investment in the loans under the Exit Facility to us and as a result we are now the direct lenders under Exit Facility. (See Note 3, “Operating Units-Gaming,” for additional discussion regarding this distribution-in-kind.) All amounts outstanding under the Exit Facility accrued interest at a rate per annum of 15% so long as no default or event of default has occurred and, or at a rate per annum of 17% in the event that a default or event of default has occurred. In addition, Tropicana was required to pay an annual administrative fee of $100,000 and an unused line fee equal to 0.75% of the daily average undrawn portion of the Revolving Facility. The Exit Facility was guaranteed by substantially all the existing and future subsidiaries of Tropicana. As discussed above, in March 2012, Tropicana paid in full the remaining amounts outstanding under the Exit Facility and terminated its Revolving Facility.

Senior Unsecured Notes — Railcar

In February 2007, ARI issued $275 million senior unsecured fixed rate notes that were subsequently exchanged for registered notes in March 2007 (the “ARI Notes”).

The ARI Notes bear a fixed interest rate of 7.5% and are due in 2014. Interest on the ARI Notes is payable semi-annually in arrears on March 1 and September 1. The indenture governing the ARI Notes (the “ARI Notes Indenture”) contains restrictive covenants that limit ARI's ability to, among other things, incur additional debt, issue disqualified or preferred stock, make certain restricted payments and enter into certain significant transactions with stockholders and affiliates. Certain covenants, including those that restrict ARI's ability to incur additional indebtedness and issue disqualified or preferred stock, become more restrictive if ARI's fixed charge coverage ratio, as defined, is less than 2.0 to 1.0 as measured on a rolling four-quarter basis. ARI was in compliance with all of its covenants under the ARI Notes Indenture as of June 30, 2012.

As of March 1, 2012, ARI can redeem the ARI Notes in whole or in part at a redemption price equal to 101.875% of the principal amount of the ARI Notes plus accrued and unpaid interest. The redemption price

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

will decline to 100.0% of the principal amount of the ARI Notes plus accrued and unpaid interest beginning on March 1, 2013. The ARI Notes are due in full plus accrued unpaid interest on March 1, 2014.

Senior Secured Notes and Revolving Credit Facility — Food Packaging

In December 2009, Viskase issued $175 million of 9.875% Senior Secured Notes due 2018 (the “Viskase 9.875% Notes”). The Viskase 9.875% Notes bear interest at a rate of 9.875% per annum, payable semi-annually in cash on January 15 and July 15, commencing on July 15, 2010. The Viskase 9.875% Notes have a maturity date of January 15, 2018.

On May 2010, Viskase issued an additional $40 million aggregate principal amount of Viskase 9.875% Notes under the indenture governing the Viskase 9.875% Notes Indenture (the “Viskase 9.875% Notes Indenture”). The additional notes constitute the same series of securities as the initial Viskase 9.875% Notes. Holders of the initial and additional Viskase 9.875% Notes will vote together on all matters and the initial and additional Viskase 9.875% Notes will be equally and ratably secured by all collateral.

The notes and related guarantees by any of Viskase's future domestic restricted subsidiaries are secured by substantially all of Viskase's and such domestic restricted subsidiaries' current and future tangible and intangible assets. The Viskase 9.875%Notes Indenture permits Viskase to incur other senior secured indebtedness and to grant liens on its assets under certain circumstances.

Prior to January 15, 2014, Viskase may redeem, at its option, up to 35% of the aggregate principal amount of the Viskase 9.875% Notes issued under the Viskase 9.875% Notes Indenture with the net proceeds of any equity offering at 109.875% of their principal amount, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of the Viskase 9.875% Notes issued under the Viskase 9.875% Notes Indenture dated December 21, 2009 remains outstanding immediately following the redemption.

In November 2007, Viskase entered into a $25 million secured revolving credit facility (the “Viskase Revolving Credit Facility”) with Arnos Corporation, an affiliate of Mr. Icahn. In connection with our majority acquisition of Viskase on January 15, 2010, we assumed the Viskase Revolving Credit Facility from Arnos Corporation. On April 28, 2011, we entered into an agreement with Viskase, extending the maturity date of the Viskase Revolving Credit Facility from January 31, 2012 to January 31, 2013. On March 14, 2012, the maturity date was extended further to January 31, 2014. Borrowings under the loan and security agreement governing the Viskase Revolving Credit Facility are subject to a borrowing base formula based on percentages of eligible domestic receivables and eligible domestic inventory. Under the Viskase Revolving Credit Facility, the interest rate is LIBOR plus a margin of 2.00% currently (which margin will be subject to performance based increases up to 2.50%); provided that the minimum interest rate shall be at least equal to 3.00%. The Viskase Revolving Credit facility also provides for an unused line fee of 0.375% per annum. There were no borrowings under the Viskase Revolving Credit Facility as of each of June 30, 2012 and December 31, 2011.

Indebtedness under the Viskase Revolving Credit Facility is secured by liens on substantially all of Viskase's domestic and Mexican assets, with liens on certain assets that are contractually senior to the Viskase 9.875% Notes and the related guarantees pursuant to an intercreditor agreement and the Viskase 9.875% Notes.

The Viskase Revolving Credit Facility contains various covenants which restrict Viskase's ability to, among other things, incur indebtedness, enter into mergers or consolidation transactions, dispose of assets (other than in the ordinary course of business), acquire assets, make certain restricted payments, create liens on our assets, make investments, create guarantee obligations and enter into sale and leaseback transactions and transactions with affiliates, in each case subject to permitted exceptions. The Viskase Revolving Credit Facility also requires that Viskase complies with various financial covenants. Viskase is in compliance with these requirements as of June 30, 2012 and December 31, 2011.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

11. Debt.  – (continued)

In its foreign operations, Viskase has unsecured lines of credit with various banks providing approximately $8 million of availability. There were no borrowings under the lines of credit at June 30, 2012 and December 31, 2011.

Letters of credit in the amount of $1 million were outstanding under facilities with a commercial bank, and were cash collateralized at each of June 30, 2012 and December 31, 2011.

Mortgages Payable — Real Estate

Mortgages payable, all of which are non-recourse to us, bear interest at rates between 4.97% and 7.99% and have maturities between May 31, 2013 and October 31, 2028.

Other

Secured Revolving Credit Agreement — Home Fashion

On June 15, 2011, WPH executed an amended and restated senior secured revolving credit facility, or WPH Revolving Credit Facility, with Bank of America, NA, or BOA. This one-year senior credit facility is for $50 million with a maximum borrowing availability of $45 million, subject to monthly borrowing base calculations. Borrowings under the agreement bear interest, at the election of WPH, either at base rate (prime plus 1.00%) adjusted by an applicable margin ranging from 2.00% to 2.50% or LIBOR adjusted by a applicable margin ranging from plus 3.0% to 3.5%. WPH pays an unused line fee of 0.50% to 0.625%. Obligations under the agreement are secured by WPH's receivables, inventory and certain machinery and equipment. On January 1, 2012, WPH sent notice to BOA to reduce the face amount and maximum borrowing availability of this credit facility to $15 million effective January 1, 2012. On June 15, 2012, WPH signed a two-month extension of this facility, extending the agreement expiration date to August 15, 2012. Concurrent with the execution of that extension agreement, WPH reduced the face amount and maximum borrowing availability of this credit facility to $10 million.

The agreement contains covenants including, among others, restrictions on the incurrence of indebtedness, investments, redemption payments, distributions, acquisition of stock, securities or assets of any other entity and capital expenditures. However, WPH is not precluded from effecting any of these transactions if excess availability, after giving effect to such transaction, meets a minimum threshold.

As of June 30, 2012, there were no borrowings under the agreement, but there were outstanding letters of credit of $8 million. Based upon the eligibility and reserve calculations within the agreement, WPH had unused borrowing availability of $0.1 million at June 30, 2012.

This agreement expires on August 15, 2012 and WPH currently does not intend to renew this agreement upon its expiration. WPH has determined that its liquidity needs are sufficiently covered by existing and projected cash resources for the foreseeable future. In the future, WPH may explore other financing options as circumstances warrant.

12. Compensation Arrangements.

Automotive

Effective March 31, 2012, Jose Maria Alapont retired as President and Chief Executive Officer of Federal-Mogul. Mr. Alapont's retirement had no accounting impact on either the stock options or deferred compensation agreement as discussed below.

On March 23, 2010, Federal-Mogul entered into the Second Amended and Restated Employment Agreement, which extended Mr. Alapont's employment with Federal-Mogul for three years. Also on March 23, 2010, Federal-Mogul amended and restated the Stock Option Agreement by and between Federal-Mogul and Mr. Alapont dated as of February 15, 2008 (the “Restated Stock Option Agreement”). The

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

12. Compensation Arrangements.  – (continued)

Restated Stock Option Agreement removed Mr. Alapont's put option to sell stock received from a stock option exercise to Federal-Mogul for cash. The Restated Stock Option Agreement provides for payout of any exercise of Mr. Alapont's stock options in stock or, at the election of Federal-Mogul, in cash. The awards were previously accounted for as liability awards based on the optional cash exercise feature; however, the accounting impact associated with this modification is that the stock options are now considered an equity award as of March 23, 2010. Federal-Mogul revalued the four million stock options granted to Mr. Alapont at March 23, 2010, resulting in a revised fair value of $27 million. This amount was reclassified from accounts payable, accrued expenses and other liabilities to equity due to their equity award status. As these stock options were fully vested as of March 23, 2010, no further expense related to these stock options was recognized subsequent to that date. These options had no intrinsic value as of December 31, 2011. These options expired on June 29, 2012.

Mr. Alapont's deferred compensation agreement was also amended and restated on March 23, 2010. The amended and restated agreement included no changes that impacted the accounting for this agreement. Since the revised and restated agreement continues to provide for net cash settlement at the option of Mr. Alapont, it continues to be treated as a liability award as of June 30, 2012 and through its eventual payout, which will occur promptly following October 1, 2012. The amount of the payout shall be equal to $10 million (500,000 shares of Federal-Mogul's common stock multiplied by the March 23, 2010 stock price of $19.46). During each of the three and six months ended June 30, 2012, Federal-Mogul recognized $1 million in expense associated with Mr. Alapont's deferred compensation agreement. During the three and six months ended June 30, 2011, Federal-Mogul recognized $1 million in expense and immaterial income associated with Mr. Alapont's deferred compensation agreement, respectively. The deferred compensation agreement had intrinsic values of $10 million as of both June 30, 2012 and December 31, 2011.

Energy

CVR has a long-term incentive plan (“LTIP”), which permits the grant of options, stock appreciation rights, non-vested shares, non-vested share units, dividend equivalent rights, share awards and performance awards (including performance share units, performance units and performance-based restricted stock). As of June 30, 2012, only restricted shares of CVR common stock and stock options had been granted under the LTIP. Individuals who are eligible to receive awards and grants under the LTIP include CVR's employees, officers, consultants, advisors and directors.

Our acquisition of a controlling interest in CVR on May 4, 2012 constituted a change of control that, along with the Transaction Agreement, triggered a modification to the LTIP. Pursuant to the Transaction Agreement, all employee restricted stock awards that vest in 2012 will vest in accordance with the current vesting terms and upon vesting will receive the offer price of $30 per share in cash plus one CCP. For all such awards that vest in accordance with their terms in the fiscal year ending December 31, 2013, 2014 and 2015, the holders of the awards will receive the lesser of the offer price or the appraised value of the shares at the time of vesting. As a result of the modification, additional share-based compensation of $12 million was incurred to revalue the unvested shares to the fair value upon the date of modification. For awards vesting subsequent to 2012, the awards will be remeasured at each subsequent reporting date until they vest. In addition, the classification changed from an equity award to a liability award due to the required cash settlement feature of the awards.

As of June 30, 2012, there was $23 million of total unrecognized compensation cost related to restricted shares to be recognized over a weighted-average period of approximately two years. Compensation expense associated with these restricted shares recorded for the period from May 5, 2012 through June 30, 2012 was $16 million.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

13. Pension, Other Post-employment Benefits and Employee Benefit Plans.

Federal-Mogul, ARI and Viskase each sponsor several defined benefit pension plans (the “Pension Benefits”) (and, in the case of Viskase, its pension plans include defined contribution plans). Additionally, Federal-Mogul, ARI and Viskase each sponsors health care and life insurance benefits (“Other Post-Employment Benefits” or “OPEB”) for certain employees and retirees around the world. The Pension Benefits are funded based on the funding requirements of federal and international laws and regulations, as applicable, in advance of benefit payments and the Other Benefits as benefits are provided to participating employees. As prescribed by applicable U.S. GAAP, Federal-Mogul, ARI and Viskase each uses, as applicable, appropriate actuarial methods and assumptions in accounting for its defined benefit pension plans, non-pension post-employment benefits, and disability, early retirement and other post-employment benefits. The measurement date for all defined benefit plans is December 31 of each fiscal year.

Components of net periodic benefit cost for our Automotive, Railcar and Food Packaging segments for the three and six months ended June 30, 2012 and 2011 are as follows:

	Pension Benefits		Other Post-Employment Benefits
	Three Months Ended June 30,		Three Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Service cost	$7	$7	$—	$—
Interest cost	20	20	4	5
Expected return on plan assets	(16)	(17)	—	—
Amortization of actuarial losses	9	7	—	—
Amortization of prior service credit	—	—	(4)	(4)
	$20	$17	$—	$1

	Pension Benefits		Other Post-Employment Benefits
	Six Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Service cost	$14	$14	$—	$—
Interest cost	41	42	8	10
Expected return on plan assets	(32)	(34)	—	—
Amortization of actuarial losses	19	13	—	—
Amortization of prior service credit	—	—	(8)	(8)
Settlement gain	(1)	—	—	—
	$41	$35	$—	$2

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.

As of June 30, 2012, our nine reporting segments are: (1) Investment; (2) Automotive; (3) Energy; (4) Gaming; (5) Railcar; (6) Food Packaging; (7) Metals; (8) Real Estate and (9) Home Fashion. In addition to our nine reporting segments, we present the results of Icahn Enterprises Holdings, on an unconsolidated basis, and investment activity and expenses associated therewith. See Note 3, “Operating Units,” for a detailed description of each of our reporting segments.

We assess and measure segment operating results based on net income attributable to Icahn Enterprises Holdings as disclosed below. Certain terms of financings for certain of our segments impose restrictions on the segments' ability to transfer funds to us, including restrictions on dividends, distributions, loans and other transactions.

As described in Note 3, our Investment segment acquired a controlling interest in Tropicana on November 15, 2010 and, therefore, we consolidated the results of Tropicana effective November 15, 2010. As further described in Note 3, through a distribution-in-kind transaction from our Investment segment directly to us, we directly own the investment in Tropicana's common stock effective April 29, 2011. Through an additional distribution-in-kind transaction from our Investment segment directly to us, we directly owned the investment in Tropicana's Exit Facility effective June 30, 2011. Our management evaluates the aggregate performance of the Investment segment with all of its investments stated on a fair value basis, including its investment in Tropicana. Accordingly, although we are required to consolidate the results of Tropicana effective November 15, 2010 and separately report their results as part of our Gaming segment, the column representing our Investment segment's results include the investment in Tropicana on a fair value basis during the three months ended March 31, 2011. For such period, we eliminate the fair value effects of Tropicana in the column labeled “Eliminations.”

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.  – (continued)

Condensed statements of operations by reporting segment for the three and six months ended June 30, 2012 and 2011 are presented below:

	Three Months Ended June 30, 2012
	Investment	Automotive	Energy(1)	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Consolidated
	(in millions)
Revenues:
Net sales	$—	$1,704	$1,412	$—	$135	$86	$303	$3	$64	$—	$3,707
Other revenues from operations	—	—	—	164	20	—	—	20	—	—	204
Net gain from investment activities	280	—	—	—	—	—	—	—	—	(2)	278
Interest and dividend income	14	1	—	—	1	—	—	—	—	1	17
Other (loss) income, net	1	4	(2)	(6)	—	(2)	1	1	1	1	(1)
	295	1,709	1,410	158	156	84	304	24	65	—	4,205
Expenses:
Cost of goods sold	—	1,450	1,238	—	107	67	311	1	55	—	3,229
Other expenses from operations	—	—	—	82	14	—	—	12	—	—	108
Selling, general and administrative	8	186	36	64	8	11	7	4	9	4	337
Restructuring	—	8	—	—	—	—	—	—	1	—	9
Impairment	—	28	—	2	—	—	—	—	2	—	32
Interest expense	—	35	9	4	5	5	—	1	—	69	128
	8	1,707	1,283	152	134	83	318	18	67	73	3,843
Income (loss) before income tax (expense) benefit	287	2	127	6	22	1	(14)	6	(2)	(73)	362
Income tax (expense) benefit	—	29	(48)	(2)	(9)	—	—	—	—	118	88
Net income (loss)	287	31	79	4	13	1	(14)	6	(2)	45	450
Less: net income attributable to non-controlling interests	(171)	(9)	(22)	(2)	(6)	—	—	—	—	—	(210)
Net income (loss) attributable to Icahn Enterprises Holdings	$116	$22	$57	$2	$7	$1	$(14)	$6	$(2)	$45	$240
Supplemental information:
Capital expenditures	$—	$93	$31	$11	$78	$11	$7	$1	$—	$—	$232
Depreciation and amortization(2)	$—	$71	$30	$7	$6	$5	$6	$6	$2	$—	$133

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.  – (continued)

	Three Months Ended June 30, 2011
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Eliminations	Consolidated
	(in millions)
Revenues:
Net sales	$—	$1,800	$—	$94	$89	$288	$4	$82	$—	$—	$2,357
Other revenues from operations	—	—	145	18	—	—	20	—	—	—	183
Net gain from investment activities	575	—	—	—	—	—	—	—	15	—	590
Interest and dividend income	26	2	—	1	—	—	—	—	—	(2)	27
Other (loss) income, net	(19)	3	—	(3)	—	—	1	2	1	—	(15)
	582	1,805	145	110	89	288	25	84	16	(2)	3,142
Expenses:
Cost of goods sold	—	1,501	—	86	66	278	3	75	—	—	2,009
Other expenses from operations	—	—	79	13	—	—	12	—	—	—	104
Selling, general and administrative	9	185	61	5	11	7	4	15	7	—	304
Restructuring	—	—	—	—	—	—	—	1	—	—	1
Impairment	—	3	—	—	—	—	—	—	—	—	3
Interest expense	6	35	3	6	5	—	2	1	55	—	113
	15	1,724	143	110	82	285	21	92	62	—	2,534
Income (loss) before income tax (expense) benefit	567	81	2	—	7	3	4	(8)	(46)	(2)	608
Income tax (expense) benefit	—	(17)	1	—	(2)	—	—	—	(6)	—	(24)
Net income (loss)	567	64	3	—	5	3	4	(8)	(52)	(2)	584
Less: net (income) loss attributable to non-controlling interests	(278)	(18)	(2)	—	(1)	—	—	3	—	1	(295)
Net income (loss) attributable to Icahn Enterprises Holdings	$289	$46	$1	$—	$4	$3	$4	$(5)	$(52)	$(1)	$289
Supplemental information:
Capital expenditures	$—	$77	$10	$1	$9	$6	$—	$—	$—	$—	$103
Depreciation and amortization(2)	$—	$71	$8	$6	$4	$5	$6	$2	$—	$—	$102

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.  – (continued)

	Six Months Ended June 30, 2012
	Investment	Automotive	Energy(1)	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Consolidated
	(in millions)
Revenues:
Net sales	$—	$3,468	$1,412	$—	$299	$169	$635	$3	$120	$—	$6,106
Other revenues from operations	—	—	—	319	37	—	—	40	—	—	396
Net gain from investment activities	330	—	—	—	—	—	—	—	—	6	336
Interest and dividend income	37	2	—	—	2	—	—	—	—	1	42
Other (loss) income, net	(1)	13	(2)	(8)	—	(2)	1	2	2	4	9
	366	3,483	1,410	311	338	167	636	45	122	11	6,889
Expenses:
Cost of goods sold	—	2,937	1,238	—	244	130	642	1	109	—	5,301
Other expenses from operations	—	—	—	162	28	—	—	24	—	—	214
Selling, general and administrative	11	387	36	126	14	24	14	7	19	8	646
Restructuring	—	14	—	—	—	—	—	—	2	—	16
Impairment	—	29	—	2	—	—	—	—	3	—	34
Interest expense	2	71	9	6	10	10	—	2	—	135	245
	13	3,438	1,283	296	296	164	656	34	133	143	6,456
Income (loss) before income tax (expense) benefit	353	45	127	15	42	3	(20)	11	(11)	(132)	433
Income tax (expense) benefit	—	20	(48)	(1)	(17)	(1)	4	—	—	161	118
Net income (loss)	353	65	79	14	25	2	(16)	11	(11)	29	551
Less: net income attributable to non-controlling interests	(205)	(19)	(22)	(4)	(11)	(1)	—	—	—	—	(262)
Net income (loss) attributable to Icahn Enterprises Holdings	$148	$46	$57	$10	$14	$1	$(16)	$11	$(11)	$29	$289
Supplemental information:
Capital expenditures	$—	$223	$31	$23	$119	$23	$9	$1	$—	$—	$429
Depreciation and amortization(2)	$—	$140	$30	$16	$11	$9	$12	$11	$4	$—	$233

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.  – (continued)

	Six Months Ended June 30, 2011
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Eliminations	Consolidated
	(in millions)
Revenues:
Net sales	$—	$3,524	$—	$163	$169	$567	$5	$180	$—	$—	$4,608
Other revenues from operations	—	—	302	34	—	—	40	—	—	—	376
Net gain from investment activities	1,191	—	—	—	—	—	—	—	25	(9)	1,207
Interest and dividend income	60	3	—	2	—	—	—	—	1	(5)	61
Other (loss) income, net	(48)	12	—	(5)	—	—	1	3	5	—	(32)
	1,203	3,539	302	194	169	567	46	183	31	(14)	6,220
Expenses:
Cost of goods sold	—	2,946	—	153	127	539	4	165	—	—	3,934
Other expenses from operations	—	—	163	26	—	—	23	—	—	—	212
Selling, general and administrative	22	374	129	12	22	13	8	31	12	—	623
Restructuring	—	1	—	—	—	—	—	3	—	—	4
Impairment	—	3	—	—	—	—	—	—	—	—	3
Interest expense	9	70	5	11	10	—	4	1	112	—	222
	31	3,394	297	202	159	552	39	200	124	—	4,998
Income (loss) before income tax (expense) benefit	1,172	145	5	(8)	10	15	7	(17)	(93)	(14)	1,222
Income tax (expense) benefit	—	(31)	3	3	(3)	(4)	—	—	(10)	—	(42)
Net income (loss)	1,172	114	8	(5)	7	11	7	(17)	(103)	(14)	1,180
Less: net (income) loss attributable to non-controlling interests	(630)	(31)	(5)	2	(2)	—	—	6	—	9	(651)
Net income (loss) attributable to Icahn Enterprises Holdings	$542	$83	$3	$(3)	$5	$11	$7	$(11)	$(103)	$(5)	$529
Supplemental information:
Capital expenditures	$—	$177	$13	$2	$14	$12	$—	$—	$—	$—	$218
Depreciation and amortization(2)	$—	$139	$18	$12	$8	$10	$11	$5	$—	$—	$203

(1)	We consolidated CVR effective May 4, 2012.
(2)	Excludes amounts related to the amortization of debt discounts and premiums.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.  – (continued)

Condensed balance sheets by reporting segment as of June 30, 2012 and December 31, 2011 are presented below:

	June 30, 2012
	Investment	Automotive	Energy	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Consolidated
	(in millions)
ASSETS
Cash and cash equivalents	$13	$716	$693	$225	$250	$38	$29	$54	$63	$1,128	$3,209
Cash held at consolidated affiliated partnerships and restricted cash	1,346	—	—	18	—	1	3	2	—	2	1,372
Investments	4,982	248	—	35	46	—	—	—	14	61	5,386
Accounts receivable, net	—	1,379	214	17	20	58	121	7	49	—	1,865
Inventories, net	—	988	514	—	110	59	128	—	63	—	1,862
Property, plant and equipment, net	—	1,862	2,588	422	302	145	138	673	87	3	6,220
Goodwill and intangible assets, net	—	1,779	1,249	69	7	13	28	83	3	—	3,231
Other assets	133	320	104	58	30	30	44	16	30	116	881
Total assets	$6,474	$7,292	$5,362	$844	$765	$344	$491	$835	$309	$1,310	$24,026
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other liabilities	$334	$1,855	$1,442	$142	$146	$68	$74	$20	$38	$133	$4,252
Securities sold, not yet purchased, at fair value	548	—	—	—	—	—	—	—	—	—	548
Due to brokers	4	—	—	—	—	—	—	—	—	—	4
Post-employment benefit liability	—	1,237	—	—	9	54	3	—	—	—	1,303
Debt	—	2,788	907	171	275	216	4	74	—	3,761	8,196
Total liabilities	886	5,880	2,349	313	430	338	81	94	38	3,894	14,303
Equity attributable to Icahn Enterprises Holdings	2,076	1,019	2,081	355	186	1	410	741	271	(2,584)	4,556
Equity attributable to non-controlling interests	3,512	393	932	176	149	5	—	—	—	—	5,167
Total equity	5,588	1,412	3,013	531	335	6	410	741	271	(2,584)	9,723
Total liabilities and equity	$6,474	$7,292	$5,362	$844	$765	$344	$491	$835	$309	$1,310	$24,026

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

14. Segment Reporting.  – (continued)

December 31, 2011
	Investment	Automotive	Gaming	Railcar	Food Packaging	Metals	Real Estate	Home Fashion	Icahn Enterprises Holdings	Consolidated
(in millions)
ASSETS
Cash and cash equivalents	$7	$953	$150	$307	$66	$7	$216	$55	$517	$2,278
Cash held at consolidated affiliated partnerships and restricted cash	4,941	—	16	—	2	2	2	—	16	4,979
Investments	8,448	228	34	45	—	—	—	13	170	8,938
Accounts receivable, net	—	1,169	19	34	53	98	5	46	—	1,424
Inventories, net	—	956	—	96	53	163	—	76	—	1,344
Property, plant and equipment, net	—	1,855	416	194	131	134	679	93	3	3,505
Goodwill and intangible assets, net	—	1,808	77	7	14	30	87	3	—	2,026
Other assets	81	319	58	21	31	42	15	33	53	653
Total assets	$13,477	$7,288	$770	$704	$350	$476	$1,004	$319	$759	$25,147
LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other liabilities	$162	$1,875	$145	$110	$75	$85	$23	$36	$332	$2,843
Securities sold, not yet purchased, at fair value	4,476	—	—	—	—	—	—	—	—	4,476
Due to brokers	2,171	—	—	—	—	—	—	—	—	2,171
Post-employment benefit liability	—	1,272	—	9	56	3	—	—	—	1,340
Debt	—	2,798	49	275	216	4	75	—	3,046	6,463
Total liabilities	6,809	5,945	194	394	347	92	98	36	3,378	17,293
Equity attributable to Icahn Enterprises Holdings	3,282	967	402	172	(1)	384	906	283	(2,619)	3,776
Equity attributable to non-controlling interests	3,386	376	174	138	4	—	—	—	—	4,078
Total equity	6,668	1,343	576	310	3	384	906	283	(2,619)	7,854
Total liabilities and equity	$13,477	$7,288	$770	$704	$350	$476	$1,004	$319	$759	$25,147

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

15. Income Taxes.

For the three months ended June 30, 2012, we recorded an income tax benefit of $88 million on pre-tax income of $362 million compared to an income tax expense of $24 million on pre-tax income of $608 million for the three months ended June 30, 2011. Our effective income tax rate was (24.3)% and 3.9% for the three months ended June 30, 2012 and 2011, respectively.

For the six months ended June 30, 2012, we recorded an income tax benefit of $118 million on pre-tax income of $433 million compared to an income tax expense of $42 million on pre-tax income of approximately $1.2 billion for the six months ended June 30, 2011. Our effective income tax rate was (27.3)% and 3.4% for the six months ended June 30, 2012 and 2011, respectively.

The difference between the effective tax rate and statutory federal rate of 35% is principally due to changes in valuation allowances and partnership income not subject to taxation, as such taxes are the responsibility of the partners. In February, 2012, WPH merged into a newly formed single member limited liability company owned by American Entertainment Properties Corp (“AEP”), a wholly owned subsidiary of ours. The merger constituted a tax-free reorganization and resulted in the release of approximately $48 million of WPH's valuation allowance. Also, on May 4, 2012, AEP acquired a controlling interest in CVR. In conjunction with this acquisition, AEP re-evaluated the future estimated realization of its deferred tax assets which resulted in the release of approximately $111 million of its valuation allowance.

Additionally, in conjunction with Federal-Mogul's ongoing review of its actual results and anticipated future earnings, Federal-Mogul reassesses the possibility of releasing valuation allowances. The factors considered by management in its determination of the probability of the realization of the deferred tax assets include but are not limited to: recent adjusted historical financial results; historical taxable income; projected future taxable income; the expected timing of the reversals of existing temporary differences; and tax planning strategies. Based upon this assessment, Federal-Mogul has concluded based on available evidence that the deferred tax assets in Germany are more likely than not to be realized. Based upon this conclusion, a valuation allowance was reversed, a portion of which is expected to be realized through current year ordinary income and is therefore included in the annual effective rate. The remaining portion relates to the anticipated realization in future years and is therefore recognized as a discrete event in the three months ended June 30, 2012.

Federal-Mogul believes that it is reasonably possible that its unrecognized tax benefits in multiple jurisdictions may decrease in the next 12 months due to audit settlements or statute expirations. During each of the three and six months ended June 30, 2012, a tax position became effectively settled and decreased unrecognized tax benefits by $298 million, of which only $19 million was included in the income tax benefit due to the impact of valuation allowances.

Federal-Mogul has concluded that there is more than a remote possibility that existing valuation allowances of up to $260 million as of June 30, 2012 could be released within the next 12 months. If releases of such valuation allowances occur, they may have a significant impact on net income in the quarter in which it is deemed appropriate to release the reserve.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

16. Accumulated Other Comprehensive Loss.

Accumulated other comprehensive loss consists of the following:

	June 30, 2012	December 31, 2011
	(in millions)
Post-employment benefits, net of tax	$(406)	$(415)
Hedge instruments, net of tax	(66)	(80)
Translation adjustments and other, net of tax	(386)	(360)
	$(858)	$(855)

17. Other (Loss) Income, Net.

Other (loss) income, net consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in millions)
Loss on extinguishment of debt	$—	$—	$(2)	$—
Realized and unrealized loss on derivatives, net	(3)	—	(3)	—
Dividend expense related to securities sold, not yet purchased	(1)	(19)	(3)	(32)
(Loss) gain on disposition of assets	(2)	2	1	—
Appreciation on deferred management fee	—	—	—	(13)
Equity earnings from non-consolidated affiliates	13	8	24	16
Foreign currency translation loss	(5)	(5)	(7)	(6)
Other	(3)	(1)	(1)	3
	$(1)	$(15)	$9	$(32)

18. Commitments and Contingencies.

Investment

Exit Facility

In connection with Tropicana's completion of the Restructuring Transactions (see Note 3, “Operating Units-Gaming”), Tropicana entered into the Exit Facility, as amended, which consists of a (i) $130 million Term Loan Facility issued at a discount of 7%, which was funded on March 8, 2010, the Effective Date and (ii) $20 million Revolving Facility. Each of the Investment Funds was a lender under the Exit Facility and, in the aggregate, held over 50% of the loans under the Term Loan Facility and was obligated to provide 100% of any amounts borrowed by Tropicana under the Revolving Facility. As described in Note 3, on June 30, 2011, the Investment Funds made a distribution-in-kind of their investment in the Exit Facility to us and as a result we became the lenders under the Exit Facility. As further discussed in Note 11, “Debt,” in March 2012, Tropicana paid in full the remaining amounts outstanding under the Exit Facility and the Revolving Facility was canceled therewith.

Dynegy Inc.

On November 4, 2011, Resources Capital Management Corp., Roseton OL, LLC, and Danskammer OL, LLC, filed an action in Supreme Court of New York, New York County, against Dynegy Inc. (“Dynegy”), various affiliates of Dynegy, certain members of the Board of Directors of Dynegy, and various other defendants, including Icahn Capital. The plaintiffs are seeking an unspecified amount of damages for alleged breaches of fiduciary obligation, as well as declaratory and other equitable relief regarding certain notes and related contracts. Icahn Capital is named as a defendant and is being sued for allegedly aiding and abetting

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

Dynegy and its directors in the alleged breaches of fiduciary obligation, tortious interference, and unjust enrichment. On June 5, 2012, the Complaint was dismissed with prejudice.

On March 28, 2012, an action was filed in NY Supreme Court, entitled Silsby v. Icahn et. al. Defendants include Carl C. Icahn and Dynegy Inc, as well as two of our officers. The action purports to be brought as a class action on behalf of Dynegy shareholders who acquired their shares between September 2011 and March 2012. The Complaint alleges violations of the federal securities laws in defendants' allegedly making false and misleading statements in securities filings that artificially inflated the price of Dynegy stock. The individual defendants are alleged to have been controlling persons of Dynegy. Plaintiff is seeking damages in an unspecified amount. Subsequent to the filing of this action, Dynegy filed for bankruptcy, and the Court has stayed the litigation against Dynegy, pursuant to the automatic stay provisions of the Bankruptcy Code. By agreement, defendants have not yet responded to the Complaint. However, defendants believe they have meritorious defenses to the claims.

Automotive

Environmental Matters

Federal-Mogul is a defendant in lawsuits filed, or the recipient of administrative orders issued or demand letters received, in various jurisdictions pursuant to the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”) or other similar national, provincial or state environmental remedial laws. These laws provide that responsible parties may be liable to pay for remediating contamination resulting from hazardous substances that were discharged into the environment by them, by prior owners or occupants of property they currently own or operate, or by others to whom they sent such substances for treatment or other disposition at third party locations. Federal-Mogul has been notified by the United States Environmental Protection Agency, other national environmental agencies, and various provincial and state agencies that it may be a potentially responsible party (“PRP”) under such laws for the cost of remediating hazardous substances pursuant to CERCLA and other national and state or provincial environmental laws. PRP designation often results in the funding of site investigations and subsequent remedial activities.

Many of the sites that are likely to be the costliest to remediate are often current or former commercial waste disposal facilities to which numerous companies sent wastes. Despite the potential joint and several liability which might be imposed on Federal-Mogul under CERCLA and some of the other laws pertaining to these sites, its share of the total waste sent to these sites has generally been small. Federal-Mogul believes its exposure for liability at these sites is limited.

Federal-Mogul has also identified certain other present and former properties at which it may be responsible for cleaning up or addressing environmental contamination, in some cases as a result of contractual commitments and/or federal or state environmental laws. Federal-Mogul is actively seeking to resolve these actual and potential statutory, regulatory and contractual obligations. Although difficult to quantify based on the complexity of the issues, Federal-Mogul has accrued amounts corresponding to its best estimate of the costs associated with such regulatory and contractual obligations on the basis of available information from site investigations and best professional judgment of consultants.

Total environmental liabilities, determined on an undiscounted basis, were $15 million and $16 million at June 30, 2012 and December 31, 2011, respectively, and are included in accrued expenses and other liabilities in our consolidated balance sheets.

Federal-Mogul believes that recorded environmental liabilities will be adequate to cover its estimated liability for its exposure in respect to such matters. In the event that such liabilities were to significantly exceed the amounts recorded by Federal-Mogul, our Automotive segment's results of operations could be

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

materially affected. At June 30, 2012, Federal-Mogul estimates reasonably possible material additional losses, above and beyond its best estimate of required remediation costs as recorded, to approximate $41 million.

Asset Retirement Obligations

Federal-Mogul has identified sites with contractual obligations and several sites that are closed or expected to be closed and sold. In connection with these sites, Federal-Mogul has accrued $21 million and $22 million at June 30, 2012 and December 31, 2011, respectively, for ARO, primarily related to anticipated costs of removing hazardous building materials, and has considered impairment issues that may result from capitalization of these ARO amounts.

Federal-Mogul has conditional asset retirement obligations (“CARO”), primarily related to removal costs of hazardous materials in buildings, for which it believes reasonable cost estimates cannot be made at this time because it does not believe it has a reasonable basis to assign probabilities to a range of potential settlement dates for these retirement obligations. Accordingly, Federal-Mogul is currently unable to determine amounts to accrue for CARO at such sites.

Energy

Leases and Unconditional Purchase Obligations

The minimum required payments for CVR's lease agreements and unconditional purchase obligations are as follows:

	Operating Leases	Unconditional Purchase Obligations(1)
	(in millions)
Six months ending December 31, 2012	$5	$64
Year ending December 31, 2013	9	127
Year ending December 31, 2014	7	114
Year ending December 31, 2015	6	103
Year ending December 31, 2016	5	103
Thereafter	8	457
	$40	$968

(1)	This amount includes $498 million payable ratably over nine years pursuant to petroleum transportation service agreements between CRRM and TransCanada Keystone Pipeline, LP (“TransCanada”). Under the agreements, CRRM will receive transportation for at least 25,000 barrels per day of crude oil with a delivery point at Cushing, Oklahoma for a term of ten years on TransCanada's Keystone pipeline system. CRRM began receiving crude oil under the agreements in the first quarter of fiscal 2011.

CVR leases various equipment, including rail cars, and real properties under long-term operating leases expiring at various dates. For the period May 5, 2012 through June 30, 2012, lease expense approximated $2 million. The lease agreements have various remaining terms. Some agreements are renewable, at CVR's option, for additional periods. It is expected, in the ordinary course of business, that leases will be renewed or replaced as they expire. Additionally, in the normal course of business, CVR has long-term commitments to purchase oxygen, nitrogen, electricity, storage capacity and pipeline transportation services.

CVR LP entered into a pet coke supply agreement with HollyFrontier Corporation which became effective on March 1, 2012. The initial term ends in 2013 and the agreement is subject to renewal.

Litigation

From time to time, CVR is involved in various lawsuits arising in the normal course of business, including matters such as those described below under, “Environmental, Health and Safety (“EHS”)

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

Matters.” Liabilities related to such litigation are recognized when the related costs are probable and can be reasonably estimated. These provisions are reviewed at least quarterly and adjusted to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. It is possible that CVR's management estimates of the outcomes will change within the next year due to uncertainties inherent in litigation and settlement negotiations. In the opinion of CVR management, the ultimate resolution of any other litigation matters is not expected to have a material adverse effect on the consolidated financial statements. There can be no assurance that CVR management's beliefs or opinions with respect to liability for potential litigation matters are accurate.

Samson Resources Company, Samson Lone Star, LLC and Samson Contour Energy E&P, LLC (together, “Samson”) filed fifteen lawsuits in federal and state courts in Oklahoma and two lawsuits in state courts in New Mexico against CRRM and other defendants between March 2009 and July 2009. In addition, in May 2010, separate groups of plaintiffs (the “Anstine and Arrow cases”) filed two lawsuits against CRRM and other defendants in state court in Oklahoma and Kansas. All of the lawsuits filed in state court were removed to federal court. All of the lawsuits (except for the New Mexico suits, which remained in federal court in New Mexico) were then transferred to the Bankruptcy Court for the United States District Court for the District of Delaware, where the Sem Group bankruptcy resides. In March 2011, CRRM was dismissed without prejudice from the New Mexico suits. All of the lawsuits allege that Samson or other respective plaintiffs sold crude oil to a group of companies, which generally are known as SemCrude or SemGroup (collectively, “Sem”), which later declared bankruptcy and that Sem has not paid such plaintiffs for all of the crude oil purchased from Sem. The Samson lawsuits further allege that Sem sold some of the crude oil purchased from Samson to J. Aron & Company (“J. Aron”) and that J. Aron sold some of this crude oil to CRRM. All of the lawsuits seek the same remedy, the imposition of a trust, an accounting and the return of crude oil or the proceeds therefrom. The amount of the plaintiffs' alleged claims is unknown since the price and amount of crude oil sold by the plaintiffs and eventually received by CRRM through Sem and J. Aron, if any, is unknown. CRRM timely paid for all crude oil purchased from J. Aron. On January 26, 2011, CRRM and J. Aron entered into an agreement whereby J. Aron agreed to indemnify and defend CRRM from any damage, out-of-pocket expense or loss in connection with any crude oil involved in the lawsuits which CRRM purchased through J. Aron, and J. Aron agreed to reimburse CRRM's prior attorney fees and out-of-pocket expenses in connection with the lawsuits. Samson and CRRM entered a stipulation of dismissal with respect to all of the Samson cases and the Samson cases were dismissed with prejudice on February 8, 2012. The dismissal does not pertain to the Anstine and Arrow cases.

On June 21, 2012, Goldman, Sachs & Co. (“GS”) filed suit against CVR in state court in New York, alleging that CVR failed to pay GS approximately $18.5 million in fees allegedly due to GS by CVR pursuant to an engagement letter dated March 21, 2012, which according to the allegations set forth in the complaint, provided that GS was engaged by CVR to assist CVR and the CVR board of directors in connection with a tender offer for CVR's common stock made by Carl C. Icahn and certain of his affiliates. CVR believes it has meritorious defenses and intends to vigorously defend against the suit. This amount has been fully accrued as of June 30, 2012.

CRNF received a ten-year property tax abatement from Montgomery County, Kansas in connection with the construction of the nitrogen fertilizer plant that expired on December 31, 2007. In connection with the expiration of the abatement, the county reassessed CRNF's nitrogen fertilizer plant and classified the nitrogen fertilizer plant as almost entirely real property instead of almost entirely personal property. The reassessment resulted in an increase in CRNF's annual property tax expense by an average of $11 million per year for each of the years ended December 31, 2008 and 2009, $12 million for the year ended December 31, 2010 and $11 million for the year ended December 31, 2011. CRNF does not agree with the county's classification of its nitrogen fertilizer plant and has been disputing it before the Kansas Court of Tax Appeals, or COTA. However, CRNF has fully accrued and paid the property taxes the county claims are owed for the years ended

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

December 31, 2011, 2010, 2009 and 2008 and has estimated and accrued for property tax for the first six months of fiscal 2012. This property tax expense is included in cost of goods sold in our Energy segment's financial results. In January 2012, COTA issued a ruling indicating that the assessment in 2008 of CRNF's fertilizer plant as almost entirely real property instead of almost entirely personal property was appropriate. CRNF disagrees with the ruling and filed a petition for reconsideration with COTA (which was denied) and has filed an appeal to the Kansas Court of Appeals. CRNF is also appealing the valuation of the CRNF fertilizer plant for tax years 2009 through 2012, which cases remain pending before COTA. If CRNF is successful in having the nitrogen fertilizer plant reclassified as personal property, in whole or in part, then a portion of the accrued and paid property tax expenses would be refunded to CRNF, which could have a material positive effect on our Energy segment's results of operations. If CRNF is not successful in having the nitrogen fertilizer plant reclassified as personal property, in whole or in part, then CRNF expects that it will continue to pay property taxes at elevated rates.

Flood, Crude Oil Discharge and Insurance

Crude oil was discharged from CVR's Coffeyville refinery on July 1, 2007, due to the short amount of time available to shut down and secure the refinery in preparation for the flood that occurred on June 30, 2007. In connection with the discharge, CVR received in May 2008 notices of claims from 16 private claimants under the Oil Pollution Act (“OPA”) in an aggregate amount of approximately $4 million (plus punitive damages). In August 2008, those claimants filed suit against CVR in the United States District Court for the District of Kansas in Wichita (the “Angleton Case”). In October 2009 and June 2010, companion cases to the Angleton Case were filed in the United States District Court for the District of Kansas in Wichita, seeking a total of approximately $3 million (plus punitive damages) for three additional plaintiffs as a result of the July 1, 2007 crude oil discharge. CVR has settled all of the claims with the plaintiffs from the Angleton Case and has settled all of the claims except for one of the plaintiffs from the companion cases. CVR believes that the resolution of the remaining claim will not have a material adverse effect on our Energy segment's financial results.

As a result of the crude oil discharge that occurred on July 1, 2007, CVR entered into an administrative order on consent (the “Consent Order”) with the U.S. Environmental Protection Agency (the “EPA”) on July 10, 2007. As set forth in the Consent Order, the EPA concluded that the discharge of crude oil from CVR's Coffeyville refinery caused an imminent and substantial threat to the public health and welfare. Pursuant to the Consent Order, CVR agreed to perform specified remedial actions to respond to the discharge of crude oil from CVR's refinery. The substantial majority of all required remedial actions were completed by January 31, 2009. CVR prepared and provided its final report to the EPA in January 2011 to satisfy the final requirement of the Consent Order. In April 2011, the EPA provided CVR with a notice of completion indicating that CVR has no continuing obligations under the Consent Order, while reserving its rights to recover oversight costs and penalties.

On October 25, 2010, CVR received a letter from the United States Coast Guard on behalf of the EPA seeking $2 million in oversight cost reimbursement. CVR responded by asserting defenses to the Coast Guard's claim for oversight costs. On September 23, 2011, the United States Department of Justice (“DOJ”), acting on behalf of the EPA and the United States Coast Guard, filed suit against CRRM in the United States District Court for the District of Kansas seeking (i) recovery from CRRM of the EPA's oversight costs under the OPA, (ii) a civil penalty under the Clean Water Act (as amended by the OPA) and (iii) recovery from CRRM related to alleged non-compliance with the Clean Air Act's Risk Management Program (“RMP”). (See “Environmental, Health and Safety (“EHS”) Matters” below.) CVR has reached an agreement in principle with the DOJ to resolve the DOJ's claims. CVR anticipates that civil penalties associated with the proceeding will exceed $100,000; however, CVR does not anticipate that civil penalties or any other costs associated with the proceeding will be material. The discovery in the lawsuit is temporarily stayed while the parties attempt to finalize that agreement in a consent decree.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

CVR is seeking insurance coverage for this release and for the ultimate costs for remediation and third-party property damage claims. On July 10, 2008, CVR filed a lawsuit in the United States District Court for the District of Kansas against certain of CVR's environmental insurance carriers requesting insurance coverage indemnification for the June/July 2007 flood and crude oil discharge losses. Each insurer reserved its rights under various policy exclusions and limitations and cited potential coverage defenses. Although the Court has now issued summary judgment opinions that eliminate the majority of the insurance defendants' reservations and defenses, CVR cannot be certain of the ultimate amount or timing of such recovery because of the difficulty inherent in projecting the ultimate resolution of CVR's claims. CVR has received $25 million of insurance proceeds under its primary environmental liability insurance policy which constitutes full payment to CVR of the primary pollution liability policy limit.

The lawsuit with the insurance carriers under the environmental policies remains the only unsettled lawsuit with the insurance carriers related to these events.

Environmental, Health and Safety (“EHS”) Matters

CRRM, Coffeyville Resources Crude Transportation, LLC (“CRCT”), Coffeyville Resources Terminal, LLC (“CRT”), and Wynnewood Refining Company, LLC (“WRC”), all of which are wholly owned subsidiaries of CVR, and CRNF are subject to various stringent federal, state, and local EHS rules and regulations. Liabilities related to EHS matters are recognized when the related costs are probable and can be reasonably estimated. Estimates of these costs are based upon currently available facts, existing technology, site-specific costs, and currently enacted laws and regulations. In reporting EHS liabilities, no offset is made for potential recoveries.

CRRM, CRNF, CRCT, WRC and CRT own and/or operate manufacturing and ancillary operations at various locations directly related to petroleum refining and distribution and nitrogen fertilizer manufacturing. Therefore, CRRM, CRNF, CRCT, WRC and CRT have exposure to potential EHS liabilities related to past and present EHS conditions at these locations. Under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the Resource Conservation and Recovery Act (“RCRA”), and related state laws, certain persons may be liable for the release or threatened release of hazardous substances. These persons include the current owner or operator of property where a release or threatened release occurred, any persons who owned or operated the property when the release occurred, and any persons who disposed of, or arranged for the transportation or disposal of, hazardous substances at a contaminated property. Liability under CERCLA is strict, and under certain circumstances, joint and several, so that any responsible party may be held liable for the entire cost of investigating and remediating the release of hazardous substances. Similarly, the Oil Pollution Act of 1990 (“OPA”) generally subjects owners and operators of facilities to strict, joint and several liability for all containment and cleanup costs, natural resource damages, and potential governmental oversight costs arising from oil spills into the waters of the United States.

CRRM and CRT have agreed to perform corrective actions at the Coffeyville, Kansas refinery and the now-closed Phillipsburg, Kansas terminal facility, pursuant to Administrative Orders on Consent issued under RCRA to address historical contamination by the prior owners (RCRA Docket No. VII-94-H-0020 and Docket No. VII-95-H-011, respectively). As of June 30, 2012, environmental accruals of $2 million were reflected in the consolidated balance sheets for probable and estimated costs for remediation of environmental contamination under the RCRA Administrative Orders. CVR's accruals were determined based on an estimate of payment costs through 2031, for which the scope of remediation was arranged with the EPA, and were discounted at the appropriate risk free rates at June 30, 2012. The accruals include estimated closure and post-closure costs of $1 million for the two landfills at June 30, 2012.

CVR's management periodically reviews and, as appropriate, revises its environmental accruals. Based on current information and regulatory requirements, CVR's management believes that the accruals established for environmental expenditures are adequate.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

CRRM, CRNF, CRCT, WRC and CRT are subject to extensive and frequently changing federal, state and local, environmental and health and safety laws and regulations governing the emission and release of hazardous substances into the environment, the treatment and discharge of waste water, the storage, handling, use and transportation of petroleum and nitrogen products, and the characteristics and composition of gasoline and diesel fuels. The ultimate impact on CVR's business of complying with evolving laws and regulations is not always clearly known or determinable due in part to the fact that its operations may change over time and certain implementing regulations for laws, such as the federal Clean Air Act, have not yet been finalized, are under governmental or judicial review or are being revised. These laws and regulations could result in increased capital, operating and compliance costs.

In 2007, the EPA promulgated the Mobile Source Air Toxic II (“MSAT II”) rule that requires the reduction of benzene in gasoline by 2011. CRRM and WRC are considered to be small refiners under the MSAT II rule and compliance with the rule is extended until 2015 for small refiners. Capital expenditures to comply with the rule are expected to be approximately $45 million for CRRM and $49 million for WRC.

CRRM's refinery is subject to the Renewable Fuel Standard (“RFS”) which requires refiners to blend “renewable fuels” in with their transportation fuels or purchase renewable energy credits in lieu of blending. The EPA is required to determine and publish the applicable annual renewable fuel percentage standards for each compliance year by November 30 for the forthcoming year. The percentage standards represent the ratio of renewable fuel volume to gasoline and diesel volume. In 2011, about 8% of all fuel used was required to be “renewable fuel.” For 2012, the EPA has proposed to raise the renewable fuel percentage standards to about 9%. Due to mandates in the RFS requiring increasing volumes of renewable fuels to replace petroleum products in the U.S. motor fuel market, there may be a decrease in demand for petroleum products. In addition, CRRM may be impacted by increased capital expenses and production costs to accommodate mandated renewable fuel volumes to the extent that these increased costs cannot be passed on to the consumers. CRRM's small refiner status under the original RFS expired on December 31, 2010. Beginning on January 1, 2011, CRRM was required to blend renewable fuels into its gasoline and diesel fuel or purchase renewable energy credits, known as Renewable Identification Numbers (“RINs”) in lieu of blending. To achieve compliance with the renewable fuel standard for the remainder of 2012, CRRM is able to blend a small amount of ethanol into gasoline sold at its refinery loading rack, but otherwise will have to purchase RINs to comply with the rule. CRRM requested “hardship relief” (an extension of the compliance deadline) from the EPA based on the disproportionate economic impact of the rule on CRRM, but the EPA denied CRRM's request on February 17, 2012. CRRM may appeal the denial of its hardship petition.

WRC's refinery is a small refinery under the RFS and has received a two-year extension of time to comply. Therefore, WRC will have to begin complying with the RFS beginning in 2013 unless a further extension is requested and granted.

The EPA is expected to propose “Tier 3” gasoline sulfur standards in 2012. If the EPA were to propose a standard at the level recently being discussed in the pre-proposal phase by the EPA, CRRM will need to make modifications to its equipment in order to meet the anticipated new standard. It is not anticipated that the Wynnewood refinery would require additional capital to meet the anticipated new standard. CVR does not believe that costs associated with the EPA's proposed Tier 3 rule will be material.

In March 2004, CRRM and CRT entered into a Consent Decree (the “2004 Consent Decree”) with the EPA and the Kansas Department of Health and Environment (the “KDHE”) to resolve air compliance concerns raised by the EPA and KDHE related to Farmland Industries Inc.'s prior ownership and operation of the Coffeyville crude oil refinery and the now-closed Phillipsburg terminal facilities. Under the 2004 Consent Decree, CRRM agreed to install controls to reduce emissions of sulfur dioxide, nitrogen oxides and particulate matter from its FCCU by January 1, 2011. In addition, pursuant to the 2004 Consent Decree, CRRM and CRT assumed cleanup obligations at the Coffeyville refinery and the now-closed Phillipsburg terminal facilities. On

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

June 30, 2009, CRRM submitted a force majeure notice to the EPA and KDHE in which CRRM indicated that it may be unable to meet the 2004 Consent Decree's January 1, 2011 deadline for the installation of controls on the FCCU to reduce emissions of sulfur dioxide and nitrogen oxides because of delays caused by the June/July 2007 flood. In February 2010, CRRM and the EPA agreed to a fifteen month extension of the January 1, 2011, deadline for the installation of FCCU controls which was approved by the Court as a “First Material Modification” to the 2004 Consent Decree. In the First Material Modification, CRRM agreed to offset any incremental emissions resulting from the delay by installing additional controls to existing emission sources over a set timeframe.

In March 2012, CRRM entered into a “Second Consent Decree” with the EPA, which replaces the 2004 Consent Decree (other than the RCRA provisions) and the First Material Modification. The Second Consent Decree gives CRRM more time to install the FCCU controls from the 2004 Consent Decree and expands the scope of the settlement so that it is now considered a “global settlement” under the EPA's “National Petroleum Refining Initiative.” Under the National Petroleum Refining Initiative, the EPA identified industry-wide noncompliance with four “marquee” issues under the Clean Air Act: New Source Review, Flaring, Leak Detection and Repair, and Benzene Waste Operations NESHAP. The National Petroleum Refining Initiative has resulted in most U.S. refineries (representing more than 90% of the US refining capacity) entering into consent decrees imposing civil penalties and requiring the installation of pollution control equipment and enhanced operating procedures. The EPA has indicated that it will seek to have all refiners enter into “global settlements” pertaining to all “marquee” issues. The 2004 Consent Decree covered some, but not all, of the “marquee” issues. The Second Consent Decree covers all of the marquee issues. Under the Second Consent Decree, CVR will be required to pay a civil penalty of less than $1 million and complete the installation of FCCU controls required under the 2004 Consent Decree, the remaining costs of which are expected to be approximately $49 million, of which approximately $47 million is expected to be capital expenditures and complete a voluntary environmental project that will reduce air emissions and conserve water at an estimated cost of $1 million. The incremental capital expenditures associated with the Second Consent Decree would not be material and will be limited primarily to the retrofit and replacement of heaters and boilers over a five to seven year time-frame. The Second Consent Decree was entered by the Court on April 19, 2012.

WRC's refinery has not entered into a global settlement with the EPA and the Oklahoma Department of Environmental Quality (the “ODEQ”) under the National Petroleum Refining Initiative, although it had discussions with the EPA and the ODEQ about doing so. Instead, WRC entered into a Consent Order with the ODEQ in August 2011 (the “Wynnewood Consent Order”). The Wynnewood Consent Order addresses some, but not all, of the traditional marquee issues under the National Petroleum Refining Initiative and addresses certain historic Clean Air Act compliance issues that are generally beyond the scope of a traditional global settlement. Under the Wynnewood Consent Order, WRC paid a civil penalty of $950,000, and agreed to install certain controls, enhance certain compliance programs, and undertake additional testing and auditing. The costs of complying with the Wynnewood Consent Order, other than costs associated with a planned turnaround, are expected to be approximately $2 million. In consideration for entering into the Wynnewood Consent Order, WRC received a broad release from liability from ODEQ. The EPA may later request that WRC enter into a global settlement which, if WRC agreed to do so, would necessitate the payment of a civil penalty and the installation of additional controls.

On February 24, 2010, CRRM received a letter from the DOJ on behalf of the EPA seeking an approximately $1 million civil penalty related to alleged late and incomplete reporting of air releases in violation of CERCLA and the Emergency Planning and Community Right-to-Know Act (“EPCRA”). CVR has reached an agreement with EPA to resolve these claims. The resolution was included in the Second Consent Decree described above pursuant to which CVR has agreed to pay an immaterial civil penalty.

The EPA has investigated CRRM's operation for compliance with the Clean Air Act's RMP. On September 23, 2011, the DOJ, acting on behalf of the EPA and the United States Coast Guard, filed suit

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

against CRRM in the United States District Court for the District of Kansas (in addition to the matters described above, see “Flood, Crude Oil Discharge and Insurance”) seeking recovery from CRRM related to alleged non-compliance with the RMP. CVR anticipates that civil penalties associated with the proceeding will exceed $100,000; however, CVR does not anticipate that civil penalties or any other costs associated with the proceeding will be material. The discovery in the lawsuit is temporarily stayed while the parties attempt to finalize that agreement in a consent decree.

From time to time, the EPA has conducted inspections and issued information requests to CRNF with respect to CVR's compliance with the RMP and the release reporting requirements under CERCLA and the EPCRA. These previous investigations have resulted in the issuance of preliminary findings regarding CRNF's compliance status. In the fourth quarter of 2010, following CRNF's reported release of ammonia from its cooling water system and the rupture of its UAN vessel (which released ammonia and other regulated substances), the EPA conducted its most recent inspection and issued an additional request for information to CRNF. The EPA has not made any formal claims against CVR and CVR has not accrued for any liability associated with the investigations or releases.

WRC has entered into a series of Clean Water Act consent orders with ODEQ. The latest Consent Order (the “CWA Consent Order”), which supersedes other consent orders, became effective in September 2011. The CWA Consent Order addresses alleged noncompliance by WRC with its OPDES permit limits. The CWA Consent Order requires WRC to take corrective action steps, including undertaking studies to determine whether the Wynnewood refinery's wastewater treatment plant capacity is sufficient. The Wynnewood refinery may need to install additional controls or make operational changes to satisfy the requirements of the CWA Consent Order. The cost of additional controls, if any, cannot be predicted at this time. However, based on our experience with wastewater treatment and controls, we do not believe that the costs of the potential corrective actions would be material.

Environmental expenditures are capitalized when such expenditures are expected to result in future economic benefits. For the period May 5, 2012 through June 30, 2012, capital expenditures were $4 million and were incurred to improve the environmental compliance and efficiency of the operations.

CRRM, CRNF, CRCT, WRC and CRT each believes it is in substantial compliance with existing EHS rules and regulations. There can be no assurance that the EHS matters described above or other EHS matters which may develop in the future will not have a material adverse effect on CVR's business, financial condition, or results of operations.

Gaming

Aztar v. Marsh

Aztar filed a broker malpractice and breach of contract action in the Superior Court of New Jersey, Atlantic County, Law Division (the “Court”) on August 12, 2010, against Marsh & McLennan Companies, Marsh, Inc., Marsh USA, Inc. and various fictitious Marsh entities (together, the “Marsh Defendants”). The claim seeks $100 million or more in compensatory damages against the Marsh Defendants, Aztar's risk management and insurance brokers at the time of a 2002 expansion of Tropicana AC by Aztar, including, but not limited to, lost profits, expenses arising from the interruption of operations, attorneys' fees, loss of the use of the insurance proceeds at issue, and litigation expenses resulting from the Marsh Defendants' failure to secure for Aztar business interruption and property damage coverage covering losses sustained by Aztar from the collapse of a parking garage that occurred at Tropicana AC on October 30, 2003.

The Marsh Defendants filed an answer on October 20, 2010 denying the material allegations of the complaint and subsequently filed a Motion to Dismiss for Forum Non Conveniens in December 2010, which motion was denied by the Court on April 12, 2011. On August 18, 2011 the Marsh Defendants filed a Motion for Summary Judgment arguing that the Court should apply the Arizona Statue of Limitations to the action.

ICAHN ENTERPRISES HOLDINGS L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

Aztar filed an objection to the Marsh Defendants' motion on September 23, 2011 arguing, inter alia, that the New Jersey Statute of Limitations applies to the action. The Marsh Defendants filed its Reply on October 3, 2011. The motion was argued in January 2012. In April 2012, the Court granted the Marsh Defendants' motion for Summary Judgment dismissing Aztar's complaint with prejudice. Aztar subsequently filed a Motion for Reconsideration with the Court, which motion is pending the Court's consideration. Any recovery obtained by Aztar in this action will be recoverable by Tropicana as the current owner of Tropicana AC.

Railcar

Environmental Matters

ARI is subject to comprehensive federal, state, local and international environmental laws and regulations relating to the release or discharge of materials into the environment, the management, use, processing, handling, storage, transport or disposal of hazardous materials and wastes, or otherwise relating to the protection of human health and the environment. These laws and regulations not only expose ARI to liability for the environmental condition of its current or formerly owned or operated facilities, and its own negligent acts, but also may expose ARI to liability for the conduct of others or for ARI's actions that were in compliance with all applicable laws at the time these actions were taken. In addition, these laws may require significant expenditures to achieve compliance, and are frequently modified or revised to impose new obligations. Civil and criminal fines and penalties and other sanctions may be imposed for non-compliance with these environmental laws and regulations. ARI's operations that involve hazardous materials also raise potential risks of liability under common law. Management believes that there are no current environmental issues identified that would have a material adverse effect on ARI. Certain real property ARI acquired from ACF Industries LLC (“ACF”) in 1994 has been involved in investigation and remediation activities to address contamination. Substantially all of the issues identified relate to the use of this property prior to its transfer to ARI by ACF and for which ACF has retained liability for environmental contamination that may have existed at the time of transfer to ARI. ACF has also agreed to indemnify ARI for any cost that might be incurred with those existing issues. As of June 30, 2012, ARI does not believe it will incur material costs in connection with any investigation or remediation activities relating to these properties, but it cannot assure that this will be the case. If ACF fails to honor its obligations to ARI, ARI could be responsible for the cost of such remediation. ARI believes that its operations and facilities are in substantial compliance with applicable laws and regulations and that any noncompliance is not likely to have a material adverse effect on its operations or financial condition.

Other Matters

One of ARI's joint ventures entered into a credit agreement in December 2007. Effective August 5, 2009, ARI and the other initial partner acquired this loan from the lenders party thereto, with each party acquiring a 50% interest in the loan. The total commitment under the term loan is $60 million with an additional $10 million commitment under the revolving loan. ARI is responsible to fund 50% of the loan commitments. The balance outstanding on these loans, due to ARI, was $37 million of principal and accrued interest as of June 30, 2012. ARI's share of the remaining commitment on these loans was $3 million as of June 30, 2012.

On September 2, 2009, a complaint was filed by George Tedder (the “Plaintiff”) against ARI in the U.S. District Court, Eastern District of Arkansas. The Plaintiff alleged that ARI was liable for an injury that resulted during the Plaintiff's break on April 24, 2008. At trial on April 9, 2012, the jury ruled in favor of the Plaintiff, thus ARI recorded a related charge that was included in the consolidated financial results in the first quarter of fiscal 2012. ARI intends to appeal this decision.

Metals

Environmental Matters

Certain of PSC Metals' facilities are environmentally impaired in part as a result of operating practices at the sites prior to their acquisition by PSC Metals and as a result of PSC Metals' operations. PSC Metals has

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

established procedures to periodically evaluate these sites, giving consideration to the nature and extent of the contamination. PSC Metals has provided for the remediation of these sites based upon management's judgment and prior experience. PSC Metals has estimated the liability to remediate these sites to be $28 million and $30 million at June 30, 2012 and December 31, 2011, respectively. Management believes, based on past experience, that the vast majority of these environmental liabilities and costs will be assessed and paid over an extended period of time. PSC Metals believes that it will be able to fund such costs in the ordinary course of business.

Estimates of PSC Metals' liability for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions that are inherently difficult to make, and the ultimate outcome may be materially different from current estimates. Moreover, because PSC Metals has disposed of waste materials at numerous third-party disposal facilities, it is possible that PSC Metals will be identified as a PRP at additional sites. The impact of such future events cannot be estimated at the current time.

PSC Metals has been designated as a PRP under U.S. federal and state superfund laws with respect to certain sites with which PSC Metals may have had a direct or indirect involvement. It is alleged that PSC Metals and its subsidiaries or their predecessors transported waste to the sites, disposed of waste at the sites or operated the sites in question. PSC Metals has negotiated a settlement with the EPA that will resolve PSC Metals and its predecessors' liability associated with the Port Refinery superfund site in the Village of Rye Brook, NY. PSC Metals will make a one-time payment of $225,000 to resolve the matter. PSC Metals expects to make the payment in August 2012 and has adequately accrued for this settlement. With respect to all other matters in which PSC Metals has been designated as a PRP under U.S. federal and state superfund laws, PSC Metals has reviewed the nature and extent of the allegations, the number, connection and financial ability of other named and unnamed PRPs and the nature and estimated cost of the likely remedy. Based on reviewing the nature and extent of the allegations, PSC Metals has estimated its liability to remediate these sites to be immaterial at each of June 30, 2012 and December 31, 2011. If it is determined that PSC Metals has liability to remediate those sites and that more expensive remediation approaches are required in the future, PSC Metals could incur additional obligations, which could be material.

In November and December of 2011, PSC Metals received three notices of violation from the Missouri Department of Natural Resources, or MDNR, for hazardous waste and water violations related to its Festus, Missouri location. PSC Metals has responded to the notices of violation and is cooperating with MDNR. PSC Metals is in the beginning stages of negotiating a settlement with MDNR that will resolve the three notices of violation referenced above. PSC Metals cannot estimate the cost of any settlement with MDNR at this time. The MDNR has recently undertaken sampling for lead at residences near PSC Metals' Festus yard. MDNR has indicated to PSC Metals that this sampling was initiated in response to citizen complaints regarding its Festus yard. MDNR has received the results of this sampling. PSC Metals recently was provided with some of the MDNR sampling results and is undertaking a technical review with its environmental experts. PSC Metals has been informed by MDNR that of the approximately 50 residences that were sampled and tested, 11 tested above residential standards for lead contamination. Neither MDNR nor PSC Metals has undertaken a lead isotope or similar analysis that would tie the lead contamination that was discovered to a specific location or source. MDNR and PSC Metals have agreed to meet in the next several months to discuss the results of the test data. At this time PSC Metals cannot assess the liability, if any, that it may have for remediation of its Festus yard or in the residential areas near that yard. To the extent that MDNR does seek to hold PSC Metals liable for off-site contamination, PSC Metals believes that such liability was retained by the prior owner of the Festus yard and it would have a claim for indemnification against the prior owner.

In 2011, PSC Metals entered into a consent decree with the EPA regarding PSC Metals' scrap processing facility located in Cleveland, Ohio. The EPA alleged that PSC Metals violated the requirements of Section 608 of the Clean Air Act, 42 USC Section 761, which requires scrap processors to either recover refrigerants from appliances in accordance with the procedures described in the applicable federal regulations or verify through

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

certifications that refrigerants have previously been evacuated. The consent decree includes injunctive relief that, among other things, will require PSC Metals to offer refrigerant extraction services at 11 of its scrap processing facilities for the next four years. PSC Metals estimates that the cost associated with the required injunctive relief will range from $0.8 million to $1.7 million, exclusive of a civil penalty of $199,000 assessed in connection with the consent decree which PSC Metals paid in fiscal 2011.

Home Fashion

Environmental Matters

WPH is subject to various federal, state and local environmental laws and regulations governing, among other things, the discharge, storage, handling and disposal of a variety of hazardous and nonhazardous substances and wastes used in or resulting from its operations and potential remediation obligations. WPH's operations are also governed by U.S. federal, state, local and foreign laws, rules and regulations relating to employee safety and health which, among other things, establish exposure limitation for cotton dust, formaldehyde, asbestos and noise, and which regulate chemical, physical and ergonomic hazards in the workplace. WPH estimated its environmental accruals to be $1 million at both June 30, 2012 and December 31, 2011.

Other Matters

Mr. Icahn, through certain affiliates, owns 100% of Icahn Enterprises GP and approximately 93.0% of our outstanding depositary units as of June 30, 2012 and 92.6% as of December 31, 2011. Applicable pension and tax laws make each member of a “controlled group” of entities, generally defined as entities in which there is at least an 80% common ownership interest, jointly and severally liable for certain pension plan obligations of any member of the controlled group. These pension obligations include ongoing contributions to fund the plan, as well as liability for any unfunded liabilities that may exist at the time the plan is terminated. In addition, the failure to pay these pension obligations when due may result in the creation of liens in favor of the pension plan or the Pension Benefit Guaranty Corporation (“PBGC”) against the assets of each member of the controlled group.

As a result of the more than 80% ownership interest in us by Mr. Icahn’s affiliates, we and our subsidiaries are subject to the pension liabilities of all entities in which Mr. Icahn has a direct or indirect ownership interest of at least 80%. One such entity, ACF, is the sponsor of several pension plans. All the minimum funding requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended by the Pension Protection Act of 2006, for these plans have been met as of June 30, 2012 and December 31, 2011. If the plans were voluntarily terminated, they would be underfunded by approximately $134 million and $112 million as of June 30, 2012 and December 31, 2011, respectively. These results are based on the most recent information provided by the plans’ actuaries. These liabilities could increase or decrease, depending on a number of factors, including future changes in benefits, investment returns, and the assumptions used to calculate the liability. As members of the controlled group, we would be liable for any failure of ACF to make ongoing pension contributions or to pay the unfunded liabilities upon a termination of the ACF pension plans. In addition, other entities now or in the future within the controlled group in which we are included may have pension plan obligations that are, or may become, underfunded and we would be liable for any failure of such entities to make ongoing pension contributions or to pay the unfunded liabilities upon termination of such plans.

The current underfunded status of the ACF pension plans requires ACF to notify the PBGC of certain “reportable events,” such as if we cease to be a member of the ACF controlled group, or if we make certain extraordinary dividends or stock redemptions. The obligation to report could cause us to seek to delay or reconsider the occurrence of such reportable events.

Starfire Holding Corporation (“Starfire”) which is 100% owned by Mr. Icahn, has undertaken to indemnify us and our subsidiaries from losses resulting from any imposition of certain pension funding or

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

18. Commitments and Contingencies.  – (continued)

termination liabilities that may be imposed on us and our subsidiaries or our assets as a result of being a member of the Icahn controlled group. The Starfire indemnity (which does not extend to pension liabilities of our subsidiaries that would be imposed on us as a result of our interest in these subsidiaries and not as a result of Mr. Icahn and his affiliates holding more than an 80% ownership interest in us) provides, among other things, that so long as such contingent liabilities exist and could be imposed on us, Starfire will not make any distributions to its stockholders that would reduce its net worth to below $250 million. Nonetheless, Starfire may not be able to fund its indemnification obligations to us.

19. Subsequent Events.

Debt Offering

On July 12, 2012, the Issuers issued an additional $300 million principal amount of the Additional 2018 Notes, by and among the Issuers, Icahn Enterprises Holdings, as guarantor, and Jefferies & Company, Inc., as initial purchaser. These notes constitute the same series of securities as the Initial Notes for purposes of the indenture governing the notes and vote together on all matters with such series. These notes have substantially identical terms as the Initial Notes. In connection with the issuance of the Additional 2018 Notes, the Issuers and the Guarantor entered into Registration Rights Agreement, dated July 12, 2012, with the initial purchaser pursuant to which we and the guarantor agreed (1) to file an exchange offer registration statement with the SEC on or prior to 120 calendar days after the closing of this offering, (2) to use commercially reasonable efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 210 calendar days after the closing of this offering and (3) unless the exchange offer would not be permitted by applicable law or SEC policy, use commercially reasonable efforts to consummate the exchange offer and issue exchange notes on or prior to 30 business days following the date on which the exchange offer registration statement was declared effective. If we fail to satisfy these obligations, we will be required to pay additional interest to holders of the Additional 2018 Notes under certain circumstances. The gross proceeds from the sale of these notes were $314 million and will be used for general corporate purposes. Refer to Note 11, “Debt,” for additional information regarding our 8% Senior Unsecured Notes Due 2018.

Investment

Additional investment

On July 1, 2012, we made an additional investment of $300 million in the Investment Funds.

Sargon co-manager agreements

As previously disclosed, on April 1, 2010, Icahn Enterprises and Icahn Capital, a wholly owned indirect subsidiary of Icahn Enterprises, entered into a co-manager agreement with Brett Icahn, the son of Carl C. Icahn. At that time Icahn Capital also entered into a co-manager agreement on the same terms with David Schechter (such co-manager agreements, collectively the “Icahn Enterprises Co-Manager Agreements”). Under the Co-Manager Agreements, each of Brett Icahn and David Schechter serves as a co-portfolio manager of the Sargon Portfolio, a designated portfolio of assets within the various private investment funds comprising Icahn Enterprises' Investment segment, including the Onshore Fund, Master Fund I, Master Fund II and Master Fund III, subject to the supervision and control of Icahn Capital and Carl Icahn. Icahn Capital owns the general partners of the Investment Funds.

Subject to the terms of the Co-Manager Agreements, on March 31, 2013, each of Brett Icahn and David Schechter will be entitled to a one-time lump sum payment equal to 5.1% of the profit (as defined in the Co-Manager Agreements) generated by the Sargon Portfolio over a hurdle rate of return, minus certain costs (the “Final Payment”). Other than the Final Payment, neither Brett Icahn nor David Schechter is entitled to receive from us any other compensation (including any salary or bonus) in respect of services provided pursuant to the Co-Manager Agreements. For fiscal 2011, the amount due to each of Brett Icahn and David

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
June 30, 2012 (Unaudited)

19. Subsequent Events.  – (continued)

Schechter under the Co-Manager Agreements increased by $5.2 million and the balance due to each of Brett Icahn and David Schechter would have been $10.2 million if such individual had been 100% vested as of December 31, 2011.

The Sargon Portfolio, which began with $300 million of capital on April 1, 2010, has grown to $587 million as of the close of business on June 29, 2012 and has generated gross profits of $287 million and a gross cumulative return since inception of 95.63%.

On July 24 2012, (i) Icahn Enterprises and Icahn Capital entered into amendments to each of the Co-Manager Agreements with each of Brett Icahn and David Schechter (the “Amended Icahn Enterprises Co-Manager Agreements”), and (ii) High River Limited Partnership (“High River”), an affiliate of Carl C. Icahn, entered into new co-manger agreements with each of Brett Icahn and David Schechter (such co-manager agreements, collectively the “High River Co-Manager Agreements,” and together with the Amended Icahn Enterprises Co-Manager Agreements, the “New Co-Manager Agreements”). The New Co-Manager Agreements are effective as of August 1, 2012. Pursuant to the New Co-Manager Agreements, subject to the supervision and control of Icahn Capital and Carl Icahn, the Investment Funds and High River, would make available up to an aggregate of $3 billion (to be provided approximately 80% by the Investment Funds and 20% by High River) for management within the Sargon Portfolio over a four-year term and each of Brett Icahn and David Schechter would be entitled, subject to the terms of the New Co-Manager Agreements, to a one-time lump sum payment at the end of such four-year period, equal to 7.5% of the profit generated by the portfolio over a hurdle rate of return, minus certain costs (payable by each of the Investment Funds and High River based upon their respective profits).

Other

During July 2012, as a result of union negotiations, retiree medical benefits were amended at one of Federal-Mogul's U.S. manufacturing locations. Given that this event will eliminate the accrual of defined benefits for a significant number of active participants, Federal-Mogul expects to recognize a pre-tax other post-employment benefits (“OPEB”) curtailment gain of approximately $50 million during the third quarter of 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
Icahn Enterprises Holdings L.P.

We have reviewed the accompanying consolidated balance sheet of Icahn Enterprises Holdings L.P and Subsidiaries (the “Partnership”) (a Delaware limited partnership) as of June 30, 2012, and the related consolidated statements of operations and comprehensive income for the three-month and six-month periods ended June 30, 2012 and 2011, the consolidated statements of cash flows for the six-month periods ended June 30, 2012 and 2011, and the consolidated statement of changes in equity for the six-month period ended June 30, 2012. These consolidated interim financial statements are the responsibility of the Partnership's management.

We were furnished with the report of other accountants on their reviews of the consolidated interim financial statements of Federal-Mogul Corporation, a subsidiary, whose total assets as of June 30, 2012 were $6,941 million, and whose revenues for the three-month and six-month periods ended June 30, 2012 constituted $1,709 million and $3,483 million, respectively, and revenues for the three-month and six-month periods ended June 30, 2011, constituted $1,805 million and $3,539 million, respectively of the related consolidated totals.

We were also furnished with the report of other accountants on their reviews of the consolidated interim financial statements of CVR Energy, Inc., a subsidiary, whose total assets as of June 30, 2012 were $3,285 million and whose revenues for the period from May 5, 2012 to June 30, 2012, constituted $1,410 million of the related consolidated totals.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews and the report of other accountants, we are not aware of any material modifications that should be made to the accompanying consolidated interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of the Partnership as of December 31, 2011, and the related consolidated statements of operations, changes in equity and comprehensive income, and cash flows for the year then ended (not presented herein); and in our report dated March 14, 2012, we expressed an unqualified opinion on those consolidated financial statements. Our report made reference to the report of other auditors as it relates to amounts included for Federal-Mogul Corporation. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2011, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/Grant Thornton LLP

New York, New York
August 10, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Federal-Mogul Corporation

We have reviewed the consolidated balance sheet of Federal-Mogul Corporation as of June 30, 2012, and the related consolidated statements of operations and comprehensive (loss) income for the three-month and six-month periods ended June 30, 2012 and 2011, and the consolidated statements of cash flows for the six-month periods ended June 30, 2012 and 2011 (not presented herein). These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Federal-Mogul Corporation as of December 31, 2011, and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended (not presented herein) and in our report dated February 28, 2012, we expressed an unqualified opinion on those consolidated financial statements.

/s/Ernst & Young LLP

Detroit, Michigan
July 26, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
CVR Energy, Inc.:

We have reviewed the condensed consolidated balance sheet of CVR Energy, Inc. and subsidiaries (the Company) as of June 30, 2012, the related condensed consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for the period from May 5, 2012 to June 30, 2012. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

/s/KPMG LLP

Houston, Texas
August 2, 2012

Until            , 2012, all dealers that effect transactions in these securities, whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

ICAHN ENTERPRISES L.P.
ICAHN ENTERPRISES FINANCE CORP.
ICAHN ENTERPRISES HOLDINGS L.P.

(Registrant of Guarantee)

Offer to Exchange $300,000,000 Aggregate Principal Amount of
8% Senior Notes Due 2018 (CUSIP No. 451102 AH0),
Which Have Been Registered Under the Securities Act of 1933, as Amended, for
$300,000,000 Aggregate Principal Amount of
8% Senior Notes Due 2018 (CUSIP Nos. 451102 AT4, U44927 AF5 and 451102 AU1)

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification Under the Delaware Limited Partnership Act and the Icahn Enterprises L.P. (formerly known as American Real Estate Partners L.P.) Limited Partnership Agreement

Icahn Enterprises L.P. is organized under the laws of Delaware. Section 17-108 of the Delaware Limited Partnership Act, provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partners or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 6.15 of the amended and restated agreement of limited partnership of Icahn Enterprises L.P., dated as of May 12, 1987, as amended, (referred to as the partnership agreement) provides that the general partner, its affiliates, and all officers, directors, employees and agents of the general partner and its affiliates (individually, an “Indemnitee”), to the fullest extent permitted by law, will be indemnified and held harmless from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the general partner or an affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the general partner or an affiliate thereof or (z) a person serving at the request of the partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the partnership, its property, business or affairs, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a general partner, an affiliate, or an officer, director, employee or agent of the general partner or of an affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee’s conduct did not constitute willful misconduct. The partnership agreement further provides that an Indemnitee shall not be denied indemnification in whole or in part under Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of the partnership agreement. Any indemnification under Section 6.15 shall be satisfied solely out of the assets of the partnership.

Indemnification Under the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Icahn Enterprises Finance Corp.

Icahn Enterprises Finance Corp., the co-issuer of the notes, is a corporation incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 15, 2010, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to Icahn Enterprises Form 8-K filed on January 15, 2010).
4.2	Form of 8% Senior Note due 2018 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K filed on January 15, 2010).
4.3	Registration Rights Agreement, dated as of July 12, 2012, among Icahn Enterprises, L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K filed on July 12, 2012).
5.1	Opinion of Proskauer Rose LLP.
12.1	Ratio of earnings to fixed charges.
15.1	Acknowledgement of Grant Thornton LLP regarding unaudited interim financial information.
15.2	Acknowledgement of Grant Thornton LLP regarding unaudited interim financial information.
15.3	Acknowledgement of Ernst & Young LLP regarding unaudited interim financial information.
15.4	Acknowledgement of Ernst & Young LLP regarding unaudited interim financial information.
15.5	Acknowledgement of KPMG LLP regarding unaudited interim financial information.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Ernst & Young LLP.
23.4	Consent of Ernst & Young LLP.
23.5	Consent of KPMG LLP
23.6	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Form S-4).
25.1	Statement of Eligibility of Trustee.
99.1	Letter of Transmittal.
99.2	Notice of Guaranteed Delivery.
99.3	Letter to Clients.
99.4	Letter to Brokers.
101(1)(2)	The following financial information of Icahn Enterprises Holdings L.P. contained in this registration statement on Form S-4, formatted in XBRL (Extensible Business Reporting Language) includes: (i) the Consolidated Balance Sheets as of June 30, 2012, December 31, 2011 and December 31, 2010, (ii) the Consolidated Statements of Operations for the three and six months ended June 30, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009, (iii) the Consolidated Statements of Comprehensive Income for the three and six months ended June 30, 2012 and 2011, (iv) the Consolidated Statement of Changes in Equity and Comprehensive Income for the six months ended June 30, 2012 and for the years ended December 31, 2011, 2010 and 2009 (v) the Consolidated Statements of Cash Flows for the six months ended June 30, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009 and (vi) the Notes to the Consolidated Financial Statements for the respective interim and annual periods.

(b) Financial Statement Schedules

Description	Page Number
Schedule I — Condensed Financial Information of Icahn Enterprises Holdings L.P.	F-91

(1)	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
(2)	To be filed by amendment.

Item 22. Undertakings

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(a)	If the registrant is relying on Rule 430B:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(b)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;
(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.
(9)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(10)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(11)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 5, 2012.

ICAHN ENTERPRISES, L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Principal Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Daniel A. Ninivaggi as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Principal Executive Officer and Director	September 5, 2012
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer	September 5, 2012
/s/ Peter Reck Peter Reck	Chief Accounting Officer	September 5, 2012
Jack G. Wasserman	Director
/s/ William A. Leidesdorf William A. Leidesdorf	Director	September 5, 2012
/s/ James L. Nelson James L. Nelson	Director	September 5, 2012
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director	September 5, 2012
Carl C. Icahn	Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 5, 2012.

ICAHN ENTERPRISES FINANCE CORP.

By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Principal Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Daniel A. Ninivaggi as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Principal Executive Officer and Director	September 5, 2012
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer	September 5, 2012
/s/ Peter Reck Peter Reck	Chief Accounting Officer	September 5, 2012
Jack G. Wasserman	Director
/s/ Wlliam A. Leidesdorf Wlliam A. Leidesdorf	Director	September 5, 2012
/s/ James L. Nelson James L. Nelson	Director	September 5, 2012
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director	September 5, 2012
Carl C. Icahn	Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on September 5, 2012.

ICAHN ENTERPRISES HOLDINGS L.P.

By:	Icahn Enterprises GP, Inc., its general partner
By:	/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi President, Principal Executive Officer and Director

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Daniel A. Ninivaggi as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Daniel A. Ninivaggi Daniel A. Ninivaggi	President, Principal Executive Officer and Director	September 5, 2012
/s/ SungHwan Cho SungHwan Cho	Chief Financial Officer	September 5, 2012
/s/ Peter Reck Peter Reck	Chief Accounting Officer	September 5, 2012
Jack G. Wasserman	Director
/s/ William A. Leidesdorf William A. Leidesdorf	Director	September 5, 2012
/s/ James L. Nelson James L. Nelson	Director	September 5, 2012
/s/ Vincent J. Intrieri Vincent J. Intrieri	Director	September 5, 2012
Carl C. Icahn	Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of January 15, 2010, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Wilmington Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to Icahn Enterprises Form 8-K filed on January 15, 2010).
4.2	Form of 8% Senior Note due 2018 (incorporated by reference to Exhibit 4.1 to Icahn Enterprises’ Form 8-K filed on January 15, 2010).
4.3	Registration Rights Agreement, dated as of July 12, 2012, among Icahn Enterprises, L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc. (incorporated by reference to Exhibit 10.1 to Icahn Enterprises’ Form 8-K filed on July 12, 2012).
5.1	Opinion of Proskauer Rose LLP.
12.1	Ratio of earnings to fixed charges.
15.1	Acknowledgement of Grant Thornton LLP regarding unaudited interim financial information.
15.2	Acknowledgement of Grant Thornton LLP regarding unaudited interim financial information.
15.3	Acknowledgement of Ernst & Young LLP regarding unaudited interim financial information.
15.4	Acknowledgement of Ernst & Young LLP regarding unaudited interim financial information.
15.5	Acknowledgement of KPMG LLP regarding unaudited interim financial information.
23.1	Consent of Grant Thornton LLP.
23.2	Consent of Grant Thornton LLP.
23.3	Consent of Ernst & Young LLP.
23.4	Consent of Ernst & Young LLP.
23.5	Consent of KPMG LLP
23.6	Consent of Proskauer Rose LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Form S-4).
25.1	Statement of Eligibility of Trustee.
99.1	Letter of Transmittal.
99.2	Notice of Guaranteed Delivery.
99.3	Letter to Clients.
99.4	Letter to Brokers.
101(1)(2)	The following financial information of Icahn Enterprises Holdings L.P. contained in this registration statement on Form S-4, formatted in XBRL (Extensible Business Reporting Language) includes: (i) the Consolidated Balance Sheets as of June 30, 2012, December 31, 2011 and December 31, 2010, (ii) the Consolidated Statements of Operations for the three and six months ended June 30, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009, (iii) the Consolidated Statements of Comprehensive Income for the three and six months ended June 30, 2012 and 2011, (iv) the Consolidated Statement of Changes in Equity and Comprehensive Income for the six months ended June 30, 2012 and for the years ended December 31, 2011, 2010 and 2009 (v) the Consolidated Statements of Cash Flows for the six months ended June 30, 2012 and 2011 and for the years ended December 31, 2011, 2010 and 2009 and (vi) the Notes to the Consolidated Financial Statements for the respective interim and annual periods.

(1)	Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, or deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections.
(2)	To be filed by amendment.